    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 7, 2000


                                                      REGISTRATION NO. 333-48448
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1


                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             COGENTRIX ENERGY, INC.
                (Name of registrant as specified in its charter)

        NORTH CAROLINA                     4911, 4961                       56-1853081
(State or other jurisdiction of   (Primary Standard Industrial           (I.R.S. Employer
incorporation or organization)     Classification Code Number)          Identification No.)

                           9405 ARROWPOINT BOULEVARD
                      CHARLOTTE, NORTH CAROLINA 28273-8110
                                 (704) 525-3800
         (Address and telephone number of principal executive offices)
                             ---------------------
                               THOMAS F. SCHWARTZ
             GROUP SENIOR VICE PRESIDENT -- CHIEF FINANCIAL OFFICER
                           9405 ARROWPOINT BOULEVARD
                      CHARLOTTE, NORTH CAROLINA 28273-8110
                                 (704) 525-3800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:
                             DUMONT CLARKE IV, ESQ.
                            MOORE & VAN ALLEN, PLLC
                        BANK OF AMERICA CORPORATE CENTER
                        100 NORTH TRYON STREET, FLOOR 47
                            CHARLOTTE, NC 28202-4003
                                 (704) 331-1051
                             ---------------------
                       COGENTRIX DELAWARE HOLDINGS, INC.
              (Name of co-registrant as specified in its charter)

       (See table below for additional information about co-registrant.)


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

                TABLE OF ADDITIONAL INFORMATION ON CO-REGISTRANT

--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
                                                                                   Primary Standard
                                                               Jurisdiction of        Industrial
                                                              Incorporation or      Classification       I.R.S. Employer
                           Name                                 Organization          Code Number      Identification No.
--------------------------------------------------------------------------------------------------------------------------
COGENTRIX DELAWARE HOLDINGS, INC.                                 DELAWARE            4911, 4961           51-0352024
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

P R O S P E C T U S

                                (COGENTRIX LOGO)

                             COGENTRIX ENERGY, INC.

                               EXCHANGE OFFER FOR
              $100,000,000 OUTSTANDING 8.75% SENIOR NOTES DUE 2008

                          TERMS OF THE EXCHANGE OFFER


     - Expires at 5:00 p.m., New York City time on December 8, 2000, unless extended.


     - All outstanding notes that are validly tendered and not validly withdrawn will be exchanged.

     - Tenders of outstanding notes may be withdrawn any time prior to the expiration of the exchange offer.

     - Not subject to any condition, other than that the exchange offer not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission.

     - There will be no proceeds from the exchange offer.

     - The exchange of notes will not be a taxable exchange for U.S. federal income tax purposes.

     - The terms of the notes to be issued in exchange for the outstanding notes are substantially identical to the terms of the outstanding notes, except for the transfer restrictions and registration rights relating to the outstanding notes.

     - There is no existing public market for the exchange notes, and we do not intend to apply for their listing on any securities exchange.

                               ------------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR A DISCUSSION OF RISK FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS WHO TENDER OUTSTANDING NOTES IN THE EXCHANGE OFFER.

                               ------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------


                The date of this prospectus is November 8, 2000.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. THOSE DOCUMENTS, WHICH CONTAIN IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT US, ARE AVAILABLE UPON REQUEST WITHOUT CHARGE FROM COGENTRIX ENERGY, INC., 9405 ARROWPOINT BOULEVARD, CHARLOTTE, NORTH CAROLINA 28273, TELEPHONE NUMBER (704) 525-3800. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY NOVEMBER 27, 2000.


                               ------------------

                                        PAGE
                                        ----
Prospectus Summary....................     1
Risk Factors..........................    12
Capitalization........................    18
Use of Proceeds.......................    18
The Exchange Offer....................    19
Selected Consolidated Historical
  Financial Information...............    27
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................    29
Business..............................    37
  Introduction........................    37
  Our Strategy........................    37
  Industry Trends Creating Market
     Opportunities....................    38
  Facilities Under Construction.......    39
  Facilities In Operation.............    40
  Project Agreements, Financing and
     Operating Arrangements for Our
     Facilities.......................    48
  Principal Customers.................    51
  Regulation..........................    51


                                        PAGE
                                        ----
Management............................    58
Principal Stockholders................    65
Certain Relationships and Related
  Transactions........................    65
Description of Exchange Notes.........    67
Description of Non-Operating
  Subsidiary Guarantee................   100
Description of Certain Other
  Indebtedness........................   101
Certain Federal Income Tax
  Considerations......................   103
Plan of Distribution..................   105
Legal Matters.........................   105
Independent Public Accountants........   105
Where You Can Find More Information...   106
Incorporation of Previously-Filed
  Documents by Reference..............   106
Index to Cogentrix Energy, Inc. and
  Subsidiary Companies Consolidated
  Financial Statements................   F-1
Index to Cogentrix Delaware Holdings,
  Inc. and Subsidiary Companies
  Consolidated Financial Statements...  F-34



     Each broker-dealer that receives exchange notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such exchange notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Cogentrix Energy has agreed that, starting on December 8, 2000 and ending on the close of business on December 8, 2001, it will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     Statements and financial discussion and analysis contained in this prospectus that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements generally will be accompanied by words such as "anticipate," "believe," "estimate," "expect," "intend," "possible," "plan," "will," or other similar words that convey the uncertainty of future events or outcomes. Although we believe these forward-looking statements are reasonable, they are based upon a number of assumptions concerning future conditions, any or all of which may ultimately prove to be inaccurate. Forward-looking statements involve a number of risks and uncertainties that may be outside our control, including among other things:

     - operating risks, including equipment failure, dispatch levels, availability, heat rate and output;

     - governmental, statutory, regulatory or administrative changes or initiatives affecting us or the electricity industry generally;

     - our ability to complete the development or acquisition of current and future projects;

     - competition from other power plants, including new plants that may be developed in the future;

     - supply, demand and price for electric capacity and energy in the markets served by our facilities; and

     - political and business risks of international projects, including uncertainties associated with currency exchange rates, currency repatriation, expropriation, political instability, privatization efforts and other issues.

     For additional information about these and other risks that could affect the accuracy of our forward-looking statements, you should read "Risk Factors" beginning on page 12. In light of these and other risks, uncertainties and assumptions, actual events or results may be very different from those expressed or implied in the forward-looking statements in this prospectus, or may not occur. We have no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
                               ------------------

     References in this prospectus to "we," "us," "our" or "Cogentrix" refer to the combined business of Cogentrix Energy, Inc. and its subsidiaries, including subsidiaries that hold investments in other corporations or partnerships whose financial results are not consolidated with ours. The term "Cogentrix Energy" refers only to Cogentrix Energy, Inc., a development and management company that conducts its business primarily through subsidiaries. COGENTRIX ENERGY IS THE ISSUER OF, AND, WITH THE EXCEPTION OF ONE NON-OPERATING SUBSIDIARY THAT HAS GUARANTEED ALL OF ITS EXISTING AND FUTURE UNSECURED SENIOR DEBT, THE ONLY OBLIGATED CORPORATION ON, THE OUTSTANDING SENIOR NOTES AND THE NOTES OFFERED IN EXCHANGE FOR THE OUTSTANDING SENIOR NOTES. The subsidiaries of Cogentrix Energy that are engaged in the ownership and operation of electric generating facilities and whose financial results are consolidated with those of Cogentrix Energy are sometimes referred to in this prospectus individually as a "project subsidiary" or collectively as "project subsidiaries." The unconsolidated affiliates of Cogentrix Energy that are engaged in the ownership and operation of electrical generating facilities and in which we have less than a majority interest are sometimes referred to in this prospectus as a "project affiliate" or collectively as "project affiliates."

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed financial and other information contained elsewhere in this prospectus and a description of the terms of the exchange notes we are offering in exchange for the outstanding senior notes. We encourage you to read the entire prospectus.

                               THE EXCHANGE OFFER

     On September 22, 2000, Cogentrix Energy privately placed a total of $100 million of 8.75% Senior Notes due 2008. Simultaneously with their private placement, Cogentrix Energy entered into a registration agreement with the initial purchasers of these outstanding senior notes. Under this registration agreement, Cogentrix Energy must deliver this prospectus and complete this exchange offer for these outstanding senior notes on or before March 21, 2001. If this exchange offer does not take place on or before March 21, 2001, Cogentrix Energy must pay additional interest to the holders of these outstanding senior notes until this exchange offer is completed.

     You may exchange in this exchange offer the outstanding senior notes issued September 22, 2000 that you currently hold for exchange notes issued by Cogentrix Energy which have substantially identical terms. Before deciding to tender your outstanding senior notes, you should read the discussion that begins on page 8 under the heading "Summary of Terms of Exchange Notes" and in the back of this prospectus under the heading "Description of the Exchange Notes."

     We believe that you may resell the exchange notes you will receive without complying with the registration and prospectus delivery provisions of the Securities Act, unless you are an affiliate of Cogentrix Energy or an underwriter or a broker-dealer. You should read the discussion that begins on page 5 under the heading "Summary of the Exchange Offer" and on page 19 under the heading "The Exchange Offer" for further information regarding resales of the exchange notes and other aspects of the exchange offer.


                USE OF PROCEEDS OF THE OUTSTANDING SENIOR NOTES


     We have used or expect to use the net proceeds from the sale of the outstanding senior notes to (1) repurchase $20 million of our outstanding 8.10% senior notes due 2004 to satisfy a sinking fund payment obligation due March 15, 2001, (2) to prepay in full approximately $37 million of project subsidiary debt that matures between the date of this prospectus and 2002 that bears interest at LIBOR plus 1.0% (7.6% at June 30, 2000), and (3) for general corporate purposes. The net proceeds we received from the sale of the outstanding senior notes were approximately $97.6 million, after we deducted the discount to the initial purchasers and estimated expenses of the offering.

                                   COGENTRIX

     Cogentrix Energy is an independent power producer that, through its direct and indirect subsidiaries, acquires, develops, owns and operates electric generating plants, principally in the United States. We derive most of our revenue from the sale of electricity, but we also produce and sell steam. We sell the electricity we generate to regulated electric utilities and power marketers, principally under long-term power purchase agreements. We sell the steam we produce to industrial customers with manufacturing or other facilities located near our electric generating plants. We were one of the early participants in the market for electric power generated by independent power producers that developed as a result of energy legislation the United States Congress enacted in 1978. We believe we are one of the larger independent power producers in the United States based on our "total project megawatts in operation."

     We currently own -- entirely or in part -- a total of 25 electric generating plants in the United States. Our 25 plants are designed to operate at a total production capability of approximately 4,821 megawatts. After taking into account our part interests in the 17 plants that are not wholly-owned by us, which range from 1.6% to approximately 74%, our net ownership interest in the total production capability of our 25 electric generating plants is approximately 2,254 megawatts. We currently operate 12 of our plants, nine of which we developed and constructed.

     We also have ownership interests in and will operate four facilities currently under construction in Oklahoma, Idaho, Louisiana and the Dominican Republic with an aggregate production capability of approximately 2,196 megawatts. Once these facilities begin operation, we will have ownership interests in a total of 28 domestic -- and one international -- electric generating facilities that are designed with an aggregate production capability of approximately 7,017 megawatts. Our net ownership interest in the total production capability of these 29 facilities will be approximately 4,212 megawatts.

                                  OUR STRATEGY

     We intend to remain among the leaders in the independent power industry by developing and constructing or acquiring -- entirely or in part -- electric generating facilities in the United States and in foreign countries where the political climate is conducive to increased foreign investment.

     We have targeted three market segments for our future development and acquisition activities:

     - Developing New Electric Generating Plants. We intend to pursue domestic development of new, highly-efficient, low-cost plants, concentrating on facilities that use natural gas as fuel. We expect these facilities to enter into long-term contractual arrangements with fuel suppliers, electric utilities or power marketers. These contractual arrangements will provide us a scheduled and/or indexed payment for electricity and result in the fuel supplier, electric utility or power marketer assuming the risks associated with fuel and energy price fluctuations. We also intend to pursue international project development opportunities on a highly selective basis. We expect to do so only in those countries where demand for power is growing rapidly, private investment is encouraged and favorable financing conditions exist.

     - Acquiring Interests in Existing Domestic Electric Generating Plants. We intend to generally focus our future acquisition opportunities on projects that have already entered into power sales contracts with electric utilities or other customers whose senior unsecured debt carries investment-grade credit ratings. We may also seek to acquire interests in electric generating facilities that do not have contracts in place but are nonetheless highly efficient, low-cost providers that can take advantage of opportunities in a rapidly deregulating energy market. If we do, we intend to protect against the risk of changes in the market price for electricity by entering into contracts at the time of acquisition with fuel suppliers, utilities or power marketers that reduce or eliminate our exposure to this risk by establishing future prices and quantities for the electricity produced independent of the short-term market.

     - Developing New or Managing Existing Plants for Industrial
       Companies. Many large, industrial companies with significant energy needs own on-site facilities for generating the electricity and producing the steam they require for their manufacturing, refining or other operations. We believe that cogenerating facilities with state-of-the-art technology developed by us could replace or upgrade existing facilities employing older technology that many of these industrial companies currently operate themselves. We also expect that many industrial companies choosing not to replace their existing facilities will seek to contract with companies like us to manage and operate their existing facilities.

     We seek to manage the risks associated with owning and operating electric generating facilities by emphasizing diversification and balance among our investments in terms of the following criteria:

     - the geographic location of the facilities in which we have an ownership interest;

     - the electric utility or power marketing customers for the electricity we generate and the industrial customers for the steam we produce;

     - the technology we employ to generate electricity and produce steam; and

     - the coal, gas and other fuel suppliers to our plants.

                              RECENT DEVELOPMENTS

     We currently have four new "greenfield" electric generating facilities under construction and have recently commenced commercial operations on another facility.

     - Batesville, Mississippi Facility. We own an approximate 51% interest in and operate an 837 megawatt combined-cycle natural gas-fired electric generating facility in Batesville, Mississippi that commenced commercial operation in August 2000. Virginia Electric and Power Company and Aquila Energy Marketing Corporation will deliver natural gas to and purchase electricity produced by this plant under long-term power purchase agreements. The power purchase agreements have initial terms of approximately 13 and 16 years, respectively. Virginia Power and Aquila Energy have options to extend these agreements for 12 and five years, respectively.

     - Sterlington, Louisiana Facility. In August 2000, we closed financing and commenced construction on a wholly-owned 816 megawatt combined-cycle, natural gas-fired electric generating facility near Sterlington, Louisiana. Dynegy Power Marketing, Inc. will deliver natural gas to and purchase electricity produced by this plant under a 15-year power purchase agreement. This facility, which we will operate and manage, is scheduled to commence commercial operations in mid-2002.

     - Dominican Republic Facility. In April 2000, a partnership in which we own a 65% interest closed financing and commenced construction on a 300 megawatt combined-cycle, fuel oil-fired electric generating facility in the Dominican Republic. We will sell electricity produced by this facility under a 20-year power purchase agreement to Corporacion Dominicana de Electricidad, that is supported by a Dominican government guarantee of the payment obligations. This facility, which we will operate and manage, is scheduled to commence commercial operations in early 2002.

     - Rathdrum, Idaho Facility. In March 2000, a partnership in which we own a 51% interest closed financing and commenced construction on a 270 megawatt combined-cycle, natural gas-fired electric generating facility in Rathdrum, Idaho. Avista Turbine Power, Inc. will deliver natural gas to and purchase electricity produced by this plant under a 25-year power purchase agreement. This facility, which we will operate and manage, is scheduled to commence commercial operations in late 2001.

     - Jenks, Oklahoma Facility. In December 1999, we closed financing and commenced construction on a wholly-owned 810 megawatt combined-cycle, natural gas-fired electric generating facility in Jenks, Oklahoma. PECO Energy's Power Team will deliver natural gas to and purchase electricity produced by this plant under a 20-year power purchase agreement. This facility, which we will operate and manage, is scheduled to commence commercial operations in early 2002.

                        COMPETITIVE WEAKNESSES AND RISKS

     We discuss in this prospectus, particularly in the "Risk Factors" section, our competitive weaknesses and the numerous uncertainties and contingencies beyond our control that affect our business, including the following:

     - our dependence on our utility customers whose failure to fulfill their contractual obligations to make payments to us for a prolonged period of time could, depending upon the customer and the size of the facilities affected, result in a reduction of our anticipated cash flow and threaten our ability to service our debt;

     - risks associated with our power sales agreements that contain provisions that permit the utility customer to terminate the agreement or change the amount of the payments upon the occurrence of an event such as the failure to demonstrate specified operating and reliability standards;

     - the strong and increasing competition in the electric generating industry for the development of new facilities and the acquisition of existing electric generating assets;

     - our substantial leverage, which could adversely affect our financial health and prevent us from fulfilling our obligations under the exchange notes; and

     - risks associated with uncertainties involving government regulation of emissions and the environment, and electric utility industry restructuring proposals.

     You should carefully consider the information in the "Risk Factors" section of this prospectus that begins on page 12, as well as the other information and data included in this prospectus before deciding whether to participate in the exchange offer.
                               ------------------

                         SUMMARY OF THE EXCHANGE OFFER

Registration Agreement.....  We sold the outstanding senior notes to which this exchange offer applies on September 22, 2000 to two initial purchasers -- Salomon Smith Barney Inc. and CIBC World Markets Corp. The initial purchasers then sold the outstanding notes to qualified institutional buyers, as defined in Rule 144A of the Securities Act. Simultaneously with the initial sales of the outstanding senior notes, we entered into a registration agreement that provides for the exchange offer.

                             You may exchange your outstanding senior notes for exchange notes, which have substantially identical terms. This exchange offer satisfies your rights under the registration agreement. After this exchange offer is over, you will not be entitled to any exchange or registration rights with respect to your outstanding senior notes.

The Exchange Offer.........  We are offering to exchange $100.0 million total principal amount of 8.75% Senior Notes due 2008 of Cogentrix Energy, which have been registered under the Securities Act, for your outstanding 8.75% Senior Notes due 2008 issued September 22, 2000, which have not been registered under the Securities Act and are subject to restrictions on their transfer. To exchange your outstanding senior notes, you must properly tender them, and we must accept them. We will exchange all outstanding senior notes that you validly tender and do not validly withdraw. We will issue registered exchange notes at or promptly after the end of the exchange offer.

Resales....................  We believe that you may offer for resale, resell and otherwise transfer the exchange notes without complying with the registration and prospectus delivery requirements of the Securities Act if:

                               - you acquire the exchange notes in the ordinary
                                 course of your business;

                               - you are not participating, do not intend to
                                 participate, and have no arrangement or
                                 understanding with any person to participate, in the distribution of the exchange notes; and

                               - you are not an affiliate of Cogentrix, as
                                 defined in Rule 405 of the Securities Act.

                             If any of these conditions are not satisfied and you transfer any exchange note without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We do not assume or indemnify you against that possible liability.

                             Each broker-dealer acquiring exchange notes for its own account in exchange for outstanding senior notes that it acquired through market-making or other trading activities must acknowledge that it will deliver a proper prospectus when any exchange notes are transferred. A broker-dealer may use this prospectus for an offer to resell, a resale or other retransfer of the exchange notes.


Expiration Date............  The exchange offer expires at 5:00 p.m., New York
                             City time, December 8, 2000, unless we extend the expiration date. We will not extend the expiration date more than 15 days.

Conditions to the Exchange
Offer......................  The exchange offer is not subject to any condition other than that the exchange offer not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission.

Procedures For Tendering
  Outstanding Senior
  Notes....................  Cogentrix Energy issued the outstanding senior notes to which this exchange offer applies as global securities. When those outstanding senior notes were issued, Cogentrix Energy deposited them with First Union National Bank, as book-entry depositary. First Union National Bank issued a certificateless depositary interest in each note, which represents a 100% interest in the notes, to DTC. Beneficial interests in the outstanding senior notes, which are held by direct or indirect participants in DTC through the certificateless depositary interest, are shown on records maintained in book-entry form by DTC.

                             If you wish to tender your outstanding senior notes for exchange, you must transmit to First Union National Bank, as exchange agent, on or prior to the expiration date:

                                 either

                               - a properly completed and duly executed letter
                                 of transmittal, which accompanies this
                                 prospectus, or a facsimile of the letter of transmittal, including all other documents required by the letter of transmittal, to the exchange agent at the address set forth on the cover page of the letter of transmittal; or

                               - a computer-generated message transmitted by
                                 means of DTC's Automated Tender Offer Program system and received by the exchange agent and forming a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal;

                                 and, either

                               - a timely confirmation of book-entry transfer of
                                 your outstanding senior notes into the exchange agent's account at DTC, pursuant to the procedure for book-entry transfers described in this prospectus under the heading "The Exchange Offer -- Procedures for Tendering", which must be received by the exchange agent on or prior to the expiration date; or

                               - the documents necessary for compliance with the
                                 guaranteed delivery procedures described in this prospectus under the heading "The Exchange Offer -- Procedures for Tendering."

                             Do not send letters of transmittal and other documents to Cogentrix Energy. Send these documents only to the exchange agent. See "The Exchange
                             Offer -- Exchange Agent" for more information.

Special Procedures for
Beneficial Owners..........  If you are a beneficial owner whose outstanding senior notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender your outstanding senior notes in the exchange offer please contact the registered holder as soon as possible and instruct that holder to tender on your behalf.

Withdrawal Rights..........  You may withdraw the tender of your outstanding senior notes any time before 5:00 p.m. New York City time on December 8, 2000, unless we extend the expiration date.


Federal Income Tax
  Considerations...........  The exchange of your outstanding senior notes is not a taxable exchange for United States federal income tax purposes. You will not recognize any taxable gain or loss or any interest income as a result of the exchange. For additional information regarding federal income tax considerations you should read the discussion under the heading "Certain Federal Income Tax Considerations."

Use of Proceeds............  We will not receive any proceeds from the issuance of the exchange notes, and we will pay the expenses of the exchange offer.

Exchange Agent.............  First Union National Bank is serving as the exchange agent in the exchange offer. The exchange agent's address, and telephone and facsimile numbers are listed in the section of this prospectus entitled "The Exchange Offer -- Exchange Agent" and in the letter of transmittal.

                       SUMMARY OF TERMS OF EXCHANGE NOTES


     The form and terms of the exchange notes are the same as the form and terms of the outstanding senior notes, except that the exchange notes will be registered under the Securities Act. As a result, the exchange notes will not bear a legend restricting their transfer and will not have the registration rights contained in the outstanding senior notes. The exchange notes issued in the exchange offer will represent the same debt as the outstanding senior notes issued September 22, 2000, which they will replace. Both the outstanding senior notes and the exchange notes are governed by the same indenture.



     Except where otherwise noted, references to exchange notes in this summary include the $100.0 million of exchange notes offered hereby and the $255.0 million of 8.75% senior notes due 2008 issued under the same indenture by Cogentrix Energy on April 19, 1999 in a previous exchange offer that are part of the same series of notes as the exchange notes offered hereby.


Securities Offered.........  $100,000,000 principal amount of 8.75% senior notes due 2008.

Maturity Date..............  October 15, 2008.

Interest Payment Dates.....  April 15 and October 15 of each year, commencing
                             April 15, 2001.

Ranking....................  The exchange notes:

                             - are general, unsecured and unsubordinated
                               obligations of Cogentrix Energy;

                             - rank equally in right of payment with all
                               existing and future unsecured and unsubordinated senior debt of Cogentrix Energy;

                             - effectively rank subordinate to any secured debt
                               Cogentrix Energy is permitted to, and does, issue; and

                             - effectively rank subordinate to any indebtedness
                               of project subsidiaries and project affiliates of Cogentrix Energy.

Optional Redemption........  The exchange notes are redeemable, at our option, in whole or in part, at any time or from time to time at the redemption prices described in this prospectus under the heading "Description of Exchange Notes -- Optional Redemption", plus accrued and unpaid interest, if any, to the date of redemption.

Change of Control..........  Upon a change of control of Cogentrix Energy, you shall have the right to require Cogentrix Energy to repurchase any exchange notes you hold at a repurchase price equal to 101% of the principal amount of the exchange notes, plus accrued interest, if any, to the date of repurchase. For more information about this right and the definition of change of control, you should read "Description of Exchange Notes -- Important Negative Covenants -- Repurchase of Exchange Notes Upon a Change of Control" and "Risk
                             Factors -- Risks Relating to Our Operations and Corporate Structure."

Negative Covenants.........  The indenture under which the outstanding senior notes have been, and the exchange notes are being issued, contains covenants for your benefit that, among other things and subject to exceptions that are described in detail later in this prospectus, restrict our ability to:

                             - incur additional debt;

                             - pay dividends and make other distributions;

                             - make investments;

                             - create encumbrances to secure debt;

                             - engage in transactions with affiliates;

                             - dispose of assets; or

                             - merge or consolidate with or into, or sell or
                               otherwise transfer our properties and assets as an entirety to, another entity.

                             For more information about these negative covenants, you should read "Description of Exchange Notes."

Change in Covenants When
  the Exchange Notes Are
  Rated Investment Grade...  Following the first date upon which the exchange notes outstanding under the indenture are rated investment grade by two nationally-recognized credit rating agencies, and provided that no default exists under the indenture on such date, some of the negative covenants contained in the indenture will no longer apply to the exchange notes. The negative covenants regarding restrictions on transactions with affiliates, limitations on liens and restrictions on mergers, consolidations and sales of assets will, however, remain in effect and a new covenant restricting sale/leaseback transactions will then apply. If, after the exchange notes are rated investment grade, a default occurs, or the exchange notes shall again be rated less than investment grade, the negative covenants contained in the indenture at the time of issuance of the exchange notes that cease to apply after the exchange notes are rated investment grade will not be reinstated. For more information, you should read "Description of Exchange Notes -- Change in Covenants When Exchange Notes are Rated Investment Grade."

Book Entry; Delivery and
  Form.....................  The exchange notes issued in the exchange offer will be represented by one or more permanent global notes in definitive, fully registered form deposited with First Union National Bank, as custodian for, and registered in the name of, a nominee of DTC. You will not receive exchange notes in registered form unless one of the events described under the heading "Description of Exchange Notes -- Book-Entry; Delivery and Form" occurs. Instead, beneficial interests in the exchange notes issued in the exchange offer will be shown on, and transfers of these will be effected only through, records maintained in book-entry form by DTC with respect to its participants.

Guarantee by Non-Operating
  Subsidiary...............  Cogentrix Delaware Holdings, Inc., a direct, wholly-owned subsidiary of Cogentrix Energy, has guaranteed all of the existing and future senior, unsecured outstanding indebtedness for borrowed money of Cogentrix Energy, including the outstanding senior notes and the exchange notes. If Cogentrix Energy cannot make payments on any of its senior, unsecured outstanding indebtedness when due, whether at the stated maturity, by acceleration or otherwise, this subsidiary must make them instead.

                             You should note, however, that this subsidiary guarantee is not full and unconditional because it:

                             - does not apply unless this subsidiary has assets
                               in excess of $150,000, except for assets constituting investments in subsidiaries;

                             - may be waived or modified at any time by this
                               subsidiary and the agent bank for Cogentrix
                               Energy's corporate credit facility without your consent or the consent of the trustee under the indenture for the exchange notes; and

                             - terminates before the maturity date of the
                               exchange notes.

                             You should read "Risk Factors -- Risks Relating to the Exchange Notes", and "Description of Non-Operating Subsidiary Guarantee" for more information about this subsidiary guarantee.

             SUMMARY CONSOLIDATED HISTORICAL FINANCIAL INFORMATION

     The following tables present summary consolidated historical financial information of Cogentrix for the periods indicated. We derived the summary consolidated historical financial information from our consolidated financial statements included elsewhere in this prospectus. You should read the information presented below in conjunction with "Selected Consolidated Historical Financial Information", "Management's Discussion and Analysis of Financial Condition and Results of Operations", and our consolidated financial statements and related notes, included elsewhere in this prospectus.

                                                                        SIX-MONTH PERIODS ENDED
                                         YEARS ENDED DECEMBER 31,               JUNE 30,
                                      ------------------------------    ------------------------
                                        1997       1998       1999        1999           2000
                                      --------   --------   --------    ---------      ---------
                                                                              (UNAUDITED)
                                                        (DOLLARS IN THOUSANDS)
STATEMENT OF INCOME DATA:
Total operating revenue............   $349,914   $408,693   $447,563    $222,337       $257,836
Total operating expenses...........    273,592    264,592    277,869     138,468        159,844
Operating income...................     76,322    144,101    169,694      83,869         97,992
Interest expense...................    (53,864)   (74,949)   (94,956)    (47,307)       (46,922)
Income before income taxes and
  extraordinary loss...............     26,037     62,646     70,991      32,994         49,444
Net income.........................     14,781     36,989     43,415      19,735         30,278
OTHER DATA (UNAUDITED)(1):
Parent EBITDA......................   $ 38,980   $ 63,884   $ 96,982    $ 35,941       $ 52,303
Parent Fixed Charges...............      8,607     14,217     32,548      16,237         16,826
Ratio of Parent EBITDA/Parent Fixed
  Charges..........................       4.53x      4.49x      2.98x       2.21x          3.11x

                                                          AS OF DECEMBER 31,
                                                  ----------------------------------   AS OF JUNE 30,
                                                    1997        1998         1999           2000
                                                  --------   ----------   ----------   --------------
                                                                                        (UNAUDITED)
                                                                (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents.......................  $ 71,833   $   48,207   $   80,344     $   93,553
Total assets....................................   822,974    1,499,851    1,998,386      2,166,261
Project financing debt(2).......................   567,705      877,653    1,271,383      1,401,928
Parent debt(3)..................................   100,000      355,000      355,000        355,000
Total shareholders' equity......................    58,298       87,863      121,451        151,798

---------------

(1) Parent EBITDA represents cash flow to Cogentrix Energy prior to debt service and income taxes of Cogentrix Energy. Parent Fixed Charges include cash payments made by Cogentrix Energy related to outstanding indebtedness of Cogentrix Energy and the cost of funds associated with Cogentrix Energy's guarantees of some of its subsidiaries' indebtedness. Parent EBITDA is not presented here as a measure of operating results. Our management believes Parent EBITDA is a useful measure of Cogentrix Energy's ability to service debt. Parent EBITDA should not be construed as an alternative either (i) to operating income (determined in accordance with generally accepted accounting principles) or (ii) to cash flows from operating activities (determined in accordance with generally accepted accounting principles).
(2) Project financing debt with respect to each of our project subsidiaries is substantially non-recourse to Cogentrix Energy and its other project subsidiaries. For a discussion of the term "non-recourse," see
    "Business -- Project Agreements, Financing and Operating Arrangements for Our Facilities -- Project Financing."
(3) Parent debt represents obligations of Cogentrix Energy only and does not include non-recourse obligations of our project subsidiaries or project affiliates.

                                  RISK FACTORS

     A holder of the outstanding senior notes should carefully consider the following matters as well as the other information and data contained in this prospectus before deciding whether to accept the exchange offer and, in particular, the following factors:

RISKS RELATING TO OUR OPERATIONS AND CORPORATE STRUCTURE

  WE ARE DEPENDENT UPON SOME OF OUR CUSTOMERS

     Each of our operating facilities relies on power sales agreements with one or two electric utilities or power marketers for the majority of its revenues over the life of the power sales agreement(s). The failure of a customer to fulfill its contractual obligations to us for a prolonged period of time could materially reduce our cash flow and, as a result, weaken our financial position and our ability to service our debt.

  OPERATING A POWER PLANT INVOLVES RISKS OF EQUIPMENT FAILURE, FUEL INTERRUPTION AND OTHER OPERATING PROBLEMS THAT COULD THREATEN OUR ABILITY TO SERVICE OUR DEBT

     The operation of a power plant involves many risks, including the breakdown or failure of electric generating equipment or other equipment or processes, fuel interruption and performance below expected levels of output or efficiency. While our facilities contain backup components for critical equipment and we have obtained insurance to protect against operating risks, that protection may not be adequate to cover lost revenues or increased expenses, including higher maintenance costs. As a result, a facility may be unable to perform under its power and steam sales agreements and may be unable to fund principal and interest payments under its project financing agreements. Further, each facility may depend on a single or limited number of vendors to supply water, coal or gas, to transport coal or gas or to wheel electricity. The failure of a water supplier, a coal or gas transporter or a transmitter of electricity to fulfill its contractual obligations to us for a prolonged period of time could jeopardize our ability to operate a facility, resulting in reduced cash flow from that project subsidiary or project affiliate to Cogentrix Energy, threatening our ability to service our debt.

  SOME OF OUR POWER SALES AGREEMENTS MAY BE TERMINATED IN CERTAIN CIRCUMSTANCES

     Power sales agreements of some of our project subsidiaries and project affiliates permit the purchasing utility or power marketer to terminate the agreement or change the payments if the facility does not demonstrate contractually specified operating and reliability standards. Some agreements also permit the utility customer to reduce future payments or recover from the project subsidiary or project affiliate payments previously made if a state utility commission prohibits the utility from recovering from its customers' payments made under the power sales agreement. Some of our power sales agreements that contain these provisions also provide that the utility will continue to pay the contract rates at least through the term of the related project financing debt. Thereafter, the project subsidiary or project affiliate recognizes a reduction in payments received under the power sales agreement to the extent necessary to repay, or is required to repay, to the utility the amount of the accrued liability with interest.

     In the event a termination or modification of any of our power sales agreements occurred, the affected project subsidiary or project affiliate would likely generate reduced revenues or no revenues, possibly triggering default provisions in its financing agreements. These events might allow the affected lenders to accelerate the debt and could result in Cogentrix Energy not receiving any cash flow from that project subsidiary or project affiliate, that, in turn, could threaten our ability to service our debt.

  DEVELOPING NEW ELECTRIC GENERATING PLANTS INVOLVES SIGNIFICANT RISKS THAT MAY RESULT IN US ABANDONING PROJECTS AFTER HAVING INCURRED SIGNIFICANT PROJECT DEVELOPMENT COSTS

     The projects that we develop are complex, and substantial risks affect their completion schedule. There can be no assurance that we will be able to obtain new power sales agreements, overcome any local opposition to the development of new projects, obtain site agreements, fuel supply and ash disposal agreements, construction contracts, steam sales agreements, regulatory approvals, licenses and certifications, environmental and other permits or financing necessary for the successful development of new projects. These risks may result in us abandoning projects after having incurred significant project development expenses.

  CONSTRUCTION OF AN ELECTRIC GENERATING FACILITY INVOLVES MANY RISKS

     The construction of an electric generating facility involves many risks, including material and labor interruption, work stoppages, labor disputes, weather interferences, unforeseen engineering, environmental and geological problems and unanticipated cost overruns. There is a risk that the cost of delays will exceed negotiated limits on liquidated damages and insurance coverage or that delays will be caused by events that are not within anyone's control, as to which there may be no liquidated damages or insurance coverage. Many power sales agreements permit the customer to terminate the agreement in the event milestones, such as commencing commercial operation of the project, are not met by specified dates.

  START-UP OF A NEWLY-CONSTRUCTED ELECTRIC GENERATING FACILITY INVOLVES MANY
  RISKS

     The commencement of operation of a newly-constructed electric generating plant involves many risks, including the breakdown or failure of equipment or processes and performance below expected levels of output or efficiency. New plants may employ recently developed and technologically complex equipment, especially in the area of environmental emission control. The proceeds of insurance, warranties or performance guarantees by contractors may not be adequate to cover lost revenues or increased expenses. As a result, a project subsidiary may be unable to fund principal and interest payments under its project financing agreements and may operate at a loss. The project subsidiary would, therefore, not be able to distribute any funds to Cogentrix Energy to pay its debt service until its operations generated cash flow available to be distributed to Cogentrix Energy.

  THE RISKS OF DOING BUSINESS OUTSIDE OF THE UNITED STATES ARE GREATER THAN AND DIFFERENT FROM THOSE IN THE UNITED STATES

     Economic and political conditions and the unpredictable legal environment in the countries where we are or could be exploring development opportunities present risks of construction delays, interruption of business and expropriation that are greater than those in the United States and that could reduce our cash flows, impact our profitability and impair our ability to service our debt. The uncertainty of the legal environment in foreign countries in which we may develop or acquire projects could also impair our ability to enforce our rights under agreements relating to those projects. Operations in foreign countries also can present currency exchange, convertibility and repatriation risks.

  OUR SUBSTANTIAL LEVERAGE MAKES US VULNERABLE TO CHANGES IN ECONOMIC AND INDUSTRY CONDITIONS

     Our substantial indebtedness makes us vulnerable to changes in economic and industry conditions and could adversely affect our financial health and prevent us from fulfilling our obligations under the exchange notes. Cogentrix is highly leveraged as a result of the outstanding indebtedness of Cogentrix Energy and the debt incurred by its project subsidiaries to finance the development and construction of electric generating facilities. At June 30, 2000 we had approximately $1.7 billion in total consolidated indebtedness and a ratio of total debt to total capitalization of approximately 92.0%. With minor exceptions, however, the debt incurred by our project subsidiaries to finance the development and construction of our electric generating plants limits the remedies of the creditors to recovery from the collateral for the loan. The amount of our project subsidiaries' debt at June 30, 2000 was $1.4 billion. As of June 30, 2000, our proportionate share, corresponding to our ownership percentage of the outstanding indebtedness of our project affiliates, was approximately $942.6 million. The lenders to our project subsidiaries and project affiliates are generally prohibited from getting a judgment or seeking other recourse against Cogentrix Energy and its other project subsidiaries and project affiliates, except when Cogentrix Energy has agreed to limited guarantees and other obligations with respect to a project.

  OUR HOLDING COMPANY STRUCTURE MAY ADVERSELY AFFECT YOUR RIGHT TO RECEIVE INTEREST AND PRINCIPAL PAYMENTS

     Your right to receive payments on the exchange notes could be adversely affected if any of our project subsidiaries or project affiliates are unable to pay funds to Cogentrix Energy or declare bankruptcy, liquidate or reorganize. Cogentrix Energy is a development and management company that conducts its business primarily through its project subsidiaries and other subsidiaries that hold unconsolidated investments in project affiliates. Our ability to pay principal of, premium, if any, and interest on the exchange notes is dependent upon the cash flow of our project subsidiaries and project affiliates and the receipt of sufficient funds from them in the form of dividends, distributions, fees, interest, loans or otherwise. The project finance agreements that our project subsidiaries and our project affiliates currently have in place restrict their ability to pay dividends and make distributions to Cogentrix Energy. These restrictions generally require that, prior to the payment of dividends, distributions or other transfers, the project subsidiary or project affiliate must provide for the payment of its other obligations, including operating expenses, debt service and reserves, and must meet specified debt service coverage ratios. In addition, two of our subsidiaries formed to hold interests in multiple electric generating facilities maintain credit agreements that have similar restrictions on their ability to pay dividends and to make distributions to Cogentrix Energy. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     Our project subsidiaries and project affiliates are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the exchange notes or to make any funds available to us to pay our debt service. Any right of Cogentrix Energy to receive any assets of any of its project subsidiaries or project affiliates upon liquidation or reorganization, and the consequent right of the holders of the exchange notes to participate in the distribution of, or to realize proceeds from, those assets, will be effectively subordinated to the claims of the project subsidiaries' or project affiliates' creditors.

RISKS RELATING TO OUR INDUSTRY

  WE OPERATE OUR BUSINESS IN AN INDUSTRY THAT IS SUBJECT TO EXTENSIVE GOVERNMENT REGULATION

    Emissions Regulations -- Costs of compliance with stricter emission regulations could have a material adverse impact upon our business.

     The Clean Air Act Amendments of 1990 require states to impose permit fees on emissions, and Congress may consider proposals to further restrict or tax emissions. In 1997, the United States Environmental Protection Agency (the "EPA") adopted more restrictive ambient air quality standards for ozone and particulate matter and, in 1998 and 1999, issued new rules and took other steps focusing on reducing nitrogen oxide emissions from various sources, including electric generating facilities. These proposals, rules and other initiatives, some of which continue to be the subject of legal challenges, will impose additional costs on the operation of our facilities - principally the coal-fired ones - and could reduce the amount of funds available to our project subsidiaries and project affiliates to make distributions to Cogentrix Energy. This reduction in funds available for distribution in turn could impair Cogentrix Energy's ability to meet its debt service obligations on its exchange notes and its other outstanding debt. We have made and will continue to make capital and other expenditures to comply with environmental laws and regulations. See "Business -- Regulation -- Environmental Regulations -- United States" and "-- International."

    Environmental Regulations -- Changes in the laws governing disposal of coal ash generated by our plants that use coal as their fuel to classify coal ash as a hazardous waste could increase our costs and expose us to greater potential liability for environmental remediation.

     Coal ash is not currently subject to regulation as a hazardous waste under the Resource Conservation and Recovery Act or the laws of the states where our facilities are located. Any change in law subjecting coal ash to regulation as a hazardous or other restricted waste could increase our costs of doing business and could result in greater potential liability for costs associated with remediating any adverse environmental effects of the disposal or use of coal ash. This occurrence could reduce our cash flow and consequently impact our ability to service our debt.

    Energy Regulations -- Loss of the exemptions we currently enjoy from the extensive regulation electric utilities and electric utility holding companies are subject to could subject our business to increased federal and state regulation and possibly result in the acceleration of some of our project subsidiaries' and project affiliates' debt and termination of their contracts.

     The provisions of various laws and regulations, including the Public Utility Regulatory Policies Act of 1978 and the Public Utility Holding Company Act of 1935 apply to our cogenerating and small power production facilities. The Public Utility Regulatory Policies Act of 1978 provides to qualifying facilities exemptions from federal and state laws and regulations, including organizational, rate and financial regulation exemptions. The Public Utility Holding Company Act of 1935 regulates public utility holding companies and their subsidiaries. We are not and will not be regulated as a holding company as long as the power plants we own in whole or in part are qualifying facilities or eligible facilities of exempt wholesale generators under the Public Utility Holding Company Act of 1935.

     Qualifying facility status is conditioned on meeting statutory criteria, and would be jeopardized, for example, by the loss of a steam customer or reduction of steam purchases below required amounts. If one of our qualifying facilities that is not also an exempt wholesale generator were to lose its status as a qualifying facility and we were not able to take prompt remedial action to restore that status, the project subsidiary or project affiliate owning the facility would lose its exemptions, that could subject it to regulation and result in Cogentrix Energy inadvertently becoming a public utility holding company. Our other facilities could in turn lose their status as qualifying facilities and utility customers of some of those facilities could elect to terminate their power sales agreements. The lenders to the affected project subsidiaries or project affiliates could also elect to accelerate those project subsidiaries' or project affiliates' debt that would materially reduce our cash flow and consequently our ability to service our debt. See
"Business -- Regulation -- Energy Regulations."

  ELECTRIC UTILITY INDUSTRY RESTRUCTURING PROPOSALS MAY LEAD TO A MORE COMPETITIVE MARKET

     Legislative proposals that would permit utility customers to choose their electric energy supplier and deregulate electric rates are likely to lead in the future to a more competitive and risky market for us and our electric utility customers. The Federal Energy Regulatory Commission and many state utility commissions are currently studying or implementing a number of proposals that would dramatically change the structure and method of operation of the electric utility industry in the United States. Under most of these proposals utility customers would be permitted to choose their electric energy supplier in a competitive electric energy market. We cannot predict the final form or timing of the proposed changes, but any changes that are adopted are likely to make the market for independent energy producers like us more competitive and risky.

     The Federal Energy Regulatory Commission issued a final rule in April 1996 that requires utilities to offer wholesale customers and suppliers open access to utility transmission lines, on a comparable basis to the utilities' own use of the lines. All domestic, investor-owned utilities have already filed "open access" tariffs in response.

     The utilities contend that they should recover from departing customers who choose another energy supplier their fixed costs that will be "stranded" by the ability of their wholesale customers and perhaps eventually, their retail customers, to choose new electric energy suppliers. The final rule adopted by the Federal Energy Regulatory Commission endorses the recovery of legitimate and verifiable "stranded costs." These may include the costs utilities are required to pay under many power purchase agreements with independent power producers like us that the utilities view as excessive when compared with current market prices. As a result, some utilities are seeking ways to lower these contract prices or end the contracts altogether, out of concern that their shareholders will be required to bear all or part of any "stranded" costs. If any of our facilities from which we derive a substantial amount of our revenue were to become the target of a purchasing utility's successful effort to reduce its stranded cost, our revenue, profitability and ability to service our debt could suffer.

  THE MARKET FOR DEVELOPMENT OF NEW ELECTRIC GENERATING PLANTS IN THE UNITED STATES AND FOR ACQUISITION OF EXISTING ELECTRIC GENERATING PLANTS IS EXTREMELY COMPETITIVE

     There are numerous strong and capable competitors in the electric generating industry, both domestically and internationally, many of whom have extensive and diversified developmental or operating experience and financial resources similar to or greater than ours. In recent years the industry has been characterized by strong and increasing competition with respect to both the development of new facilities and the acquisition of existing electric generating assets. This changing competitive environment includes a trend away from negotiated transactions and toward competitive bidding. The intensifying competition has contributed in many areas to a reduction in electricity prices. Combined with the increasing competition among regulated electric utilities and the many proposals that are being studied or implemented to deregulate the electric industry, this reduction in electricity prices has put pressure on electric utilities to lower their costs, including the cost of purchased electricity from independent energy producers like us.

RISKS RELATING TO THE EXCHANGE NOTES

  WE MAY NOT HAVE SUFFICIENT FUNDS TO REPURCHASE THE NOTES UPON A CHANGE OF CONTROL

     The indenture under which these exchange notes will be issued contains provisions that require Cogentrix Energy, in the event of a change in the control of Cogentrix Energy, to repurchase any exchange notes that holders desire to have repurchased. Cogentrix Energy may not have the financial resources necessary to purchase exchange notes upon a change of control. See "Description of Exchange Notes -- Important Negative Covenants -- Repurchase of Exchange Notes Upon a Change of Control."

  THE TERMS OF THE GUARANTEE MAY BE WAIVED OR ALTERED AT ANY TIME

     One of our two non-operating, direct subsidiaries, Cogentrix Delaware Holdings, has guaranteed all of Cogentrix Energy's existing and future unsecured debt for borrowed money. This guarantee was given by Cogentrix Delaware Holdings to the lenders under Cogentrix Energy's corporate credit facility. The guarantee expressly extends, however, to all holders of senior unsecured outstanding indebtedness of Cogentrix Energy, including all exchange notes under the indenture under which these additional exchange notes will be issued. We did this to insure that the claims of our bank lenders would not effectively rank senior, as a result of the guarantee, to the claims of the holders of our senior notes outstanding under this and another indenture.

     The guarantee provides, however, that the terms or provisions of the guarantee may be waived, amended, supplemented or otherwise modified at any time and from time to time by Cogentrix Delaware Holdings and the agent bank for the lenders under the credit agreement. The guarantee further provides that any waiver, amendment, supplement or modification shall be effective against the holders of our exchange notes, notwithstanding any reliance by the holders of our exchange notes or any of them on the guarantee prior to the waiver, amendment, supplement or modification.

     Because this guarantee can by its express terms be waived, amended, supplemented or modified without your consent, and because this guarantee is not incorporated in the indenture under which Cogentrix Energy is issuing these exchange notes, you should not rely upon its continuing existence as a source of payment for Cogentrix Energy's obligations under these exchange notes. You should also note that unless the term of the credit agreement is extended or any letters of credit issued by the banks remain outstanding, this guarantee terminates when the credit agreement for the corporate credit facility terminates in 2003, approximately five years before the maturity date of these exchange notes.

  THERE IS NO EXISTING MARKET FOR THE EXCHANGE NOTES AND WE DO NOT INTEND TO APPLY FOR THEIR LISTING ON ANY NATIONAL SECURITIES EXCHANGE.

     There is no public market for the exchange notes. There can be no assurance as to the liquidity of any market that may exist for the exchange notes, the ability of holders of the exchange notes to sell their exchange notes, or the price at which holders would be able to sell their exchange notes. If the exchange notes are traded, they may trade at a discount from their initial public offering price depending upon prevailing interest rates, our operating results, the market for similar securities and other factors. We do not intend to apply for listing of the exchange notes on any securities exchange or the Nasdaq National Market.

  HOLDERS OF OUTSTANDING NOTES WHO DO NOT PARTICIPATE IN THE EXCHANGE OFFER MAY NOT OFFER OR SELL THEM UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE TO THEM AND THEY WILL NOT HAVE ANY REGISTRATION RIGHTS.

     Holders of outstanding notes who do not exchange their outstanding notes for exchange notes pursuant to the exchange offer will continue to be bound by the restrictions on transfer of their outstanding notes discussed in the legend on the outstanding notes. Outstanding notes not exchanged will continue to remain outstanding. In general, the outstanding notes may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not governed by, the Securities Act and applicable state securities laws. Cogentrix Energy does not currently anticipate that it will register the outstanding notes under the Securities Act.

     As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding notes under the terms of, this exchange offer, Cogentrix Energy will have fulfilled a promise contained in the registration agreement. Cogentrix Energy will not have any obligation to conduct another exchange offer for any untendered outstanding notes. Holders of outstanding notes who do not tender their outstanding notes in the exchange offer will continue to hold their outstanding notes and will be entitled to all the rights and limitations they previously had, except for any rights they had under the registration agreement that by their terms terminate or cease to have further effectiveness as a result of the making of this exchange offer. The restrictions on transfer included in the indenture under which the outstanding notes were issued will continue to apply to all untendered outstanding notes. To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for untendered outstanding notes could become unavailable.

                                 CAPITALIZATION

     The following table presents as of June 30, 2000, the actual consolidated capitalization of Cogentrix and the consolidated capitalization of Cogentrix as adjusted to give effect to the offering of the outstanding senior notes and the application of the estimated net proceeds therefrom. This table should be read in conjunction with our consolidated financial statements and related notes thereto included elsewhere in this prospectus.

                                                                    JUNE 30, 2000
                                                              -------------------------
                                                                ACTUAL      AS ADJUSTED
                                                              ----------    -----------
                                                                     (UNAUDITED)
                                                               (DOLLARS IN THOUSANDS)
CASH AND CASH EQUIVALENTS:
  Cogentrix (consolidated)..................................  $   93,553    $  134,007
  Cogentrix Energy (parent only)............................      43,003        83,457
                                                              ==========    ==========
SHORT-TERM DEBT:
  Current portion of non-recourse project financing debt....  $   90,254    $   68,642
LONG-TERM DEBT:
  Non-recourse project financing debt, net of current
     portion................................................   1,311,674     1,296,140
  Corporate Credit Facility(1)..............................          --            --
  2004 Senior Notes.........................................     100,000        80,000
  2008 Senior Notes.........................................     255,000       355,000
                                                              ----------    ----------
          Total Long-term debt..............................   1,666,674     1,731,140
                                                              ----------    ----------
          Total indebtedness................................   1,756,928     1,799,782
                                                              ----------    ----------
SHAREHOLDERS' EQUITY:
  Common stock, no par value, 300,000 shares authorized;
     282,000 shares issued and outstanding..................         130           130
  Accumulated other comprehensive loss......................      (1,076)       (1,076)
  Accumulated earnings......................................     152,744       152,744
                                                              ----------    ----------
          Total shareholders' equity........................     151,798       151,798
                                                              ----------    ----------
          Total capitalization..............................  $1,908,726    $1,951,580
                                                              ==========    ==========

---------------

(1) Cogentrix Energy has a credit agreement with a group of banks that provides $250 million of revolving credit availability in the form of either direct advances or letters of credit. As of the date of this prospectus, we had used approximately $183.8 million of the credit available under this facility primarily for letters of credit issued to support equity contributions for projects currently under construction.

                                USE OF PROCEEDS

     The exchange offer is intended to satisfy some of our obligations under the exchange and registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. In exchange for issuing the exchange notes as described in this prospectus, we will receive an equal principal amount of original notes, which will be canceled.

     The net proceeds we received from the sale of the outstanding senior notes (after deducting the discount to the Initial Purchasers and estimated expenses in connection with this Offering) were approximately $97.6 million. Cogentrix has used or expects to use the net proceeds (1) to repurchase $20 million of its outstanding 8.10% senior notes due 2004 to satisfy a sinking fund payment obligation due March 15, 2001, (2) to prepay in full approximately $37 million of project subsidiary debt that matures between the date of this prospectus and 2002 and that bears interest at LIBOR plus 1.0% (7.6% at June 30, 2000) and (3) for general corporate purposes.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     Simultaneously with the sale of the outstanding senior notes on September 22, 2000, we entered into a registration agreement with the initial purchasers of the outstanding notes -- Salomon Smith Barney, Inc., and CIBC World Markets Corp. Under this registration agreement, we agreed to file a registration statement regarding the exchange of the outstanding senior notes for notes with terms identical in all material respects. We also agreed to use our reasonable best efforts to cause that registration statement to become effective with the Securities and Exchange Commission. A copy of the registration agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

     We are conducting the exchange offer to satisfy our contractual obligations under the registration agreement. The form and terms of the exchange notes are the same as the form and terms of the outstanding senior notes, except that the exchange notes will be registered under the Securities Act. The registration agreement requires, among other things, that we, at our cost, become obligated to file a registration statement in connection with a registered exchange offer within 90 days after the date on which the outstanding senior notes were first issued, which was September 22, 2000, and use our best efforts to cause the registration statement relating to such registered exchange offer to become effective within 150 days after September 22, 2000. When the registration statement is declared effective, we will offer to the holders of the outstanding senior notes the opportunity to exchange their outstanding senior notes for a like principal amount of exchange notes and will keep the exchange offer open for not less than 30 days and not more than 45 days after the date notice of the exchange offer is mailed to the holders, unless applicable law requires the offer to remain open for a longer period of time. The exchange offer is not extended to outstanding senior note holders in any jurisdiction where the exchange offer does not comply with the securities or blue sky laws of that jurisdiction.

     In the event that applicable interpretations of the Staff of the Securities and Exchange Commission do not permit us to conduct the exchange offer, or if any holder of the outstanding senior notes notifies us that the holder is not eligible to participate in, or would not receive freely tradeable exchange notes in exchange for tendered outstanding senior notes in, the exchange offer, we will use our best efforts to cause to become effective a shelf registration statement with respect to the resale of the outstanding senior notes. We have also agreed to use our best efforts to keep the shelf registration statement effective at least two years after its date of effectiveness.

     The term "holder" as used in this section of the prospectus entitled "The Exchange Offer" means

     (1) any person in whose name the outstanding senior notes issued September 22, 2000 are registered on our books, or

     (2) any other person who has obtained a properly completed bond power from the registered holder, or

     (3) any person whose outstanding senior notes issued September 22, 2000 are held of record by DTC and who wants to deliver such outstanding senior notes by book-entry transfer at DTC.

TERMS OF THE EXCHANGE OFFER


     We are offering to exchange up to $100,000,000 total principal amount of exchange notes for a like total principal amount of outstanding senior notes issued September 22, 2000. The outstanding senior notes must be tendered properly on or before the expiration date and not withdrawn. In exchange for outstanding senior notes properly tendered and accepted, we will issue a like total principal amount of up to $100,000,000 in exchange notes.



     The exchange offer is not conditioned upon holders tendering a minimum principal amount of outstanding senior notes. As of the date of this prospectus, $100,000,000 aggregate principal amount of senior notes issued September 22, 2000 are outstanding.

     If you do not tender outstanding senior notes or tender outstanding senior notes that we do not accept, your outstanding senior notes will remain outstanding. Any outstanding senior notes will be entitled to the benefits of the indenture but will not be entitled to any further registration rights under the registration agreement, except under limited circumstances. You should read "Risk Factors -- Risks Relating to the Exchange Notes" for more information regarding senior notes outstanding after the exchange offer.

     After the expiration date, we will return to you, without cost, any tendered outstanding senior notes that we did not accept for exchange.

     Holders exchanging outstanding senior notes will not have to pay brokerage commissions or fees or transfer taxes if they follow the instructions in the Letter of Transmittal. We will pay the charges and expenses, other than the transfer taxes described below, in the exchange offer. See "-- Fees and Expenses" below for further information regarding fees and expenses.

     WE DO NOT RECOMMEND YOU TO TENDER OR NOT TENDER OUTSTANDING SENIOR NOTES IN THE EXCHANGE OFFER. IN ADDITION, WE HAVE NOT AUTHORIZED ANYONE TO MAKE ANY RECOMMENDATION. YOU MUST DECIDE WHETHER TO TENDER IN THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OUTSTANDING SENIOR NOTES TO TENDER.


     The expiration date is 5:00 p.m., New York City time, on December 8, 2000 unless we extend the exchange offer.


     We have the right, in accordance with applicable law, at any time:

     - to delay the acceptance of the outstanding senior notes;

     - to terminate the exchange offer if we determine that any of the conditions to the exchange offer have not occurred or have not been satisfied;

     - to extend the expiration date of the exchange offer and keep all outstanding senior notes tendered other than those outstanding senior notes properly withdrawn; and

     - to waive any condition or amend the terms of the exchange offer.

     If we materially change the exchange offer, or if we waive a material condition of the exchange offer, we will promptly file a post-effective amendment to the registration statement disclosing the change or waiver. We also will extend the exchange offer as required by Rule 14e-1 under the Exchange Act.

     If we exercise any of the rights listed above, we will promptly give oral or written notice of the action to the exchange agent and will issue a release to an appropriate news agency, which is the only method of communication that we are obligated to use. In the case of an extension, an announcement will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF EXCHANGE NOTES

     We will issue to the exchange agent exchange notes for outstanding senior notes tendered and accepted and not withdrawn promptly after the expiration date. The exchange agent might not deliver the exchange notes to all tendering holders at the same time. The timing of delivery depends upon when the exchange agent receives and processes the required documents.

     We will be deemed to have exchanged outstanding senior notes validly tendered and not withdrawn when we give oral or written notice to the exchange agent of our acceptance. The exchange agent is our agent for receiving tenders of outstanding senior notes, letters of transmittal and related documents. The exchange agent is also your agent for receiving outstanding senior notes, letters of transmittal and related documents and transmitting exchange notes to you who validly tender. If for any reason, we

     (1)  delay the acceptance or exchange of any outstanding senior notes,

     (2)  extend the exchange offer or

     (3) are unable to accept or exchange outstanding senior notes, then the exchange agent may, on our behalf and subject to Rule 14e-1(c) under the Exchange Act, retain tendered notes. Outstanding senior notes retained by the exchange agent may not be withdrawn, except according to the withdrawal procedures outlined in the section entitled "-- Withdrawal Rights" below.

     In tendering outstanding senior notes, you must warrant in the letter of transmittal or in an agent's message, meaning a message transmitted to the exchange agent by DTC stating that you agree to be bound by the terms of the letter of transmittal, that

     - you have full power and authority to tender, exchange, sell, assign and transfer outstanding senior notes,

     - we will acquire good, marketable and unencumbered title to the tendered outstanding senior notes, free and clear of all liens, restrictions, charges and other encumbrances, and

     - the outstanding senior notes tendered for exchange are not subject to any adverse claims or proxies.

You also must warrant and agree that you will, upon request, execute and deliver any additional documents requested by us or the exchange agent to complete the exchange, sale, assignment, and transfer of the outstanding senior notes.

PROCEDURES FOR TENDERING

  Valid Tender

     You may tender your outstanding senior notes by book-entry transfer or by other means. For book-entry transfer, you must deliver to the exchange agent either a completed and signed letter of transmittal or an agent's message. You must deliver your letter of transmittal or agent's message by mail, facsimile, hand delivery or overnight carrier to the exchange agent on or before the expiration date. In addition, to complete a book-entry transfer, you must also either have DTC transfer the outstanding senior notes into the exchange agent's account at DTC using DTC's Automated Tender Offer Program procedures for transfer, and obtain a confirmation of such a transfer, or follow the guaranteed delivery procedures described below under "-- Guaranteed Delivery."

     If you tender fewer than all of your outstanding senior notes, you should fill in the amount of notes tendered in the appropriate box on the letter of transmittal. If you do not indicate the amount tendered in the appropriate box, we will assume you are tendering all outstanding senior notes that you hold.

     For tendering your outstanding senior notes other than by book-entry transfer, you must deliver a completed and signed letter of transmittal to the exchange agent. Again, you must deliver the letter of transmittal by mail, facsimile, hand delivery or overnight carrier to the exchange agent on or before the expiration date. In addition, to complete a valid tender you must either deliver your outstanding senior notes to the exchange agent on or before the expiration date, or follow the guaranteed delivery procedures set forth below under "-- Guaranteed Delivery."

     DELIVERY OF REQUIRED DOCUMENTS BY WHATEVER METHOD YOU CHOOSE IS AT YOUR SOLE RISK. DELIVERY IS COMPLETE WHEN THE EXCHANGE AGENT ACTUALLY RECEIVES THE ITEMS TO BE DELIVERED. DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT. IF DELIVERY IS MADE BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

  Signature Guarantees

     You do not need to endorse certificates for the outstanding senior notes or provide signature guarantees on the letter of transmittal, unless

     (1)  someone other than the registered holder tenders the certificate or

     (2) you complete the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the letter of transmittal.

     In the case of (1) or (2) above, you must sign your outstanding senior note or provide a properly executed bond power, with the signature on the bond power and on the letter of transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an eligible guarantor institution. Eligible guarantor institutions include:

     (1)  a bank;

     (2) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

     (3)  a credit union;

     (4) a national securities exchange, registered securities association or clearing agency; or

     (5) a savings association that is a participant in a securities transfer association.

  Guaranteed Delivery

     If a holder wants to tender outstanding senior notes in the exchange offer and

     - the certificates for the outstanding senior notes are not immediately available or all required documents are unlikely to reach the exchange agent on or before the expiration date or

     - a book-entry transfer cannot be completed in time, the outstanding senior notes may be tendered if the holder complies with the following guaranteed delivery procedures:

     (1) the tender is made by or through an eligible guarantor institution;

     (2) you deliver a properly completed and signed notice of guaranteed delivery, like the form provided with the letter of transmittal, to the exchange agent on or before the expiration date; and

     (3) you deliver the certificates or a confirmation of book-entry transfer and a properly completed and signed letter of transmittal to the exchange agent within three (3) New York Stock Exchange trading days after the notice of guaranteed delivery is executed.

     You may deliver the notice of guaranteed delivery by hand, facsimile or mail to the exchange agent and must include a guarantee by an eligible guarantor institution in the form described in the notice.

     Our acceptance of properly tendered outstanding senior notes is a binding agreement between you and us upon the terms and subject to the conditions of the exchange offer.

  Determination of Validity

     We will resolve all questions regarding the form of documents, validity, eligibility and acceptance for exchange of any tendered outstanding senior notes. Our resolution of these questions as well as our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal, is final and binding on all parties. A tender of outstanding senior notes is invalid until all irregularities have been cured or waived. Neither we, any of our affiliates or assigns, the exchange agent nor any other person is under any obligation to give notice of any irregularities in tenders nor will we or they be liable for failing to give any such notice. We reserve the absolute right, in our sole discretion, to reject any tenders determined to be in improper form or unlawful. We also reserve the absolute right to waive any of the conditions of the exchange offer or any condition or irregularity in the tender of outstanding senior notes by any holder. We need not waive similar conditions or irregularities in the case of other holders.

     If any letter of transmittal, endorsement, bond power, power of attorney, or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person must indicate that capacity when signing. In addition, unless we give a waiver, the person must submit proper evidence satisfactory to us, in our sole discretion, of his or her authority to so act.

     A beneficial owner of outstanding senior notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian should contact that entity promptly if the beneficial owner wants to participate in the exchange offer.

RESALES OF EXCHANGE NOTES

     We are exchanging the outstanding senior notes for exchange notes based upon the staff of the Securities and Exchange Commission's position set forth in interpretive letters to third parties in other similar transactions. We will not seek our own interpretive letter. As a result, we cannot assure you that the staff will take the same position for this exchange offer as it did in interpretive letters to other parties. Based on the staff's letters to other parties, we believe that holders of exchange notes, other than broker-dealers, can offer the notes for resale, resell and otherwise transfer the exchange notes without delivering a prospectus to prospective purchasers. However, holders of the outstanding senior notes who intend to participate in the exchange offer must acquire the exchange notes in the ordinary course of business and have no intention of engaging in a distribution of the exchange notes, as a "distribution" is defined under the Securities Act.

     Any holder of outstanding senior notes who is an "affiliate" of Cogentrix or who intends to distribute exchange notes, or any broker-dealer who purchased outstanding senior notes directly from Cogentrix or an "affiliate" of Cogentrix:

     - cannot rely on the Staff's interpretations in the above mentioned interpretive letters and

     - must comply with the registration and prospectus delivery requirements of the Securities Act to transfer the outstanding senior notes, unless the sale is exempt.

     In this situation, a broker-dealer must deliver a prospectus that contains a plan of distribution that names the broker-dealer as a selling security holder in connection with any resale of outstanding senior notes or exchange notes, unless the resale is exempt under the Securities Act.

     In addition, if any broker-dealer acquired outstanding senior notes for its own account as a result of market-making or other trading activities and exchanges the outstanding senior notes for exchange notes, the broker-dealer must deliver a prospectus with any resales of the exchange notes.

     If you want to exchange your outstanding senior notes for exchange notes, you will be required to affirm that:

     - you are not an "affiliate" of Cogentrix Energy;

     - you are acquiring the exchange notes in the ordinary course of your business;

     - you have no arrangement or understanding with any person to participate in a distribution of the exchange notes, as "distribution" is defined under the Securities Act; and

     - you are not a broker-dealer, not engaged in, and do not intend to engage in, a distribution of the exchange notes, as "distribution" is defined under the Securities Act.

     In addition, we may require you to provide information regarding the number of "beneficial owners," within the meaning of Rule 13d-3 under the Exchange Act, of the outstanding senior notes that are held in your name. Each broker-dealer that receives exchange notes for its own account may be deemed to be an "underwriter" under the Securities Act. These broker-dealers must also acknowledge that they each acquired the outstanding senior notes for its own account as the result of market-making activities or other trading activities and agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of exchange notes. The letter of transmittal indicates that by making this acknowledgment and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" under the Securities Act. Based on the staff's position enunciated in interpretive letters to other parties, we believe that broker-dealers who acquired outstanding senior notes for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the exchange notes with a prospectus meeting the requirements of the

Securities Act. Accordingly, a broker-dealer may use this prospectus to satisfy such requirements. We have agreed to allow a broker-dealer to use this prospectus, as it may be amended or supplemented from time to time, for a period starting on the expiration date and ending on the close of business on the first anniversary of the expiration date. You should read "Plan of Distribution" for further information. A broker-dealer intending to use this prospectus in the resale of exchange notes must notify us, on or prior to the expiration date, that it intends to participate in the exchange offer. This notice may be given in the letter of transmittal or may be delivered to the exchange agent.

WITHDRAWAL RIGHTS

     You can withdraw tenders of outstanding senior notes at any time on or before the expiration date.

     For a withdrawal to be effective, you must deliver a written, telegraphic, telex or facsimile transmission of a notice of withdrawal to the exchange agent on or before the expiration date. The notice of withdrawal must specify the name of the person tendering the outstanding senior notes to be withdrawn, the total principal amount of outstanding senior notes withdrawn, and the name of the registered holder of the outstanding senior notes if different from the person tendering the outstanding senior notes. If you delivered outstanding senior notes to the exchange agent, you must submit the serial numbers of the outstanding senior notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an eligible guarantor institution, except in the case of outstanding senior notes tendered for the account of an eligible guarantor institution. If you tendered outstanding senior notes as a book-entry transfer, the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of outstanding senior notes and you must deliver the notice of withdrawal to the exchange agent by written, telegraphic, telex or facsimile transmission. You may not rescind withdrawals of tender. Outstanding senior notes properly withdrawn may again be tendered at any time on or before the expiration date.

     We will determine all questions regarding the validity, form and eligibility of withdrawal notices. Our determination will be final and binding on all parties. Neither we, any of our affiliates or assigns, the exchange agent nor any other person is under any obligation to give notice of any irregularities in any notice of withdrawal, nor will we or they be liable for failing to give any such notice. Withdrawn outstanding notes will be returned to the holder after withdrawal, without cost to the holder.

INTEREST ON EXCHANGE NOTES

     The exchange notes will bear interest at a rate of 8.75% per annum, payable semi-annually, on April 15 and October 15 of each year, commencing April 15, 2001. Holders of exchange notes will receive interest on April 15, 2001 from the date of initial issuance of the exchange notes, plus an amount equal to the accrued interest on the outstanding senior notes. Interest on the outstanding senior notes accepted for exchange will cease to accrue upon issuance of the exchange notes.

CONDITIONS TO THE EXCHANGE OFFER

     We do not have to exchange any outstanding senior notes, may terminate the exchange offer or may waive any conditions to the exchange offer or amend the exchange offer, if any of the following conditions have occurred:

     - the staff no longer allows the exchange notes to be offered for resale, resold and otherwise transferred by any of the holders without compliance with the registration and prospectus delivery provisions of the Securities Act,

     - a governmental body passes any law, statute, rule or regulation which, in our opinion, prohibits or prevents the exchange offer,

     - the Securities and Exchange Commission or any state securities authority issues a stop order suspending the effectiveness of the registration statement or initiates or threatens to initiate a proceeding to suspend the effectiveness of the registration statement, or

     - we are unable to obtain any governmental approval that we believe is necessary to complete the exchange offer.

     If we reasonably believe that any of the above conditions has occurred, we may

     (1) terminate the exchange offer and return all tendered outstanding senior notes to the tendering holders,

     (2)  waive any condition to the exchange offer,

     (3) extend the expiration date of the exchange offer and keep all outstanding senior notes tendered other than those outstanding senior notes properly withdrawn or

     (4) amend the terms of the exchange offer in any respect. If our waiver or amendment materially changes the exchange offer, we will promptly file a post-effective amendment to the registration statement, disclosing the change or waiver. We also will extend the exchange offer as required by Rule 14e-1 of the Exchange Act.

EXCHANGE AGENT

     First Union National Bank has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent addressed as follows:

By Registered, Certified or Overnight   Facsimile:    Telephone Number:
Mail:

First Union National Bank               704-590-7628  704-590-7408
Corporate Trust Reorganization
1525 West W.T. Harris Boulevard, 3C3
Charlotte, North Carolina 28288-1153
Attention: Mike Klotz

By Hand:

First Union National Bank
40 Broad Street
5th Floor, Suite 550
New York, New York 10004

     IF YOU DELIVER LETTERS OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS TO AN ADDRESS OR FACSIMILE NUMBER OTHER THAN THOSE LISTED ABOVE, YOUR TENDER IS INVALID.

FEES AND EXPENSES

     We will bear the expenses of soliciting tenders for the exchange offer. We will principally solicit tenders for the exchange offer by mail or overnight courier, although our officers and regular employees may additionally solicit in person by telephone or facsimile.

     We have not retained any dealer-manager in connection with the exchange offer and will not pay any brokers, dealers or other persons soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and its reasonable out-of-pocket expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses for sending copies of this prospectus, letters of transmittal and related documents to holders of the outstanding notes, and in handling or tendering outstanding senior notes for their customers.

     We will pay the expenses for the exchange offer, including fees and expenses of the exchange agent and trustee and accounting and legal fees and expenses.

     We will pay the transfer taxes for the exchange of the outstanding senior notes in the exchange offer. If, however, exchange notes are delivered to or issued in the name of a person other than the registered holder, or if a transfer tax is imposed for any reason other than the exchange of outstanding senior notes in the exchange offer, then the tendering holder will pay the transfer taxes. If a tendering holder does not submit satisfactory evidence of payment of such taxes or exemption from taxes with the letter of transmittal, the taxes will be billed directly to the tendering holder.

ACCOUNTING TREATMENT

     The exchange notes will be recorded at the same carrying value as the outstanding senior notes. Accordingly, we will not recognize any gain or loss for accounting purposes. We will amortize expenses of the exchange offer over the term of the exchange notes in accordance with generally accepted accounting principles.

             SELECTED CONSOLIDATED HISTORICAL FINANCIAL INFORMATION

     The following table sets forth certain selected consolidated financial information as of and for the five years ended December 31, 1999, as of June 30, 2000 and for the six-month periods ended June 30, 2000 and 1999. This information should be read in conjunction with our consolidated financial statements and related notes thereto included elsewhere in this prospectus and with "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     The selected consolidated financial information as of and for each of the four years in the period ended December 31, 1999, and as of December 31, 1995 set forth below has been derived from our audited consolidated financial statements. The information as of June 30, 2000, the six-month periods ended June 30, 2000 and 1999 and the year ended December 31, 1995 have been derived from our unaudited consolidated financial statements. In the opinion of management, the unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the consolidated financial position and consolidated results of operations for these periods. The unaudited consolidated results of operations are not necessarily indicative of the consolidated results of operations for any other period or for any year as a whole.

                                                                                                SIX MONTHS ENDED
                                                    YEARS ENDED DECEMBER 31,                        JUNE 30,
                                     -------------------------------------------------------   -------------------
                                        1995         1996       1997       1998       1999       1999       2000
                                     -----------   --------   --------   --------   --------   --------   --------
                                     (UNAUDITED)                                                   (UNAUDITED)
                                                     (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Total operating revenue............   $397,677     $388,845   $349,914   $408,693   $447,563   $222,337   $257,836
Operating expenses:
  Operating costs..................    238,261      232,199    190,098    185,567    195,142     95,862    118,072
  General, administrative and
    development....................     28,853       31,245     41,650     36,490     39,014     20,830     19,804
  Depreciation and amortization....     38,848       37,455     41,844     42,535     43,713     21,776     21,968
  Loss on impairment and cost of
    removal of cogeneration
    facilities.....................         --       65,628         --         --         --         --         --
                                      --------     --------   --------   --------   --------   --------   --------
         Total operating
           expenses................    305,962      366,527    273,592    264,592    277,869    138,468    159,844
                                      --------     --------   --------   --------   --------   --------   --------
Operating income...................     91,715       22,318     76,322    144,101    169,694     83,869     97,992
Other income (expense):
  Interest expense.................    (59,362)     (56,950)   (53,864)   (74,949)   (94,956)   (47,307)   (46,922)
  Other, net.......................      4,783        3,186      3,579     (6,506)    (3,747)    (3,568)    (1,626)
                                      --------     --------   --------   --------   --------   --------   --------
Income (loss) before income taxes
  and extraordinary loss...........     37,136      (31,446)    26,037     62,646     70,991     32,994     49,444
Benefit (provision) for income
  taxes............................    (13,783)      11,273     (9,754)   (24,914)   (27,576)   (13,259)   (19,166)
                                      --------     --------   --------   --------   --------   --------   --------
Income (loss) before extraordinary
  loss.............................     23,353      (20,173)    16,283     37,732     43,415     19,735     30,278
Extraordinary loss on early
  extinguishments of debt, net.....         --         (703)    (1,502)      (743)        --         --         --
                                      --------     --------   --------   --------   --------   --------   --------
         Net income (loss).........   $ 23,353     $(20,876)  $ 14,781   $ 36,989   $ 43,415   $ 19,735   $ 30,278
                                      ========     ========   ========   ========   ========   ========   ========
Earnings (loss) per common share...   $  82.81     $ (74.03)  $  52.41   $ 131.17   $ 153.95   $  69.98   $ 107.37
                                      ========     ========   ========   ========   ========   ========   ========
Ratio of earnings to fixed charges
  (unaudited)(1)...................       1.57x        0.49x      1.46x      1.80x      1.70x      1.95x      1.66x
                                      ========     ========   ========   ========   ========   ========   ========
OTHER DATA (UNAUDITED)(2):
Parent EBITDA......................   $ 27,674     $ 55,413   $ 38,980   $ 63,884   $ 96,982   $ 35,941   $ 52,303
Parent Fixed Charges...............      8,530        8,472      8,607     14,217     32,548     16,237     16,826
Parent EBITDA/Parent Fixed
  Charges..........................       3.24x        6.54x      4.53x      4.49x      2.98x      2.21x      3.11x
Cash dividends declared per common
  share............................      15.02        16.88      25.32      26.23      30.79         --         --

                                                             AS OF DECEMBER 31,                         AS OF
                                          --------------------------------------------------------    JUNE 30,
                                            1995       1996       1997        1998         1999         2000
                                          --------   --------   --------   ----------   ----------   -----------
                                                                                                     (UNAUDITED)
                                                      (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
BALANCE SHEET DATA:
Cash and marketable securities..........  $ 29,228   $ 89,188   $ 71,833   $   48,207   $   80,344   $   93,553
Total assets............................   914,136    865,941    822,974    1,499,851    1,998,386    2,166,261
Project financing debt(3)...............   639,823    620,885    567,705      877,653    1,271,383    1,401,928
Parent debt(4)..........................   100,000    100,000    100,000      355,000      355,000      355,000
Total shareholders' equity..............    75,891     50,631     58,298       87,863      121,451      151,798

---------------

(1) For purposes of this ratio, earnings include income (loss) before income taxes, extraordinary loss and fixed charges. Fixed charges include interest, whether capitalized or expensed and amortization of deferred financing costs.
(2) Parent EBITDA represents cash flow to Cogentrix Energy prior to debt service and income taxes of Cogentrix Energy. Parent Fixed Charges include cash payments made by Cogentrix Energy related to outstanding indebtedness of Cogentrix Energy and the cost of funds associated with Cogentrix Energy's guarantees of some of its subsidiaries' indebtedness. Our management believes Parent EBITDA is a useful measure of Cogentrix Energy's ability to service debt. Parent EBITDA should not be construed, however, as an alternative to operating income or to cash flows from operating activities.
(3) Project financing debt with respect to each of our project subsidiaries is "substantially non-recourse" to Cogentrix Energy and its other project subsidiaries. For a discussion of the term "non-recourse," see
    "Business -- Project Agreements, Financing and Operating Arrangements for our Facilities -- Project Financing."
(4) Parent debt represents obligations of Cogentrix Energy only and does not include non-recourse obligations of our project subsidiaries and project affiliates.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     Cogentrix Energy, Inc. is an independent power producer that, through its direct and indirect subsidiaries, acquires, develops, owns and operates electric generating plants, principally in the United States. We derive most of our revenue from the sale of electricity, but we also produce and sell steam. We sell the electricity we generate, primarily under long-term power purchase agreements, to regulated electric utilities and power marketers. We sell the steam we produce to industrial customers with manufacturing or other facilities located near our electric generating plants. We were one of the early participants in the market for electric power generated by independent power producers that developed as a result of energy legislation the United States Congress enacted in 1978. We believe we are one of the larger independent power producers in the United States based on our total project megawatts in operation.

     We currently own -- entirely or in part -- a total of 25 electric generating plants in operation in the United States. Our 25 plants are designed to operate at a total production capability of approximately 4,821 megawatts. After taking into account our part interests in the 17 plants that are not wholly-owned by us, that range from 1.6% to approximately 74.0%, our net ownership interests in the total production capability of our 25 electric generating plants is approximately 2,254 megawatts. We currently operate 12 of our facilities, 9 of which we developed and constructed.

     We also have ownership interests in and will operate four facilities currently under construction in Louisiana, Oklahoma, Idaho and the Dominican Republic with an aggregate production capability of approximately 2,196 megawatts. Once these facilities begin operation, we will have ownership interests in a total of 28 domestic -- and one international -- electric generating facilities that are designed with an aggregate production capability of approximately 7,017 megawatts. Our net ownership interest in the total production capability of these 29 facilities will be approximately 4,212 megawatts.

RESULTS OF OPERATIONS

  Six-Month Period Ended June 30, 2000 as compared to the Six-Month Period Ended June 30, 1999

     Total operating revenue increased 16.0% to $257.8 million as compared to $222.3 million for the six-month period ended June 30, 1999. This increase was primarily attributable to a $18.3 million increase in electric and service revenue related to an increase in megawatt hours sold to the purchasing utilities at several of our electric generating facilities. The increase in operating revenue is also attributable to a $15.8 million increase in income from unconsolidated investments in power projects. This increase is attributable to an increase in megawatt hours sold to the purchasing utilities at some of the facilities, and to a change in treatment for major overhaul expenses at four of the facilities on January 1, 1999, requiring major maintenance overhauls to be expensed as incurred. Previously, the estimated cost of major maintenance overhauls was reserved in advance. The increase in income from our project affiliates is also the result of the acquisition of an additional 19.9% interest in the Indiantown facility late in the second quarter of 1999, and an additional 20.1% interest in the third quarter of 1999.

     Our operating costs increased 23.1% to $118.1 million for the six-month period ended June 30, 2000 as compared to $95.9 million for the six-month period ended June 30, 1999. The increase was primarily due to a $16.6 million increase in fuel expense. The increase in fuel expense was a result of an increase in megawatt hours sold to the purchasing utilities at several of our electric generating plants. Operating costs were also impacted by the inclusion of startup costs incurred at the Batesville facility during the six-month period ended June 30, 2000. These costs were not incurred during 1999. Operating costs also increased as a result of an increase in expenses at the Richmond facility as a result of an increase in the amount of its project debt during the second quarter of 2000.

     General, administrative and development expense decreased 4.8% to $19.8 million for the six-month period ended June 30, 2000 as compared to $20.8 million for the six-month period ended June 30, 1999.

The decrease resulted primarily from the capitalization of certain corporate development costs related to projects under active development and construction. The decrease in general, administrative and development expense was partially offset by an increase in compensation expense related to an increase in the number of corporate employees and an increase in incentive compensation expense related to our increased profitability.

     Interest expense decreased 0.8% to $46.9 million for the six months ended June 30, 2000 as compared to the corresponding period of 1999. Our average long-term debt increased to $1.7 billion, as compared to average long-term debt of $1.2 billion for the six months ended June 30, 1999. The increase in average long-term debt is primarily the result of the inclusion of $326.0 million of construction financing related to the Batesville facility and additional construction borrowings incurred during the six months ended June 30, 2000 for projects in Idaho, Oklahoma and the Dominican Republic. Interest incurred on these construction borrowings is capitalized during the construction phase. The decrease in interest expense resulted primarily from the scheduled repayments on outstanding project financing debt at several of our project subsidiaries.

     The decrease in minority interest in income for the six-month period ended June 30, 2000 as compared to the corresponding period of 1999 related primarily to the inclusion of the losses incurred at the Batesville facility, on which we completed construction and commenced commercial operation in August 2000.

  Year Ended December 31, 1999 as compared to Year Ended December 31, 1998

     Total operating revenues increased 9.5% to $447.6 million for the year ended December 31, 1999 as compared to $408.7 million for the year ended December 31, 1998. This increase was primarily attributable to the $19.4 million increase in lease and service revenue earned under the power sales agreements for the Cottage Grove and Whitewater facilities in which we acquired our interests in March 1998. The increase in operating revenues also relates to a $19.0 million increase in income from unconsolidated investments in power projects. This increase was primarily attributable to the purchase of interests in 12 electric generating facilities in October 1998. The increase in income from unconsolidated investments in power projects was also impacted by the purchase of an additional 40% interest in the Indiantown facility during 1999. The increase in total operating revenues was partially offset by a decrease in other operating revenue, due to the recognition of a $4.3 million construction management fee received in 1998 for the completion of a 248 megawatt, gas-fired electric generating facility in Clark County, Washington.

     Total operating expenses increased 5.1% to $195.1 million for the year ended December 31, 1999 as compared to $185.6 million for the year ended December 31, 1998. This increase was primarily attributable to the $9.9 million in cost of services incurred by the Cottage Grove and Whitewater facilities, interests in which we acquired in March 1998. Total operating expenses also increased as a result of an increase in fuel expense of $3.4 million associated with an increase in overall megawatt hours sold to the purchasing utilities at our plants, the amortization of an arbitration award to a coal supplier and an increase in fuel sold to third parties at the Cottage Grove and Whitewater facilities. The increase in total operating expenses was partially offset by a decrease in operation and maintenance expenses due to routine maintenance expenses incurred at several of our facilities during the year ended December 31, 1998.

     General, administrative, and development expenses increased 6.8% to $39.0 million for the year ended December 31, 1999 as compared to $36.5 million for the year ended December 31, 1998. This increase is primarily due to an increase in compensation expense related to an increase in the number of corporate employees, an increase in incentive compensation expense related to our increased profitability, and expense related to the buyout of an executive's participation in an incentive compensation plan. General and administrative expense was also impacted, to a lesser extent, by an increase in information system consulting costs resulting from the implementation of various new core business systems. The increase in general, administrative, and development expenses was partially offset by the capitalization of development costs related to certain project development efforts during the year ended December 31, 1999 and a decrease in travel and other development costs related to international development activity.

     Interest expense increased 26.8% to $95.0 million for the year ended December 31, 1999 as compared to $74.9 million for the year ended December 31, 1998. Our average long-term debt increased to $1.2 billion, with a weighted average interest rate of 7.62% for the year ended December 31, 1999 as compared to average long-term debt of $1.0 billion, with a weighted average interest rate of 7.25% for the year ended December 31, 1998. The increases in interest expense and weighted average debt outstanding were related to the inclusion of the project debt of the Cottage Grove and Whitewater facilities acquired in March 1998, the issuance of $255 million of 8.75% senior notes during the fourth quarter of 1998, and borrowings incurred during the year under revolving credit facilities at some subsidiaries related to acquisitions made during the year. The increase in average long-term debt outstanding was also impacted, to a lesser extent, by an outstanding construction loan of approximately $70.5 million in December 1999, for the project under construction in Jenks, Oklahoma. The increase in interest expense was partially offset by a decrease in interest expense at several of our project subsidiaries resulting from the scheduled repayment of outstanding project finance debt, and the capitalization of interest costs on projects under construction.

     The increase in minority interest in income for the year ended December 31, 1999 as compared to the year ended December 31, 1998 related to the inclusion of a full twelve months of operations for the Cottage Grove and Whitewater facilities in the year ended December 31, 1999, as compared to only nine months in the year ended December 31, 1998, and the settlement of certain matters under the construction contracts relating to the Whitewater and Cottage Grove facilities.

  Year Ended December 31, 1998 as compared to Year Ended December 31, 1997

     Total operating revenues increased 16.8% to $408.7 million for the year ended December 31, 1998 as compared to $349.9 million for the year ended December 31, 1997. This increase was primarily attributable to the $69.2 million aggregate amount of lease revenue and service revenue earned under the power sales agreements for the Cottage Grove and Whitewater facilities in which we acquired our interests in March 1998. Operating revenues were also impacted by an increase in income from unconsolidated investments in power projects. The increase was primarily the result of the acquisition of ownership interests in twelve electric generating facilities in October 1998. We recognized approximately $2.8 million of revenue, net of premium amortization, related to these ownership interests. These increases in operating revenues were partially offset by a net decrease in electric revenue for the year ended December 31, 1998 as compared to the year ended December 31, 1997. This decrease is primarily the result of a restructuring of power sales agreements at two of our facilities to give the purchasing utility the right to suspend or reduce purchases of energy. The decrease in electric revenues was partially offset by an increase in electric revenue at three of our facilities due to an increase in megawatt hours sold to the purchasing utilities.

     Our operating costs decreased approximately 2.4% to $185.6 million for the year ended December 31, 1998 as compared to $190.1 million for the year ended December 31, 1997. The decrease in operating expenses was primarily the result of a $37.7 million reduction in fuel expense at two of our facilities resulting from the restructuring of their power sales agreements. The decrease was also a result of a decrease in operating costs incurred by ReUse Technology, Inc., an indirect, wholly-owned subsidiary, related to third-party agreements. This decrease was partially offset by the $36.0 million in cost of services incurred by the Cottage Grove and Whitewater facilities, interests in which we acquired in March 1998. Operating expenses were also impacted by the increases in fuel expense at two of our facilities associated with an increase in megawatt hours sold.

     General, administrative and development expenses for the year ended December 31, 1998 decreased 12.5% to $36.5 million as compared to $41.7 million for the year ended December 31, 1997. The decrease was primarily the result of $10.7 million of expense recognized in the year ended December 31, 1997 related to the restructuring or termination of incentive compensation arrangements for certain employees, as well as expense incurred related to severance payments to certain executive officers. The decrease was also due to a general decrease in salary expense during the year ended December 31, 1998 as a result of a restructuring we completed in the prior year. This decrease was partially offset by an increase in incentive compensation expense related to our profit-sharing plan as a result of the increase in our profitability for the year ended December 31, 1998, and expenses incurred related to our project development efforts.

     Interest expense increased 39.0% to $74.9 million for the year ended December 31, 1998 as compared to $53.9 million for the year ended December 31, 1997. Our average long-term debt increased to $1.0 billion, with a weighted average interest rate of 7.25%, for the year ended December 31, 1998 as compared to average long-term debt of $697 million, with a weighted average interest rate of 7.73%, for the year ended December 31, 1997. The increases in interest expense and weighted average debt outstanding are related to the inclusion of the project finance debt of the Cottage Grove and Whitewater facilities acquired in March 1998, and the increase in project finance debt outstanding at the Portsmouth facility, that was refinanced in December 1997, and the Hopewell facility, that was refinanced in February 1998. The increases also relate to the issuance of $255 million of 8.75% senior notes in the fourth quarter of 1998 and periodic borrowings under the corporate credit facility. The increase in interest expense discussed above was partially offset by a decrease in interest expense at several of our project subsidiaries due to the scheduled repayment of outstanding project finance debt.

     The increase in the equity in net loss of affiliates for the year ended December 31, 1998 relates to an increase in losses recognized by the partnerships operating tomato greenhouses in the states of New York and Texas. In December 1998, we entered into an agreement to sell our interests in these partnerships that resulted in the recognition of a $2.1 million gain included in investment and other income in the accompanying consolidated statements of income.

     The increase in minority interests in income for the year ended December 31, 1998 as compared to the prior year relates to the recognition of the minority partner's share of earnings in the Cottage Grove and Whitewater facilities, and an increase in earnings at the Hopewell facility as a result of that facility's restructured power sales agreement.

     The extraordinary loss on early extinguishment of debt for the year ended December 31, 1998 relates to the refinancing of the Hopewell facility's project debt in February 1998. The loss consisted of a write-off of the deferred financing costs on the Hopewell facility's original project debt and a swap termination fee on an interest rate swap agreement hedging the original project debt.

LIQUIDITY AND CAPITAL RESOURCES

     The principal components of operating cash flow for the six-month period ended June 30, 2000 were net income of $30.3 million, increases due to adjustments for depreciation and amortization of $22.0 million, deferred income taxes of $17.1 million and minimum lease payments received, net of amortization of unearned lease income of $0.3 million, that were partially offset by minority interest in income, net of dividends of $0.8 million, $7.6 million equity in net income of project affiliates, net of dividends and a net $0.1 million use of cash reflecting changes in other working capital assets and liabilities. Cash flow provided by operations of $61.2 million, proceeds from borrowings of $176.8 million, $56.7 million of funds released from escrow, and repayments on notes receivable of $1.0 million were primarily used to purchase property, plant and equipment of $1.3 million, invest $1.7 million in project affiliates, make payments on construction in progress and project development costs of $178.8 million, make deposits on turbines of $29.7 million, pay a common stock dividend of $8.7 million, repay project finance borrowings of $46.5 million, and pay deferred financing costs of $15.8 million.

     The principal components of operating cash flow for the year ended December 31, 1999 were generated by net income of $43.4 million, increases due to adjustments for depreciation and amortization of $43.7 million, deferred income taxes of $23.9 million, minority interest in income, net of dividends of $8.5 million and equity in net income of project affiliates, net of dividends, of $3.6 million that were partially offset by amortization of unearned lease income, net of minimum lease payments received of $1.6 million and a net $1.3 million use of cash reflecting changes in other working capital assets and liabilities. Cash flow provided by operating activities of $120.2 million, proceeds from project finance borrowings of $191.3 million, and $12.2 million of cash escrows released, were primarily used to purchase property, plant and equipment additions of $4.3 million, to make investments in project affiliates of $76.8 million, to pay deferred financing costs of $9.0 million, to repay project finance borrowings of $122.2 million, to pay a dividend to common shareholders of $7.4 million, to make deposits on turbines of $11.2 million and to fund construction in progress and project development costs of $60.7 million.

     As of June 30, 2000, we had long-term debt (including the current portion thereof) of approximately $1.7 billion. With the exception of the $355.0 million of senior notes currently outstanding, substantially all of such indebtedness is project financing debt, a large portion of that is non-recourse to Cogentrix Energy. The project financing debt generally requires the extensions of credit to be repaid solely from the project's revenues and provide that the repayment of the extensions of credit (and interest thereon) is secured solely by the physical assets, agreements, cash flow and, in certain cases, the capital stock of or the partnership interest in that project subsidiary. Future annual maturities of long-term debt range from $54.8 million to $144.9 million in the five-year period ending December 31, 2004. We believe that our project subsidiaries and project affiliates will generate sufficient cash flow to pay all required debt service on their project financing debt and to allow them to pay management fees, dividends or distributions to Cogentrix Energy periodically in sufficient amounts to allow Cogentrix Energy to pay all required debt service, fund a significant portion of its development activities and meet its other obligations.

     The ability of our project subsidiaries and project affiliates to pay dividends, distributions and management fees periodically to Cogentrix Energy is subject to certain limitations in our respective financing documents. Such limitations generally require that: (1) debt service payments be current, (2) debt service coverage ratios be met, (3) all debt service and other reserve accounts be funded at required levels and (4) there be no default or event of default under the relevant financing documents. There are also additional limitations that are adapted to the particular characteristics of each project subsidiary and project affiliate. Management does not believe that such restrictions or limitations will adversely affect Cogentrix Energy's ability to meet its debt obligations.

     In September 2000, we amended our corporate credit facility to increase available commitments from $175.0 million to $250.0 million and to modify certain covenants. The credit facility has been extended through October 2003 and is unsecured. The corporate credit facility provides direct advances to, or the issuance of letters of credit for, our benefit in an amount up to $250.0 million. At or near the date of this Offering Memorandum, we had utilized approximately $183.3 million of the credit available primarily for letters of credit issued in connection with projects we had under construction in Louisiana, Idaho, Oklahoma and the Dominican Republic. The balance of the commitments under the corporate credit facility is available, subject to any limitations imposed by the covenants contained therein and in the indentures, to be drawn upon by us to repay other outstanding indebtedness or for general corporate purposes, including equity investments in new projects or acquisitions of existing electric generating facilities or those under development.

     Two of our wholly-owned subsidiaries, Cogentrix Eastern America, Inc. and Cogentrix Mid-America, Inc. ("Mid-America"), formed to hold interests in electric generating facilities acquired in 1999 and 1998, maintain credit agreements with banks to provide for $75.0 million and $25.0 million of revolving credit, respectively. Both credit facilities provide for credit in the form of direct advances, and the Mid-America facility provides for issuances of letters of credit. Including the credit facilities described above, and the revolving credit facility at one of our project subsidiaries, we maintain revolving credit that is non-recourse to Cogentrix Energy, with aggregate commitments of $143.5 million. As of June 30, 2000, we had approximately $41.7 million available under these facilities. The aggregate commitments on these facilities decrease to $136.0 million and $105.4 million as of December 31, 2000 and 2001, respectively, and to $25.0 million as of December 31, 2002, 2003 and 2004.

     On August 17, 2000, we entered into a credit agreement with a bank, as agent for several banks and other financial institutions, that provides up to $460.0 million in borrowings, a credit support letter of credit in the maximum amount of $30.0 million, and a $10.0 million debt service reserve letter of credit that will be used to construct an approximate 816 megawatt, combined-cycle, natural gas-fired electric generating facility located near the city of Sterlington, Louisiana. The Company has committed to provide an equity contribution to the project subsidiary of approximately $61.6 million upon the earliest to occur of (1) an event of default under the project financing agreements, (2) the incurrence of construction costs after all project financing has been expended, or (3) June 1, 2002. The equity contribution commitment is supported by a letter of credit, that is provided under Cogentrix Energy's corporate credit facility. The Company expects the facility, that the Company will operate, to begin operations in mid-2002.

     On April 18, 2000, a partnership, in which we own a 65% interest, closed credit facilities with a group of lending banks and financial institutions that will provide up to $232.5 million in construction loans to be used to construct an approximate 300 megawatt electric generating plant in the Dominican Republic. This project will utilize fuel oil-fired, combined-cycle technology. We have committed to provide an equity contribution to the project subsidiary of approximately $50.3 million upon the earliest to occur of (1) an event of default under the project subsidiary's financing agreement, (2) completion of construction of the facility, or (3) February 2003. This equity commitment is supported by a letter of credit, that is provided under Cogentrix Energy's corporate credit facility. We expect the Dominican Republic facility, that we will operate, to begin commercial operations in early 2002.

     On March 9, 2000, a partnership, in which we own a 51% interest, closed a credit agreement with a bank and a financial institution that provides for a $126.0 million construction loan and a $5.0 million debt service reserve letter of credit. Proceeds from the construction loan are being used to construct an approximate 270 megawatt combined-cycle, natural gas-fired generating facility located in Rathdrum, Idaho. We have committed to provide an equity contribution to the project subsidiary of approximately $16.7 million upon the earliest to occur of (1) an event of default under the project subsidiary's financing agreement, (2) the incurrence of construction costs after all project financing has been expended, or (3) October 1, 2002. This equity contribution commitment is supported by a letter of credit that is provided under Cogentrix Energy's corporate credit facility. An indirect, wholly-owned subsidiary of Cogentrix Energy has entered into an engineering, procurement and construction contract with the partnership to construct the Rathdrum facility. Cogentrix Energy has guaranteed this subsidiary's obligations under the contract. We expect the Rathdrum facility, that we will operate, to begin operation in late 2001.

     In December 1999, we closed a $350.0 million construction loan with two banks and commenced construction on an approximate 810 megawatt, combined-cycle, natural gas-fired generating facility located in Jenks, Oklahoma. We have committed to provide an equity contribution to the project subsidiary of approximately $48.7 million upon the earliest to occur of (1) an event of default under the project subsidiary's financing agreement, (2) the incurrence of construction costs after all project financing has been expended, or (3) June 24, 2002. This equity contribution commitment is supported by a letter of credit that is provided under Cogentrix Energy's corporate credit facility. We expect the Oklahoma facility, that we will operate, to begin operation in early 2002.

     Any project we develop in the future, and those electric generating facilities we may seek to acquire, are likely to require substantial capital investment. Our ability to arrange financing on a non-recourse basis and the cost of such capital are dependent on numerous factors. In order to access capital on a non-recourse basis in the future, we may have to make larger equity investments in, or provide more financial support for, the project entity.

     We currently have commitments with a turbine supplier to purchase a specified number of turbines with specified delivery dates. We have made approximately $10.5 million in non-refundable deposits related to these commitments. We expect to make additional progress payments of $3.5 million in 2000. The aggregate amount of these deposits will be repaid or funded from proceeds of project financings we anticipate closing during the remainder of 2000.

     For the fiscal year ended December 31, 1999, our board of directors declared a dividend on our outstanding common stock of $8.7 million. The dividend was paid in March 2000. The board of directors' policy, that is subject to change at any time, provides for a dividend payout ratio of no more than 20% of our net income for the immediately preceding fiscal year. In addition, under the terms of the indentures for the Company's outstanding senior notes and the corporate credit facility, our ability to pay dividends and make other distributions to our shareholders is restricted.

IMPACT OF ENERGY PRICE CHANGES, INTEREST RATES AND INFLATION

     Energy prices are influenced by changes in supply and demand, as well as general economic conditions, and therefore tend to fluctuate significantly. We protect against the risk of changes in the market price for electricity by entering into contracts with fuel suppliers, utilities or power marketers that reduce or eliminate our exposure to this risk by establishing future prices and quantities for the electricity produced independent of the short-term market. Through various hedging mechanisms, we have attempted to mitigate the impact of changes on the results of operations of most of our projects. The hedging mechanism against increased fuel and transportation costs for most of our currently operating facilities is to provide contractually for matching increases in the energy payments our project subsidiaries receive from the utility purchasing the electricity generated by the facility.

     Under the power sales agreements for certain of our facilities, energy payments are indexed, subject to certain caps, to reflect the purchasing utility's solid fuel cost of producing electricity or provide periodic, scheduled increases in energy prices that are designed to match periodic, scheduled increases in fuel and transportation costs that are included in the fuel supply and transportation contracts for the facilities.

     For our Batesville facility -- and most of our facilities currently under construction -- we have tolling arrangements in place to minimize the impact of fluctuating fuel prices. Under these tolling arrangements, each customer is typically obligated to supply and pay for fuel necessary to generate the electrical output expected to be dispatched by the customer.

     Changes in interest rates could have a significant impact on our results of operations because they affect the cost of capital needed to construct projects as well as interest expense of existing project financing debt. As with fuel price escalation risk, we attempt to hedge against the risk of fluctuations in interest rates by arranging either fixed-rate financing or variable-rate financing with interest rate swaps, collars or caps on a portion of our indebtedness.

     Although hedged to a significant extent, our financial results will likely be affected to some degree by fluctuations in energy prices, interest rates and inflation. The effectiveness of the hedging techniques implemented by us is dependent, in part, on each counterparty's ability to perform in accordance with the provisions of the relevant contracts. We have sought to reduce this risk by entering into contracts with creditworthy organizations.

  Interest Rate Sensitivity

     The following tables provide information about our derivative financial instruments and other financial instruments that are sensitive to changes in interest rates, including interest rate swaps, interest rate caps and debt obligations.

     The table below contains information on the interest rate sensitivity of our debt portfolio. This table presents principal cash flows and related weighted average interest rates by expected maturity dates for all of our debt obligations as of December 31, 1999. This table does not reflect scheduled future interest rate adjustments. The weighted average interest rates disclosed in the table are calculated based on interest rates as of December 31, 1999. Future interest rates are likely to vary from those disclosed in the table.

                                                 EXPECTED MATURITY DATE
                              -------------------------------------------------------------
                               2000      2001       2002      2003      2004     THEREAFTER     TOTAL
                              -------   -------   --------   -------   -------   ----------   ----------
                                                     (IN THOUSANDS)
Long-term Debt:
Fixed Rate..................  $ 6,386   $28,662   $ 30,227   $32,471   $54,934    $981,462    $1,134,142
  Weighted average interest
     rate...................     7.50%     7.49%      7.51%     7.47%     7.47%       8.01%
Variable Rate...............  $83,728   $77,249   $114,722   $22,318   $23,272    $151,311       472,600
                                                                                              ----------
  Weighted average interest
     rate...................     7.08%     7.07%      7.52%     7.63%     7.45%       7.48%
                                                                                              $1,606,742
                                                                                              ==========

     The following tables contain information regarding interest rate swap and interest rate cap agreements entered into by some of our project subsidiaries to manage interest rate risk on their variable-rate project financing debt. The notional amounts of debt covered by these agreements as of June 30, 2000 was approximately $259,248,000. These agreements effectively changed the interest rate, including applicable margins, on the portion of debt covered by the notional amounts from a weighted average variable rate of 6.73% to a weighted average effective rate of 6.35% at June 30, 2000.

            FIXED RATE PAY/VARIABLE RATE RECEIVE INTEREST RATE SWAPS

       HEDGED
      NOTIONAL         EFFECTIVE   MATURITY   FIXED RATE   VARIABLE RATE   FAIR MARKET
       AMOUNT            DATE        DATE        PAY        RECEIVE(1)        VALUE
      --------         ---------   --------   ----------   -------------   -----------
$46,750,000             2/12/98    12/31/02     5.6875%        6.7925%     $  736,170
  4,500,000             8/30/90     8/30/00      9.503%        6.3381%        (71,584)
 37,119,000             4/28/00     7/31/06      6.078%        6.3750%      2,185,640
 13,038,981             1/15/98     3/07/01      5.585%        6.7925%         73,545
 21,150,000             1/14/98     6/30/02      5.555%        6.8263%        332,895
                                                                           ----------
                                                                           $3,256,666
                                                                           ==========

                               INTEREST RATE CAPS

       HEDGED                                  MAXIMUM        ACTUAL
      NOTIONAL         EFFECTIVE   MATURITY    INTEREST      INTEREST      FAIR MARKET
       AMOUNT            DATE        DATE        RATE         RATE(1)         VALUE
      --------         ---------   --------   ----------   -------------   -----------
$ 4,540,000            12/31/96     3/31/01       7.50%        6.7800%      $    226
 21,150,000             2/20/97     6/28/02       6.50%        6.8263%       127,059
 80,000,000             9/18/99     7/31/00       9.00%        6.1825%            --
 31,000,000             7/31/00     7/31/02       9.00%            --         14,707
                                                                            --------
                                                                            $141,992
                                                                            ========

---------------

(1) The "variable rate receive" and "actual interest rate" are based on the interest rates in effect as of June 30, 2000. Interest rates in the future are likely to vary from those disclosed in the tables above.

                                    BUSINESS

INTRODUCTION

     Cogentrix Energy is an independent power producer that through its direct and indirect subsidiaries acquires, develops, owns and operates electric generating plants, principally in the United States. We derive most of our revenue from the sale of electricity, but we also produce and sell steam. We sell the electricity we generate to regulated electric utilities and power marketers, primarily under long-term power purchase agreements. We sell the steam we produce to industrial customers with manufacturing or other facilities located near our electric generating plants. We were one of the early participants in the market for electric power generated by independent power producers that developed as a result of energy legislation the United States Congress enacted in 1978. We believe we are one of the larger independent power producers in the United States based on our total project megawatts in operation.

     We currently own -- entirely or in part -- a total of 25 electric generating facilities in the United States. Our 25 plants are designed to operate at a total production capability of approximately 4,821 megawatts. After taking into account our part interests in the 17 plants that are not wholly-owned by us, that range from 1.6% to approximately 74%, our net ownership interests in the total production capability of our 25 electric generating facilities is approximately 2,254 megawatts. We currently operate 12 of our facilities, nine of which we developed and constructed.

     We also have ownership interests in and will operate four facilities currently under construction in Louisiana, Oklahoma, Idaho and the Dominican Republic. Once these facilities begin operation, we will have ownership interests in a total of 28 domestic -- and one international -- electric generating facilities that are designed with a total production capability of approximately 7,017 megawatts. Our net equity interest in the total production capability of those 29 facilities will be approximately 4,212 megawatts.

OUR STRATEGY

     We intend to remain among the leaders in the independent power industry by developing and constructing or acquiring -- entirely or in part -- electric generating facilities in the United States and in foreign countries where the political climate is conducive to increased foreign investment.

     We have targeted three market segments for our future development and acquisition activities:

     - Developing New Electric Generating Plants. We intend to pursue domestic development of new, highly-efficient, low-cost plants, concentrating on facilities that use natural gas as fuel. We expect these facilities to enter into long-term contractual arrangements with fuel suppliers, electric utilities or power marketers. These contractual arrangements will provide us a scheduled and/or indexed payment for electricity and result in the fuel supplier, electric utility or power marketer assuming the risks associated with fuel and energy price fluctuations. We also intend to pursue international project development opportunities on a highly selective basis. We expect to do so only in those countries where demand for power is growing rapidly, private investment is encouraged and favorable financing conditions exist.

     - Acquiring Interests in Existing Domestic Electric Generating Plants. We intend to generally focus our future acquisition opportunities on projects that already have entered into power sales contracts with electric utilities or other customers whose senior unsecured debt carries investment-grade credit ratings. We may also seek to acquire interests in electric generating facilities that do not have contracts in place but are nonetheless highly efficient, low-cost providers that can take advantage of opportunities in a rapidly deregulating energy market. If we do, we intend to protect Cogentrix against the risk of changes in the market price for electricity by entering into contracts at the time of acquisition with fuel suppliers, utilities or power marketers that reduce or eliminate our exposure to this risk by establishing future prices and quantities for the electricity produced independent of the short-term market.

     - Developing New or Managing Existing Plants for Industrial
       Companies. Many large, industrial companies with significant energy needs own on-site facilities for generating the electricity and producing the steam they require for their manufacturing, refining or other operations. We believe that cogenerating facilities with state-of-the-art technology developed by us could replace or upgrade existing facilities employing older technology that many of these industrial companies currently operate themselves. We also expect that many industrial companies choosing not to replace their existing facilities will seek to contract with companies like Cogentrix to manage and operate their existing facilities.

     We seek to manage the risks associated with owning and operating electric generating facilities by emphasizing diversification and balance among our investments in terms of the following criteria:

     - geographic location of the facilities in which we have an ownership interest;

     - electric utility or power marketing customers for the electricity we generate and the industrial customers for the steam we produce;

     - technology we employ to generate electricity and produce steam; and

     - coal, gas and other fuel suppliers to our plants.

INDUSTRY TRENDS CREATING MARKET OPPORTUNITIES

  Increasing Competition in the Domestic Electric Generating Industry

     In response to increasing customer demand for access to low-cost electricity and enhanced services, new regulatory initiatives are currently being adopted or considered at both state and federal levels to increase competition in the domestic electric generating industry. We believe that these regulatory initiatives will lead to the transformation of the existing regulated, utility dominated market, that sells to a captive customer base and is based upon cost-of-service pricing, to a more competitive market in which end users may purchase electricity from a variety of suppliers, including non-utility generators, power marketers, public utilities and others at competitive prices. Our management believes that these market trends will create significant new business opportunities for us because we have demonstrated our ability to construct and operate efficient, low-cost electric generating facilities.

  Growing Market for Sale of Electric Generating Assets

     Regulatory initiatives to restructure the United States electric industry have led to the development of a growing market for the sale of electric generating assets principally by utilities, but also by independent power producers and industrial companies. In addition to regulatory pressure, some utilities' managements have decided for strategic reasons to sell some or all of their generating assets and to concentrate on the transmission and distribution segments of the power supply market. If this trend continues, it may create additional investment opportunities for us. In connection with acquiring -- entirely or in part -- any additional electric generating assets, we expect to reduce our exposure to electric market price risk by entering into contractual arrangements with fuel suppliers, utilities and/or power marketers under which they would assume some or all of the risks associated with fluctuations in energy prices.

  Expanded Options Resulting from Passage of the Energy Policy Act

     The passage of the Energy Policy Act in 1992 significantly expanded the options available to independent power producers, particularly with respect to siting a generating facility. Among other things, the Energy Policy Act enables independent power producers to obtain an order from the Federal Energy Regulatory Commission requiring an intermediary utility to give access to its transmission lines to transmit or "wheel" electric power from a generating facility to its utility purchaser. The availability of wholesale transmission "wheeling" could be an important aspect in the development of new projects. For example, we may be able to develop a project in one utility's service territory and "wheel" the electric power produced by the project through the transmission lines of that utility to a second utility or another wholesale purchaser. The Energy Policy Act also created a new class of generator -- exempt wholesale generators -- that, unlike qualifying facilities, are not required to use alternative or renewable fuels or to have useful thermal energy output. See "Regulation -- Energy Regulations" herein.

FACILITIES UNDER CONSTRUCTION

     We currently have four new "greenfield" electric generating facilities under construction. A brief description of each of these facilities follows with an estimate of the dates we expect them to commence commercial operations.

     - Sterlington, Louisiana Facility. In August 2000, we closed financing and commenced construction on a wholly-owned 816 megawatt combined-cycle, natural gas-fired electric generating facility near Sterlington, Louisiana. Dynegy Power Marketing, Inc. will deliver natural gas to and purchase electricity produced by this plant under a 15-year power purchase agreement. This facility, which we will operate and manage, is scheduled to commence commercial operations in mid-2002.

     - Dominican Republic Facility. In April 2000, a partnership, in which we own a 65% interest, closed financing and commenced construction on a 300 megawatt combined-cycle, fuel oil-fired electric generating facility in the Dominican Republic. We will sell electricity produced by this facility under a 20-year power purchase agreement to Corporacion Dominicana de Electricidad, that is supported by a Dominican government guarantee of the payment obligations. This facility, which we will operate and manage, is scheduled to commence commercial operations in early 2002.

     - Rathdrum, Idaho Facility. In March 2000, a partnership, in which we own a 51% interest, closed financing and commenced construction on a 270 megawatt combined-cycle, natural gas-fired electric generating facility in Rathdrum, Idaho. Avista Turbine Power, Inc. will deliver natural gas and purchase electricity produced by this facility under a 25-year power purchase agreement. This facility, which we will operate and manage, is scheduled to commence commercial operations in late 2001.

     - Jenks, Oklahoma Facility. In December 1999, we closed financing and commenced construction on a wholly-owned 810 megawatt combined-cycle, natural gas-fired electric generating facility in Jenks, Oklahoma. PECO Energy's Power Team will deliver natural gas to and purchase electricity produced by this plant under a 20-year power purchase agreement. This facility, which we will operate and manage, is scheduled to commence commercial operations in early 2002.

FACILITIES IN OPERATION

     Our facilities described below rely on power sales agreements for the majority of their revenues. During the fiscal year ended December 31, 1999, two regulated utility customers accounted for approximately 64% of our consolidated revenues. The failure of either of these utility customers to fulfill its contractual obligations for a prolonged period of time would have a material adverse effect on our primary source of revenues. Both of these utilities have senior, unsecured debt outstanding that nationally-recognized credit rating agencies have rated investment grade. As a result of recent growth, our future operations will be more diverse with regard to both geography and fuel source and less dependent on any single project or customer.

                                                                                                OUR
                                                                                  OUR       NET EQUITY
                                                                                PERCENT     INTEREST IN
                                                                     PLANT     OWNERSHIP       PLANT             POWER
FACILITY                 LOCATION                 FUEL             MEGAWATTS   INTEREST      MEGAWATTS         PURCHASER
--------                 --------                 ----             ---------   ---------   -------------   ------------------
Batesville               Batesville, MS           Gas                  837        51.4          430.0      Virginia Power,
                                                                                                           Aquila Energy
Richmond                 Richmond, VA             Coal                 240       100.0          240.0      Virginia Power
Indiantown               Martin County, FL        Coal                 380        50.0          190.0      Florida Power &
                                                                                                           Light
Whitewater               Whitewater, WI           Gas                  245        74.2          181.8      Wisconsin Electric
                                                                                                           Power Corporation
Cottage Grove            Cottage Grove, MN        Gas                  245        73.2          179.3      Northern States
                                                                                                           Power Company
Birchwood                King George, VA          Coal                 240        50.0          120.0      Virginia Power
Portsmouth               Portsmouth, VA           Coal                 120       100.0          120.0      Virginia Power
Rocky Mount              Rocky Mount, NC          Coal                 120       100.0          120.0      Virginia Power
Southport                Southport, NC            Coal                 120       100.0          120.0      CP&L*
Logan                    Logan Township, NJ       Coal                 218        50.0          109.0      Atlantic City
                                                                                                           Electric
Hopewell                 Hopewell, VA             Coal                 120        50.0           60.0      Virginia Power
Roxboro                  Roxboro, NC              Coal                  60       100.0           60.0      CP&L*
Northampton              Northampton County, PA   Waste coal           110        50.0           55.0      Metropolitan
                                                                                                           Edison
Cedar Bay                Jacksonville, FL         Coal                 260        16.0           41.6      Florida Power &
                                                                                                           Light
Elizabethtown            Elizabethtown, NC        Coal                  35       100.0           35.0      CP&L*
Kenansville              Kenansville, NC          Coal                  35       100.0           35.0      CP&L*
Lumberton                Lumberton, NC            Coal                  35       100.0           35.0      CP&L*
Carneys Point            Carneys Point, NJ        Coal                 262        10.0           26.2      Atlantic City
                                                                                                           Electric
Selkirk                  Albany, NY               Gas                  396         5.1           20.2      Consolidated
                                                                                                           Edison & Niagara
                                                                                                           Mohawk
Pittsfield               Pittsfield, MA           Gas                  173        10.9           18.9      New England Power
Scrubgrass               Scrubgrass Township, PA  Waste coal            85        20.0           17.0      Pennsylvania
                                                                                                           Electric
Gilberton                Frackville, PA           Waste coal            82        19.6           16.1      Pennsylvania Power
                                                                                                           & Light
Panther Creek            Carbon County, PA        Waste coal            83        12.2           10.1      Metropolitan
                                                                                                           Edison
Morgantown               Morgantown, WV           Coal/Waste coal       62        15.0            9.3      Monongahela Power
Mass Power               Springfield, MA          Gas                  258         1.6            4.4      Boston Edison
                                                                     -----                    -------
        Totals                                                       4,821                    2,253.9
                                                                     =====                    =======

---------------

* Commonly-used acronym for Carolina Power & Light Company

  Batesville, Mississippi Facility

     Our Batesville facility is an 837-megawatt, natural gas-fired, combined-cycle electric generating facility in Batesville, Mississippi. One of our wholly-owned indirect subsidiaries owns an approximate

51.4% membership interest. An affiliate of LS Power, LLC owns the remaining membership interest of approximately 48.6%.

     The Batesville facility is obligated to provide approximately 538 megawatts of electrical capacity and dispatchable energy from two combined-cycle units to Virginia Power under a power purchase agreement that initially expires in 2013. Virginia Power has the option to extend this power purchase agreement through 2025. In addition, the Batesville facility is obligated to provide approximately 279 megawatts of electrical capacity and dispatchable energy from a third combined cycle unit to Aquila Energy under a power purchase agreement that initially expires in 2015. Aquila Energy has the option to extend this power purchase agreement through 2020.

     Both power purchase agreements are tolling arrangements, whereby Virginia Power and Aquila Energy are obligated to supply natural gas to their respective units necessary to generate the respective net electrical outputs. There is no cost to the project for quantities of natural gas provided up to those levels which would have been consumed by the respective units at a guaranteed fuel efficiency. For quantities in excess of such levels, the Batesville facility will incur fuel charges. Each of the power purchase agreements require the applicable power purchaser to make the following payments to us:

     - a monthly "reservation" payment based on the tested capacity and availability of the generating units dedicated to them;

     - an "energy" payment based on the amount of energy that we actually produce for them and deliver to the interconnection point between our power facility and certain utility transmission systems; and

     - other payments, including payments based upon more efficient operation of the generating units below the guaranteed fuel efficiency rates, payments to compensate for non-delivery of fuel, and additional payments for start up of the units in excess of a specified number of starts each year.

     Capacity is tested periodically under the power purchase agreements at the option of the respective power purchasers or the facility owner. Surplus capacity may be provided to the power purchasers in excess of the tested capacity at a different reservation payment. Both power purchase agreements allow the power purchasers to dispatch the generating units we have dedicated to them, meaning that the power purchasers have the right to control how much electricity they want their dedicated units to produce. Even if we are not dispatched at all by Virginia Power and Aquila Energy, they will still have to pay us a reservation payment as provided under the power purchase agreements. Reservation payments are reduced if availability exceeds a specified equivalent forced outage hours percentage in any period, which calculations exclude scheduled maintenance, system emergencies affecting the transmission grids, other excused non-deliveries, and force majeure events. The Batesville facility also retains the option of procuring and delivering to the power purchasers replacement capacity and energy rather than declaring a forced outage.

     The Batesville facility is not subject to "regulatory out" clauses which could reduce payments to the facility in the event of non-recovery from a retail customer base by the respective power purchasers. The Batesville facility operates as an exempt wholesale generator, under which sales of electricity are expected to be made solely to the wholesale markets. These wholesale transactions are not subject to state regulatory commission review or approval that could threaten the levels of future payments to the facility.

     Cogentrix Batesville Operations, LLC, a subsidiary of Cogentrix Energy, provides operation and maintenance services to the Batesville facility pursuant to an operating agreement that expires in 2026. Pursuant to a management service agreement, an affiliate of LS Power, LLC manages and administers the business of the partnership that owns the facility.

  Richmond, Virginia Facility

     Our 240-megawatt stoker coal-fired cogeneration plant in Richmond, Virginia provides 209 megawatts of declared production capability to Virginia Power under two 25-year power sales agreements expiring in 2017. Our Richmond facility also provides steam to E. I. DuPont de Nemours & Company.

     Each of the power sales agreements provides that in the event the state utilities commission prohibits Virginia Power from recovering from its customers payments made by Virginia Power to our project subsidiary, our subsidiary would recognize a reduction in payments received under such power sales agreements after the 18th anniversary of commencement of commercial operations of the facility to the extent necessary to repay the amount of the disallowed payments to Virginia Power with interest.

     If the number of days in any year in which the Richmond facility is unable to generate electricity in an amount equal to its declared production capability is more than the greater of 25 days or ten percent of the total number of days the facility was required by Virginia Power to operate, the fixed payments under the contract for that period will be reduced by four percent for each excess day. In the event testing indicates that the facility's dependable production capability is less than 90% of the declared production capability, our subsidiary will be obligated to pay annual liquidated damages to Virginia Power. Our project subsidiary has posted letters of credit in favor of Virginia Power to secure its obligations to perform under the power sales agreements.

  Indiantown, Florida Facility

     A Delaware limited partnership owns this 380-megawatt pulverized coal-fired cogeneration facility located in Martin County, Florida. An indirect, wholly-owned subsidiary of PG&E National Energy Group, Inc. ("PG&E") owns a 50% general partnership interest in the partnership, and we own a 50% general partnership interest. The Indiantown facility began operation in December 1995 and sells steam to Caulkins Indiantown Citrus Company.

     The Indiantown facility provides 330 megawatts of declared production capability to Florida Power & Light Company under a power sales agreement that expires in 2025. Fixed payments by Florida Power & Light are subject to adjustment on the basis of the Indiantown facility's actual production capability.

     Currently, Florida Power & Light is permitted full recovery from its customers of payments made under the power sales agreement. The power sales agreement contains a provision, that provides if Florida Power & Light at any time is denied authorization to recover from its customers any payments to be made under the power sales agreement, Florida Power & Light may, in its sole discretion, adjust payments under the power sales agreement to the amount it is authorized to recover from its customers. The utility may also require the partnership that owns the facility to return payments subsequently disallowed by the regulatory agency. If the obligations of Florida Power & Light and the partnership that owns the facility are materially altered due to the operation of this provision in the agreement, the partnership may terminate the power sales agreement upon 60 days' notice. The partnership and Florida Power & Light must then in good faith attempt to negotiate a new power sales agreement or any agreement for transmission of the Indiantown facility's capacity and energy to another investor-owned, municipal, or cooperative electric utility interconnected with Florida Power & Light in Florida.

     An affiliate of PG&E provides operation and maintenance services for the Indiantown facility pursuant to an operating agreement that expires in 2025. PG&E manages and administers the business of the partnership that owns the facility pursuant to a management service agreement that expires in 2029.

  Whitewater, Wisconsin Facility

     Our Whitewater facility is a 245-megawatt combined-cycle, natural gas-fired cogeneration facility in Whitewater, Wisconsin. One of our wholly-owned indirect subsidiaries is the sole general partner of the general partnership that owns the facility with a 1% general partnership interest. Another wholly-owned indirect subsidiary of ours owns an approximate 73.2% limited partnership interest. An affiliate of Tomen Power Corporation owns the remaining approximate 25.8% limited partnership interest.

     The Whitewater facility provides approximately 236.5 megawatts of declared production capability to Wisconsin Electric Power Company under a power sales agreement that expires in 2022. The Whitewater facility may also sell to third parties up to 12 megawatts of electric production capability and any energy that the utility does not dispatch. Fixed payments from the utility are subject to adjustment on the basis of performance-based factors that reflect the Whitewater facility's semiannually tested production capability and average and on-peak availability for the preceding contract year.

     The fixed payments from the utility may be reduced to the extent that the utility's senior debt is downgraded by any two of Standard & Poor's Corporation, Moody's Investors Services, Inc. and Duff & Phelps as a result of the utility's long-term power purchase obligations under the power purchase agreement for the Whitewater facility. So long as the partnership's first mortgage bonds issued to finance construction of the facility are outstanding, the reduction may not exceed the level necessary to cause the partnership's debt service coverage ratio to be less than 1.4 in any one month, with such ratio calculated on a rolling average of the four fiscal quarters immediately preceding the proposed adjustment. After the partnership's first mortgage bonds have been repaid, the reduction may not exceed 50% of the partnership's revenues minus expenses. Reductions precluded by application of these limitations are accumulated in a tracking account with interest accruing at a specified rate. Tracking account balances are to be repaid when possible, subject to the limitations described above, or may be applied to the price of the utility's option to purchase the Whitewater facility at the expiration of the power sales agreement.

     Currently, Wisconsin Electric Power Company is permitted full recovery from its customers of payments made under the power sales agreement. The power sales agreement provides, however, if at any time the utility is denied rate recovery from its customers of any payment to be made under the power sales agreement by an applicable regulatory authority, the utility's payments may be correspondingly reduced, subject to contractually specified limitations. While the partnership's first mortgage bonds are outstanding, the fixed payments may be reduced by the annual regulatory disallowance provided that the reduction may not cause the partnership's debt service coverage ratio to be less than 1.4 in any month calculated on a rolling average of the four fiscal quarters preceding the proposed adjustment. After the outstanding first mortgage bonds are repaid, reductions may not exceed 50% of the Whitewater facility's revenues minus expenses. Reductions precluded by these restrictions are accumulated in a tracking account with repayment subject to the same provisions as for bond downgrading adjustments discussed above.

     The Whitewater facility sells steam to the University of Wisconsin -- Whitewater under a steam supply agreement expiring in 2005. The facility also sells hot water to a greenhouse located adjacent to the facility. FloriCulture, Inc., an affiliate of the partnership that owns the Whitewater facility, has entered into an operational services agreement pursuant to which FloriCulture provides all services necessary to produce, market and sell horticulture products and to operate and maintain the greenhouse facility.

     We manage and administer the partnership's business with respect to the Whitewater facility, and provide management and administrative services to the general partner of the partnership. Also, one of our wholly-owned subsidiaries operates the facility pursuant to an O&M Agreement with the partnership.

  Cottage Grove, Minnesota Facility

     Our Cottage Grove facility is a 245-megawatt combined-cycle, natural gas-fired cogeneration facility in Cottage Grove, Minnesota. One of our wholly-owned indirect subsidiaries is the sole general partner of the partnership that owns the facility with a 1% partnership interest. Another wholly-owned indirect subsidiary of ours owns an approximate 72.2% limited partnership interest in Cottage Grove. An affiliate of Tomen Power Corporation owns the remaining approximate 26.8% limited partnership interest.

     The Cottage Grove facility provides 245 megawatts of declared production capability to Northern States Power Company measured at summer conditions and 262 megawatts of declared production capability measured at winter conditions under a power sales agreement that expires in 2027. Fixed payments are subject to adjustment on the basis of performance-based factors that reflect the Cottage Grove facility's semiannually tested production capability and its rolling 12-month average and on-peak availability. Fixed payments are also adjusted for transmission losses or gains relative to a reference plant. The Cottage Grove facility also sells steam to Minnesota Mining and Manufacturing Company.

     Currently, Northern States Power Company is permitted full recovery from its customers of payments made under the power sales agreement. The power sales agreement provides, however, that following the tenth anniversary of the commercial operation date, if Northern States Power Company fails to obtain or is denied authorization by any governmental authority having jurisdiction over its retail rates and charges, granting it the right to recover from its customers any payments made under the power sales agreement, the disallowed amounts will be monitored in a tracking account and the unpaid balance in the tracking account shall accrue interest. Within 30 days after the first mortgage bonds issued to finance the construction of the facility have been fully retired, Northern States Power Company may begin reducing payments to the partnership that owns the facility to ensure the payments are in line with Minnesota Public Utility Commission rates and begin amortizing the balance in the tracking account. Should Northern States Power Company exercise its right to reduce payments, the maximum reduction is 75% of the payment otherwise due for the period.

     We manage and administer the partnership's business with respect to the Cottage Grove facility, and provide certain management and administrative services to the general partner of the partnership. Also, one of our wholly-owned subsidiaries operates the facility pursuant to an O&M Agreement with the partnership.

  Birchwood, Virginia Facility

     Through an indirect, wholly-owned subsidiary we have a 50% interest in a partnership that owns a 240-megawatt pulverized coal-fired cogeneration facility in King George, Virginia. A subsidiary of The Southern Company, a public utility holding company, owns the remaining 50% of the facility. The 36-acre greenhouse located adjacent to the facility, which is jointly owned by us and The Southern Company, uses steam from the facility. An affiliate of The Southern Company manages and operates the Birchwood facility.

     The Birchwood facility provides 218 megawatts of declared production capability to Virginia Power measured at summer conditions and 222 megawatts of declared production capability measured at winter conditions under a power sales agreement that expires in 2021. The power sales agreement provides that in the event the state utilities commission prohibits Virginia Power from recovering from its customers payments made by Virginia Power to our project subsidiary, the partnership that owns the facility would recognize a reduction in payments received under the power sales agreement after the 20th anniversary of commencement of commercial operations of the facility to the extent necessary to repay the amount of the disallowed payments to Virginia Power with interest.

     If this facility is unable to operate within the parameters established by Virginia Power under the power sales agreement, the fixed payments under the agreement for the period the facility is not able to do so are subject to reduction. In the event testing indicates that the facility's dependable production capability is less than 90% of the declared production capability, the partnership will be obligated to pay annual liquidated damages to Virginia Power. The partnership has posted a letter of credit in favor of Virginia Power to secure its obligations to perform under the power sales agreement.

  Portsmouth, Virginia Facility

     Our facility located in Portsmouth, Virginia is a 120-megawatt stoker coal-fired cogeneration facility. The Portsmouth facility provides Virginia Power declared production capability of up to 115 megawatts under a power sales agreement that expires in June 2008. The Portsmouth facility also sells process steam to BASF Corporation and Celanese Chemical, Inc.

     If the power sales agreement for this facility is terminated prior to the end of its initial or any subsequent term other than due to a default by Virginia Power, then our project subsidiary must pay a penalty to Virginia Power. The amount of the penalty is the difference between payments for production capability already made and those that would have been allowable under the applicable "avoided cost" schedules of Virginia Power plus interest.

  Rocky Mount, North Carolina Facility

     Our facility located near Rocky Mount, North Carolina is a 120-megawatt stoker coal-fired cogeneration plant. Under a power sales agreement with North Carolina Power Company, a division of Virginia Power, the Rocky Mount facility provides declared production capability of 115.5 megawatts of electricity for an initial term expiring in October 2015. In addition, steam from the Rocky Mount facility is sold to Abbott Laboratories.

     The power sales agreement for this facility provides that in the event the state utility commission prohibits North Carolina Power from recovering from its customers payments made by North Carolina Power under the power sales agreement to our project subsidiary, our project subsidiary would recognize a reduction in payments received under the power sales agreement after the 18th anniversary of commencement of commercial operations of the facility to the extent necessary to repay North Carolina Power the amount disallowed by the utility commission with interest. In light of this provision in the power sales agreement, the project lender for the Rocky Mount facility has established a reserve account, which is required to be funded at any time a disallowance of payments occurs or, from and after January 1, 2004, any meritorious filing with the utility commission challenging the pass-through of payments made by the utility under the power sales agreement is made.

     If a disallowance event occurs through 2002, then 25% of cash flow from the facility must be deposited to the regulatory disallowance reserve account until the balance of such account is equal to the amount required to be funded. If a disallowance event occurs during the period from 2003 through 2013, then 100% of the cash flow from the facility must be deposited to the reserve account until the balance of the reserve account is equal to the amount required to be funded. The amount required to be funded in such account is an amount equal to the lesser of:

     - projected reduction in cash flows from 2009 through 2013 as a result of the disallowance of payments made by the utility, and

     - the amount of our project subsidiary's debt outstanding at September 30, 2008.

     If the number of days in any year in which the Rocky Mount facility is unable to generate electricity in an amount equal to its declared production capability is more than the greater of 25 days or ten percent of the total number of days the facility was required by North Carolina Power to operate, then the fixed payments under the contract for that period will be reduced by four percent for each excess day. In the event testing indicates that the Rocky Mount facility's dependable production capability is less than 90% of the declared production capability, our project subsidiary will be obligated to pay annual liquidated damages to North Carolina Power. A letter of credit has been posted by our project subsidiary in favor of North Carolina Power to secure its obligations to perform under the power sales agreement.

  Roxboro and Southport, North Carolina Facilities

     Our subsidiary, Cogentrix of North Carolina, Inc., operates two stoker coal-fired cogeneration plants in Roxboro and Southport, North Carolina, that are owned by another wholly-owned project subsidiary of Cogentrix Energy.

     The Roxboro and Southport facilities sell electricity under separate power sales agreements, each having an initial term expiring in December 2002. The 60-megawatt Roxboro facility may operate at a declared production capability of up to 56 megawatts and the 120-megawatt Southport facility may operate at a declared production capability of up to 107 megawatts. Cogentrix, Inc., has guaranteed the performance of our project subsidiary under the power sales agreements. Collins & Aikman Corporation purchases process steam for its textile manufacturing facility from the Roxboro facility and Archer-Daniels-Midland Company purchases steam for its pharmaceutical and chemical manufacturing company from the Southport facility.

     Each of the power sales agreements provide that in the event our project subsidiary desires to terminate the power sales agreement or abandons the Roxboro or Southport facility, our project subsidiary must pay the utility a termination charge. Such termination charge will be equal to the sum of the following:

     - the depreciated installed cost of the interconnection facilities relating to the plant,

     - the cost incurred by the utility to replace the production capability provided by the Roxboro or Southport facility in excess of the fixed payments that would have been made to our project subsidiary for the Roxboro or Southport facility, and

     - a carrying charge equal to the overall pretax cost of capital allowed to the utility by the retail rate order of the state utilities commission in effect during the time the energy credits were received.

  Logan, New Jersey Facility

     A Delaware limited partnership owns the Logan facility, a 218-megawatt pulverized coal-fired cogeneration plant located on the Delaware River in Logan Township, New Jersey. The partnership leases the Logan facility to another Delaware limited partnership. An indirect, wholly-owned subsidiary of Cogentrix, owns a 50% general partnership interest in each of the first limited partnership and each of the partners of the second limited partnership. PG&E is the sole limited partner in each of the first partnership and the partners of the second limited partnership, owning a 1% limited partnership interest. The PG&E subsidiary also owns a 49% general partnership interest in each of the first partnership and each of the partners of the second limited partnership.

     The Logan facility, which began operation in September 1994, provides up to 203 megawatts of declared production capability to Atlantic City Electric Company under a power sales agreement that expires in 2024. The Logan facility has the capability to provide up to approximately 15 megawatts of excess production capability and energy to third parties. The Logan facility sells steam to Solutia, Inc.

     If the net deliverable production capability of the Logan facility falls below 190,000 kilowatts, then the partnership that owns the facility must pay liquidated damages to the utility in an amount calculated using a formula that reflects both the amount of the deficiency and the rate those mid-Atlantic electric utilities who are members of a mid-Atlantic regional power pool and fail to satisfy their capacity obligations to the pool must pay to the other members to make up the deficiency.

     An affiliate of PG&E operates the Logan facility pursuant to an operation and maintenance agreement with an initial term expiring in 2004. PG&E provides management services pursuant to a management services agreement that expires in 2027.

  Hopewell, Virginia Facility

     Our facility, located in Hopewell, Virginia, is a 120-megawatt stoker coal-fired cogeneration facility owned and operated by a general partnership, in which a 50% general partnership interest is owned by one of our subsidiaries. The remaining 50% partnership interest is owned by Capistrano Cogeneration Company, a subsidiary of Edison Mission Energy.

     The Hopewell facility provides declared production capability of up to 92.5 megawatts to Virginia Power under a power sales agreement that expires in January 2008. If the power sales agreement is terminated prior to the end of its initial or any subsequent term other than due to a default by Virginia Power, the project partnership must pay a penalty to Virginia Power. The amount of the penalty is the difference between payments for production capability already made and those that would have been allowable under the applicable "avoided cost" schedules of the utility plus interest. Honeywell International, formerly known as Allied-Signal Corporation, purchases steam from the Hopewell facility.

  Northampton, Pennsylvania Facility

     A Delaware limited partnership owns this 110-megawatt anthracite waste coal-fired electric generating facility in Northampton County, Pennsylvania. An indirect, wholly-owned subsidiary of Cogentrix owns a 50% general partnership interest in this partnership. An indirect, wholly-owned subsidiary of PG&E owns an aggregate 50% equity interest in the partnership owning this project, that consists of a 48% general partnership interest and 2% limited partnership interest.

     The Northampton facility, which began operation in September 1995, provides electric energy to Metropolitan Edison Company pursuant to a power sales agreement that expires in 2020. Capacity in excess of 89 megawatts may be sold to third parties, but no energy from the Northampton facility may be sold to any entity other than Metropolitan Edison.

     The Northampton facility is not directly interconnected to Metropolitan Edison's electric system and accordingly requires an electric utility that is interconnected with Metropolitan Edison's electric system to transmit the Northampton facility's output to Metropolitan Edison. Pursuant to a transmission service agreement (that expires in 2020) with Pennsylvania Power & Light Company, that utility transmits the Northampton Facility's net electric energy to Metropolitan Edison's existing electric system.

     In the event the Northampton facility's annual average delivery of electricity for any year following the commercial operation date during on-peak hours is less than 85% of the Northampton facility's annual average delivery of electricity during the on-peak hours for the prior three years, the partnership that owns the facility is obligated to make a penalty payment to Metropolitan Edison. During the first 11 years of the power sales agreement commencing with the commercial operation date, the penalty payment will equal the difference between 85% of the annual average on-peak electricity delivered in the prior three years and the actual on-peak electricity delivered in the year to which the penalty relates times 3.4c per kWh. After the eleventh year of the power sales agreement, the penalty payment will be calculated as above, except that the rate of 3.4c per kWh shall be adjusted annually according to changes in the Gross Domestic Product Implicit Price Deflator.

     Based on its use of waste coal as its primary fuel source, the Federal Energy Regulatory Commission has certified the Northampton facility as a "qualifying small power production facility".

     An affiliate of PG&E operates and maintains the Northampton facility pursuant to an operation and maintenance agreement with an initial term expiring in 2020. PG&E provides management and administration services for the Northampton facility pursuant to a management services agreement with an initial term expiring in 2020.

     In addition to the partners' original equity contributions to the partnership that owns the Northampton facility, the partners have posted letters of credit or corporate guarantees in an aggregate amount of $9 million as a standby equity commitment to be used for certain fuel-related costs. They have also posted a letter of credit in the amount of $2.2 million as a standby equity commitment to be used solely to establish the bank debt service reserve fund for the exclusive benefit of the banks. Cogentrix provides letters of credit or corporate guarantees for 50% of those standby equity commitments.

  Elizabethtown, Lumberton and Kenansville, North Carolina Facilities

     Our subsidiary, Cogentrix Eastern Carolina Corporation, owns and operates three 35-megawatt stoker coal-fired cogeneration plants in Elizabethtown, Lumberton and Kenansville, North Carolina.

     The Elizabethtown, Lumberton and Kenansville facilities sell electricity to CP&L under separate power sales agreements. The power sales agreements for the Elizabethtown and Lumberton facilities expire in November 2000, and the power sales agreement for the Kenansville facility has an initial term expiring in September 2001. Each of the facilities may operate at a declared production capability of up to approximately 33 megawatts. Another subsidiary, Cogentrix, Inc., has guaranteed the performance of CECC under the power sales agreements. Alamac Knit Fabrics, Inc. purchases steam for its apparel fabrics division mills from the Lumberton facility and the Elizabethtown facility under separate steam sales agreements. Guilford Mills, Inc. purchases steam from the Kenansville facility for use in its textile manufacturing plant.

     Each of the power sales agreements provide that in the event of a termination prior to the expiration of the initial term of the power sales agreements, our project subsidiary must pay CP&L a termination charge. In the event of a material breach by the utility, our project subsidiary may terminate the power sales agreement prior to its expiration without incurring the termination charge. The termination charge is an amount equal to the excess paid for capacity and energy over what would have been paid to our project subsidiary under the state utilities commission's published rates plus interest.

     If the average production capability or electricity generated or made available during any 12-month period falls below 80% of the established contract level, a special charge will be imposed by CP&L equal to a percentage of the termination charge described above. In addition, if our project subsidiary desires to terminate the power sales agreement prior to its expiration and a substitute operator satisfactory to the utility is not secured, our project subsidiary must pay to the utility the termination charge described above plus an amount equal to the depreciated installed cost of the interconnection facilities relating to the plant.

  Carneys Point, New Jersey Facility

     A Delaware limited partnership owns this 262-megawatt pulverized coal-fired cogeneration facility located within the grounds of the DuPont Chamber Works, a chemical complex in Carneys Point, New Jersey. The partnership leases the Carneys Point facility to a partnership of wholly-owned subsidiaries of PG&E. Lease payments are structured to equal project cash flow, and the lessee partnership derives no net cash flow or benefit from the lease. We own a 10% general partnership interest in the limited partnership that owns the facility. The other general partner is an indirect, wholly-owned subsidiary of PG&E, that owns a 50% general partnership interest. The sole limited partner is an indirect, wholly-owned subsidiary of General Electric Capital Corporation, which owns a 40% limited partnership interest.

     The Carneys Point facility began operation in March 1994. The facility provides Atlantic City Electric Company with 187.6 megawatts in the summer months and 173.2 megawatts in the winter months for an annual average of 180.4 megawatts. If the actual available production capability falls below 95% of the respective production capability requirement for the winter or summer period, the partnership that owns the facility must make a deficiency payment to the utility until actual production capability for such period reaches 95% of the production capability requirements for the period.

     Under an energy services agreement, the Carneys Point facility sells steam and up to 40 megawatts of electricity to DuPont. The Carneys Point facility has the capability to sell an average of approximately 30 megawatts of excess production capability and energy to third parties.

     An affiliate of PG&E operates the Carneys Point facility under an operation and maintenance agreement with an initial term expiring in 2004. PG&E provides management services for the facility pursuant to a management services agreement with a term expiring in 2018.

PROJECT AGREEMENTS, FINANCING AND OPERATING ARRANGEMENTS FOR OUR FACILITIES

  Project Agreements

     Our facilities have long-term power sales agreements to sell electricity to electric utilities and power marketers. A facility's revenue from a power sales agreement usually consists of two components: variable payments, which vary in accordance with the amount of energy the facility produces, and fixed payments that are received in the same amounts whether or not the facility is producing energy. Variable payments, which are generally intended to cover the costs of actually generating electricity, such as fuel costs, if supplied by the operating facility, and variable operation and maintenance expense, are based on a facility's net electrical output measured in kilowatt hours. Variable payment rates are either scheduled or indexed to the fuel costs of the electricity purchaser and/or an inflationary index.

     Fixed payments, that are intended to compensate us for the costs incurred by the project subsidiary whether or not it is generating electricity, such as debt service on the project financing, are more complex and are calculated based on a declared production capability of a facility. Declared production capability is the electric generating capability of a plant in megawatts that the project subsidiary contractually agrees to make available to the electricity purchaser. It is generally less than 100% of the facility's design production capability dictated by its equipment and design specifications. Fixed payments are based either on a facility's net electrical output and paid on a kilowatt-hour basis or on the facility's declared production capability and can be adjusted if actual production capability varies significantly from declared production capability.

     Many power sales agreements permit the electricity purchaser to direct the facility to deliver a variable amount of electrical output within limited parameters. This means the purchaser may, within those parameters, direct the facility to reduce or suspend the delivery of electricity. The power sales agreements of substantially all of our facilities provide the electricity purchaser with the right to reduce or suspend their purchases of electricity whenever they determine that they can obtain lower cost power either by generating power at their own plants or by purchasing electricity in bulk from others. The power sales agreements for these facilities are structured in a manner such that when the amount of electrical output is reduced, the facility continues to receive the fixed payments, that cover fixed operating costs and debt service requirements and provide substantially all of the project subsidiary's profits. The variable payments, that cover the operating, maintenance and fuel costs incurred by the project subsidiary to generate electricity, are received only for each kilowatt hour delivered.

     Many of our facilities produce process steam for use by an industrial customer that has a manufacturing or other facility located nearby. Our industrial customers, that include textile manufacturing companies, pharmaceutical manufacturing companies, chemical producers and synthetic fiber plants, use the process steam in their manufacturing processes. Our steam sales contracts with these industrial customers generally are long-term contracts that provide payment on a per thousand pound basis for steam delivered.

     With the exception of facilities in which the electricity purchaser is responsible for providing the fuel, each of our facilities purchases fuel under long-term supply agreements. Substantially all fuel supply contracts are structured so that the scheduled increases in the fuel cost are generally matched by increases in the variable payments received by the project subsidiary for electricity under its power sales agreement. This matching is typically affected by having the fuel prices escalate as a function of the solid fuel index of the purchasing utility. The matching is sometimes affected by contracting for scheduled increases in the variable payments under our power sales agreements designed to offset scheduled increases in fuel prices.

  Project Financing

     Each facility is financed primarily under financing arrangements at the project subsidiary or project affiliate level that, except as noted below, require the loans to be repaid solely from the project subsidiary's or project affiliate's revenues. They also generally provide that the repayment of the loans and payment of interest is secured solely by the physical assets, agreements, cash flow and, in certain cases, the capital stock of or partnership interests in that project subsidiary or project affiliate. This type of financing is generally referred to as "project financing."

     Project financing transactions are generally structured so that all revenues of a project are deposited directly with a bank or other financial institution acting as escrow or security deposit agent. These funds are then payable in a specified order of priority to assure that, to the extent available, they are used first to pay operating expenses, senior debt service and taxes and to fund reserve accounts. Then, subject to satisfying debt service coverage ratios and other conditions, any available funds may be disbursed to Cogentrix Energy and its other partners in the case of jointly-owned facilities in the form of management fees, dividends, or distributions.

     Our facilities are financed using a high proportion of debt to equity. This leveraged financing permits us and our project affiliates to develop projects with a limited equity base but also increases the risk that a reduction in revenues could adversely affect a particular project's ability to meet its debt or lease obligations. The lenders to each project subsidiary or project affiliate have security interests covering some or all of the aspects of the project, including the facility, related facility support agreements, the stock or partnership interest of our project subsidiaries or project affiliates, licenses and permits necessary to operate the facility and the cash flow derived from the facility. In the event of a foreclosure after a default, the project subsidiary or project affiliate would only retain an interest in the property remaining, if any, after all debts and obligations were paid.

     In addition, the debt of each operating project may reduce the liquidity of our interest in such project since any sale or transfer of its interest would, in most cases, be subject both to a lien securing such project debt and to transfer restrictions in the relevant financing agreements. Also, our ability to transfer or sell our interest in some of our projects is restricted by purchase options or rights of first refusal we have granted in favor of our power and steam purchasers.

     Because the project debt is "non-recourse", the lenders under these project financing structures cannot look to Cogentrix Energy or its other projects for repayment unless Cogentrix Energy or another project subsidiary expressly agrees to undertake liability. Cogentrix Energy has agreed to undertake limited financial support for certain of its project subsidiaries in the form of limited obligations and contingent liabilities. These obligations and contingent liabilities take the form of guarantees, indemnities, capital infusions, support agreements and agreements to pay debt service deficiencies. To the extent Cogentrix Energy becomes liable under such guarantees and other agreements with respect to a particular project, distributions received by Cogentrix Energy from other projects may be used to satisfy these obligations. To the extent of these obligations, the lenders to a project may look to Cogentrix Energy and the distributions it receives from other projects for repayment. The aggregate contractual liability of Cogentrix Energy to its project lenders is, in each case, a small portion of the aggregate project debt. Thus, the project financing structures are generally described throughout this report as being "non-recourse" to Cogentrix Energy and its other projects.

     In addition, Cogentrix, Inc., an indirect subsidiary of Cogentrix Energy, has guaranteed two project subsidiaries' obligations to the purchasing utility under five power sales agreements. Because these project subsidiaries' obligations do not by their terms stipulate a maximum dollar amount of liability, the aggregate amount of potential exposure under these guarantees cannot be quantified. Although we believe it is unlikely that Cogentrix, Inc. will have to honor either of these guarantees, if we or our subsidiary were required to satisfy all of these guarantees and other obligations at the same time, it could have a material adverse effect on our financial condition and results of operations.

     Two of our wholly-owned subsidiaries, which were formed to hold our interests in the electric generating facilities we acquired in 1999 and 1998, maintain their own credit agreements with banks that provide in the aggregate $100.0 million of revolving credit availability. Distributions received by these subsidiaries from the project subsidiaries or project affiliates they own or hold an interest in may be used by these subsidiaries to satisfy any outstanding obligations under these revolving credit facilities.

     Our facilities are insured in accordance with covenants in each project's debt financing agreements. Coverages for each plant include workers' compensation, commercial general liability, supplemented by primary and excess umbrella liability, and a master property insurance program including property, boiler and machinery and business interruption.

  Operating Arrangements

     We operate 12 of our facilities. When we operate a facility, our project subsidiary employs directly the persons required to operate the facility. We invest in training our operating personnel and structure our facility bonus program to reward safe, efficient and cost-effective operation of the facilities. Our management meets and conducts, several times a year, on-site facility performance reviews with each facility manager.

     We have established a strong record of safety, efficiency and reliability in operating our electric generating plants, which reliability is measured in the industry by a generating plant's "availability" to generate and sell electricity. The table below shows the average "availability" of the plants we operate for the periods indicated.

PERIOD                                                        AVERAGE AVAILABILITY
------                                                        --------------------
Six months ended June 30, 2000..............................          95.3%
Year ended December 31, 1999................................          95.6
Year ended December 31, 1998................................          96.4
Year ended December 31, 1997................................          97.2

     We provide, to all but one of the facilities we operate, administrative and management services for a periodic fee, that in some cases is adjusted annually by an inflation factor. The ability of a project subsidiary to pay these management fees is contingent upon the continuing compliance by the project subsidiary with covenants under its project financing agreements and may be subordinated to the payment of obligations under those agreements. We have earned and will continue to earn incentive compensation from our Hopewell facility, in which Cogentrix Energy holds a 50% general partnership interest and is, through a subsidiary, the managing general partner, if the facility achieves the contractually specified net income levels.

  Ash Removal

     Project subsidiaries owning nine of our coal-fired plants contract with our subsidiary, ReUse Technology, to remove coal combustion by-products generated by such facilities. ReUse constructs structural fills with these coal combustion by-products on property owned by itself and others and provides coal combustion by-products to others for use in manufacturing and producing various products for resale.

PRINCIPAL CUSTOMERS

     Electric utility customers accounting for more than ten percent of our consolidated revenue for the fiscal years ended December 31, 1999, 1998 and 1997 were as follows:

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                              ------------------
                                                              1999   1998   1997
                                                              ----   ----   ----
CP&L........................................................   17%    19%    22%
Virginia Power..............................................   47     50     64

     As a result of our recent acquisitions and our projects currently under construction, our operations are now and will be even more diverse in the future with regard to both geography and fuel source and less dependent on any single project or customer.

REGULATION

     Our plants are subject to federal, state and local energy and environmental laws and regulations applicable to the development, ownership and operation of electric generating facilities. Federal laws and regulations govern transactions, as well as, types of fuel utilized, the type of energy produced and power plant ownership for some plants. State regulatory commissions may approve the rates and, in some instances, other terms under which utilities purchase electricity from independent producers. These state commissions may have broad jurisdiction over non-utility owned power plants. Power plants also are subject to laws and regulations governing environmental emissions and other substances produced by a plant, along with the geographical location, zoning, land use and operation of a plant. Applicable federal environmental laws typically have state and local enforcement and implementation provisions. These environmental laws and regulations generally require that a wide variety of permits and other approvals be obtained before construction or operation of a power plant commences and that the power plant operates in compliance with them. We strive to comply with all environmental laws, regulations, permits and licenses but, despite such efforts, at times we have been in non-compliance.

  Energy Regulations

     QFs under the Public Utility Regulatory Policies Act of 1978. Most of our current operating facilities are classified as a qualifying facility ("QF") under the Public Utility Regulatory Policies Act of 1978 ("PURPA"). QFs are relieved of compliance with extensive federal, state and local regulations that control the development, financial structure and operation of power plants and cost-of-service based ratemaking to determine the prices at which electric generating facilities sell energy. In order to be a QF, a cogeneration facility must sequentially produce both electricity and useful thermal energy for non-mechanical or non-electrical uses in specified proportions to the facility's total useful energy output. A QF utilizing oil or natural gas as fuel also must meet energy efficiency standards. A small power production facility may be a QF if it uses alternative fuels as its primary energy input, subject to limitations on fossil fuel input and size for the facility. Finally, a QF must not be controlled or more than 50% owned by an electric utility or by an electric utility holding company, or a subsidiary of either or any combination thereof.

     PURPA exempts QFs from the Public Utility Holding Company Act of 1935 ("PUHCA"), most provisions of the Federal Power Act (the "FPA") and, except under limited circumstances, state rate and financial regulations. These exemptions are important to us and our competitors.

     In the absence of a power sales agreement, regulations adopted by the Federal Energy Regulatory Commission ("FERC") require utilities to purchase electricity generated by QFs at a price based on the purchasing utility's full "avoided cost," and that the utility sell back-up power to the QF on a non-discriminatory basis. Avoided costs are the incremental costs to a utility of electric energy or capacity, or both, that, but for the purchase from QFs, the utility would generate for itself or purchase from another source. Due to increasing competition for utility contracts, the current practice is for most power sales agreements to be awarded below avoided cost.

     We endeavor to minimize the risk of our facilities losing their QF status. The occurrence of events outside our control, such as loss of a steam customer, could jeopardize QF status. While the facilities usually would be able to react in a manner to avoid the loss of QF status by, for example, replacing the steam customer or finding another use for the steam that meets PURPA's requirements, there is no certainty that the alternative implemented would be practicable or economic.

     If one of our facilities were to lose its status as a QF, the subsidiary may lose its exemptions from PUHCA and the FPA and from state laws and regulations. This could subject the subsidiary to regulation under the FPA and may result in Cogentrix Energy inadvertently becoming a public utility holding company. Our other facilities could in turn lose their QF status. Moreover, loss of QF status could result in utility customers terminating their power sales agreement with the nonqualifying facility. If loss of QF status were threatened for a facility, we could avoid holding company status and thereby protect the QF status of our other facilities by applying to the FERC to obtain exempt wholesale generator ("EWG") status for the owner of the nonqualifying facility. See "-- EWGs under the Energy Policy Act of 1992" herein. Alternatively, the FERC may grant a limited waiver to the QF that would provide continued exemption under PUHCA, provided the facility's rates were regulated under the FPA.

     EWGs under the Energy Policy Act of 1992. The passage of the Energy Policy Act has significantly expanded the options available to independent power producers with respect to their regulatory status. In addition to or in lieu of QF status, an independent power producer selling exclusively at wholesale now can also apply to the FERC to be granted status as an EWG. Except for existing cost-of-service based facilities for which state consents are required, any owner of a facility may apply for status as an EWG without prior condition. An EWG, like a QF, is exempt from regulation under PUHCA. However, EWG status does not exempt a facility from FERC and state public utility commission ("PUC") regulatory reviews, which may be more expansive than those applicable to QFs. Several of Cogentrix Energy's facilities that are QFs have also been determined to be EWGs. In addition, several project subsidiaries developing new generating facilities have also been determined to be EWGs.

     Foreign Investments under the Energy Policy Act. The Energy Policy Act has also expanded the options for companies that wish to invest in foreign enterprises that own power production facilities outside the United States. Amendments to PUHCA in the Energy Policy Act provide that a domestic company making such an investment may avoid "holding company" status or other regulation under PUHCA, if the foreign enterprise obtains EWG status or files a notice with the Securities and Exchange Commission that it is a foreign utility company ("FUCO").

     PUHCA. Under PUHCA, any entity owning or controlling ten percent or more of the voting securities of a "public utility company" is a "holding company" and is subject to registration with the Securities and Exchange Commission and regulation under PUHCA, unless eligible for an exemption. Under the Energy Policy Act and PURPA, EWGs, FUCOs, and owners and operators of QFs are deemed not to be public utility companies under PUHCA. Momentum is growing in Congress for the repeal of PUHCA, as more legislators adopt the view that this statute has outlived its purpose. Elimination of PUHCA would enable more companies to consider owning generating, transmission and distribution assets, would permit "single state" utility systems to expand beyond their state borders, and would permit companies that are currently in registered holding company systems to diversify their investments to a greater extent than now permitted. This could attract more competitors to the power development and power marketing business. We believe that we are well positioned, however, to meet stronger competition and, indeed, may be able to pursue more investment opportunities made available by the repeal of PUHCA.

     FPA. The FPA grants the FERC exclusive rate-making jurisdiction over wholesale sales of electricity in interstate commerce, including ongoing as well as initial rate jurisdiction, that enables the FERC to revoke or modify previously approved rates. While QFs under PURPA typically are exempt from the traditional rate-making and certain other provisions of the FPA, projects not qualifying for QF status, for example, most EWGs, are subject to the FPA and to FERC rate making jurisdiction. Power marketers are also subject to FERC review of their wholesale rates, and to FERC oversight of various business dealings such as corporate reorganizations. Pursuant to the FPA, our power marketing subsidiary has filed its wholesale electric power rates with the FERC and obtained authorization to sell electric power at rates set by supply and demand in the marketplace. In addition, the Logan facility, the Batesville facility and certain other facilities in which Cogentrix Energy owns a small interest have filed their rates with the FERC and obtained authorization to sell all of their power pursuant to those rates. Several of our projects under development or in construction have also filed and obtained from FERC market-based rates for sales of power from these facilities.

     State Regulation. PUCs regulate retail rates of electric utilities and, in many states, the purchasers' power sales agreements from independent power producers. In addition, states have been delegated the authority to determine utilities' avoided costs under PURPA. PUCs often will pre-approve agreements with prices that do not exceed avoided costs, because such contracts often have been acquired through a competitive or market-based process. Recognizing the competitive nature of the acquisition process, many PUCs will permit utilities to "pass through" expenses associated with a power sales agreement with an independent power producer. In addition, retail sales of electricity or steam by an independent power producer may be subject to PUC regulation, depending on state law.

     EWGs may be subject to broad regulation by PUCs, ranging from the requirement of certificates of public convenience and necessity to regulation of organizational, accounting, financial and other corporate matters. In addition, states may assert jurisdiction over the siting and construction of EWGs as well as QFs and over the issuance of securities and the sale or other transfer of assets by these facilities. Many state utility commissions and state legislatures are actively seeking ways to lower electric power costs at the retail level, including options that would permit or compel competition at the retail level. Federal legislation that would require states to permit retail competition is also being given serious consideration. An opening of the retail market would create tremendous opportunities for companies that have until now been limited to the wholesale market. At the same time, state commissions are pressuring the utilities they regulate to cut purchased power costs through strict enforcement of existing contracts with QFs, many of which are considered to be overpriced. State commissions are also encouraging efforts by utilities to buy out or buy down such contracts.

     Proposed Legislation. In addition to federal legislative initiatives, the state commissions or state legislatures of many states are considering, or have considered, whether to open the retail electric power market to competition. These initiatives are generally called "retail access" or "customer choice". Such "customer choice" plans typically allow customers to choose their electricity suppliers by a certain date. Retail competition is possible when a customer's local utility agrees, or is required, to "unbundle" its distribution service, that is, the delivery of electric power to retail customers through its local distribution lines, from its transmission and generating service.

     The competitive price environment that will result from retail competition may cause utilities to experience revenue shortfalls and deteriorating creditworthiness. However, most, if not all, state plans will insure that utilities receive sufficient revenues, through a distribution surcharge if necessary, to pay their obligations under existing long-term power purchase contracts with QFs and EWGs, including the above-market rates, or "stranded investment" costs, provided for in such contracts. Many states will also provide that the stranded investment costs will be "securitized" through new financial instruments. On the other hand, QFs and EWGs may be subject to pressure to lower their contract prices or to renegotiate contracts in an effort to reduce the "stranded investment" costs of their utility customers.

     Retail access programs may provide Cogentrix with additional opportunities to provide power from our projects to industrial users or power marketers.

     Transmission and Wheeling. Under the FPA, the FERC regulates the rates, terms and conditions for electricity transmission in interstate commerce. The FERC's authority under the FPA to require electric utilities to provide transmission service to QFs and EWGs was significantly expanded by the Energy Policy Act. Except when market factors such as an exceptional site or power sales opportunity warrant it, we generally attempt to site our facilities within the utility customer's service area, and thus avoid the need to utilize wheeling. The new provisions of the Energy Policy Act, however, and actions taken by the FERC under the FPA have improved transmission access and pricing for independent power producers like us.

     In April 1996, the FERC issued a rulemaking order under the FPA, Order 888, requiring all jurisdictional public utilities to file "open access" transmission tariffs. Compliance with Order 888 has been virtually universal. However, many utilities are seeking permission from the FERC to recover for "stranded investment" through add-ons to their transmission rates. To the extent that the FERC permits such charges, the cost of transmission may be too high on some systems to be of practical use to wholesale sellers like Cogentrix. Therefore, the full value of Order 888 remains to be determined.

     The FERC is also encouraging the voluntary restructuring of transmission operations through the use of independent system operators and regional transmission groups. Such entities may create efficiencies for traditional utilities, but are not likely to have a substantial impact on power developers and power marketers like Cogentrix.

  Environmental Regulations -- United States

     The following discussion includes forward-looking statements relating to environmental protection compliance measures and the possible future impact on us of increasingly stringent environmental regulations. This information reflects current estimates that we periodically evaluate and revise. Our estimates are subject to a number of assumptions and uncertainties, including future Federal and state energy and environmental policy, other changing laws and regulations, the ultimate outcome of complex factual investigations, changes in emission control technology, and selection of compliance alternatives.

     The construction and operation of power projects are subject to extensive environmental protection and land use regulation in the United States. Those regulations applicable to Cogentrix primarily involve the discharge of emissions into the water and air and the use of water, but can also include wetlands preservation, endangered species, waste disposal and noise regulation. These laws and regulations often require a lengthy and complex process of obtaining and renewing licenses, permits and approvals from federal, state and local agencies. If such laws and regulations are changed and our facilities are not grandfathered, extensive modifications to power project technologies and facilities could be required.

     We expect that environmental regulations will continue to become more stringent as environmental legislation previously passed is implemented and new laws are enacted. Accordingly, we plan to continue a strong emphasis on implementation of environmental controls and procedures to minimize the environmental impact of energy generation at our facilities.

     Clean Air Act and the 1990 Amendments. In late 1990, Congress passed the Clean Air Act Amendments of 1990 (the "1990 Amendments") that affect existing facilities - including facilities exempt from regulation under the Clean Air Act of 1970 - as well as new project development. All of the facilities we operate are currently in compliance with federal performance standards mandated for such facilities under the Clean Air Act and the 1990 Amendments..

     The 1990 Amendments create a marketable commodity called a sulfur dioxide ("SO(2)") "allowance." All non-exempt facilities over 25 megawatts that emit SO(2), including independent power plants, must obtain allowances in order to operate after 2000. Each allowance gives the owner the right to emit one ton of SO(2). The 1990 Amendments exempt from the SO(2) allowance provisions all independent power projects that were operating, under construction or with power sales agreements or letters of intent as of November 15, 1990, as well as facilities outside the contiguous 48 states. As a result, most of the facilities we operate are exempt. The non-exempt facilities we operate have determined their need for allowances and have accounted for these requirements in their operating budgets and financial forecasts. Most of the facilities we have developed in recent years and expect to develop in the future rely on natural gas technology. The additional costs of obtaining the number of allowances needed for our future projects should not materially affect our ability to develop new projects.

     The 1990 Amendments also contain other provisions that could affect our projects. Provisions dealing with geographical areas the EPA has designated as being in "nonattainment" with national ambient air quality standards require that each new or expanded source of air pollutants in nonattainment areas must obtain emissions reductions from existing sources that more than offset the emissions from the new or expanded source. While the "offset" requirements may hamper new project development in certain geographical areas, development of new projects has continued, and management expects will likely continue, particularly as markets for "offsets" develop.

     The 1990 Amendments also provide an extensive new operating permit program for existing sources called the Title V permitting program. Because all of the facilities we operate were permitted under the Prevention of Significant Deterioration New Source Review Process, the permitting impact to Cogentrix under the 1990 Amendments at those facilities is expected to be minimal. The costs of applying for and maintaining operating air permits are not anticipated to be significant.


     The 1990 Amendments also regulate certain hazardous air pollutant ("HAP") emissions. Although the HAP provisions of the 1990 Amendments exclude electric steam generating facilities, they direct the EPA to prepare a study on HAP emissions from power plants. The EPA has conducted a series of studies and is expected to make a final determination on whether to regulate mercury emissions from power plants by December 2000. If it is determined that mercury emissions from power plants should be regulated, the use of "maximum achievable control technology" could be required, which could require additional control equipment on some or all of our facilities.


     The EPA has recently commenced an industry-wide investigation of coal-fired electric power generators to determine compliance with environmental requirements under the Clean Air Act associated with repairs, maintenance, modifications and operational changes made to the facilities over the years. The EPA's focus is on whether any of the changes made were subject to new source review or new performance standards, and whether best available control technology was or should have been used.

Cogentrix has not received any notices of violation from the EPA relating to any of its facilities as a result of this industry-wide investigation. Management believes that if it did, Cogentrix would have a meritorious defense to any action brought by the EPA relating to any of its facilities.

     Subsequent EPA Initiatives. In July 1997, the EPA promulgated more restrictive ambient air quality standards for ozone and for particulate matter. These new standards, which continue to be subject to legal challenge, will likely increase the number of nonattainment areas for both ozone and particulate matter. If our facilities are in these new nonattainment areas, further emission reduction requirements, which states will be required to adopt, could require us to install additional control technology for oxides of nitrogen ("NO(x)") emissions and other ozone precursors. These standards were appealed to the D.C. Circuit Court of Appeals, which in May 1999 remanded them to the EPA. The EPA has appealed this remand to the Supreme Court.

     In October 1998, the EPA issued a final rule addressing the regional transport of ground-level ozone across state boundaries to the eastern United States through NO(x) emissions reduction. The rule focuses on such reductions in the eastern United States, requiring 22 states and the District of Columbia to submit revised "state implementation plans" (SIPs) by September 1999 and have NO(x) emission controls in place by May 2003 (the "NO(x) SIP call"). In March 2000, a federal appeals court upheld the NO(x) SIP call rule.

     In a related action, the EPA in December 1999 granted petitions of four northeastern states seeking to reduce transport of ozone across state boundaries by requiring reductions in NO(x) emissions from sources in 30 states and the District of Columbia. As a result, 392 facilities, including those operated by our project subsidiaries in North Carolina and Virginia, will have to reduce NO(x) emissions or take other steps to meet these NO(x) emission reduction requirements. These facilities must implement controls or use emission allowances to achieve required NO(x) emission reductions by May 2003.

     We are evaluating the NO(x) emission reductions that these EPA initiatives will require us to meet. We expect we will need to install additional or new control equipment at several of the facilities operated by our project subsidiaries in North Carolina and Virginia. In addition to installing new control equipment, we may need, or decide to, purchase NO(x) "allowances".

     The Kyoto Protocol. In 1998, the Kyoto Protocol regarding greenhouse gas emissions and global warming was signed by the U.S., committing to reductions in greenhouse gas emissions of at least 7% below 1990 levels to be achieved by 2008 - 2012. The U.S. Senate must ratify the agreement for the protocol to take effect. The level of opposition evidenced by the lack of Senate action at this point makes approval of the Kyoto Protocol in its present form questionable. The Clinton Administration has proposed a package of legislative and administrative policies to curb greenhouse gases, none of which are affected by the need for Senate ratification. Future initiatives on this issue and the effects on Cogentrix are unknown at this time.

     Clean Water Act. Our facilities are subject to a variety of state and federal regulations governing existing and potential water/wastewater and stormwater discharges from the facilities. Generally, federal regulations promulgated through the Clean Water Act govern overall water/wastewater and stormwater discharges through National Pollutant Discharge Elimination System permits. Under current provisions of the Clean Water Act, existing permits must be renewed every five years, at which time permit limits are under extensive review and can be modified to account for more stringent regulations. In addition, the permits have re-opener clauses that can be used to modify a permit at anytime. Several of the facilities we operate have either recently gone through permit renewal or will be renewed within the next few years. Based upon recent renewals, we do not anticipate more stringent monitoring requirements for any of the facilities we operate. We believe that the plants we operate are in material compliance with applicable discharge requirements under the Clean Water Act.

     Emergency Planning and Community Right-to-Know Act. In April of 1997, the EPA expanded the list of industry groups required to report the Toxic Release Inventory under Section 313 of the Emergency Planning and Community Right-to-Know Act to include electric utilities. Our operating facilities are required to complete a toxic chemical inventory release form for each listed toxic chemical manufactured, processed or otherwise used in excess of threshold levels. The purpose of this requirement is to inform the EPA, states, localities and the public about releases of toxic chemicals to the air, water and land that can pose a threat to the community.

     Comprehensive Environmental Response, Compensation, and Liability Act. The Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA" or "Superfund"), requires cleanup of sites from which there has been a release or threatened release of hazardous substances and authorized the EPA to take any necessary response action at Superfund sites, including ordering potentially responsible parties ("PRPs") liable for the release to take action or pay for such actions by others. PRPs are broadly defined under CERCLA to include past and present owners and operators of sites, as well as generators of wastes sent to a site. At present, we are not subject to liability for any Superfund matters and take measures to assure that CERCLA will not apply to properties we own or lease. However, we do generate certain wastes in the operation of our plants, including small amounts of hazardous wastes, and send certain wastes to third-party waste disposal sites. As a result, there can be no assurance that we will not incur liability under CERCLA in the future.

     Resource Conservation and Recovery Act ("RCRA"). RCRA regulates the generation, treatment, storage, handling, transportation and disposal of hazardous wastes. We are exempt from the solid waste requirements under RCRA regarding coal combustion by-products. We are classified as a conditionally exempt small quantity generator of hazardous wastes at all of our facilities. We will continue to monitor regulations under this rule and will strive to maintain the exempt status.

  Environmental Regulations -- International

     Although the type of environmental laws and regulations applicable to independent power producers and developers varies widely from country to country, many foreign countries have laws and regulations relating to the protection of the environment and land use that are similar to those found in the United States. Laws applicable to the construction and operation of electric generating facilities in foreign countries generally regulate discharges and emissions into water and air and also regulate noise levels.

     Air pollution laws in foreign jurisdictions often limit the emissions of particulates, dust, smoke, carbon monoxide, sulfur dioxide, nitrogen oxide and other pollutants. Water pollution laws in foreign countries generally limit wastewater discharges into municipal sewer systems and require treatment of wastewater that does not meet established standards. New projects and modifications to existing projects are also subject, in many cases, to land use and zoning restrictions imposed in the foreign country. In addition, developers of foreign independent power projects often conduct environmental impact assessments of proposed projects pursuant to existing legislative requirements. Lenders to international development projects may impose their own requirements relating to the protection of the environment.

     We believe that the level of environmental awareness and enforcement is growing in most countries, including most of the countries in which we intend to develop and operate new projects. As a result, plants built overseas will likely include pollution control equipment that is required in the United States. Therefore, based on current trends, we believe that the nature and level of environmental regulation that we are subject to will become increasingly stringent, whether we undertake new projects in foreign countries or in the United States.

                                   MANAGEMENT


     The following table sets forth certain information with respect to the directors and executive officers of Cogentrix Energy.


NAME                                        AGE                        POSITION
----                                        ---                        --------
George T. Lewis, Jr.......................   72  Chairman Emeritus and Director
David J. Lewis............................   44  Chairman of the Board, Chief Executive Officer and
                                                   Director
Mark F. Miller............................   46  President, Chief Operating Officer and Director
James E. Lewis............................   37  Vice Chairman and Director
Dennis W. Alexander.......................   53  Group Senior Vice President, General Counsel,
                                                   Secretary and Director
James R. Pagano...........................   40  Group Senior Vice President -- Development Mergers &
                                                   Acquisitions
Bruno R. Dunn.............................   50  Group Senior Vice President -- Operations
Thomas F. Schwartz........................   38  Group Senior Vice President -- Chief Financial
                                                   Officer
Betty G. Lewis............................   71  Director
Robert W. Lewis...........................   47  Director
W.E. "Bill" Garrett.......................   69  Director
John A. Tillinghast.......................   73  Director

     George T. Lewis, Jr., our founder, has been a Director of Cogentrix Energy since its formation in 1993 and was appointed Chairman Emeritus in March 1999. Prior to March 1999, Mr. Lewis was Chairman of the Board since December 1993, Chief Executive Officer and a Director of Cogentrix, Inc. from 1983 to 1993, Chairman of the Board of Cogentrix, Inc. since 1990 and President of Cogentrix, Inc. from 1983 to 1989. Mr. Lewis previously served for over 18 years with Chas
T. Main, Inc., an engineering firm headquartered in Boston. In 1971, he became a Senior Vice President responsible for that firm's work with the utility industry. From 1978 through 1980, he headed that firm's Southern District office located in Charlotte, North Carolina and directed its involvement in the area of coal-fired industrial power plants. In 1980, Mr. Lewis was promoted to Group Vice President and director and returned to Boston to assume responsibility for all corporate marketing and sales. George Lewis is the father of David J. Lewis, James E. Lewis and Robert W. Lewis and the spouse of Betty G. Lewis.

     David J. Lewis has been a Director of Cogentrix Energy since its formation and was appointed Chairman of the Board and Chief Executive Officer in March 1999. Prior to March 1999, Mr. Lewis was Vice Chairman of the Board and Chief Executive Officer since August 1995, Executive Vice President -- Marketing and Development, Chief Executive Officer -- Elect since June 1994, Group Senior Vice President -- Marketing and Development with Cogentrix, Inc. since September 1993 and a Director of Cogentrix, Inc. since 1988. From 1989 until September 1993, he was Senior Vice President -- CGX Environmental Systems and President and Chief Operating Officer -- CGX Environmental Systems Division of Cogentrix, Inc. From 1987 to 1989, he was Vice President -- Administration of Cogentrix, Inc. from 1986 to 1987, he was Resident Construction Manager and from 1985 to 1986, he was Assistant Construction Manager. Prior to joining Cogentrix, Inc. in 1985, he was Operations Manager with Bartex Corporation, an export management company headquartered in Portland, Oregon. David Lewis is a son of George T. Lewis, Jr. and Betty G. Lewis.

     Mark F. Miller was appointed President, Chief Operating Officer and a Director of Cogentrix Energy in May 1997. Prior to joining Cogentrix Energy, Mr. Miller was Vice President for Northrop Grumman in Bethpage, New York. He joined Northrop Grumman in 1982 and held successive positions in the material, law and contracts departments before being named Vice President, Contracts and Pricing at Northrop's B-2 Division in 1991. In 1993, he became Vice President-Business Management at the B-2 Division. In 1994, Northrop acquired the Grumman Corporation and Mr. Miller was named Vice President-Business Management for the newly formed Electronics and Systems Integration Division, a position he held until his move to Cogentrix Energy. From 1980 to 1982, he was an Associate with the law firm of Dolack, Hansler.

     James E. Lewis has been a Director of Cogentrix Energy since its formation, and was appointed Vice Chairman in March 1999. Prior to March 1999, Mr. Lewis was Executive Vice President since December 1993, Executive Vice President of Cogentrix, Inc. since November 1992 and a Director of Cogentrix, Inc. since 1988. From 1991 to 1992, he was Senior Vice President of Operations responsible for the daily operations of Cogentrix, Inc.'s facilities. From 1989 to 1991, Mr. Lewis was Vice President -- Utility Operations. Mr. Lewis joined Cogentrix in 1986 and in 1987, he was selected as Assistant Project Manager responsible for the construction of the Portsmouth facility. James Lewis is a son of George T. Lewis, Jr. and Betty G. Lewis.

     Dennis W. Alexander has been Group Senior Vice President, General Counsel, Secretary and a Director since joining Cogentrix Energy in February 1994. Immediately prior to joining Cogentrix Energy, Mr. Alexander was Vice President/General Counsel of Wheelabrator Environmental Systems Inc., the waste-to-energy and cogeneration subsidiary of Wheelabrator Technologies Inc., an independent power and environmental services and products company, as well as Director, Environmental, Health and Safety Audit Program for Wheelabrator Technologies Inc. From 1988 to 1990, Mr. Alexander was Vice President/General Counsel -- Operations of Wheelabrator Environmental Systems Inc. and from 1986 to 1988 was Vice President/General Counsel of Wheelabrator Energy Systems, a cogeneration project development subsidiary. From 1984 to 1986, he served as Group General Counsel for The Signal Company and from 1980 to 1984 as Division General Counsel of Wheelabrator-Frye Inc., each a diversified public company.

     James R. Pagano has been Group Senior Vice President -- Development, Mergers & Acquisitions since February 1999. From May 1997 until then he was Group Senior Vice President -- Chief Financial Officer of Cogentrix Energy, prior to which he was Senior Vice President -- Project Finance since February 1995 and Vice President -- Project Finance since Cogentrix Energy's formation. Previously, Mr. Pagano was Vice President -- Project Finance of Cogentrix, Inc. since July 1993, Vice President -- Legal and Finance from July 1992 to July 1993, and from January 1992 to July 1992, Mr. Pagano was Vice President and Assistant General Counsel of Cogentrix, Inc. Prior to joining Cogentrix, Inc. he was Vice President of The Deerpath Group, Inc., a financial advisory firm. From 1987 to 1990, Mr. Pagano was an Associate with the law firm of Simpson Thacher & Bartlett.

     Bruno R. Dunn has been Group Senior Vice President Operations since joining Cogentrix Energy in January 1999. Immediately prior to joining Cogentrix Energy, Mr. Dunn was Vice President Operations of Wheelabrator Technologies, Inc., an independent power and environmental services and product company as well as Vice President Operations of Wheelabrator Environmental Systems, Inc., the waste-to-energy and cogeneration subsidiary of Wheelabrator Technologies. From 1988 to 1995 Mr. Dunn was Vice President Construction for Wheelabrator Technologies, Inc. From 1980 to 1988 Mr. Dunn was a project manager and/or operations manager for various Wheelabrator trash-to-energy facilities.

     Thomas F. Schwartz has been Group Senior Vice President -- Finance and Chief Financial Officer since December 1999. From March 1997 until then he was Senior Vice President -- Finance and Treasurer of Cogentrix Energy, prior to which he was Vice President -- Finance and Treasurer since Cogentrix Energy's formation. Previously, Mr. Schwartz was Controller of Cogentrix, Inc. since April 1991. Prior to joining Cogentrix, he was an audit manager with Arthur Andersen LLP's Small Business Advisory Division.

     Betty G. Lewis has been a Director of Cogentrix Energy since September 1994. Betty Lewis is the spouse of George T. Lewis, Jr.

     Robert W. Lewis has been a Director of Cogentrix Energy since its formation, prior to which he was a Director of Cogentrix, Inc. since 1988. In April 1991, Mr. Lewis resigned from his positions of Vice Chairman and Secretary of Cogentrix, Inc., which he had held since March 1991. From October 1990 to March 1991, Mr. Lewis was Executive Vice President and Secretary. From March 1988 to October 1990,

Mr. Lewis was Senior Vice President -- Corporate Development and Secretary, in which position Mr. Lewis was in charge of Cogentrix, Inc.'s development efforts. From March 1987 to March 1988, Mr. Lewis was Senior Vice
President -- Administration and Secretary. From September 1983 to March 1987, Mr. Lewis was Vice President -- Administration and Secretary. Mr. Lewis joined Cogentrix, Inc. in April 1983 and served as Secretary through September 1983. Robert Lewis is a son of George T. Lewis, Jr. and Betty G. Lewis.

     W. E. "Bill" Garrett has been a Director of Cogentrix Energy since its formation and became a Director of Cogentrix, Inc. in September 1993. Mr. Garrett served on the staff of the National Geographic Society for 36 years -- the last 10 as Editor-in-Chief of the magazine. As a member of the Board of Trustees of the National Geographic Society and its Research and Exploration Committee, he was instrumental in the Society's emergence as the world's largest educational and scientific institution. He resigned in 1990 and became the President of the La Ruta Maya Conservation Foundation, which is involved in cultural and conservation work with the Maya Indians. Mexico, Guatemala and Italy have honored him with prestigious awards for his work in the region. Mr. Garrett currently serves on the boards of the National Capital Bicentennial Celebration, the American Land Conservancy, Partners for Livable Communities and the Editorial Board of Nature's Best Magazine.

     John A. Tillinghast was elected a Director of Cogentrix Energy on March 19, 1998. Mr. Tillinghast served from 1994 through May 1998 as President, Chairman and CEO of Great Bay Power Corporation, a public utility in Portsmouth, New Hampshire. He also has served from 1997 through May 1998 as the President, Chairman and CEO of BayCorp Holdings, Ltd., the holding company for Great Bay Power Corporation. Since May 1998 Mr. Tillinghast has served as Chairman of BayCorp Holdings and Great Bay Power. After graduating from Columbia University in 1949 with BS and MS degrees in mechanical engineering, Mr. Tillinghast began a 30-year career with American Electric Power Company, rising through the engineering ranks to become Vice Chairman of the Board in charge of engineering and construction. Prior to his current position at Bay Corp Holdings, LTD., he served as Chairman of the Energy Engineering Board of the National Academy of Sciences, Director of the Edison Electric Institute and is a Fellow of the American Society of Mechanical Engineers. Mr. Tillinghast is registered as a professional engineer in nine states and holds two U.S. and seven foreign patents.

EXECUTIVE COMPENSATION

     The following table sets forth information for the calendar years ended December 31, 1999, 1998 and 1997 concerning the annual compensation paid or accrued by Cogentrix to or for the account of each of the following: (1) the only person who served as the chief executive officer of Cogentrix during the fiscal year ended December 31, 1999 and (2) the four most highly compensated executive officers of Cogentrix incumbent at December 31, 1999, other than the chief executive officer, for the year then ended (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                          ALL OTHER COMPENSATION
                                                                                       -----------------------------
                                                                                        RETIREMENT      TERMINATION
                                                         ANNUAL COMPENSATION           CONTRIBUTIONS        OF
NAME AND                       TWELVE-MONTH      -----------------------------------        AND          INCENTIVE
PRINCIPAL POSITION             PERIOD ENDING     SALARY(1)    BONUS(2)      TOTAL        OTHER(3)      AGREEMENTS(4)
------------------           -----------------   ---------   ----------   ----------   -------------   -------------
David J. Lewis.............  December 31, 1999   $641,392    $1,254,585   $1,895,977     $120,678        $      0
  Chairman and               December 31, 1998    633,428     1,117,302    1,750,730       62,010               0
  Chief Executive Officer    December 31, 1997    613,960       841,239    1,455,199       58,157         862,329

Mark F. Miller.............  December 31, 1999   $387,452    $1,082,227   $1,469,679     $195,580        $      0
  President and Chief        December 31, 1998    386,412       779,057    1,165,469      127,989               0
  Operating Officer          December 31, 1997    249,164       173,046      422,210      193,243               0

James E. Lewis.............  December 31, 1999   $378,664    $  902,530   $1,281,194     $ 66,498        $956,366
  Vice Chairman              December 31, 1998    378,788       679,642    1,058,430       32,570               0
                             December 31, 1997    364,524       415,163      779,687       25,831         884,692

James R. Pagano............  December 31, 1999   $307,240    $1,052,530   $1,359,770     $ 67,048        $      0
  Group Senior Vice          December 31, 1998    291,118       660,227      951,345       29,169               0
President -- Development,..  December 31, 1997    223,532       345,033      568,565       28,412               0
  Mergers & Acquisitions

Dennis W. Alexander........  December 31, 1999   $295,524    $  878,833   $1,174,357     $ 60,705        $      0
  Group Senior Vice          December 31, 1998    295,328       635,227      930,555       27,922               0
  President and              December 31, 1997    284,086       175,033      459,119       21,845               0
  General Counsel

---------------

(1) Amounts listed in this column include all fees for service on Cogentrix's board of directors.
(2) Amounts listed in this column reflect annual performance bonuses and annual distributions under our profit-sharing plan, executive incentive bonus plan and facility cash flow incentive compensation agreements discussed below. The amounts listed do not include the distributions made under such plan and agreements to the Named Executive Officers during any fiscal year in which such distribution was earned in the previous fiscal year.
(3) The amounts shown in this column include Cogentrix's matching contributions on behalf of the Named Executive Officers to Cogentrix's 401(k) savings plan in which all Cogentrix employees are eligible to participate and to a non-qualified Supplemental Retirement Savings Plan in which approximately 39 employees, including all of the Named Executive Officers, participate. The amounts shown for Mark F. Miller also include compensation related to relocation and a company-provided life insurance policy.
(4) The amounts shown in this column for the year ended December 31, 1997 include the payments made to David J. Lewis and James E. Lewis related to the termination of the facility cash flow incentive compensation agreements, net of the awards each of these Named Executive Officers would have otherwise received under these plans for the fiscal year ended June 30, 1997, which amounts are included under the column heading "Bonuses." The amount for James E. Lewis for the year ended December 31, 1999 represents severance benefits earned under our profit sharing plan related to his resignation effective January 1, 2000 from Cogentrix as an employee and officer.

COMPENSATION PURSUANT TO INCENTIVE COMPENSATION PLANS

  Profit-Sharing Plan

     We have a profit-sharing plan which is a non-qualified incentive compensation plan for the benefit of approximately 42 employees of Cogentrix. Under our profit-sharing plan, we have entered into arrangements with each of our executive officers, which provide for annual cash compensation distribution awards to each participant equal to a designated percentage of our adjusted net income before taxes each fiscal year plus the amount of any accrual for payments to be made under our profit-sharing plan, with the designated percentage determined annually at the discretion of our Chief Executive Officer or Chief Operating Officer based on criteria they deem appropriate. For the fiscal year ended December 31, 1999, David J. Lewis earned $796,971, Mark F. Miller earned $557,880, James E. Lewis and James R. Pagano each earned $478,183, and Dennis W. Alexander earned $398,486 under our profit sharing plan. In addition, James E. Lewis earned $956,366 in severance benefits under our profit sharing plan related to his resignation from Cogentrix as an executive officer.

     In the event a participant in our profit-sharing plan terminates his or her employment with Cogentrix (for a reason other than death, total disability, retirement or termination by Cogentrix for willful misconduct), the participant is entitled to receive a severance benefit equal to a percentage (ranging from 100% after six years of full-time employment to a maximum of 200% after ten years or more of full-time employment) of the most recent annual distribution to which the employee is then entitled. In the event of a participant's death or total disability, the participant (or his or her beneficiary) is entitled to receive from zero to five years of annual distribution awards thereafter, depending upon the participant's length of service with Cogentrix.

  Executive Incentive Bonus Plan

     In addition to the annual cash compensation distribution awards payable under our profit-sharing plan, each of the Named Executive Officers, with the exception of David J. Lewis, may receive additional incentive cash compensation awards, determined on a sliding scale, if we achieve contractually specified levels of net income before income tax targets for a given fiscal year. For the fiscal year ended December 31, 1999, each of the Named Executive Officers, with the exception of David J. Lewis, earned $324,347 under the executive incentive bonus plan. Upon his resignation effective January 1, 2000 from Cogentrix as an employee and officer, James E. Lewis will no longer participate in the executive incentive bonus plan.

  Facility Cash Flow Incentive Compensation Agreements

     We previously had in effect non-qualified incentive compensation agreements with two of the Named Executive Officers, David J. Lewis and James E. Lewis, each of whom is a director and a shareholder of Cogentrix Energy. These agreements provided for each of these Named Executive Officers to receive, through June 30, 2007, annual distributions equal to a designated percentage of the net cash flow for the fiscal year of two of our facilities. In the fiscal year ended June 30, 1997, we terminated the facility cash flow incentive compensation agreements with these Named Executive Officers. In connection with the termination of these plans, David J. Lewis and James E. Lewis were paid $1,157,996 and $1,119,816 in the fiscal year ended June 30, 1997, respectively.

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

  David J. Lewis

     In March 1999, the board of directors elected David J. Lewis Chairman of the Board of Cogentrix. He was previously elected Chief Executive Officer of Cogentrix in August 1995. George T. Lewis, Jr., the former Chief Executive Officer and Chairman of the Board, will serve as Chairman Emeritus. We have an employment agreement with David J. Lewis through August 2005 which provides for a base annual salary for each fiscal year at least equal to the base salary for the immediately preceding fiscal year. In addition to the base salary, Mr. Lewis is entitled to participate in our profit sharing plan, at a level of no less than 1.25% of net income before taxes, and to receive annual incentive compensation in an amount determined by the board of directors, which amount, when combined with the base salary and profit sharing payable to him, shall be at least sufficient to provide him with total annual compensation that is competitive with total annual compensation offered by other similarly situated companies to their employees in comparable positions.

     Upon our giving notice, the employment agreement is terminable in the event at least two-thirds of the board of directors terminates Mr. Lewis' employment for cause. In addition, we may terminate the agreement at any time at our option by a vote of at least two-thirds of the directors then in office. In the event we terminate his employment, other than for cause, Mr. Lewis is entitled to continue to receive base salary, performance bonus (based on historical levels) and distributions under the profit sharing plan through the remainder of the term of this employment agreement.

     Mr. Lewis can terminate his employment for good reason as a result of

     - a change in control of Cogentrix

     - a change in title, authority or duties

     - our failure to make any other payment to Mr. Lewis or our breach of the employment agreement.

If Mr. Lewis elects to terminate his employment for good reason, he is entitled to continue to receive, for five years, an amount equal to the average annual salary, bonus and profit sharing distribution received prior to his termination.

  Mark F. Miller


     We have an employment agreement with Mark F. Miller through May 2007, which provides a minimum base annual salary of $350,000, which at the beginning of each fiscal year is increased by an amount, if positive, that will reflect increases in the cost of living. He is also entitled to participate in our profit sharing plan, at a level of no less than 0.9% of net income before taxes, and to receive a performance bonus each fiscal year, the level of which is determined in the sole discretion of the Chief Executive Officer. We have the right to terminate Mr. Miller's employment upon sixty days written notice. In the event we terminate his employment, other than for cause, Mr. Miller is entitled to continue to receive base salary, bonus (based upon historical levels) and distributions under the profit sharing plan through the remainder of the term of the employment agreement.


     Mr. Miller can terminate his employment for good reason as a result of

     - a change in control of Cogentrix

     - a change in title, authority or duties

     - our failure to make any other payment to Mr. Miller or our breach of the employment agreement

     If Mr. Miller elects to terminate his employment for good reason, he is entitled to continue to receive, through the remainder of the term of the employment agreement, an amount equal to the average annual salary, bonus and profit sharing distribution received prior to his termination.

  Dennis W. Alexander

     We have an employment agreement with Dennis W. Alexander to serve as Senior Vice President, General Counsel and Secretary and as a member of the Board of Directors. Under the employment agreement, Mr. Alexander is entitled to a minimum base annual salary of $180,000, subject to adjustment in future years. He is also entitled to participate in our profit sharing plan, at a level of no less than 0.3% of net income before taxes, and our executive incentive bonus plan. The employment agreement is for a one-year term that renews automatically at the end of each calendar year unless we previously exercise our right to terminate Mr. Alexander's employment. We have the right to terminate Mr. Alexander's employment upon 30 days' written notice. A material change in his title, authority, duties or current compensation following a change in control of Cogentrix constitutes a de facto termination by us. In the event we terminate his employment, Mr. Alexander is entitled to receive, within 30 days of his termination, a severance payment in an amount equal to his total compensation received in the prior calendar year, including any fees he received for serving as a member of the Board of Directors.

  James R. Pagano

     In January 1999, we entered into an employment agreement with James R. Pagano, Group Senior Vice President -- Development, Mergers & Acquisitions. Under the employment agreement, Mr. Pagano is entitled to an annual base salary of $306,000, which may be increased in future years. He is also entitled to participate in our profit sharing plan, at a level of no less than 0.5% of net income before taxes, and our executive incentive bonus plan. The employment agreement is for a one-year term that renews automatically at the end of each calendar year unless we previously exercise our right to terminate Mr. Pagano's employment. We have the right to terminate Mr. Pagano's employment upon 30 days' written notice. Following a change in control of Cogentrix, we will be deemed to have terminated Mr. Pagano as the result of

     - a change in his title, authority, duties or location of workplace and responsibilities,

     - a reduction in his annual base salary or profit sharing participation or

     - our failure to make any other payment to Mr. Pagano.

     In the event we terminate his employment, Mr. Pagano is entitled to receive, within 30 days of his termination, a severance payment in an amount equal to 250% of his total compensation received in the prior calendar year, including salary, bonuses and profit sharing.

DIRECTORS' COMPENSATION AND CONSULTING AGREEMENTS

     Directors, including employee directors, receive an annual retainer of $25,000 for service on the board of directors. In addition, for each meeting attended, each director receives a fee of $1,000. During the year ended December 31, 1999, there were five meetings of Cogentrix Energy's board of directors.

     We have entered into consulting agreements with Messrs. Garrett and Tillinghast each of which provides for payment of $15,000 annually for consulting services to be rendered to us.

  George T. Lewis, Jr.

     We previously had in effect a non-qualified incentive compensation agreement with George T. Lewis, Jr., the current Chairman Emeritus of the Board and a shareholder of Cogentrix Energy. This agreement provided for Mr. Lewis to receive, through June 30, 2007, annual distributions equal to a designated percentage of the net cash flow for the fiscal year of one of our facilities. In the fiscal year ended June 30, 1997, we terminated the facility cash flow incentive compensation agreement with Mr. Lewis. In connection with the termination of this plan, Mr. Lewis was paid $1,247,259 in the fiscal year ended June 30, 1997.

     In August 2000, our five-year employment and noncompetition agreement with George T. Lewis, Jr., expired. Mr. Lewis received base compensation of $424,052 through August 2000 related to this agreement.

  Robert W. Lewis

     While Robert W. Lewis was employed as an executive officer, Cogentrix entered into a non-qualified incentive compensation agreement with him similar to the agreements described above under "-- Facility Cash Flow Incentive Compensation Agreements" providing for him to receive incentive compensation annually equal to a designated percentage of the net cash flow for the fiscal year of two of our facilities. Our obligation to make such annual payments to him continues through June 30, 2007. We have agreed to pay him an annual minimum payment of $200,000 regardless of whether his actual annual distribution would yield such amount. Robert W. Lewis must repay to Cogentrix, on or before January 31, 2008, an amount equal to the aggregate amount of minimum payments made in excess of the actual annual distributions which he was entitled to receive. The actual amount of the distribution Mr. Lewis received pursuant to his facility cash flow compensation agreement for the year ended December 31, 1999 was $293,265.

     If at any time through June 1, 2007 Mr. Lewis sells or transfers any of the shares of common stock of Cogentrix Energy held by him to anyone other than other designated members of the Lewis family without granting Cogentrix Energy a right of first refusal with respect to the shares sold or transferred, he will forfeit his right to the annual distributions under his facility cash flow incentive compensation agreement and the right to the annual minimum payment of $200,000.

  James E. Lewis

     On January 1, 2000, we entered into a consulting agreement with James E. Lewis, a shareholder, director, officer and former employee of Cogentrix. Under the terms of the consulting agreement, Mr. Lewis is required, subject to certain limits, to be available during customary business hours for consultations, either in person or by telephone, with respect to such of our business and affairs as we may reasonably call on him to furnish.

     Pursuant to the consulting agreement, base compensation is payable to Mr. Lewis in the following amounts for the following periods:

PERIOD                                                        BASE COMPENSATION
------                                                        -----------------
01/01/00 to 12/31/00........................................      $350,424
01/01/01 to 12/31/01........................................       219,015
01/01/02 to 12/31/03........................................       187,727
01/01/04 to 12/31/04........................................       125,151

     In the event of Mr. Lewis' death or inability to provide services due to disability, we are obligated to continue making payments, when due, to him or his estate.

                             PRINCIPAL STOCKHOLDERS

     All of the issued and outstanding shares of common stock of Cogentrix Energy are beneficially owned as follows:

                                                              NUMBER OF    PERCENTAGE
NAME                                                           SHARES      OWNERSHIP
----                                                          ---------    ----------
George T. Lewis, Jr.(1).....................................   73,320          26%
John C. Fennebresque(2).....................................   73,320          26
Betty G. Lewis..............................................   73,320          26
David J. Lewis..............................................   45,120          16
James E. Lewis..............................................   45,120          16
Robert W. Lewis.............................................   45,120          16

---------------

(1) George T. Lewis, Jr.'s shares are held of record by a revocable grantor trust (the "Trust") that may be revoked by Mr. Lewis at any time prior to his death, in which event the shares held by the Trust would be transferred to him. Accordingly, he is deemed to be the beneficial owner of the shares held by the Trust.
(2) The 73,320 shares shown as beneficially owned by Mr. Fennebresque are all held of record by the Trust described in Note 1 above. Mr. Fennebresque is deemed to be the beneficial owner of these shares, because he is the sole trustee of the Trust and, as such, has the power to vote and invest the shares held by the Trust. Since George T. Lewis, Jr. is also deemed to be the beneficial owner of these shares, they are also included in the amount shown for the number of shares beneficially owned by George T. Lewis, Jr.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     The transactions described or referred to below were entered into between related parties. Our board of directors has adopted a policy that all material transactions with related parties must be on terms no less favorable than could be obtained from third parties and that any variance from this policy is subject to approval by a majority of our disinterested directors. The indentures and the covenants of the Corporate

Credit Facility place certain limitations on our ability to enter into material transactions with related parties as well.

LEASES AND REAL PROPERTY TRANSACTIONS

     Equipment Leasing Partners ("ELP"), a North Carolina general partnership consisting of four of our shareholders, George T. Lewis, Jr., David J. Lewis, James E. Lewis and Robert W. Lewis, owns and leases certain equipment to our project subsidiaries related to the operations of the plants. Each of the partners in ELP is a member of our board of directors. David J. Lewis is Chairman and Chief Executive Officer of Cogentrix. Total rent paid by us to ELP under such equipment leases was $901,000, $726,000, and $896,000 for the fiscal years ended December 31, 1999, 1998 and 1997, respectively.

     ELP also owns and leases to us our executive offices under a long term lease with an initial term expiring in 2004. Total rent paid by us to ELP under such lease was $868,000, $856,000 and $843,000 for the fiscal years ended December 31, 1999, 1998 and 1997, respectively.

     ELP leases the land on which our executive offices are located under a long-term ground lease from an unrelated third party with an initial term expiring in 2047, all payments under which are guaranteed by Cogentrix. Total amounts paid by ELP under such lease were $118,000, $112,000 and $112,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

FACILITY CASH FLOW INCENTIVE COMPENSATION AGREEMENTS

     We have entered into agreements with four of the beneficial owners of our outstanding shares of common stock, each of whom is also a director, that provide for them to receive annual distributions equal to a designated percentage of the net cash flow for each fiscal year of one or both of two of our facilities. During the fiscal year ended June 30, 1997, we terminated these agreements for the three executive officers. See "Executive
Compensation -- Compensation Pursuant to Incentive Compensation Plans -- Facility Cash Flow Incentive Compensation Agreements" and "Executive Compensation -- Directors' Compensation and Consulting Agreements" herein.

SHAREHOLDER STOCK TRANSFER AGREEMENT

     In August 1994, George T. Lewis, Jr. entered into an agreement with Betty
G. Lewis ("Ms. Lewis") providing for, among other things, the transfer by George
T. Lewis, Jr. of a portion of his shares of our common stock to Ms. Lewis.

     In accordance with the agreement, if Ms. Lewis desires to transfer or otherwise dispose of any of her shares of common stock of Cogentrix, she must first offer to sell them to us at a price equal to a bona fide offer from an unrelated party. Any shares, the offer of sale of which is not accepted by us after receipt of the written offer, must be offered by Ms. Lewis at the same price to the other shareholders, who have the right to purchase such shares on a pro rata basis determined in accordance with the then current stock ownership of those shareholders. In the event neither we nor the other shareholders notify Ms. Lewis of its or their intention to purchase her shares within 15 days after receipt of the written offer, Ms. Lewis shall have the right for 90 days thereafter to consummate the sale of her shares with the unrelated party who provided the bona fide offer.

SHAREHOLDER REVOLVING CREDIT FACILITY

     In March 2000, Cogentrix Energy established a revolving credit facility whereby each of its shareholders may borrow from time to time up to $1,000,000 from Cogentrix Energy on a revolving basis. Shareholder borrowings will accrue interest at the prime rate of a major United States bank plus 1.0%, payable annually. Principal payments on any borrowings made under the facility are due in three equal annual installments on each annual shareholder dividend payment date following the borrowing. Upon the sale of any of a shareholder's shares (except a permitted transfer), the principal balance outstanding will become due and payable immediately. There are no amounts currently outstanding under this shareholder revolving credit facility.

                         DESCRIPTION OF EXCHANGE NOTES

     You cannot understand this description of exchange notes without first reading and understanding the definitions of the defined terms that are used in this description. You can find the definitions of terms used in this description under the subheading -- "Important Definitions" on page 86 of this prospectus.

     Cogentrix Energy will issue the exchange notes under an indenture dated as of October 20, 1998 between itself and First Union National Bank, as trustee. The terms of the exchange notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The outstanding senior notes to which this exchange offer relates were issued under the same indenture on September 22, 2000.


     The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of the exchange notes. The indenture is an exhibit to the registration statement which includes this prospectus. Except where otherwise noted, references in this section of this prospectus to exchange notes include the $100.0 million of exchange notes offered hereby and the $255.0 million of 8.75% senior notes due 2008 issued April 19, 1999 in a previous exchange offer that are part of the same series of notes as the exchange notes offered hereby.


BRIEF DESCRIPTION OF THE EXCHANGE NOTES

     The exchange notes:

     - are general, unsecured obligations of Cogentrix Energy only and, with one exception, are not guaranteed by any of its subsidiaries; and

     - are equal in right of payment with all existing and future unsecured senior indebtedness of Cogentrix Energy.

     Assuming Cogentrix Energy had completed the offering of the outstanding senior notes on June 30, 2000 and applied the proceeds as described under "Use of Proceeds", Cogentrix Energy would have had approximately $606.2 million of unsecured senior indebtedness outstanding on that date, including letters of credit outstanding under its corporate credit facility.

HOLDING COMPANY STRUCTURE

     Cogentrix Energy's ability to pay principal of, premium, if any, and interest on the exchange notes will be dependent upon the receipt of sufficient funds from its current and future project subsidiaries and its project affiliates. The terms of their existing project financing arrangements restrict their ability to distribute funds to Cogentrix Energy in the form of dividends, distributions, management fees, principal, interest, loans or otherwise. Substantially all of the indebtedness of Cogentrix Energy's project subsidiaries and project affiliates is, however, non-recourse project financing secured by the assets of the project subsidiaries and project affiliates of Cogentrix Energy. Assuming Cogentrix Energy had completed the offering of the $100 million of senior notes issued September 22, 2000 on June 30, 2000 and applied the proceeds as described under "Use of Proceeds", approximately $1.4 billion of outstanding indebtedness of Cogentrix Energy's project subsidiaries would be effectively senior to the exchange notes. In addition, as of the same date, approximately $942.6 million of outstanding indebtedness of Cogentrix Energy's project affiliates would be effectively senior to the exchange notes.

PRINCIPAL, MATURITY AND INTEREST

     In this exchange offer, Cogentrix Energy will issue exchange notes in denominations of $1,000 and integral multiples of $1,000 with a maximum aggregate principal amount of $100.0 million. All exchange notes will mature on October 15, 2008.


     Interest on the exchange notes will accrue at the rate of 8.75% per annum and will be payable semi-annually in arrears on April 15 and October 15, commencing on April 15, 2001 on the exchange notes

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


offered hereby. Cogentrix Energy will make each interest payment to the Holders of record of the exchange notes at the close of business on the immediately preceding April 1 and October 1.



     Interest on the exchange notes will accrue from the date of their initial issuance. Holders of the exchange notes offered hereby will receive interest on April 15, 2001 from the date of initial issuance of their exchange notes, plus an amount equal to the accrued interest on the outstanding senior notes accepted for exchange. Interest on exchange notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest on overdue principal and -- to the extent permitted by applicable law -- on overdue installments of interest shall accrue at a rate of 1% in excess of the rate per annum borne by the exchange notes.


     Subject to the limitations described below under "Important Negative Covenants -- Debt", the indenture allows Cogentrix Energy to issue up to $65.0 million aggregate principal amount of additional senior notes in addition to the $355,000,000 of senior notes already outstanding under the indenture. Any additional senior notes Cogentrix Energy issues in the future shall have the same terms, including the same interest rates and interest payment dates, as the exchange notes. Any additional senior notes that Cogentrix Energy may issue shall be a part of the same series as the exchange notes described in this prospectus.

     In addition, subject to the limitations described below under "Important Negative Covenants -- Debt", Cogentrix Energy may issue additional securities under the indenture in one or more series.

METHODS OF RECEIVING PAYMENTS ON THE EXCHANGE NOTES

     Cogentrix Energy will pay principal, interest and premium, if any, on the exchange notes at the office or agency of Cogentrix Energy in Charlotte, North Carolina or by mailing a check to the Holder of the exchange notes. The exchange notes may be presented at the office or agent of the trustee in New York City for forwarding to the trustee. However, if a Holder of the exchange notes has given wire transfer instructions to Cogentrix Energy and its paying agent, Cogentrix Energy will make all principal, premium, if any, and interest payments on the exchange notes in accordance with those instructions. All payments of principal, premium, if any, and interest with respect to the exchange notes represented by the permanent global note registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to DTC or its nominee as the registered owner thereof. See "-- Book-Entry; Delivery and Form".

THE TRUSTEE

     First Union National Bank is the trustee under the indenture.

REPORTS

     Whether or not required by the Securities and Exchange Commission, so long as any exchange notes are outstanding, Cogentrix Energy will furnish to the Holders of exchange notes, within the time periods specified in the Securities and Exchange Commission's rules and regulations:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the Securities and Exchange Commission on Forms 10-Q and 10-K if Cogentrix Energy were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Cogentrix Energy's certified independent accountants; and

          (2) all current reports that would be required to be filed with the Securities and Exchange Commission on Form 8-K if Cogentrix Energy were required to file such reports.

     In addition, whether or not required by the Securities and Exchange Commission, Cogentrix Energy will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the trustee and with the Securities and Exchange Commission for public availability within the time periods

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

specified in the Securities and Exchange Commission's rules and regulations, unless the Securities and Exchange Commission will not accept such a filing, and make such information available to securities analysts and prospective investors upon request.

OPTIONAL REDEMPTION

     The exchange notes may be redeemed in whole or in part at Cogentrix Energy's option at any time prior to maturity, upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to:

          (1) the then outstanding principal amount of the exchange notes being redeemed plus accrued and unpaid interest thereon to the date of redemption, plus

          (2) a premium equal to the excess of:

             (A) the present value at the time of redemption of the principal amount of the exchange notes being redeemed plus any required interest payments due on the exchange notes being redeemed through Stated Maturity computed using a discount rate equal to the Treasury Rate plus 50 basis points

             -- over --

             (B) the then outstanding principal amount of the exchange notes being redeemed.

IMPORTANT NEGATIVE COVENANTS

     Unless waived or amended, the covenants in the indenture, including the ones summarized below, will, unless the events described under "-- Changes in Covenants When Exchange Notes are Rated Investment Grade" occur, be applicable so long as any of the exchange notes are outstanding.

     These covenants are for your benefit and, among other things, restrict our ability, with exceptions that are described below, to

     - incur additional debt or permit our subsidiaries to do so;

     - pay dividends and make other distributions;

     - make investments;

     - engage in transactions with affiliates;

     - create encumbrances to secure debt;

     - dispose of our assets; or

     - merge or consolidate with or into, or sell or otherwise transfer our properties and assets as an entirety to, another entity.

  Debt

     Cogentrix Energy shall not Incur any Debt, including Acquisition Debt, unless, after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds therefrom, the Fixed Charge Ratio of Cogentrix Energy would be equal to or greater than 2.0 to 1.

     Despite the preceding sentence, Cogentrix Energy may Incur each and all of the following:

          (1) Debt issued in exchange for, or the proceeds of which are used to refinance, outstanding exchange notes or other Debt of Cogentrix Energy in an amount -- or, if such new Debt provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, with an original issue price -- not to exceed the amount so exchanged or

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

     refinanced (plus accrued interest and fees and expenses related to such exchange or refinancing), the amount so exchanged or refinanced being equal to the lesser of:

             (A) the principal amount or involuntary liquidation preference of the Debt so exchanged or refinanced and

             (B) if the Debt being exchanged or refinanced was issued with an original issue discount, the accreted value thereof, as determined in accordance with GAAP, at the time of such refinancing; provided that such Debt of Cogentrix Energy will rank equal with or expressly subordinated in right of payment to the exchange notes and the Average Life of the new Debt shall be equal to or greater than the Average Life of the Debt to be exchanged or refinanced;

          (2) Debt of Cogentrix Energy to any of its Subsidiaries and to any Joint Ventures in which Cogentrix Energy is a direct or indirect partner, shareholder, member or other participant if such Debt of Cogentrix Energy is expressly subordinated in right of payment to the exchange notes; provided that any transfer of such Debt by a Subsidiary or a Joint Venture -- other than to another Subsidiary or Joint Venture -- will be deemed to be an Incurrence of Debt;

          (3) Debt issued under or in respect of Permitted Working Capital Facilities;

          (4) Debt in an aggregate principal amount not to exceed $10 million at any one time outstanding;

          (5) Debt in respect of Currency Protection Agreements or Interest Rate Protection Agreements; and

          (6) Debt outstanding as of the date of original issuance of notes under the indenture.

     Guarantees of Debt, and obligations with respect to letters of credit supporting Debt, that are normally included in the definition of Debt below under "-- Important Definitions," shall not be included for purposes of determining any particular amount of Debt under this covenant. For purposes of determining compliance with this covenant, in the event that an item of Debt meets the criteria of more than one of the types of Debt described in the above clauses, Cogentrix Energy, in its sole discretion, shall classify such item of Debt and only be required to include the amount and type of such Debt in one of such clauses.

  Subsidiary Debt

     Cogentrix Energy shall not permit any Subsidiary to Incur, assume or otherwise cause or suffer to exist, directly or indirectly, any Debt.

     Despite the preceding sentence, each and all of the following Debt may be Incurred by a Subsidiary:

          (1) Debt outstanding as of the date of the original issuance of notes under the indenture;

          (2) Debt owed by a Subsidiary to Cogentrix Energy;

          (3) Debt Incurred to finance the development, acquisition, construction or operation of a Power Generation Facility in which such Subsidiary has a direct or indirect interest; provided that such Debt shall be permitted under this clause (3) only to the extent of the amount thereof that is Non-Recourse to Cogentrix Energy and is Non-Recourse to any other Subsidiary with a direct or indirect interest in any other Power Generation Facility;

          (4) Debt issued in exchange for, or the proceeds of which are used to refinance, outstanding Debt of such Subsidiary otherwise permitted under the indenture in an amount -- or, if such new Debt provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, with an original issue price -- not to exceed the amount so

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

     exchanged or refinanced plus accrued interest and fees and expenses related to such exchange or refinancing, the amount so exchanged or refinanced being equal to the lesser of:

             (A) the principal amount or involuntary liquidation preference of the Debt so exchanged or refinanced and

             (B) if the Debt being exchanged or refinanced was issued with an original issue discount, the accreted value thereof, as determined in accordance with GAAP, at the time of such refinancing; provided that

                (x) the new Debt shall be Non-Recourse to Cogentrix Energy to no lesser extent than the Debt to be exchanged or refinanced,

                (y) the new Debt shall be Non-Recourse to any other Subsidiary with a direct or indirect interest in any other Power Generation Facility to no lesser extent than the Debt to be exchanged or refinanced, and

                (z) the Average Life of the new Debt shall be equal to or greater than the Average Life of the Debt to be exchanged or refinanced;

          (5) Debt issued in exchange for, or the proceeds of which are used to refinance, outstanding Debt of such Subsidiary otherwise permitted under the indenture in an amount -- or, if such new Debt provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, with an original issue price -- in excess of the amount so exchanged or refinanced plus accrued interest and fees and expenses related to such exchange or refinancing. The provisions of this clause (5) shall only apply if:

             (A) the new Debt shall be Non-Recourse to Cogentrix Energy to no lesser extent than the Debt to be exchanged or refinanced,

             (B) the new Debt shall be Non-Recourse to any other Subsidiary with a direct or indirect interest in any other Power Generation Facility to no lesser extent than the Debt to be exchanged or refinanced,

             (C) the Average Life of the new Debt shall be equal to or greater than the Average Life of the Debt to be exchanged or refinanced and

             (D) after giving effect to the incurrence of such new Debt and the retirement of the Debt to be exchanged or refinanced, the Fixed Charge Ratio of Cogentrix Energy would be equal to or greater than 2.0 to 1;

          (6) Debt issued in exchange for, or the proceeds of which are used to refinance, outstanding Debt that is not Non-Recourse to the Company or to any other Subsidiary in an amount -- or if such new Debt provides for an amount less than the principal amount thereof to be due and payable upon a declaration or acceleration thereof, with an original issue price -- not to exceed the amount so exchanged or refinanced plus accrued interest and fees and expenses related to such exchange or refinancing. In order for clause
     (6) to apply, the amount so exchanged or refinanced shall be equal to the lesser of

             (A) the principal amount of the Debt so exchanged or refinanced and

             (B) if the Debt being so exchanged or refinanced was issued with an original issue discount, the accreted value thereof -- as determined in accordance with GAAP -- at the time of such refinancing.

Additionally, this clause (6) shall not apply unless the Average Life of the new Debt shall be equal to or greater than the Average Life of the Debt to be exchanged or refinanced;

          (7) Debt Incurred to support the performance obligations of a Subsidiary engaged in providing construction management or operating services to a Power Generation Facility; provided that such

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

     Debt shall be permitted under this clause (7) only to the extent of the amount thereof that is Non-Recourse to Cogentrix Energy and is Non-Recourse to any other Subsidiary with a direct or indirect interest in any other Power Generation Facility;

          (8) Debt of a Subsidiary, provided that after giving effect to the incurrence of such new Debt and the retirement of any Debt to be exchanged or refinanced, the Fixed Charge Ratio of Cogentrix Energy would be equal to or greater than 2.0 to 1;

          (9) Debt Incurred by a Person prior to the time:

             (A) such Person became a Subsidiary of Cogentrix Energy;

             (B) such Person merges with or into a Subsidiary of Cogentrix Energy; or

             (C) another Subsidiary of Cogentrix Energy merges with or into such Person in a transaction in which such Person becomes a Subsidiary of Cogentrix Energy; provided that, giving effect to such transaction, such Debt could have been Incurred at the time of such merger or acquisition by Cogentrix Energy pursuant to the covenant described in the first paragraph of "-- Debt" above or by the Subsidiary pursuant to either of the covenants described in clauses (3) or (4) of this paragraph;

          (10) Debt Incurred by a Subsidiary of which at least 80% of each class of Common Stock is owned, directly or indirectly, by Cogentrix Energy, to another Subsidiary of which at least 80% of each class of Common Stock is owned, directly or indirectly, by Cogentrix Energy; and

          (11) Debt issued by Cogentrix Delaware Holdings, Inc. under or in respect of Permitted Working Capital Facilities.

     Guarantees of Debt, and obligations with respect to letters of credit supporting Debt, that are normally included in the definition of Debt below under "-- Important Definitions," shall not be included for purposes of determining any particular amount of Debt under this covenant. For purposes of determining compliance with this covenant, in the event that an item of Debt meets the criteria of more than one of the types of Debt described in the above clauses, Cogentrix Energy, in its sole discretion, shall classify such item of Debt and only be required to include the amount and type of such Debt in one of such clauses.

  Restricted Payments

     Cogentrix Energy will not, and will not permit any Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment and after giving effect thereto:

          (1) an Event of Default or an event that, after the giving of notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing;

          (2) Cogentrix Energy could not Incur at least $1 of Debt under the covenant described in the first paragraph of "-- Debt" above;

          (3) the aggregate amount of all Restricted Payments made by Cogentrix Energy and its Subsidiaries -- the amount so made, if other than in cash, to be determined in good faith by the Board of Directors, as evidenced by a Board resolution -- after the date of original issuance of notes under the indenture shall exceed the sum, without duplication, of:

             (A) $25 million plus 50% of the Net Income of Cogentrix Energy and its consolidated Subsidiaries for the period, taken as one accounting period, beginning on the first day of the fiscal quarter during which notes were first issued under the indenture and ending on the last day of the fiscal quarter immediately prior to the date of such calculation; provided that if Net Income for such period is less than zero, then minus 100% of the amount of such net loss; plus

             (B) the aggregate net proceeds, including the fair market value of proceeds other than cash, as determined in good faith by the Board of Directors, received by Cogentrix Energy from and
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

        after the date of original issuance of notes under the indenture from the issuance and sale other than to a Subsidiary of its Capital
        Stock -- excluding Redeemable Stock, but including Capital Stock other than Redeemable Stock issued upon conversion of, or in exchange for, Redeemable Stock or securities other than its Capital Stock -- and warrants, options and rights to purchase its Capital Stock other than Redeemable Stock, but excluding the net proceeds from the issuance, sale, exchange, conversion or other disposition of its Capital Stock convertible -- whether at the option of Cogentrix Energy or the holder thereof or upon the happening of any event -- into

                (x) any security other than its Capital Stock or

                (y) its Redeemable Stock; plus

             (C) the net reduction in Investments of the type specified in clause (4) of the definition of Restricted Payment resulting from payments of interest on Debt, dividends, repayments of loans or advances, or other transfers of assets to Cogentrix Energy or other Person that made the original Investment from the Person in which such Investment was made; provided that such payment shall not exceed the amount of the original Investment; plus

             (D) any amount previously included as a Restricted Payment on account of an obligation by Cogentrix Energy or any Subsidiary to make a Restricted Payment that has not actually been made by Cogentrix Energy or any Subsidiary and that is no longer required to be made by Cogentrix Energy or any Subsidiary; provided that the foregoing clause (3) shall not prevent the payment of any dividend within 60 days after the date of its declaration if such dividend could have been paid on the date of its declaration without violation of the provisions of the "-- Restricted Payments" covenant.

     The indenture defines Restricted Payments to exclude Permitted Payments that include Permitted Investments. See "-- Important Definitions" below.

  Dividends and Other Payment Restrictions Affecting Subsidiaries

     Cogentrix Energy will not, and will not permit any Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to:

          (1) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Subsidiary owned by Cogentrix Energy directly or indirectly,

          (2) make payments in respect of any Debt owed to Cogentrix Energy or any other Subsidiary of Cogentrix Energy,

          (3) make loans or advances to Cogentrix Energy or any other Subsidiary of the Company or

          (4) transfer any of its Property to Cogentrix Energy or any other Subsidiary, other than those encumbrances and restrictions created or existing

             (A) on the date of the original issuance of notes under the indenture,

             (B) pursuant to the indenture,

             (C) in connection with the Incurrence of any Debt permitted under the covenant described in clauses (3) and (7) of the second paragraph of "Subsidiary Debt" above; provided that the President or the Chief Financial Officer of Cogentrix Energy determines in good faith, as evidenced by an Officers' Certificate, that such encumbrances or restrictions are required in order to effect such financing and are not materially more restrictive, taken as a whole, on the ability of the applicable Subsidiary to make the payments, distributions, loans, advances or transfers referred to in clauses (1) through (4) above than encumbrances and restrictions, taken as a whole, customarily accepted -- or, in the absence of any industry custom, reasonably acceptable -- in comparable transactions,

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

             (D) in connection with the execution and delivery of an electric power or thermal energy purchase contract to which such Subsidiary is the supplying party or other contracts with customers, suppliers and contractors to which such Subsidiary is a party and where such Subsidiary is engaged, directly or indirectly, in the development, construction, acquisition or operation of a Power Generation Facility; provided that the President or the Chief Financial Officer of Cogentrix Energy determines in good faith, as evidenced by an Officers' Certificate, that such encumbrances or restrictions are required in order to effect such contracts and are not materially more restrictive, taken as a whole, on the ability of the applicable Subsidiary to make the payments, distributions, loans, advances or transfers referred to in clauses (1) through (4) above than encumbrances and restrictions, taken as a whole, customarily accepted -- or, in the absence of any industry custom, reasonably acceptable -- in comparable transactions,

             (E) in connection with any Debt of a Person outstanding when such Person becomes a Subsidiary permitted under the covenant described in clause (9) of the second paragraph of "-- Subsidiary Debt" above; provided that such encumbrance or restriction was not Incurred in contemplation of such Subsidiary becoming a Subsidiary,

             (F) in connection with the Incurrence of any Debt permitted under clause (4), (5), (6), (8) or (to the extent not covered by (C) above)
        (3) of the covenant described in the second paragraph of "-- Subsidiary Debt" above; provided that the President or the Chief Financial Officer of Cogentrix Energy determines in good faith, as evidenced by an Officers' Certificate, that such encumbrances or restrictions taken as a whole are not materially more restrictive on the ability of the applicable Subsidiary to make the payments, distributions, loans, advances or transfers referred to in clauses (1) through (4) above than those, taken as a whole, customarily accepted -- or, in the absence of any industry custom, reasonably acceptable -- in comparable financing transactions of the same nature as the Debt being Incurred, and

             (G) customary non-assignment provisions in leases or other contracts entered into in the ordinary course of business of Cogentrix Energy or any Subsidiary and

             (H) any restrictions imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of any Subsidiary or Joint Venture that apply pending the closing of such sale or disposition.

  Dispositions

     Subject to the provisions of "-- Mergers, Consolidations and Sales of Assets" below, Cogentrix Energy will not make and will not permit any of its Subsidiaries to make any Asset Disposition unless Cogentrix Energy or a Subsidiary receives consideration at the time of each such Asset Disposition at least equal to the fair market value of the securities or assets sold or otherwise disposed of, determined in good faith by the Board of Directors, as evidenced by a Board resolution. Additionally, the indenture requires Cogentrix Energy to apply any Net Cash Proceeds from Asset Dispositions in the manner described below.

     Within 90 days from the later of the date of such Asset Disposition or the receipt of Net Cash Proceeds related thereto, Cogentrix Energy must apply the Net Cash Proceeds of such Asset Disposition to the payment of the principal of and premium, if any, and interest on any Senior Debt of Cogentrix
Energy -- including to cash collateralize letters of credit -- if required by the terms, of any Senior Debt. In connection with any such payment, any related loan commitment, standby facility or the like shall be permanently reduced in an amount equal to the principal amount so repaid.

     To the extent such Net Cash Proceeds are not required by the terms of the Senior Debt to be applied in accordance with the preceding paragraph or, if after being so applied there remain Net Cash Proceeds, then at Cogentrix Energy's election, such Net Cash Proceeds may be applied either:

          (A) to the permanent repayment, prepayment or purchase of other senior indebtedness or invested in the business or businesses of Cogentrix Energy or any of its Subsidiaries or

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          (B) in the case of any Asset Disposition by a Subsidiary, to the payment of any Debt -- or as otherwise required under the terms of such Debt -- of such Subsidiary or any Wholly-Owned Subsidiary, other than Debt owed to Cogentrix Energy or another Subsidiary. In connection with any such payment, any related loan commitment, standby facility or the like shall be permanently reduced by an amount equal to the principal amount so repaid.

For purposes of this paragraph, Cogentrix Energy must apply the Net Cash Proceeds within 365 days from the later of the date of such Asset Disposition or the receipt of the Net Cash Proceeds related thereto.


     To the extent of any Net Cash Proceeds from Asset Dispositions that are not applied as provided in the immediately preceding two paragraphs above, the balance of such Net Cash Proceeds shall be applied to make a tender offer to purchase any of Cogentrix Energy's outstanding 8.10% senior notes due 2004 pursuant and subject to the conditions of the indenture under which those 2004 senior notes were issued at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the purchase date.


     Any Net Cash Proceeds from Asset Dispositions that are not applied as provided in the immediately preceding three paragraphs above shall constitute "Excess Proceeds." In the event the Company or any Subsidiary shall receive any Excess Proceeds, such Excess Proceeds shall be applied in the manner described below to make a tender offer to purchase the then outstanding exchange notes.

     In the event of an Asset Disposition that requires the purchase of exchange notes, Cogentrix Energy will be required to make an offer to all holders of the exchange notes to purchase the maximum principal amount of exchange notes that may be purchased out of the Excess Proceeds. The offering price shall be payable in cash and shall be equal to 100% of the principal amount of the exchange notes tendered in the offer plus accrued and unpaid interest, if any, to the date of purchase in accordance with the procedures set forth in the indenture. Cogentrix Energy may use any remaining Excess Proceeds for general corporate purposes. If the aggregate purchase price of the exchange notes tendered in the offer exceeds the amount of Excess Proceeds, Cogentrix Energy shall purchase tendered exchange notes on a pro rata basis. Cogentrix Energy will not be required to make an offer if the Excess Proceeds available therefor are less than $10 million. Any lesser amounts will be carried forward and cumulated for each 36 consecutive month period for purposes of determining whether an offer is required with respect to any Excess Proceeds of any subsequent Asset Dispositions. Any lesser amounts so carried forward and cumulated need not be segregated or reserved and may be used for general corporate purposes.

     Cogentrix Energy will make such required offer by mailing written notice to each Holder of the exchange notes, within 30 days from the receipt of any Excess Proceeds. The notice shall specify the purchase date, that shall be not less than 10 days nor more than 60 days after the date of such notice. The notice shall contain information concerning the business of Cogentrix Energy that Cogentrix Energy believes in good faith will enable the Holders of the exchange notes to make an informed decision. Holders electing to have their exchange notes purchased will be required to surrender such exchange notes at least one Business Day prior to the purchase date.

     In the event Cogentrix Energy is unable to purchase exchange notes from Holders in an offer because of provisions of applicable law, Cogentrix Energy need not make an offer.

     Cogentrix Energy will comply with all applicable tender offer rules, including without limitation Rule 14e-1 under the Exchange Act, in connection with an offer under the provisions of this covenant.

     To the extent that any or all of the Net Cash Proceeds of any Foreign Asset Disposition is prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds so affected shall not be required to be applied at the time provided above, but may be retained by the applicable Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States.
Cogentrix Energy will agree to promptly take or cause the applicable Subsidiary to promptly take all actions required by the applicable local law to permit such repatriation. Once such repatriation of any of such affected Net Cash Proceeds is permitted under the applicable local law, such repatriation shall be promptly effected and such repatriated Net Cash Proceeds will be applied in
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the manner set forth in this provision as if such Asset Disposition had occurred on the date of such repatriation.

     To the extent that the Board of Directors determines, in good faith, that repatriation of any or all of the Net Cash Proceeds of any Foreign Asset Disposition would have a material adverse tax consequence to Cogentrix Energy, the Net Cash Proceeds so affected may be retained outside of the United States by the applicable Subsidiary for so long as such material adverse tax consequence would continue.

  Transactions with Affiliates

     Cogentrix Energy will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction, including the sale, purchase or lease of any assets or properties or the rendering of any services, involving aggregate consideration with respect to such transaction in excess of $2 million with any Affiliate or holder of 5% or more of any class of Capital Stock of Cogentrix Energy except for transactions, including, subject to the covenant described in the first paragraph of "-- Restricted Payments" above, any loans or advances by or to, or guarantee on behalf of, any Affiliate or holder, made in good faith the terms of which:

          (1) are fair and reasonable to Cogentrix Energy or a Subsidiary; and

          (2) are at least as favorable as the terms that could be obtained by Cogentrix Energy or a Subsidiary in a comparable transaction made on an arm's-length basis with Persons who are not such a holder or Affiliate.

     If a transaction with an Affiliate or holder of 5% or more of any class of Capital Stock of Cogentrix Energy is approved by a majority of the members of the Board of Directors of Cogentrix Energy, including a majority of Cogentrix Energy's independent directors, and the related resolutions of the Board of Directors specifically state that such directors have found the transaction to be on terms that are fair and reasonable to Cogentrix Energy or any of its Subsidiaries and on terms that are at least as favorable as the terms that could be obtained on an arm's-length basis with Persons who are not such a holder or Affiliate, then such transaction shall be presumed to be on such terms. The fairness, reasonableness and arm's-length nature of the terms of any transaction that is part of a series of related transactions may be determined on the basis of the terms of the series of related transactions taken as a whole.

     With respect to the purchase or disposition of assets of Cogentrix Energy or any of its Subsidiaries having a net book value in excess of $10 million, in addition to such approval of its Board of Directors, Cogentrix Energy shall obtain a written opinion of an Independent Financial Advisor stating that the terms of such transaction are fair to Cogentrix Energy or its Subsidiary, as the case may be, from a financial point of view.

     This covenant shall not apply to:

          (1) transactions between Cogentrix Energy or any of its Subsidiaries and any employee of Cogentrix Energy or any of its Subsidiaries who is not a holder of 5% or more of any class of Capital Stock of Cogentrix Energy, or a member of such holder's immediate family, that are approved by the Board of Directors or any committee of the Board of Directors consisting of Cogentrix Energy's independent directors,

          (2) the payment of reasonable and customary regular fees to directors of Cogentrix Energy or a Subsidiary of Cogentrix Energy, including directors who are employees,

          (3) any transaction between Cogentrix Energy and any of its Subsidiaries or between any of its Subsidiaries,

          (4) any Permitted Payment and any Restricted Payment not otherwise prohibited by the covenant described in "-- Restricted Payments" above or

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

          (5) equipment and real property lease transactions with and loans to ELP outstanding on the date of the indenture, indebtedness of the shareholders of Cogentrix Energy outstanding on the date of the indenture and the agreements with George T. Lewis, Jr., David J. Lewis and Robert W. Lewis.

     Liens

     Prohibited Liens. Cogentrix Energy may not Incur any Debt that is secured, directly or indirectly, with, nor will Cogentrix Energy grant or cause or suffer to exist, a Lien on the Property of Cogentrix Energy now owned or hereafter acquired unless contemporaneous therewith or prior thereto the exchange notes are equally and ratably secured.

     Permitted Liens. Despite the preceding sentence, each and all of the following Debt may be Incurred by Cogentrix Energy, and Cogentrix Energy may grant or cause to suffer to exist, each and all of the following Liens on its Property now owned or hereafter acquired:

          (1) any such Debt secured by Liens existing on the assets of any entity at the time such assets are acquired by the Company, whether by merger, consolidation, purchase of assets or otherwise; provided that such Liens

             (A) are not created, incurred or assumed in contemplation of such assets being acquired by Cogentrix Energy and

             (B) do not extend to any other Property of Cogentrix Energy;

          (2) any other Debt required to be equally and ratably secured as a result of the Incurrence of such Debt;

          (3) Liens on Cogentrix Energy's interest in Subsidiaries and Joint Ventures in which Cogentrix Energy is a partner, shareholder, member or other participant, which Liens are granted in good faith in connection with the acquisition of such assets or as part of the financing of a Power Generation Facility; provided that the President or Chief Financial Officer of Cogentrix Energy determines in good faith, as evidenced by an Officers' Certificate that such Liens are required in order to effect such financing and are not materially more restrictive, taken as a whole, than Liens, taken as a whole, customarily accepted -- or in the absence of any industry custom, reasonably acceptable -- in substantially Non-Recourse project financing;

          (4) Liens on the stock or partnership interests of Subsidiaries and interests in Joint Ventures in which Cogentrix Energy directly or indirectly becomes a partner, shareholder, member or other participant, which Liens are granted in good faith as part of a project financing or the development of a project; provided that the President or Chief Financial Officer of Cogentrix Energy determines in good faith, as evidenced by an Officers' Certificate, that such Liens are required in order to effect such transaction and are not materially more restrictive, taken as a whole, than Liens, taken as a whole, customarily accepted -- or in the absence of industry custom, reasonably acceptable -- in substantially Non-Recourse project financing;

          (5) Liens existing on the date of the original issuance of notes under the indenture;

          (6) purchase money Liens incurred to secure Debt incurred by Cogentrix Energy as permitted by the "-- Debt" covenant, which Debt finances the purchase price of Property acquired in the ordinary course of business, and which Liens will not cover any property other than that being purchased, improved or constructed;

          (7) Liens on any assets of Cogentrix Energy securing up to $50 million in obligations pursuant to Permitted Working Capital Facilities and any Guarantees thereof;

          (8) Liens incurred in connection with Capitalized Lease Obligations incurred by Cogentrix Energy as permitted by the "-- Debt" covenant;

          (9) Liens in respect of extensions, renewals, refunding or refinancing of any Debt secured by the Liens referred to in clauses (1), (2), (3), (4),
     (5), (6), (7) or (8) above, provided that the Liens in
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

     connection with such renewal, extension, refunding or refinancing shall be limited to all or part of the specific Property that was subject to the original Lien; and

          (10) any Lien arising by reason of:

             (A) any judgment, decree or order or any court, so long as such Lien is being contested in good faith and is adequately bonded, and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired,

             (B) taxes not yet delinquent or that are being contested in good faith,

             (C) security for payment of worker's compensation or other insurance,

             (D) security for the performance of tenders, contracts other than contracts for the payment of money or leases,

             (E) deposits to secure public or statutory obligations, or to secure permitted contracts for the purchase or sale of any currency entered into in the ordinary course of business,

             (F) operation of law in favor of carriers, warehousemen, landlords, mechanics, materialman, laborers, employees or suppliers, incurred in the ordinary course of business for sums that are not yet delinquent or being contested in good faith by negotiations or by appropriate proceedings that suspend the collection thereof,

             (G) easements, rights-of-way, zoning and similar covenants and restrictions and other similar encumbrances or title defects that, in the aggregate, are not material, and that do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of Cogentrix Energy or

             (H) leases and subleases of real property that do not interfere with the ordinary conduct of the business of Cogentrix Energy, and that are made on customary and usual terms applicable to similar properties; or

             (I) Liens in addition to the foregoing, provided that the amount of the obligations secured by such Liens does not exceed in the aggregate $1 million.

  Repurchase of Exchange Notes Upon a Change of Control

     If a Change of Control occurs, each Holder of the exchange notes shall have the right to require Cogentrix Energy to repurchase the Holder's exchange notes. The repurchase price shall be payable in cash and shall be equal to 101% of the principal amount of senior notes repurchased plus accrued and unpaid interest thereon, if any, to the date of repurchase. After giving effect to a transaction that, except for this sentence, would constitute a Change of Control, a Change of Control shall not be deemed to have occurred if the senior notes are rated BB+ or better by Standard & Poor's Corporation and Ba1 or better by Moody's Investors Service, Inc.

     The trustee or the Board of Directors may not waive the Change of Control provisions, and any modification thereof must be approved by each Holder. Nevertheless, the Change of Control provisions will not necessarily afford protection to Holders, including protection against an adverse effect on the value of the exchange notes, in the event that Cogentrix Energy or its Subsidiaries Incur additional Debt, whether through recapitalizations or otherwise.

     Within 30 days following any Change of Control, Cogentrix Energy shall mail a notice to each Holder with a copy to the trustee stating:

          (1) that a Change of Control has occurred and that such Holder has the right to require Cogentrix Energy to repurchase such Holder's exchange notes at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued interest, if any, to the date of repurchase;

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

          (2) the circumstances and relevant facts regarding such Change of Control, including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control;

          (3) the repurchase date, which shall be a Business Day and be not earlier than 30 days or later than 60 days from the date such notice is mailed;

          (4) that interest on any exchange note not tendered will continue to accrue;

          (5) that interest on any exchange note accepted for payment in a repurchase shall cease to accrue after the repurchase date;

          (6) that Holders electing to have a exchange note purchased will be required to surrender the exchange note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the exchange note completed, to the paying agent at the address specified in the notice prior to the close of business on the repurchase date;

          (7) that Holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the third Business Day, or such shorter periods as may be required by applicable law, preceding the repurchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of exchange notes the Holder delivered for purchase, and a statement that such Holder is withdrawing his election to have such exchange notes purchased; and

          (8) that Holders which elect to have their exchange notes purchased only in part will be issued new exchange notes in a principal amount equal to the unpurchased portion of the exchange notes surrendered.

     On the Business Day preceding the repurchase date, Cogentrix Energy shall

          (1) accept for payment exchange notes or portions thereof tendered pursuant to the Change of Control,

          (2) deposit with the trustee money sufficient to pay the purchase price of all exchange notes or portions thereof so tendered and

          (3) deliver or cause to be delivered to the trustee exchange notes so accepted together with an Officers' Certificate identifying the exchange notes or portions thereof tendered to Cogentrix Energy.

     The trustee shall promptly mail to the Holders of the exchange notes so accepted payment in an amount equal to the purchase price, and promptly authenticate and mail to such Holders a new exchange note in a principal amount equal to any unpurchased portion of the exchange notes surrendered. Cogentrix Energy will publicly announce the results of any repurchases of exchange notes upon a Change of Control on or as soon as practicable after the repurchase date.

     Cogentrix Energy will comply with all applicable tender offer rules, including without limitation Rule 14e-1 under the Exchange Act, in connection with any repurchases of exchange notes upon a Change of Control.

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

MERGERS, CONSOLIDATIONS AND SALES OF ASSETS

     Cogentrix Energy may not consolidate with, merge with or into, or transfer all or substantially all of its assets, as an entirety or substantially an entirety in one transaction or a series of related transactions, to any Person unless:

          (1) Cogentrix Energy shall be the continuing Person, or, if Cogentrix Energy is not the continuing Person, the Person formed by such consolidation or into which Cogentrix Energy is merged or to which properties and assets of Cogentrix Energy are transferred shall:

             (A) be a corporation organized and existing under the laws of the U.S. or any State thereof or the District of Columbia and

             (B) expressly assume in writing all the obligations of Cogentrix Energy under the indenture and the exchange notes;

          (2) immediately after giving effect to such transaction, no Event of Default or event or condition that through the giving of notice or lapse of time or both would become an Event of Default shall have occurred and be continuing;

          (3) the Net Worth of Cogentrix Energy or the surviving entity, as the case may be, on a pro forma basis after giving effect to such transaction, is not less than the Net Worth of Cogentrix Energy immediately prior to such transaction; and

          (4) immediately after giving effect to such transaction on a pro forma basis, Cogentrix Energy or the surviving entity would be able to Incur at least $1 of Debt under the first paragraph of the "-- Debt" covenant described above.

If a transaction does not have as one of its purposes the evasion of the limitations imposed by the covenant described in this paragraph, then clause (4) of this covenant shall not prohibit a transaction, the principal purpose of which is, as determined in good faith by the Board of Directors and evidenced by a Board resolution, to change the state of incorporation of Cogentrix Energy.

CHANGE IN COVENANTS WHEN EXCHANGE NOTES ARE RATED INVESTMENT GRADE

     Following the first date upon which the exchange notes are rated Investment Grade and provided that no Event of Default -- or event that with notice or passage of time would constitute an Event of Default -- shall exist on the date of rating, substantially all of the provisions and covenants described under "-- Important Negative Covenants" above will no longer apply to the exchange notes. The provisions and covenants of "-- Transactions with Affiliates" and "-- Liens" and clause (4) under "-- Mergers, Consolidations and Sales of Assets" will, however, continue to apply. In addition to the covenants and provisions that will remain applicable, the covenant described below under "-- Sale/Leaseback Transactions" will also apply. There can be no assurance the exchange notes will be rated Investment Grade or, if they are rated Investment Grade, that the exchange notes will continue to be rated Investment Grade. If, after the exchange notes are rated Investment Grade, an Event of Default -- or event that with notice or passage of time would constitute an Event of Default -- shall exist with respect to the exchange notes, the provisions and covenants contained in the indenture at the time of issuance of the exchange notes that cease to apply after the exchange notes are rated Investment Grade will not be reinstated. Additionally, if after the exchange notes are rated Investment Grade, the exchange notes are rated less than Investment Grade, the provisions and covenants contained in the indenture at the time of the issuance of the exchange notes that cease to apply after the exchange notes are rated Investment Grade will not be reinstated.

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

  Sale/Leaseback Transactions

     Following the first date upon which the exchange notes are rated Investment Grade, so long as any of the exchange notes remain outstanding, neither Cogentrix Energy nor any Subsidiary shall enter into any sale and leaseback transaction unless:

          (1) such transaction involves a lease for a term, including renewals, of not more than three years;

          (2) such transaction is between Cogentrix Energy or a Subsidiary, on the one hand, and a Subsidiary of Cogentrix Energy on the other hand;

          (3) Cogentrix Energy would be entitled to incur Debt secured by a Lien on the assets or property involved in such transaction at least equal in amount to the Attributable Debt with respect to such sale and leaseback transaction, without equally and ratably securing the exchange notes, pursuant to "-- Liens" above; or

          (4) (A) Cogentrix Energy or a Subsidiary, receives consideration at the time of each sale and leaseback transaction at least equal to the fair market value of the property sold or otherwise disposed of, as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board resolution, and

          (B) Cogentrix Energy or a Subsidiary within 365 days following the later of the date of sale and leaseback transaction or the receipt of Net Cash Proceeds related thereto, regardless of whether such sale or transfer may have been made by Cogentrix Energy or such Subsidiary, as the case may be, applies, in the case of a sale or transfer for cash, an amount equal to the Net Cash Proceeds thereof and, in the case of a sale or transfer otherwise than for cash, an amount equal to the fair value of the assets so leased at the time of entering into such arrangement, as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board resolution, to

             (x) the retirement of Indebtedness of Cogentrix Energy or any Subsidiary owed to a Person other than an Affiliate of Cogentrix Energy or

             (y) investment in properties or assets that will be used in the business of Cogentrix Energy or a Subsidiary, as the case may be, existing on the date that the exchange notes are issued or in businesses reasonably related thereto.

     To the extent that any or all of the Net Cash Proceeds of any Foreign Sale/Leaseback Transaction is prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds so affected shall not be required to be applied at the time provided above, but may be retained by the applicable Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States. Cogentrix Energy will agree to promptly take or cause the applicable Subsidiary to promptly take all actions required by the applicable local law to permit such repatriation. Once such repatriation of any of such affected Net Cash Proceeds is permitted under the applicable local law, such repatriation shall be promptly effected and such repatriated Net Cash Proceeds will be applied in the manner set forth in this provision as if such Foreign Sale/Leaseback Transaction had occurred on the date of such repatriation.

     To the extent that the Board of Directors determines, in good faith, that repatriation of any or all of the Net Cash Proceeds of any Foreign Sale/Leaseback Transaction would have a material adverse tax consequence to Cogentrix Energy, the Net Cash Proceeds so affected need not be repatriated to the United States by the applicable Subsidiary for so long as such material adverse tax consequence would continue.

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

MODIFICATION OF THE INDENTURE


     With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding notes under the indenture, Cogentrix Energy and the trustee, may modify the indenture or any supplemental indenture or the rights of the Holders of the exchange notes. However, in addition, no modification shall:


          (1) without the consent of the Holder of each of the exchange notes so affected:

             (A) extend the final maturity of any of the exchange notes,

             (B) reduce the principal amount thereof,

             (C) reduce the rate or extend the time of payment of interest thereon,

             (D) reduce any amount payable on redemption thereof,

             (E) impair or affect the right of any Holder to institute suit for the payment thereof or

             (F) make any change in the covenant regarding a Change of Control, or

          (2) without the consent of the Holders of all exchange notes, reduce the percentage of outstanding exchange notes that are referred for any such modification.

EVENTS OF DEFAULT AND REMEDIES

     Each of the following is an Event of Default:

          (1) default as to the payment of principal, the Change of Control purchase price or premium, if any, when due on any exchange note;

          (2) default as to the payment of interest on any exchange note 30 days after payment is due;

          (3) default on any other Debt of Cogentrix Energy or any Significant Subsidiary if either

             (A) such default results from failure to pay principal of such Debt in excess of $10 million at final maturity of such Debt, or

             (B) as a result of such default, the maturity of such Debt has been accelerated, so that the same shall be or becomes due and payable prior to the date on which the same would otherwise have become due and payable and such acceleration shall not be rescinded or annulled within 30 days, and the principal amount of such Debt, together with the principal amount of any other Debt of Cogentrix Energy or any Significant Subsidiary in default, or the maturity of which has been accelerated, aggregates $10 million or more; provided that such default shall not be an Event of Default if:

                (x) such Debt is Debt of a Significant Subsidiary,

                (y) is Non-Recourse to Cogentrix Energy in respect of the amounts not paid or due upon acceleration and

                (z) Cogentrix Energy could, at the time of default, Incur at least $1 of Debt under the covenant described in the first paragraph of "-- Debt" above;

          (4) default in the performance, or breach, of any other of the covenants or agreements contained in the indenture and the exchange notes and such failure continues for 30 days after written notice is given to Cogentrix Energy by the trustee or the Holders of at least 25% in principal amount of the outstanding exchange notes, as provided in the indenture,

          (5) the entry by a court of one or more judgments or orders against Cogentrix Energy or any Significant Subsidiary for the payment of money that in the aggregate exceeds $3 million, excluding the amount thereof covered by insurance or by a bond written by third parties, and which judgments or orders have not been vacated, discharged or satisfied or stayed pending appeal within 30 days from
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

     the entry thereof; provided, that such a judgment or order shall not be an Event of Default if such judgment or order is against a Significant Subsidiary and does not require any payment by Cogentrix Energy and Cogentrix Energy could, at the expiration of the applicable 30 day period, Incur at least $1 of Debt under the covenant described in the first paragraph of "-- Debt" above; and

          (6) some events involving bankruptcy, insolvency or reorganization of Cogentrix Energy.

     If the trustee considers it in the interest of Holders to do so, it may withhold notice to the Holders of any default, except in payment of principal of, premium, if any, the Change of Control purchase price or interest on the exchange notes.

     If an Event of Default, other than an event of bankruptcy, insolvency or reorganization of Cogentrix Energy, shall have occurred and be continuing, either the trustee or the Holders of not less than 25% in principal amount of the outstanding exchange notes may declare the principal of all exchange notes to be due and payable immediately. Upon some conditions specified in the indenture, such declaration may be annulled and the Holders of a majority in principal amount of the then outstanding exchange notes may waive past defaults except, unless theretofore cured, a default in payment of principal of, or Change of Control purchase price or premium, if any, or interest on the exchange notes. If an Event of Default due to the bankruptcy, insolvency or reorganization of Cogentrix Energy occurs, all unpaid principal, premium, if any, and interest will become immediately due and payable.

     The Holders of a majority in principal amount of the then outstanding exchange notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the exchange notes, subject to limitations specified in the indenture, if the Holders of the exchange notes shall have offered to the trustee reasonable indemnity against expenses and liabilities. Cogentrix Energy is required to file annually with the trustee a written statement as to compliance with the principal covenants contained in the indenture.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     Cogentrix Energy, may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding exchange notes ("Legal Defeasance") except for, among other matters, obligations:

          (1) to register the transfer or exchange of the exchange notes,

          (2) to replace stolen, lost or mutilated exchange notes,

          (3) to maintain paying agencies and

          (4) to hold monies for payment in trust.

     In addition, Cogentrix Energy may, at its option and at any time, elect to have the obligations of Cogentrix Energy released with respect to the covenants described in clauses (3) and (4) under "-- Mergers, Consolidations and Sales of Assets" and all of the covenants described herein under "-- Important Negative Covenants," "-- Changes in Covenants When Exchange Notes are Rated Investment Grade" and clause (4) under "-- Events of Default and Remedies" with respect to the covenants described therein and with respect to clauses (3) and (4) under "-- Mergers, Consolidations and Sales of Assets" ("Covenant Defeasance"). In the event Covenant Defeasance occurs, clauses (3) and (5) under "-- Events of Default and Remedies" shall not be deemed to be Events of Default under the indenture.

     In order to exercise either Legal Defeasance or Covenant Defeasance, the following must occur as applicable:

          (1) Cogentrix Energy has deposited with the trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and

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

     accrued interest on the exchange notes, on the Stated Maturity of such payments in accordance with the terms of the indenture and the exchange notes,

          (2) in the case of Legal Defeasance, Cogentrix Energy has delivered to the trustee:

             (A) either

                (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of Cogentrix Energy's exercise of its option under the "Defeasance" provision of the indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such legal defeasance had not occurred, that Opinion of Counsel must be based upon a ruling of the Internal Revenue Service to the same effect or a change in applicable federal income tax law or related treasury regulations after the date of the indenture or

                (y) a ruling directed to the trustee received from the Internal Revenue Service to the same effect as the Opinion of Counsel described in (x) above and

             (B) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the 123rd day following the deposit, the trust fund will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally,

          (3) in the case of Covenant Defeasance, Cogentrix Energy has delivered to the trustee an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the 123rd day following the deposit, the trust fund will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally,

          (4) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which Cogentrix Energy is a party or by which Cogentrix Energy is bound,

          (5) if at such time the senior notes are listed on a national securities exchange, Cogentrix Energy has delivered to the trustee an Opinion of Counsel to the effect that the exchange notes will not be delisted as a result of such deposit, defeasance and discharge, and

          (6) in the case of Covenant Defeasance, Cogentrix Energy has delivered to the trustee an Opinion of Counsel to the effect that, among other things, the Holders of the exchange notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of the covenants included in the definition of Covenant Defeasance and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

     Legal Defeasance and Covenant Defeasance will not occur until the 123rd day after the deposit referred to above has been made.

     If Cogentrix Energy exercises its option to omit compliance with the covenants and provisions of the indenture with respect to the exchange notes as described in the immediately preceding paragraph and the exchange notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the exchange notes at the time of their Stated Maturity, but may not be sufficient to pay amounts due on the exchange notes at the time of acceleration resulting from such Event of Default. Cogentrix Energy will, however, remain liable for such payments.

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GOVERNING LAW

     The indenture and the exchange notes are governed by, and construed in accordance with, the law of the State of New York.

BOOK-ENTRY; DELIVERY AND FORM

     The exchange notes will be represented by one permanent, global note, in definitive, fully registered form without interest coupons and will be deposited with the Trustee as custodian for DTC and registered in the name of a nominee of DTC for the accounts of Euroclear and Clearstream. Except in the limited circumstances described below, owners of beneficial interests in the global note will not be entitled to receive physical delivery of individual notes in registered form without coupons. The outstanding notes are not issuable, and the exchange notes will not be issuable, in bearer form.

     Upon the issuance of the global note, DTC or the custodian will credit, on its internal system, the respective principal amount of the individual beneficial interest represented by the global note to the accounts of Persons who have accounts with such depository. Ownership of beneficial interests in the global note will be limited to Persons who have accounts with DTC ("participants") or Persons who hold interests through participants. Ownership of beneficial interests in the global note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee, with respect to interests of participants, and the records of participants, with respect to interests of persons other than participants. Persons who are not participants may beneficially own securities held by or behalf of DTC indirectly through organizations which are participants in such system.

     So long as DTC, or its nominee, is the registered owner or holder of the global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the exchange notes represented by the global note for all purposes under the indenture and the exchange notes. Unless DTC notifies Cogentrix Energy that it is unwilling or unable to continue as depository for the global note, or ceases to be a "Clearing Agency" registered under the Exchange Act, owners of beneficial interests in the global note will not be entitled to have any portions of such global note registered in their names, will not receive or be entitled to receive physical delivery of exchange notes in individual definitive form and will not be considered the owners or holders of the global note, or any exchange notes represented thereby, under the indenture or the exchange notes. In addition, no beneficial owner of an interest in the global note will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the indenture.

     Payments of the principal of, premium, if any, and interest on, the global note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither Cogentrix Energy, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made for beneficial ownership interests in the global note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Cogentrix Energy expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of the global note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of DTC or its nominee. Cogentrix Energy also expects that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in next-day funds. If a Holder requires physical delivery of individual notes for any reason, including to sell exchange notes to Persons in states which require delivery of the exchange notes or to pledge the exchange notes, such Holder must transfer its interest in the global note in accordance with the normal procedures of DTC and the procedures set forth in the indenture.

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

     Cogentrix Energy understands that DTC will take any action permitted to be taken by a Holder only at the direction of one or more participants to whose account the DTC interests in the global note is credited and only in respect of such portion of the aggregate principal amount of exchange notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the indenture, DTC will exchange the global note for certificated notes which it will distribute to its participants.

     Cogentrix Energy understands that DTC is a limited-purpose trust company that was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and other similar organizations. Indirect access to the DTC system is available to others such as banks, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interest in the global note among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither Cogentrix Energy nor the trustee will have any responsibility for the performance by DTC or its respective participants or indirect participants of its respective obligations under the rules and procedures governing its operations.

CERTIFICATED NOTES

     If DTC is at any time unwilling or unable to continue as a depository for the global note and Cogentrix Energy does not appoint a successor depository within 90 days, Cogentrix will issue certificated notes in exchange for the global note.

IMPORTANT DEFINITIONS

     Set forth below is a summary of the defined terms used in this description. Reference is made to the indenture for the full definitions of all such terms as well as any other capitalized terms used herein for which no definition is provided.

     "Acquisition Debt" is defined to mean Debt of any Person existing at the time such Person became a Subsidiary of Cogentrix Energy -- or such Person is merged into Cogentrix Energy or one of its Subsidiaries -- or assumed in connection with the acquisition of assets from any such Person, other than assets acquired in the ordinary course of business, including Debt Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of Cogentrix Energy -- but excluding Debt of such Person that is extinguished, retired or repaid in connection with such Person becoming a Subsidiary of Cogentrix Energy.

     "Adjusted Consolidated Net Income" is defined to mean for any period, for any Person the aggregate Net Income or loss of such Person and its consolidated Subsidiaries for such period determined in conformity with GAAP plus the Net Income of any Subsidiary of such Person for prior periods to the extent such Net Income is actually paid in cash to such Person during such period plus the Net Income of such Person, other than a Subsidiary thereof, in which any third Person has a joint interest for prior periods to the extent such Net Income is actually paid in cash to such Person during such period; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income without duplication:

          (1) the Net Income or loss of such Person, other than a Subsidiary thereof, in which any third Person has a joint interest, except to the extent of the amount of dividends or other distributions actually paid in cash to such Person during such period by such Person in which the joint interest is held, which dividends and distributions shall be included in such computation;

          (2) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to the covenant described in clause
     (3)(A) or (3)(B) of the first paragraph of
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

     "-- Restricted Payments" above -- and in such case, except to the extent includable pursuant to clause (1) above -- Net Income, if positive, such Person accrued prior to the date it becomes a Subsidiary of any other Person or is merged into or consolidated with such other Person or any of its Subsidiaries or all or substantially all of the property and assets of such Person are acquired by such other Person or any of its Subsidiaries;

          (3) the Net Income of any Subsidiary of such Person, except to the extent that (A) such Net Income, if positive, is actually paid in cash to such Person during such period and (B) such Net Income, if negative, is actually paid in cash to such Subsidiary during such period;

          (4) any gains or losses on an after-tax basis attributable to Asset Sales;

          (5) the cumulative effect of a change in accounting principle; and

          (6) any amounts paid or accrued as dividends on Preferred Stock of such Person or Preferred Stock of any Subsidiary of such Person.

     "Affiliate" of any Person is defined to mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control," including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with," when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Asset Acquisition" is defined to mean:

          (1) an investment by Cogentrix Energy or any of its Subsidiaries in any other Person pursuant to which such Person shall become a Subsidiary of Cogentrix Energy or any of its Subsidiaries or shall be merged into or consolidated with Cogentrix Energy or any of its Subsidiaries or

          (2) an acquisition by Cogentrix Energy or any of its Subsidiaries of the Property of any Person other than Cogentrix Energy or any of its Subsidiaries that constitutes substantially all of an operating unit or business of such Person.

     "Asset Disposition" is defined to mean, with respect to any Person, any sale, transfer, conveyance, lease or other disposition, including by way of merger, consolidation or sale-leaseback, by such Person or any of its Subsidiaries to any Person, other than to such Person or a Subsidiary of such Person and other than in the ordinary course of business, of:

          (1) any Property of such Person or any of its Subsidiaries or

          (2) any shares of Capital Stock of such Person's Subsidiaries. For purposes of this definition, any disposition in connection with directors' qualifying shares or investments by foreign nationals mandated by applicable law shall not constitute an Asset Disposition. In addition, the term "Asset Disposition" shall not include

             (A) any sale, transfer, conveyance, lease or other disposition of the Capital Stock or assets of Subsidiaries pursuant to the terms of any power sales agreements or steam sales agreements to which such Subsidiaries are parties on the date of the original issuance of notes under the indenture or pursuant to the terms of any power sales agreements or steam sales agreements to which such Subsidiaries become a party after such date if the Board of Directors determines in good faith, as evidenced by a Board resolution, that such provisions are necessary in order to effect such agreements and are reasonable,

             (B) any sale, transfer, conveyance, lease or other disposition of assets governed by the "-- Mergers, Consolidations and Sales of Assets" covenant described above,

             (C) the sale, transfer, conveyance, lease or other disposition of the Capital Stock or assets of Cogentrix of Pennsylvania, Inc. and ReUse Technology, Inc. and

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

             (D) any transaction or series of related transactions consisting of the sale, transfer, conveyance, lease or other disposition of Capital Stock or assets with a fair market value aggregating less than $5 million.

The term "Asset Disposition" also shall not include (1) the grant of a Lien by any Person in any assets or shares of Capital Stock securing a borrowing by, or contractual performance obligation of, such Person or any Subsidiary of such Person or any Joint Venture in which such Person has an interest, which Lien is not prohibited under the covenant described in "-- Liens" above or the exercise of remedies thereunder or (2) a sale-leaseback transaction involving substantially all of the assets of a Power Generation Facility where a Subsidiary of Cogentrix Energy sells the Power Generation Facility to a Person in exchange for the assumption by that Person of the Debt financing the Power Generation Facility and the Subsidiary leases the Power Generation Facility from such Person.

     "Asset Sale" is defined to mean the sale or other disposition by Cogentrix Energy or any of its Subsidiaries, other than to Cogentrix Energy or another Subsidiary of Cogentrix Energy, of

          (1) all or substantially all of the Capital Stock of any Subsidiary of Cogentrix Energy or

          (2) all or substantially all of the Property that constitutes an operating unit or business of Cogentrix Energy or any of its Subsidiaries.

     "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as of the time of determination, the present value discounted at the interest rate assumed in making calculations in accordance with GAAP of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction, including any period for which such lease has been extended.

     "Attributable Value" means, as to a Capitalized Lease Obligation under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with GAAP.

     "Average Life" is defined to mean, at any date of determination with respect to any Debt security or Preferred Stock, the quotient obtained by dividing

          (1) the sum of the product of

             (A) the number of years from such date of determination to the dates of each successive scheduled principal or involuntary liquidation value payment of such Debt security or Preferred Stock, respectively, multiplied by

             (B) the amount of such principal or involuntary liquidation value payment by

          (2) the sum of all such principal or involuntary liquidation value payments.

     "Board of Directors" is defined to mean either the Board of Directors of Cogentrix Energy or any committee of such Board duly authorized to act on behalf of such Board.

     "Business Day" is defined to mean a day that in the city, or in any of the cities, if more than one, where amounts are payable in respect of the senior notes is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close.

     "Capital Stock" is defined to mean, with respect to any Person, any and all shares, interests, participations or other equivalents however designated, whether voting or non-voting, of, or interests in, the equity of such Person that is outstanding or issued on or after the date of the indenture, including, without limitation, all Common Stock and Preferred Stock and partnership and joint venture interests of such Person.

     "Capitalized Lease" is defined to mean, as applied to any Person, any lease of any Property of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

     "Capitalized Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Debt represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

     "Change of Control" is defined to mean the occurrence of one or more of the following events:

          (1) prior to the initial Public Equity Offering Consummation Date, any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than one or more Permitted Holders, is or becomes the "beneficial owner," as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, directly or indirectly, or has the absolute power to direct the vote of, with respect to the election of directors of Cogentrix Energy, shares of Capital Stock entitled to cast more than the greater of 35% or the Original Group Percentage of the votes entitled to be cast with respect to the election of directors of Cogentrix Energy. The "Original Group Percentage" shall mean, as of any date of determination, the percentage of the votes entitled to be cast with respect to the election of directors of the Company, by the Permitted Holders and by persons who have agreed to vote as directed by the Permitted Holders with respect to the election of such directors;

          (2) subsequent to the initial Public Equity Offering Consummation Date, any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than one or more Permitted Holders, is or becomes the beneficial owner, as defined in clause (1) above, directly or indirectly, of more than 35% of the total voting power of the Voting Stock of Cogentrix Energy; provided, however, that the Permitted Holders "beneficially own," directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of Cogentrix Energy than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors, for the purposes of this clause (2), any person shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation"), if such person "beneficially owns" -- as so defined -- directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders "beneficially own" -- as so defined -- directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation; or

          (3) during any one-year period, individuals who at the beginning of such period constituted the Board of Directors -- together with any new directors elected by such Board of Directors or nominated for election by the shareholders of Cogentrix Energy by a vote of at least a majority of the directors of Cogentrix Energy then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved -- cease for any reason to constitute a majority of the Board of Directors then in office.

     Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred if one or more of the above events occur or circumstances exist and, after giving effect thereto, the exchange notes are rated Ba1 or better by Moody's Investors Service, Inc. and BB+ or better by Standard & Poor's Corporation.

     "Common Stock" is defined to mean with respect to any Person, Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

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

     "Consolidated EBITDA" of any Person for any period is defined to mean the Adjusted Consolidated Net Income of such Person, plus:

          (1) income taxes, excluding income taxes -- either positive or negative -- attributable to extraordinary and nonrecurring gains or losses or Asset Sales, all determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP,

          (2) Consolidated Fixed Charges,

          (3) depreciation and amortization expense, all determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP,

          (4) all other non-cash items reducing Adjusted Consolidated Net Income for such period, all determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP, and

          (5) the aggregate amount actually received in cash by such Person during such period relating to non-cash items increasing Adjusted Consolidated Net Income for prior periods, and less:

             (A) all non-cash items increasing Adjusted Consolidated Net Income during such period and

             (B) the aggregate amount actually paid in cash by such Person during such period relating to non-cash items reducing Adjusted Consolidated Net Income for prior periods; provided that depreciation and amortization expense of any Subsidiary of such Person and any other non-cash item of any Subsidiary of such Person that reduces Adjusted Consolidated Net Income shall be excluded without duplication in computing Consolidated EBITDA, except to the extent that the positive cash flow associated with such depreciation and amortization expense and other non-cash items is actually distributed in cash to such Person during such period.

     "Consolidated Fixed Charges" of any Person is defined to mean, for any period, the aggregate of

          (1) Consolidated Interest Expense,

          (2) the interest component of Capitalized Leases, determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP excluding any interest component of Capitalized Leases in respect of that portion of a Capitalized Lease Obligation of a Subsidiary that is Non-Recourse to such Person and

          (3) cash and noncash dividends due whether or not declared on the Preferred Stock of any Subsidiary of such Person and any Redeemable Stock of such Person.

     "Consolidated Interest Expense" of any Person is defined to mean, for any period, the aggregate interest expense in respect of Debt, including amortization or original issue discount and non-cash interest payments or accruals, of such Person and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, including all commissions, discounts, other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs associated with Interest Rate Agreements and any amounts paid during such period in respect of such interest expense, commissions, discounts, other fees and charges that have been capitalized; provided that Consolidated Interest Expense of Cogentrix Energy shall not include any interest expense, including all commissions, discounts, other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs associated with Interest Rate Agreements, in respect of that portion of Debt of a Subsidiary of Cogentrix Energy that is Non-Recourse to Cogentrix Energy; and provided further that Consolidated Interest Expense of Cogentrix Energy in respect of a Guarantee by Cogentrix Energy of Debt of a Subsidiary shall be equal to the commissions, discounts, other fees and charges that would be due with respect to a hypothetical letter of credit issued under a bank credit agreement that can be drawn by the beneficiary thereof in the amount of the Debt so guaranteed if

          (1) Cogentrix Energy is not actually making directly or indirectly interest payments on such Debt and

          (2) GAAP does not require Cogentrix Energy on an unconsolidated basis to record such Debt as a liability of Cogentrix Energy.

     "Consolidated Total Assets" is defined to mean, with respect to any Person at any time, the total assets of such Person and its consolidated Subsidiaries at such time determined in conformity with GAAP.

     "Currency Protection Agreement" is defined to mean with respect to any Person any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values to or under which such Person or any of its Subsidiaries is a party or a beneficiary on the date of the indenture or becomes a party or a beneficiary thereafter.

     "Debt" is defined to mean, with respect to any Person at any date of determination without duplication,

          (1) all indebtedness of such Person for borrowed money,

          (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

          (3) all obligations of such Person in respect of letters of credit or bankers' acceptance or other similar instruments or reimbursement obligations with respect thereto,

          (4) all obligations of such Person to pay the deferred purchase price of property or services, except Trade Payables,

          (5) the Attributable Value of all obligations of such Person as lessee under Capitalized Leases,

          (6) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; provided that, for purposes of determining the amount of any Debt of the type described in this clause, if recourse with respect to such Debt is limited to such asset, the amount of such Debt shall be limited to the lesser of the fair market value of such asset or the amount of such Debt,

          (7) all Debt of others Guaranteed by such Person to the extent such Debt is Guaranteed by such Person,

          (8) all Redeemable Stock valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends and

          (9) to the extent not otherwise included in this definition, all obligations of such Person under Currency Protection Agreements and Interest Rate Protection Agreements.

     "Excess Cash Flow" of any Person for any period is defined to mean Consolidated EBITDA less Consolidated Fixed Charges less any income taxes actually paid during such period.

     "Fixed Charge Ratio" is defined to mean the ratio, on a pro forma basis, of

          (1) the aggregate amount of Consolidated EBITDA of any Person for the Reference Period immediately prior to the date of the transaction giving rise to the need to calculate the Fixed Charge Ratio (the "Transaction Date") to

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

          (2) the aggregate Consolidated Fixed Charges of such Person during such Reference Period; provided that for purposes of such computation, in calculating Consolidated EBITDA and Consolidated Fixed Charges,

             (A) the Incurrence of the Debt giving rise to the need to calculate the Fixed Charge Ratio and the application of the proceeds therefrom shall be assumed to have occurred on the first day of the Reference Period,

             (B) Asset Sales and Asset Acquisitions that occur during the Reference Period or subsequent to the Reference Period and prior to the Transaction Date -- but including any Asset Acquisition to be made with the Debt Incurred pursuant to (1) above -- shall be assumed to have occurred on the first day of the Reference Period,

             (C) the Incurrence of any Debt during the Reference Period or subsequent to the Reference Period and prior to the Transaction Date and the application of the proceeds therefrom shall be assumed to have occurred on the first day of such Reference Period,

             (D) Consolidated Interest Expense attributable to any Debt, whether existing or being Incurred, computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period unless such Person or any of its Subsidiaries is a party to an Interest Rate Protection Agreement, that shall remain in effect for the twelve month period after the Transaction Date, that has the effect of fixing the interest rate on the date of computation, in which case such rate whether higher or lower shall be used and

             (E) there shall be excluded from Consolidated Fixed Charges any Consolidated Fixed Charges related to any amount of Debt that was outstanding during and subsequent to the Reference Period but is not outstanding on the Transaction Date, except for Consolidated Fixed Charges actually incurred with respect to Debt borrowed, as adjusted pursuant to clause (D),

                (x) under a revolving credit or similar arrangement to the extent the commitment thereunder remains in effect on the Transaction Date or

                (y) pursuant to the covenant described in clause (3) in the second paragraph of "-- Debt" above.

             For the purpose of making this computation, Asset Sales and Asset Acquisitions that have been made by any Person that has become a Subsidiary of Cogentrix Energy or been merged with or into Cogentrix Energy or any Subsidiary of Cogentrix Energy during the Reference Period, or subsequent to the Reference Period and prior to the Transaction Date shall be calculated on a pro forma basis, including all of the calculations referred to in clauses (A) through (E) above assuming such Asset Sales or Asset Acquisitions occurred on the first day of the Reference Period.

     "Foreign Asset Disposition" means an Asset Disposition in respect of the Capital Stock or assets of a Foreign Subsidiary or a Foreign Joint Venture to the extent that the proceeds of such Asset Disposition are received by a Person subject in respect of such proceeds to the tax laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

     "Foreign Joint Venture" means a Joint Venture organized under the laws of a jurisdiction other than the United States of America or a State thereof or the District of Columbia.

     "Foreign Sale/Leaseback Transaction" means a Sale/Leaseback Transaction in respect of the Capital Stock or assets of a Foreign Subsidiary or a Foreign Joint Venture to the extent that the proceeds of such Sale/Leaseback Transaction are received by a Person subject in respect of such proceeds to the tax laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

     "Foreign Subsidiary" means a Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or a State thereof or the District of Columbia.
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     "GAAP" is defined to mean generally accepted accounting principles in the
U.S. as in effect as of the date of the indenture applied on a basis consistent with the principles, methods, procedures and practices employed in the preparation of Cogentrix Energy's audited financial statements, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

     "Guarantee" is defined to mean any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

          (1) to purchase or pay or advance or supply funds for the purchase or payment of such Debt or other obligation of such other Person, whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay, or to maintain financial statement conditions or otherwise, or

          (2) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Holder", "holder of exchange notes" and other similar terms are defined to mean the registered holder of any exchange note.

     "Incur" is defined to mean with respect to any Debt, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Debt; provided that neither the accrual of interest, whether such interest is payable in cash or kind, nor the accretion of original issue discount shall be considered an Incurrence of Debt.

     "Independent Financial Advisor" is defined to mean a nationally recognized investment banking firm (1) that does not, and whose directors, officers, employees and Affiliates do not, have a direct or indirect material financial interest in Cogentrix Energy and (2) that, in the sole judgment of the Board of Directors, is otherwise independent and qualified to perform the task for which such firm is being engaged.

     "Interest Rate Protection Agreement" is defined to mean, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates to or under which such Person or any of its Subsidiaries is a party or a beneficiary on the date of the indenture or becomes a party or a beneficiary thereafter.

     "Investment" in a Person is defined to mean any investment in, loan or advance to, Guarantee on behalf of, directly or indirectly, or other transfer of assets to, such Person.

     "Investment Grade" is defined to mean, with respect to the exchange notes, a rating of Baa3 or better by Moody's Investors Service, Inc. and a rating of BBB- or better by Standard & Poor's Corporation.

     "Joint Venture" is defined to mean a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that, as to any such arrangement in corporate form, such corporation shall not, as to any Person of which such corporation is a Subsidiary, be considered to be a Joint Venture to which such Person is a party.

     "Lien" is defined to mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property; provided, however, that the term "Lien" shall not mean any easements, rights-of-way, restrictions and other similar encumbrances and encumbrances consisting of zoning restrictions, leases, subleases, licenses, sublicenses, restrictions on the

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use of property or defects in the title thereto. For purposes of the indenture,
Cogentrix Energy shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

     "Net Cash Proceeds" from an Asset Disposition or a Sale/Leaseback Transaction is defined to mean cash payments received -- including any cash payments received by way of a payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, including any cash received upon sale or disposition of such note or receivable, excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property disposed of in such Asset Disposition or Sale/Leaseback Transaction, as the case may be, or received in any other noncash form -- therefrom, in each case, net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred or payable, and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP:

          (1) as a consequence of such Asset Disposition or Sale/Leaseback Transaction, as the case may be,

          (2) as a result of the repayment of any Debt in any jurisdiction other than the jurisdiction where the Property disposed of was located or

          (3) as a result of any repatriation to the U.S. of any proceeds of such Asset Disposition or Sale/Leaseback Transaction, as the case may be, and in each case net of a reasonable reserve for the after-tax-cost of any indemnification payments fixed and contingent attributable to seller's indemnities to the purchaser undertaken by Cogentrix Energy or any of its Subsidiaries in connection with such Asset Disposition or Sale/Leaseback Transaction, as the case may be, but excluding any payments, that by the terms of the indemnities will not, under any circumstances, be made prior to the Stated Maturity of the senior notes, and net of all payments made on any Debt that is secured by such Property, in accordance with the terms of any Lien upon or with respect to such Property or which must by its terms or by applicable law be repaid out of the proceeds from such Asset Disposition or Sale/Leaseback Transaction, as the case may be, and net of all distributions and other payments made to holders of minority interests in Subsidiaries or Joint Ventures as a result of such Asset Disposition or Sale/Leaseback Transaction, as the case may be.

     "Net Income" of any Person for any period is defined to mean the net income
(loss) of such Person for such period, determined in accordance with GAAP, except that extraordinary and non-recurring gains and losses as determined in accordance with GAAP shall be excluded.

     "Net Worth" of any Person is defined to mean, as of any date the aggregate of capital, surplus and retained earnings, including any cumulative translation adjustment, of such Person and its consolidated Subsidiaries as would be shown on a consolidated balance sheet of such Person and its consolidated Subsidiaries prepared as of such date in accordance with GAAP.

     "Non-Recourse" to a Person as applied to any Debt or portion thereof is defined to mean that such Person is not, directly or indirectly, liable to make any payments with respect to such Debt or portion thereof, that no Guarantee of such Debt or portion thereof has been made by such Person other than a Guarantee limited in recourse to the Capital Stock of the Person incurring such Debt -- or any shareholder, partner, member or participant of such Person -- and that such Debt or portion thereof is not secured by a Lien on any asset of such Person other than the Capital Stock of the Person incurring such Debt -- or any shareholder, partner, member or participant of such Person -- or of the Person whose obligations were Guaranteed, provided that for purposes of this definition the status of a Subsidiary as a general partner of a partnership or Joint Venture shall not, without more, cause such Person to be, directly or indirectly, liable to make payments with respect to such Debt or constitute a Guarantee of such Debt for purposes of determining whether Debt is Non-Recourse, and provided further that none of the

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

following shall cause any Debt to fail to be Non-Recourse: the incurrence of Debt, Guarantees or Liens jointly by

          (1) Cogentrix Eastern Carolina Corporation and Cogentrix of North Carolina, Inc., or a successor to the merger or other combination of such entities, with respect to the cogeneration facilities located at Elizabethtown, Kenansville, Lumberton, Southport and Roxboro, North Carolina;

          (2) Cogentrix Virginia Leasing Corporation and James River Cogeneration Company, or a successor to the merger or other combination of such entities, with respect to the cogeneration facilities located at Portsmouth and Hopewell, Virginia; and

          (3) Subsidiaries or Joint Ventures in which Cogentrix Energy or one of its Subsidiaries is a partner, shareholder, member or other participant, that become such after the date of the indenture, incurred thereafter with respect to the future development or acquisition of multiple Power Generation Facilities.

     "Officers' Certificate" is defined to mean a certificate signed by the Chairman of the Board of Directors or any Vice Chairman of the Board of Directors or the President or any Vice President or by the Chief Financial Officer or the Secretary or any Assistant Secretary of Cogentrix Energy and delivered to the trustee. Each such certificate shall comply with Section 314 of the Trust Indenture Act and include the statements provided for in the indenture if and to the extent required thereby.

     "Opinion of Counsel" is defined to mean an opinion in writing signed by legal counsel satisfactory to the trustee, who may be an employee of or counsel to Cogentrix Energy. Each such opinion shall comply with Section 314 of the Trust Indenture Act and include the statements provided for in the indenture, if and to the extent required thereby.

     "Permitted Holders" is defined to mean George T. Lewis, Jr., Betty G. Lewis, Robert W. Lewis, David J. Lewis, James E. Lewis (collectively, the "Current Holders"), members of the immediate families of the Current Holders, trusts for the benefit of the Current Holders or members of the immediate families of the Current Holders, and a non-profit corporation or foundation controlled by any of the Permitted Holders. Members of a Person's "immediate family" shall mean such Person's parents, brothers, sisters, spouse and lineal descendants.

     "Permitted Investment" is defined to mean any Investment of the type specified in clause (4) of the definition of Restricted Payment that is made directly or indirectly by the Company and its Subsidiaries; provided that the Person in which the Investment is made is:

          (1) a Subsidiary that, directly or indirectly, is or will be engaged in the development, construction, marketing, management, acquisition, ownership or operation of a Power Generation Facility or

          (2) a Joint Venture; provided further, that, in the case of an Investment in a Joint Venture:

             (A) at the time such Investment is made, Cogentrix Energy could Incur at least $1 of Debt under the covenant described in "-- Debt" above;

             (B) at the time such Investment is made, no Event of Default or event that, after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing; and

             (C) such Investment is in a Joint Venture that, directly or indirectly, is or will be engaged in the development, construction, marketing, management, acquisition, ownership or operation of a Power Generation Facility.

     "Permitted Payments" is defined to mean with respect to Cogentrix Energy or any of its Subsidiaries:

          (1) any dividend on shares of Capital Stock payable or to the extent paid solely in shares of Capital Stock, other than Redeemable Stock, or in options, warrants or other rights to purchase Capital Stock, other than Redeemable Stock;
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

          (2) any dividend or other distribution payable to Cogentrix Energy by any of its Subsidiaries or by a Subsidiary to a Wholly-Owned Subsidiary;

          (3) the repurchase or other acquisition or retirement for value of any shares of Cogentrix Energy's Capital Stock, or any option, warrant or other right to purchase shares of Cogentrix Energy's Capital Stock with additional shares of, or out of the proceeds of a substantially contemporaneous issuance of, Capital Stock other than Redeemable Stock, unless the redemption provisions of such Redeemable Stock prohibit the redemption thereof prior to the date on which the Capital Stock to be acquired or retired was by its terms required to be redeemed;

          (4) any defeasance, redemption, repurchase or other acquisition for value of any Debt that by its terms ranks subordinate in right of payment to the senior notes with the proceeds from the issuance of

             (A) Debt that is also subordinate to the exchange notes at least to the extent and in the manner as the Debt to be defeased, redeemed, repurchased or otherwise acquired is subordinate in right of payment to the exchange notes; provided that such subordinated Debt provides for no payments of principal by way of sinking fund, mandatory redemption or otherwise including defeasance by Cogentrix Energy -- including, without limitation, at the option of the holder thereof other than an option given to a holder pursuant to an "asset disposition" or a "change of control" covenant that is no more favorable to the holders of such Debt than the provisions contained in the "-- Dispositions" or the "-- Change of Control" covenants described above and such Debt provides that the Company will not repurchase such Debt pursuant to such provisions prior to Cogentrix Energy's repurchase of the exchange notes required to be repurchased by Cogentrix Energy pursuant to the "-- Repurchase of Exchange Notes Upon a Change of Control" or the "-- Dispositions" covenants described above -- prior to, or in an amount greater than, any Stated Maturity of the Debt being replaced and the proceeds of such subordinated Debt are utilized for such purpose within 45 days of issuance or

             (B) Capital Stock, other than Redeemable Stock;

          (5) in respect of any actual payment on account of an Investment, other than a Permitted Investment, that is not fixed in amount at the time when made, the amount determined by the Board of Directors to be a Restricted Payment on the date such Investment was originally deemed to have been made (the "Original Restricted Payment Charge") plus an amount equal to the interest on a hypothetical investment in a principal amount equal to the Original Restricted Payment Charge assuming interest at a rate of 7% per annum compounded annually for a period beginning on the date the Investment was originally deemed to have been made and ending with respect to any portion of the Original Restricted Payment Charge actually paid on the date of actual payment less any actual payments previously made on account of such Investment; provided that the Permitted Payment under this clause (5) shall in no event exceed the payment actually made;

          (6) any amount required to be paid with respect to an obligation outstanding on the date of the original issuance of notes under the indenture; or

          (7) a Permitted Investment.

     "Permitted Working Capital Facilities" is defined to mean one or more credit agreements providing for the extension of credit to Cogentrix Energy and/or its Subsidiary Cogentrix Delaware Holdings, Inc. for working capital purposes in an aggregate principal amount at any one time outstanding not to exceed $125 million, provided, however, that such limit shall not apply following the Rating Event Date.

     "Person" is defined to mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Power Generation Facility" is defined to mean an electric power or thermal energy generation or cogeneration facility or related facilities, including residual waste management and, to the extent such
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

facilities are in existence on the date of original issuance of the senior notes or are required by contract or applicable law, rule or regulation, facilities that use thermal energy from a cogeneration facility, and its or their related electric power transmission, fuel supply and fuel transportation facilities, together with its or their related power supply, thermal energy and fuel contracts and other facilities, services or goods that are ancillary, incidental, necessary or reasonably related to the marketing, development, construction, management or operation of the foregoing, as well as other contractual arrangements with customers, suppliers and contractors.

     "Preferred Stock" is defined to mean, with respect to any Person, any and all shares, interests, participations or other equivalents however designated, whether voting or non-voting, of preferred or preference stock of such Person that is outstanding or issued on or after the date of original issuance of the exchange notes.

     "Property" of any Person is defined to mean all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person under GAAP.

     "Public Equity Offering" means a public offering, registered under the Securities Act, of Common Stock of Cogentrix Energy made after the date of original issuance of the exchange notes.

     "Public Equity Offering Consummation Date" means the date on which Cogentrix Energy receives any proceeds from a Public Equity Offering.

     "Redeemable Stock" is defined to mean any class or series of Capital Stock of any Person that by its terms or otherwise is

          (1) required to be redeemed prior to the Stated Maturity of the exchange notes,

          (2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the exchange notes or

          (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Debt having a scheduled maturity prior to the Stated Maturity of the exchange notes;

provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require Cogentrix Energy to repurchase or redeem such Capital Stock upon the occurrence of an "asset disposition" or a "change of control" occurring prior to the Stated Maturity of the exchange notes shall not constitute Redeemable Stock if the "asset sale" or "change of control" provision applicable to such Capital Stock is no more favorable to the holders of such Capital Stock than the provisions contained in the covenants described in "-- Dispositions" and "-- Repurchase of Exchange Notes Upon a Change of Control" above and such Capital Stock specifically provides that Cogentrix Energy will not repurchase or redeem any such Capital Stock pursuant to such provisions prior to Cogentrix Energy's repurchase of the exchange notes required to be repurchased by Cogentrix Energy under the covenants described in "-- Dispositions" and "-- Repurchase of Exchange Notes Upon a Change of Control" above.

     "Reference Period" is defined to mean the four complete fiscal quarters for which financial information is available preceding the date of a transaction giving rise to the need to make a financial calculation.

     "Restricted Payment" is defined to mean, with respect to any Person:

          (1) any dividend or other distribution on any shares of such Person's Capital Stock;

          (2) any payment on account of the purchase, redemption, retirement or acquisition for value of such Person's Capital Stock;

          (3) any defeasance, redemption, repurchase or other acquisition or retirement for value prior to the Stated Maturity of any Debt ranked subordinate in right of payment to the exchange notes; and

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

          (4) any Investment made in an Affiliate, other than Cogentrix Energy or Cogentrix Delaware Holdings. Notwithstanding the foregoing, "Restricted Payment" shall not include any Permitted Payment.


     "Senior Debt" is defined to mean the principal of and interest on all Debt of Cogentrix Energy whether created, Incurred or assumed before, on or after the date of original issuance of notes under the indenture, other than the exchange notes; provided that Senior Debt shall not include:


          (1) Debt that, when Incurred and without respect to any election under
     Section 1111(b) of Title 11, United States Code, was Non-Recourse to Cogentrix Energy,

          (2) Debt of Cogentrix Energy to any Affiliate and

          (3) any Debt of Cogentrix Energy that by the terms of the instrument creating or evidencing the same is specifically designated as not being senior in right of payment to the exchange notes.

     "Significant Subsidiary" of a Person is defined to mean, as of any date, any Subsidiary, or two or more Subsidiaries taken together in the event of a cross-collateralization of such multiple Subsidiaries' Debt, that has two or more of the following attributes:


          (1) it contributed 20% or more of such Person's Excess Cash Flow for its most recently completed fiscal quarter or


          (2) it contributed 15% or more of Net Income before tax of such Person and its consolidated Subsidiaries for such Person's most recently completed fiscal quarter or

          (3) it constituted 20% or more of Consolidated Total Assets of such Person at the end of such Person's most recently completed fiscal quarter.

     "Stated Maturity" is defined to mean, with respect to any debt security or any installment of interest thereon, the date specified in such debt security as the fixed date on which any principal of such debt security or any such installment of interest is due and payable.

     "Subsidiary" is defined to mean, with respect to any Person, any corporation or other entity of which a majority of the Capital Stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

     "Trade Payables" is defined to mean, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

     "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity -- as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to the date fixed for redemption, or if such Statistical Release is no longer published, any publicly available source of similar market data -- most nearly equal to the then remaining years to Stated Maturity of the senior notes; provided that if the number of years to Stated Maturity of the senior notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation, calculated to the nearest one-twelfth of a year, from the weekly average yields of United States Treasury securities for which such yields are given except that if the average life to Stated Maturity of the senior notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     "U.S. Government Obligations" is defined to mean securities that are

          (1) direct obligations of the U.S. for the payment of which its full faith and credit is pledged or

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

          (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the U.S., the payment of which is unconditionally guaranteed as a full faith and credit obligation by the U.S., that, in either case are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

     "Voting Stock" is defined to mean, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, or persons fulfilling similar responsibilities, of such Person.

     "Wholly-Owned Subsidiary" is defined to mean, with respect to any Person, any Subsidiary of such Person if all of the Capital Stock or other ownership interests in such Subsidiary having ordinary voting power to elect the entire board of directors or entire group of other persons performing similar functions -- other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law -- is owned directly or indirectly, by one or more Wholly-Owned Subsidiaries of such Person's Wholly-Owned Subsidiaries, by such Person.

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               DESCRIPTION OF NON-OPERATING SUBSIDIARY GUARANTEE

     The following description is a summary of the material provisions of the subsidiary guarantee. You should read the guarantee because it, and not this description, defines your rights as third-party beneficiaries of the guarantee. We have filed a copy of the guarantee as an exhibit to the registration statement which includes this prospectus.

     Cogentrix Delaware Holdings has guaranteed all of the existing and future senior, unsecured outstanding indebtedness for borrowed money of Cogentrix Energy, including as specifically referenced in the guarantee, the exchange notes. In the event Cogentrix Energy is unable to make payments on its senior, unsecured indebtedness when due, whether at the stated maturity, or otherwise, Cogentrix Delaware Holdings will be obligated to make these payments instead. Cogentrix Delaware Holdings will not be required to satisfy its obligations under the guarantee unless it has assets in excess of $150,000, except for assets constituting investments in subsidiaries, on the day it is required to satisfy these obligations. The maximum liability of Cogentrix Delaware Holdings under the guarantee will also be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance under applicable law. Unless Cogentrix Energy's corporate credit facility is renewed or letters of credit issued to Cogentrix Energy by the lenders under its corporate credit facility remain outstanding, the guarantee terminates by its terms upon the expiration of Cogentrix Energy's corporate credit facility in 2003. See "Risk Factors -- Risks Relating to the Exchange Notes".

     The guarantee contains negative covenants for the direct benefit of the lenders under Cogentrix Energy's corporate credit facility and the indirect benefit of the other holders of Cogentrix Energy's senior, unsecured indebtedness for borrowed money. These negative covenants limit, among other things, Cogentrix Delaware Holdings' ability to:

     - incur additional debt and liens other than non-recourse project financing debt secured by liens on Cogentrix Delaware Holdings' interests in these project subsidiaries or joint ventures;

     - transfer assets to Cogentrix Energy, including the payment of dividends; and

     - extend credit or make investments other than investments in any subsidiary of Cogentrix Delaware Holdings and other limited permitted investments.


     The terms or provisions of the guarantee may be waived, amended, supplemented or otherwise modified at any time and from time to time by Cogentrix Delaware Holdings and the agent bank for Cogentrix Energy's corporate credit facility. Any waiver, amendment, supplement or modification will be effective against all holders of Cogentrix Energy's senior unsecured outstanding indebtedness for borrowed money, including the holders of the exchange notes, the trustee under the indenture for the exchange notes and the trustee under the indenture under which Cogentrix Energy issued its 8.10% senior notes due 2004, despite any reliance by them, or any of them, on the guarantee.


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

                   DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

THE 2004 SENIOR NOTES


     In March 1994, Cogentrix Energy issued $100 million aggregate principal amount of 8.10% senior notes due 2004 in an underwritten public offering. The 2004 senior notes are unsecured obligations of Cogentrix Energy and rank equally in right of payment with the exchange notes offered hereby. Cogentrix Energy intends to use approximately $20 million of the proceeds from the sale of the senior notes issued September 22, 2000 to repurchase outstanding 2004 senior notes to satisfy its obligation to redeem $20 million of outstanding 2004 senior notes in March 2001.


     The 2004 senior notes bear interest at a rate of 8.10% per annum payable semiannually on March 15 and September 15 of each year and mature on March 15, 2004. They are redeemable at any time at the option of Cogentrix Energy at a redemption price equal to

          (1) the then outstanding principal amount of the 2004 senior notes plus accrued and unpaid interest thereon to the date of redemption plus

          (2) a premium equal to the excess of

             (A) the present value at the time of redemption of the principal amount of the 2004 senior notes plus any required interest payments due on the 2004 senior notes through Stated Maturity, as defined in the 2004 indenture, computed using a discount rate equal to the Treasury Rate, as defined in the 2004 indenture, plus 50 basis points

             -- over --

             (B) the then outstanding principal amount of the 2004 senior notes.


Upon a Change of Control, as defined in the indenture under which the 2004 notes were issued, each holder of 2004 senior notes will have the right to require Cogentrix Energy to repurchase such 2004 senior notes at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued interest, if any, to the date of repurchase.



     The indenture under which the 2004 notes were issued contains negative covenants that are substantially the same as the negative covenants contained in the indenture.



     The foregoing description is a brief description of the indenture under which the 2004 notes were issued and the 2004 senior notes. You should read the indenture under which the 2004 notes were issued because it, and not this description, defines the rights of the holders of the 2004 senior notes. A copy of the indenture under which the 2004 notes were issued is available upon request made to Cogentrix Energy. The foregoing summary does not purport to be complete and is subject to and is qualified in its entirety by reference to the indenture under which the 2004 notes were issued and the form of 2004 senior notes.


PREVIOUSLY-ISSUED 2008 SENIOR NOTES


     In October and November 1998, Cogentrix Energy issued a total of $255 million of its 8.75% senior notes due 2008. Those 2008 senior notes were issued under the same indenture under which Cogentrix Energy issued the $100 million of outstanding 2008 senior notes on September 22, 2000 that are the subject of this exchange offer. Subsequently, in April 1999, Cogentrix Energy completed a registered exchange offer for those $255 million of 2008 senior notes. Both before and after completion of this exchange offer, Cogentrix Energy has, and will continue to have, a total of $355 million of its 8.75% senior notes due 2008 outstanding. The indenture under which those 2008 senior notes are issued permits Cogentrix Energy to issue up to $65.0 million aggregate amount of additional 8.75% senior notes due 2008, subject to the limitations described above under "Description of Exchange Notes -- Important Negative
Covenants -- Debt".


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CORPORATE CREDIT FACILITY

     Australia and New Zealand Banking Group Limited, as agent for a group of lending banks, has extended Cogentrix Energy a revolving credit facility that provides for direct advances to, or the issuance of letters of credit for, the benefit of Cogentrix Energy. The corporate credit facility, as amended, provides direct advances, or the issuance of letters of credit for our benefit, in an amount up to $250.0 million. As of the date of this prospectus, we had utilized approximately $183.3 million of the credit available under the corporate credit facility primarily for letters of credit issued in connection with projects under construction in Louisiana, Idaho, Oklahoma and the Dominican Republic. The balance of the commitment under the corporate credit facility is available, subject to any limitations imposed by the covenants contained therein and in the indentures, to be drawn upon by us to repay other outstanding indebtedness or for general corporate purposes, including equity investments in new projects or acquisitions of existing electric generating facilities or those under development.


     The foregoing description is a brief description of the corporate credit facility. You should read the corporate credit facility because it, and not this description, defines the rights of the parties thereto. The corporate credit facility is an exhibit to the registration statement which includes this prospectus. A copy of the corporate credit facility is also available upon request made to Cogentrix Energy. The foregoing summary does not purport to be complete and is subject to and is qualified in its entirety by reference to the corporate credit facility.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS


     The discussion set forth in this summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), final, temporary and proposed Treasury regulations thereunder ("Treasury Regulations"), and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, including possibly on a retroactive basis. Legislative, judicial or administrative changes or interpretations may be forthcoming that could affect the tax consequences to holders of the outstanding senior notes issued on September 22, 2000 and the exchange notes.



     This summary addresses the material federal income tax consequences that may be applicable to a holder of outstanding senior notes issued on September 22, 2000 or exchange notes. The tax treatment of a holder of outstanding senior notes issued on September 22, 2000 or exchange notes may, however, vary depending on its particular situation. For example, some holders, including individual retirement and other tax-deferred accounts, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and individuals who are not citizens or residents of the United States, may be subject to special rules not discussed below. In addition, this discussion addresses the tax consequences to the initial holders of the senior notes issued on September 22, 2000 and not the tax consequences to subsequent transferees of those notes or the exchange notes.



     Each holder should consult its own tax advisor with respect to the federal income tax consequences set forth below and any other federal, state, local or foreign tax consequences of exchanging outstanding senior notes issued on September 22, 2000 for exchange notes and of holding and disposing of any outstanding senior notes or exchange notes.


EXCHANGE OFFER

     Under Section 1001 of the Code, modifications in debt instruments may be deemed to constitute a taxable exchange of the existing debt instrument for a new debt instrument. The IRS has issued Treasury Regulations providing rules for determining when a modification of a debt instrument constitutes a taxable exchange. Because the terms of the exchange notes are identical to the terms of the outstanding senior notes, except that the exchange notes will not contain terms with respect to transfer restrictions, each exchange note will be viewed as a continuation of the corresponding outstanding senior note. As a result, the issuance of the exchange note will be disregarded for federal income tax purposes, and a holder exchanging an outstanding senior note for an exchange note, as well as a non-exchanging holder, will not recognize any gain or loss as a result of the exchange.

STATED INTEREST

     A holder of an outstanding senior note or an exchange note will be required to report as income for federal income tax purposes interest earned on the outstanding senior note or an exchange note in accordance with the holder's method of tax accounting. A holder of an outstanding senior note or an exchange note using the accrual method of accounting for tax purposes is, as a general rule, required to include interest in ordinary income as such interest accrues, while a cash basis holder must include interest income when cash payments are received, or made available for receipt, by such holder.

ORIGINAL ISSUE DISCOUNT

     Under a "de minimis" test, if the excess of the stated redemption price at maturity over the issue price is less than 1/4 of 1% of the stated redemption price at maturity multiplied by the number of complete years to maturity from the issuance of the outstanding senior notes, then no original discount exists. The outstanding senior notes issued on September 22, 2000 were issued at a price (the "issue price") that was 99.359% of their aggregate stated "redemption price at maturity." The period from the issue date of these outstanding senior notes to maturity of these outstanding senior notes includes eight complete years. Accordingly, no original issue discount existed on the issuance of these outstanding senior notes.

SALE, EXCHANGE, OR REDEMPTION OF AN OUTSTANDING SENIOR NOTE OR AN EXCHANGE NOTE

     Except for transfers in the exchange offer as discussed above, upon the sale, exchange, or redemption of an outstanding senior note or an exchange note, a holder will recognize taxable gain or loss equal to the difference between

     - the amount of cash -- other than amounts received attributable to interest not previously taken into account, which amount will be treated as interest received -- and the fair market value of property received and

     - the holder's adjusted tax basis in the outstanding senior note or exchange note.

     A holder's adjusted tax basis in an outstanding senior note or exchange note generally will equal the cost of the outstanding senior note or exchange note to the holder, increased by the amount of any OID previously included in income by the holder with respect to the outstanding senior note or exchange note and reduced by any payments previously received by the holder with respect to the outstanding senior note or exchange note, other than qualified stated interest payments, and by any premium amortization deductions previously claimed by the holder. Provided that the outstanding senior note or exchange note is a capital asset in the hands of the holder and has been held for more than one year, any gain or loss recognized by the holder will generally be a long-term capital gain or loss.

FOREIGN INVESTORS

     Distributions of interest, including OID, made on an outstanding senior note or exchange note to a holder of such senior note that is not a U.S. person (a "Non-U.S. Person") will be considered "portfolio interest" within the meaning of Code Section 871(c)(2) and generally will be exempt from U.S. federal income and withholding taxes. To qualify for the exemption, (1) the holder of the outstanding senior notes or exchange notes must not be subject to U.S. federal income tax as a result of engaging in a trade or business that is connected to the United States, (2) the holder must not be a controlled foreign corporation described in Code Section 881(c)(3)(C), and (3) the holder of such senior note signs a statement that certifies the holder is a Non-U.S. Person and provides the name and address of the holder. If this statement, or any other required statement is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty. Investors who are Non-U.S. Persons should consult their tax advisors regarding the specific tax consequences to them of owning an outstanding senior note or exchange note.

BACKUP WITHHOLDING

     Under the backup withholding rules, a holder of an outstanding senior note or an exchange note may be subject to a backup withholding at the rate of 31% on interest paid on the outstanding senior note or exchange note or on any cash payment with respect to the sale or redemption of the outstanding senior note or exchange note unless such holder is a corporation or comes under other exempt categories and when required demonstrates this fact or such holder provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules in the Treasury Regulations.

     We will report to the holders of the outstanding senior notes and exchange notes and to the IRS the amount of any "reportable payments" for each calendar year and the amount of tax withheld, if any, with respect to payments on the outstanding senior notes and exchange notes.

     Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder's federal income tax liability, provided that the required information in furnished to the IRS.

     The foregoing discussion of material federal income tax considerations is for general information only and is not intended to be, nor should it be construed to be, legal or tax advice with respect to the consequences of the exchange, ownership, and disposition of outstanding senior notes and exchange notes, including the applicability and effect of state, local, foreign, and other tax laws.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding senior notes were acquired for the broker-dealer's own account as a result of market-making activities or other trading activities, other than outstanding senior notes acquired directly from Cogentrix Energy or an "affiliate" of Cogentrix Energy. Cogentrix Energy has agreed that it will make this prospectus, as it may be amended or supplemented from time to time, available to any broker-dealer for use in connection with any such resale for a period starting on the expiration date and ending on the close of business on the first anniversary of the expiration date. A broker-dealer intending to use this prospectus in the resale of exchange notes must notify Cogentrix Energy on or before the expiration date, that it intends to use this prospectus. This notice may be given in the space provided for in the letter of transmittal or may be delivered to the exchange agent. Cogentrix Energy has agreed that, for a period starting on the expiration date and ending on the close of business on the first anniversary of the expiration date, it will make this prospectus, and any amendment or supplement to this prospectus, available to any broker-dealer that requests these documents in the letter of transmittal. See "The Exchange Offer -- Resales of Exchange Notes" for more information.

     Cogentrix Energy will not receive any proceeds from any sale of exchange notes. Broker-dealers acquiring exchange notes for their own accounts in the exchange offer may sell the exchange notes in one or more transactions in the over-the-counter market or, in negotiated transactions, through the writing of options on the exchange offer or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any of the exchange notes.

     Any broker-dealer that resells exchange notes that it received for its own account in the exchange offer and any broker-dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act. Any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of one year after the expiration date, Cogentrix Energy will promptly send additional copies of this prospectus, and any amendment or supplement to this prospectus, to any broker-dealer that requests such documents in the letter of transmittal. Cogentrix Energy has agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the securities, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the securities, including any broker-dealers, against liabilities specified in the registration agreements, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the exchange notes offered hereby will be passed upon for Cogentrix Energy by Moore & Van Allen PLLC, Charlotte, North Carolina.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The consolidated financial statements of Cogentrix Energy, Inc. as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 included in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report appearing herein.

     The consolidated financial statements of Cogentrix Delaware Holdings, Inc. and subsidiary companies as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 included in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report appearing herein.

                      WHERE YOU CAN FIND MORE INFORMATION


     In connection with the exchange offer, Cogentrix Energy and Cogentrix Delaware Holdings, Inc. have filed a registration statement under the Securities Act. As permitted by the Securities and Exchange Commission's rules, we have omitted from this prospectus information included in the registration statement. For a more complete understanding of this exchange offer, you should refer to the registration statement, including its exhibits.



     Notwithstanding that it is not required to remain subject to the informational reporting requirements of the Exchange Act, Cogentrix Energy has covenanted in the indentures for its 2004 senior notes and 2008 senior notes to, and, in accordance therewith, files, and will continue to file, reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's Regional Offices in New York (Seven World Trade Center, 13th Floor, New York, New York 10048), and Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661). The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-732-0330. In addition, the Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.


            INCORPORATION OF PREVIOUSLY-FILED DOCUMENTS BY REFERENCE

     Cogentrix Energy's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, its Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2000 and the quarterly period ended June 30, 2000, have been filed by Cogentrix Energy with the Commission and are incorporated herein by reference.

     All documents filed by Cogentrix Energy with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of any offering of exchange notes made by this prospectus shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement or document so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.


     The Company will furnish without charge to each person to whom this prospectus is delivered, upon written or oral request of such person, a copy of the registration statement, of which this prospectus is a part, and any and all of the documents described above that are incorporated by reference herein other than exhibits to such documents that are not specifically incorporated by reference in such documents. Written or telephone requests should be directed to: Cogentrix Energy, Inc., 9405 Arrowpoint Boulevard, Charlotte, North Carolina 28273, telephone number (704) 525-3800.

                                    INDEX TO
                COGENTRIX ENERGY, INC. AND SUBSIDIARY COMPANIES
                       CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Report of Independent Public Accountants....................  F-2
Consolidated Balance Sheets at June 30, 2000 (unaudited),
  December 31, 1999 and December 31, 1998...................  F-3
Consolidated Statements of Income for the Six Months Ended
  June 30, 2000 and 1999 (unaudited) and the Years Ended
  December 31, 1999, 1998 and 1997..........................  F-4
Consolidated Statements of Changes in Shareholders' Equity
  for the Years Ended December 31, 1999, 1998 and 1997......  F-5
Consolidated Statements of Cash Flows for the Six Months
  Ended June 30, 2000 and 1999 (unaudited) and the Years
  Ended December 31, 1999, 1998 and 1997....................  F-6
Notes to the Consolidated Financial Statements..............  F-7

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO COGENTRIX ENERGY, INC.:

     We have audited the accompanying consolidated balance sheets of Cogentrix Energy, Inc. (a North Carolina corporation) and subsidiary companies as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cogentrix Energy, Inc. and subsidiary companies as of December 31, 1999 and 1998 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

     Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index of financial statements is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                                ARTHUR ANDERSEN LLP

Charlotte, North Carolina,
March 9, 2000.

                COGENTRIX ENERGY, INC. AND SUBSIDIARY COMPANIES

                          CONSOLIDATED BALANCE SHEETS
                   JUNE 30, 2000, DECEMBER 31, 1999 AND 1998
                             (DOLLARS IN THOUSANDS)

                                                                                DECEMBER 31,
                                                              JUNE 30,     -----------------------
                                                                2000          1999         1998
                                                             -----------   ----------   ----------
                                                             (UNAUDITED)
                                              ASSETS
CURRENT ASSETS:
  Cash and cash equivalents................................  $   93,553    $   80,344   $   48,207
  Restricted cash..........................................      24,908        81,647       40,604
  Accounts receivable......................................      64,862        59,360       66,586
  Inventories..............................................      22,612        20,137       18,697
  Other current assets.....................................       2,795         2,252        4,061
                                                             ----------    ----------   ----------
          Total current assets.............................     208,730       243,740      178,155
NET INVESTMENT IN LEASES...................................     499,990       500,195      498,614
PROPERTY, PLANT AND EQUIPMENT, net of accumulated
  depreciation of $281,737, $262,963 and $225,928,
  respectively.............................................     418,919       437,483      473,065
LAND AND IMPROVEMENTS......................................       6,324         5,764        3,981
CONSTRUCTION IN PROGRESS...................................     530,088       350,243          161
DEFERRED FINANCING COSTS, net of accumulated amortization
  of $28,334, $23,950 and $15,557, respectively............      61,561        51,315       37,007
NATURAL GAS RESERVES.......................................         416           744        1,557
INVESTMENTS IN UNCONSOLIDATED AFFILIATES...................     334,716       325,504      251,312
PROJECT DEVELOPMENT COSTS..................................       6,087         7,124           --
NOTES RECEIVABLE...........................................      18,502        19,502       11,488
OTHER ASSETS...............................................      80,928        56,772       44,511
                                                             ----------    ----------   ----------
                                                             $2,166,261    $1,998,386   $1,499,851
                                                             ==========    ==========   ==========
                               LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current portion of long-term debt........................  $   90,254    $   90,114   $   86,255
  Accounts payable.........................................      47,668        37,588       25,511
  Accrued compensation.....................................       4,357         8,415        8,096
  Accrued interest payable.................................      20,153        25,708        7,729
  Accrued dividends payable................................          --         8,683        7,398
  Other accrued liabilities................................      13,586        15,621       13,492
                                                             ----------    ----------   ----------
          Total current liabilities........................     176,018       186,129      148,481
LONG-TERM DEBT.............................................   1,650,029     1,518,773    1,127,184
DEFERRED INCOME TAXES......................................      90,085        72,980       52,306
MINORITY INTERESTS.........................................      68,822        69,608       61,167
OTHER LONG-TERM LIABILITIES................................      29,509        29,445       22,850
                                                             ----------    ----------   ----------
                                                              2,014,463     1,876,935    1,411,988
                                                             ----------    ----------   ----------
COMMITMENTS AND CONTINGENCIES
  (NOTES 9, 10, 14, AND 15)
SHAREHOLDERS' EQUITY:
  Common stock, no par value, 300,000 shares authorized;
     282,000 shares issued and outstanding.................         130           130          130
  Accumulated other comprehensive loss.....................      (1,076)       (1,144)          --
  Accumulated earnings.....................................     152,744       122,465       87,733
                                                             ----------    ----------   ----------
                                                                151,798       121,451       87,863
                                                             ----------    ----------   ----------
                                                             $2,166,261    $1,998,386   $1,499,851
                                                             ==========    ==========   ==========

        The accompanying notes to consolidated financial statements are an integral part of these consolidated balance sheets.

                COGENTRIX ENERGY, INC. AND SUBSIDIARY COMPANIES

                       CONSOLIDATED STATEMENTS OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999 AND THE YEARS ENDED DECEMBER 31,
                              1999, 1998, AND 1997
     (DOLLARS IN THOUSANDS, EXCEPT FOR SHARE AND EARNINGS PER COMMON SHARE)

                                               SIX MONTHS ENDED
                                                   JUNE 30,            YEAR ENDED DECEMBER 31,
                                              -------------------   ------------------------------
                                                2000       1999       1999       1998       1997
                                              --------   --------   --------   --------   --------
                                                  (UNAUDITED)
OPERATING REVENUE:
  Electric..................................  $159,968   $145,366   $294,185   $293,083   $307,104
  Steam.....................................    14,488     12,911     25,236     25,043     26,123
  Lease.....................................    22,385     22,331     44,697     34,715         --
  Service...................................    26,601     22,894     43,888     34,470         --
  Income from unconsolidated investment in
     power projects, net of premium
     amortization...........................    26,567     10,732     25,464      6,474      1,412
  Other.....................................     7,827      8,103     14,093     14,908     15,275
                                              --------   --------   --------   --------   --------
                                               257,836    222,337    447,563    408,693    349,914
                                              --------   --------   --------   --------   --------
OPERATING EXPENSES:
  Fuel......................................    53,746     37,114     81,835     78,420    118,731
  Cost of service...........................    28,199     24,529     45,933     36,039         --
  Operations and maintenance................    36,127     34,219     67,374     71,108     71,367
  General, administrative and development
     expenses...............................    19,804     20,830     39,014     36,490     41,650
  Depreciation and amortization.............    21,968     21,776     43,713     42,535     41,844
                                              --------   --------   --------   --------   --------
                                               159,844    138,468    277,869    264,592    273,592
                                              --------   --------   --------   --------   --------
OPERATING INCOME............................    97,992     83,869    169,694    144,101     76,322
OTHER INCOME (EXPENSE):
  Interest expense..........................   (46,922)   (47,307)   (94,956)   (74,949)   (53,864)
  Investment and other income...............     4,200      3,020     11,213      9,226      9,789
  Equity in net loss of affiliates, net.....        --       (106)      (208)    (3,274)    (1,538)
                                              --------   --------   --------   --------   --------
INCOME BEFORE MINORITY INTERESTS IN INCOME,
  INCOME TAXES AND EXTRAORDINARY LOSS.......    55,270     39,476     85,743     75,104     30,709
MINORITY INTERESTS IN INCOME................    (5,826)    (6,482)   (14,752)   (12,458)    (4,672)
                                              --------   --------   --------   --------   --------
INCOME BEFORE INCOME TAXES AND EXTRAORDINARY
  LOSS......................................    49,444     32,994     70,991     62,646     26,037
PROVISION FOR INCOME TAXES..................   (19,166)   (13,259)   (27,576)   (24,914)    (9,754)
                                              --------   --------   --------   --------   --------
INCOME BEFORE EXTRAORDINARY LOSS............    30,278     19,735     43,415     37,732     16,283
EXTRAORDINARY LOSS ON EARLY EXTINGUISHMENT
  OF DEBT, NET OF INCOME TAX BENEFIT, AND
  MINORITY INTEREST.........................        --         --         --       (743)    (1,502)
                                              --------   --------   --------   --------   --------
NET INCOME..................................  $ 30,278   $ 19,735   $ 43,415   $ 36,989   $ 14,781
                                              ========   ========   ========   ========   ========
EARNINGS PER COMMON SHARE:
  Income before extraordinary loss..........  $ 107.37   $  69.98   $ 153.95   $ 133.80   $  57.74
  Extraordinary loss........................        --         --         --      (2.63)     (5.33)
                                              --------   --------   --------   --------   --------
                                              $ 107.37   $  69.98   $ 153.95   $ 131.17   $  52.41
                                              ========   ========   ========   ========   ========
WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING...............................   282,000    282,000    282,000    282,000    282,000
                                              ========   ========   ========   ========   ========

        The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                COGENTRIX ENERGY, INC. AND SUBSIDIARY COMPANIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
         (DOLLARS IN THOUSANDS, EXCEPT FOR DIVIDENDS PER COMMON SHARE)

                                                                                 ACCUMULATED
                                                                                    OTHER
                                         COMMON   COMPREHENSIVE   ACCUMULATED   COMPREHENSIVE
                                         STOCK       INCOME        EARNINGS     INCOME (LOSS)    TOTAL
                                         ------   -------------   -----------   -------------   --------
Balance, December 31, 1996.............   $130       $    --       $ 50,501        $    --      $ 50,631
Comprehensive income
  Net income...........................     --        14,781         14,781             --            --
  Other comprehensive income, net of
     tax:
     Unrealized holding gain during
       year............................     --            26             --             26            --
                                                     -------
          Comprehensive income:........              $14,807                                      14,807
                                                     =======
Common stock dividends ($25.32 per
  common share)........................     --                       (7,140)            --        (7,140)
                                          ----                     --------        -------      --------
Balance, December 31, 1997.............    130                       58,142             26        58,298
Comprehensive income
  Net income...........................     --        36,989         36,989             --            --
  Other comprehensive income, net of
     tax:
     Realized gains included in net
       income..........................     --           (26)            --            (26)           --
                                                     -------
          Comprehensive income:........              $36,963                                      36,963
                                                     =======
Common stock dividends ($26.23 per
  common share)........................     --                       (7,398)            --        (7,398)
                                          ----                     --------        -------      --------
Balance, December 31, 1998.............    130                       87,733             --        87,863
Comprehensive income
  Net income...........................     --        43,415         43,415             --            --
  Other comprehensive loss, net of tax:
     Unrealized holding losses during
       year............................     --        (1,144)            --         (1,144)           --
                                                     -------
          Comprehensive income:........              $42,271                                      42,271
                                                     =======
Common stock dividends ($30.79 per
  common share)........................     --                       (8,683)            --        (8,683)
                                          ----                     --------        -------      --------
Balance, December 31, 1999.............   $130                     $122,465        $(1,144)     $121,451
                                          ====                     ========        =======      ========

        The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                COGENTRIX ENERGY, INC. AND SUBSIDIARY COMPANIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999 AND THE YEARS ENDED DECEMBER 31,
                              1999, 1998, AND 1997
                             (DOLLARS IN THOUSANDS)

                                                      SIX MONTHS ENDED
                                                          JUNE 30,              YEAR ENDED DECEMBER 31,
                                                    --------------------   ---------------------------------
                                                      2000        1999       1999        1998        1997
                                                    ---------   --------   ---------   ---------   ---------
                                                        (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income......................................  $  30,278   $ 19,735   $  43,415   $  36,989   $  14,781
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization.................     21,968     21,776      43,713      42,535      41,844
    Deferred income taxes.........................     17,060      6,234      23,933      14,182       4,927
    Extraordinary loss on early extinguishment of
      debt........................................         --         --          --       2,172       2,458
    Minority interest in income of joint venture,
      net of dividends............................       (807)     3,028       8,461     (14,494)      1,935
    Gain on sale of investment in affiliate.......         --         --          --      (2,063)         --
    Equity in net (income) loss of unconsolidated
      affiliates..................................    (24,383)   (10,290)    (22,998)     (3,200)        126
    Dividends received from unconsolidated
      affiliates..................................     16,833     13,090      26,647      13,362      15,354
    Minimum lease payments received...............     22,590     21,558      43,116      31,500          --
    Amortization of unearned lease income.........    (22,385)   (22,331)    (44,697)    (33,473)         --
    Decrease (increase) in accounts receivable....     (5,502)    (2,849)      7,487      (7,278)      3,437
    Decrease (increase) in inventories............     (2,475)     1,321        (627)     (1,029)      4,385
    Increase (decrease) in accounts payable.......     10,080     (5,028)     (9,791)     (4,212)     (9,490)
    Increase (decrease) in accrued liabilities....    (11,648)    (4,633)      5,074       5,179         499
    Decrease (increase) in other, net.............      9,571       (855)     (3,527)     (5,425)      2,320
                                                    ---------   --------   ---------   ---------   ---------
  Net cash flows provided by operating
    activities....................................     61,180     40,756     120,206      74,745      82,576
                                                    ---------   --------   ---------   ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Property, plant and equipment additions.......     (1,289)      (592)     (4,305)     (7,391)     (2,449)
    Decrease in marketable securities.............         --         --          --      42,118      21,577
    Investments in unconsolidated affiliates......     (1,662)   (39,852)    (76,827)   (180,292)    (61,063)
    Acquisition of facilities, net of cash
      acquired....................................         --         --          --    (155,324)         --
    Construction in progress, project development
      costs and turbines..........................   (208,563)    (4,667)    (71,902)         --          --
    Decrease (increase) in restricted cash........     56,739     (2,391)     12,243      22,952       1,532
                                                    ---------   --------   ---------   ---------   ---------
  Net cash flows used in investing activities.....   (154,775)   (47,502)   (140,791)   (277,937)    (40,403)
                                                    ---------   --------   ---------   ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from notes payable and long-term
      debt........................................    176,790     54,280     191,340     384,104      65,171
    Repayments of notes payable and long-term
      debt........................................    (46,487)   (43,223)   (122,255)   (193,812)   (118,778)
    Increase in deferred financing costs..........    (15,816)      (778)     (8,965)     (8,586)       (921)
    Common stock dividends paid...................     (8,683)    (7,398)     (7,398)     (2,140)     (5,000)
    Repayment on note receivable..................      1,000         --          --          --          --
                                                    ---------   --------   ---------   ---------   ---------
  Net cash flows provided by (used in) financing
    activities....................................    106,804      2,881      52,722     179,566     (59,528)
                                                    ---------   --------   ---------   ---------   ---------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.....................................     13,209     (3,865)     32,137     (23,626)    (17,355)
CASH AND CASH EQUIVALENTS, beginning of period....     80,344     48,207      48,207      71,833      89,188
                                                    ---------   --------   ---------   ---------   ---------
CASH AND CASH EQUIVALENTS, end of period..........  $  93,553   $ 44,342   $  80,344   $  48,207   $  71,833
                                                    =========   ========   =========   =========   =========

       The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                COGENTRIX ENERGY, INC. AND SUBSIDIARY COMPANIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF BUSINESS

     Cogentrix Energy, Inc. and subsidiary companies (collectively, the "Company") is principally engaged in the business of acquiring, developing, owning and operating independent power generating facilities (individually, a "Facility," or collectively, the "Facilities"). As of December 31, 1999, the Company owned or had interests in 25 Facilities in operation in the United States with an aggregate installed capacity of approximately 4,000 megawatts. After taking into account the part interests in the 16 plants that are not wholly-owned by the Company, which range from 1.7% to approximately 74%, the Company's net ownership interest in the total production capability of the 25 Facilities, in operation, is approximately 1,840 megawatts. Electricity generated by each Facility is sold to an electric utility (the "Utility") and steam is sold to an industrial company (the "Steam Purchaser"), all under long-term contractual agreements.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation and Basis of Presentation -- The accompanying consolidated financial statements include the accounts of Cogentrix Energy, Inc. and its subsidiary companies. Wholly-owned and majority owned subsidiaries, including a 50% owned joint venture in which the Company has effective control through majority representation on the board of directors of the managing general partner, are consolidated. Less-than-majority-owned subsidiaries are accounted for using the equity method. Investments in unconsolidated affiliates in which the Company has less than a 20% interest and does not exercise significant influence over operating and financial policies are accounted for under the cost method. All material intercompany transactions and balances among Cogentrix Energy, Inc., its subsidiary companies and its consolidated joint ventures have been eliminated in the accompanying consolidated financial statements.

     Information presented as of June 30, 2000 and for the six months ended June 30, 2000 and 1999 is unaudited. In the opinion of management, however, such information reflects all adjustments, which consist of normal recurring adjustments necessary to present fairly the financial position of the Company as of June 30, 2000, and the results of operations and cash flows for the six months ended June 30, 2000 and 1999. The results of operations for these interim periods are not necessarily indicative of results which may be expected for any other interim period or for the fiscal year as a whole.

     Cash and Cash Equivalents -- Cash and cash equivalents include bank deposits, commercial paper, government securities and certificates of deposit that mature within three months of their purchase. Amounts in debt service accounts which might otherwise be considered cash equivalents are treated as current restricted cash.

     Inventories -- Coal inventories consist of the contract purchase price of coal and all transportation costs incurred to deliver the coal to each Facility. Gas inventories represent the cost of natural gas purchased as fuel reserves that are forecasted to be consumed during the next fiscal year. Spare parts inventories consist of major equipment and recurring maintenance supplies required to be maintained in order to facilitate routine maintenance activities and minimize unscheduled maintenance outages. As of December 31, 1999 and 1998, fuel and spare parts inventories are comprised of the following (dollars in thousands):

                                                                DECEMBER 31,
                                                              -----------------
                                                               1999      1998
                                                              -------   -------
Coal........................................................  $ 8,469   $ 8,028
Natural gas.................................................    2,875     2,773
Spare parts.................................................    8,138     7,377
Fuel oil....................................................      655       519
                                                              -------   -------
                                                              $20,137   $18,697
                                                              =======   =======

                COGENTRIX ENERGY, INC. AND SUBSIDIARY COMPANIES

     Coal inventories at certain Facilities are recorded at last-in, first-out ("LIFO") cost, with the remaining Facilities' coal inventories recorded at first-in, first-out ("FIFO") cost. The cost of coal inventories recorded on a LIFO basis was approximately $374,000 and $305,000 less than the cost of these inventories on a FIFO basis as of December 31, 1999 and 1998, respectively. Spare parts inventories are recorded at average cost.

     Property, Plant and Equipment -- Property, plant and equipment is recorded at actual cost. Substantially all property, plant and equipment consists of cogeneration facilities which are depreciated on a straight-line basis over their estimated useful lives (ranging from 9 to 30 years). Other property and equipment is depreciated on a straight-line basis over the estimated economic or service lives of the respective assets (ranging from 3 to 10 years). Maintenance and repairs are charged to expense as incurred. Emergency and rotatable spare parts inventories are included in plant and are depreciated over the useful life of the related components.

     Construction in Progress -- Construction progress payments, engineering costs, insurance costs, wages, interest and other costs relating to construction in progress are capitalized. Construction in progress balances are transferred to property, plant and equipment when the assets are ready for their intended use. Interest is capitalized on projects during the development and construction period. For the year ended December 31, 1999, the Company capitalized $1,812,000 of interest in connection with the development and construction of power plants. There was no interest capitalized in 1998 or 1997.

     Deferred Financing Costs -- Financing costs, consisting primarily of legal and other direct costs incurred to obtain financing, are deferred and amortized over the financing term.

     Natural Gas Reserves -- Natural gas reserves consist of the cost of natural gas purchased as long-term fuel reserves for a Facility. These reserves are recorded at cost.

     Investments in Affiliates -- Investments in affiliates include investments in unconsolidated entities which own or derive revenues from power projects currently in operation and investments in unconsolidated development joint venture entities. The Company's share of income or loss from investments in operating power projects is included in operating revenue in the accompanying consolidated statements of income. The Company's share of income or loss from investments in development joint venture entities and investments previously held in entities which own and operate greenhouses, is included in other income (expense) in the accompanying consolidated statements of income

     Project Development Costs -- The Company capitalizes project development costs once it is determined that it is probable that such costs will be realized through the ultimate construction of a power plant. These costs include professional services, salaries, permits and other costs directly related to the development of a new project. These costs are generally transferred to construction in progress when financing is obtained, or expensed when the Company determines that a particular project will no longer be developed. Capitalized costs are amortized over the estimated useful life of the project.

     Revenue Recognition -- Revenues from the sale of electricity and steam are recorded based upon output delivered and capacity provided at rates specified under contract terms. Significant portions of the Company's revenues have been derived from certain electric utility customers. Two customers accounted for 47% and 17% of revenues in the year ended December 31, 1999, 50% and 19% of revenues in the year ended December 31, 1998 and 64% and 22% of revenues in the year ended December 31, 1997.

     Interest Rate Protection Agreements -- The Company enters into interest rate protection agreements with major financial institutions to fix or limit the volatility of interest rates on its long-term debt. The differential paid or received is recognized as an adjustment to interest expense. Any premiums associated with interest rate protection agreements are capitalized and amortized to interest expense over the effective

                COGENTRIX ENERGY, INC. AND SUBSIDIARY COMPANIES term of the agreement. Unamortized premiums are included in other assets in the accompanying consolidated balance sheets.

     Income Taxes -- Deferred income tax assets and liabilities are recognized for the estimated future income tax effects of temporary differences between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets are also established for the estimated future effect of net operating loss and tax credit carryforwards when it is more likely than not that such assets will be realized. Deferred taxes are calculated based on provisions of the enacted tax law.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Comprehensive Income -- The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income", which requires companies to report all changes in equity during a period, except those resulting from investment by owners and distribution to owners, in a financial statement for the period in which they are recognized. The Company has chosen to disclose Comprehensive Income, which encompasses net income and unrealized holding losses during the year in the Consolidated Statement of Shareholders' Equity. Prior years have been restated to conform to the SFAS No. 130 requirements.

     New Accounting Pronouncements -- In April 1998, the American Institute of Certified Public Accounts ("AICPA") issued Statement of Position ("SOP") No. 98-5, "Reporting on the Costs of Start-Up Activities" which is effective for financial statements for fiscal years beginning after December 15, 1998. SOP No. 98-5 requires costs incurred for start-up activities to be expensed as incurred. For purposes of this SOP, start-up activities are defined broadly as those one-time activities related to opening a new facility, conducting business in a new territory, conducting business with a new class of customer or beneficiary, initiating a new process in an existing facility, or commencing a new operation. Start-up activities include activities related to organizing a new entity (commonly referred to as organization costs). The Company adopted SOP No. 98-5 as of January 1, 1999. The adoption of SOP No. 98-5 did not have a material impact on the consolidated financial statements.

     In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheets as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized in current earnings unless specified hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company formally document, designate, and assess the effectiveness of transactions that receive hedge accounting.

     In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Investments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133." SFAS No. 137 requires the adoption of SFAS No. 133 to be effective for fiscal years beginning after June 15, 2000. Early adoption is allowed.

     The Company has not yet quantified the impacts of adopting SFAS No. 133 on the consolidated financial statements and has not determined the timing or method of adoption of SFAS No. 133. However, SFAS No. 133 could increase volatility in earnings.

                COGENTRIX ENERGY, INC. AND SUBSIDIARY COMPANIES

     Change of Fiscal Year -- Effective January 1, 1998, the Company changed its fiscal year to commence on January 1 and conclude on December 31 of each year. The Company's fiscal year previously commenced each July 1, concluding on June 30 of the following calendar year. The Company has restated its consolidated financial statements for the 1997 fiscal year to a calendar year basis.

     Reclassifications -- Certain amounts included in the accompanying consolidated financial statements for the fiscal year ended December 31, 1998 have been reclassified from their original presentation to conform with the presentation for the year ended December 31, 1999.

3. ACQUISITIONS

     LS Power Acquisition -- In March 1998, the Company acquired from LS Power Corporation (the "LS Power Acquisition") an approximate 74% ownership interest in two partnerships which own and operate electric generating facilities located in Whitewater, Wisconsin (the "Whitewater Facility") and Cottage Grove, Minnesota (the "Cottage Grove Facility"). Each of the Cottage Grove and Whitewater Facilities is a 245-megawatt gas-fired, combined-cycle cogeneration facility. Commercial operations of both of these facilities commenced in the last half of calendar 1997. The Cottage Grove Facility sells capacity and energy to Northern States Power Company under a 30-year power sales contract terminating in 2027. The Whitewater Facility sells capacity and energy to Wisconsin Electric Power Company under a 25-year power sales contract terminating in 2022. Each of the power sales contracts has characteristics similar to a lease in that the agreement gives the purchasing utility the right to use specific property, plant and equipment. As such, each of the power sales contracts is accounted for as a "sales-type" capital lease in accordance with SFAS No. 13, "Accounting for Leases" (see Note 7).

     The aggregate acquisition price for the equity interests in the Cottage Grove and Whitewater Facilities acquired by the Company was approximately $158.0 million. In addition, the Company pre-funded a $16.7 million distribution to the previous owners, which represented unused construction contingency funds and cash flows that were accumulated by the Cottage Grove and Whitewater Facilities prior to January 1, 1998. Cogentrix Energy, Inc. received $15.7 million of this distribution in April 1998 and received the remaining $1 million in 1999. The purchase price was ultimately funded with a portion of the net proceeds of the Company's 2008 senior notes (see Note 6) and corporate cash balances.

     The Company accounted for the LS Power Acquisition using the purchase method of accounting. The purchase price has been allocated to the assets and liabilities acquired based on their fair market values at the date of consummation. An adjustment in the amount of $22.2 million was recorded to reflect the Company's portion of the excess of the fair value of the Partnerships' fixed rate debt over its historical carrying value. This fair value adjustment, or debt premium, will be amortized to income over the life of the debt acquired using the effective interest method. The historical book values of the remaining assets and liabilities approximated their fair values at the date of consummation. The excess of the purchase price over the fair value of the net assets acquired was approximately $27.7 million. This excess is included in other assets on the accompanying balance sheets as of December 31, 1999 and 1998, and is being amortized on a straight line basis over the lives of the power purchase agreements for the two facilities. The minority owner's share of each partnership's net assets is included in minority interests on the accompanying consolidated balance sheets as of December 31, 1999 and 1998. The accompanying consolidated statement of income for the year ended December 31, 1998 includes the results of operations of the acquired facilities for the period beginning March 20, 1998 (closing date of LS Power Acquisition) to December 31, 1998.

     During 1999, the Company and the contractor, with the concurrence of the independent engineer, reached a final agreement regarding the settlement of all outstanding issues and obligations of the Cottage Grove and Whitewater facilities and the contractor pursuant to the construction contracts. The final

                COGENTRIX ENERGY, INC. AND SUBSIDIARY COMPANIES settlement of the construction contract provided for a payment to the contractor of approximately $4,030,000 from funds available in Cottage Grove's and Whitewater's construction retainage accounts. The contractor has also agreed to extend various warranty periods and perform various repairs and inspections. Cottage Grove and Whitewater, in turn, acknowledged that final acceptance shall have been deemed to have occurred. Upon the release of the remaining construction retainage accounts and settlement of outstanding warranty claims, the Company recorded a gain of approximately $6,257,000 before minority interests in income. The gain is included in other income in the accompanying consolidated statements of income for the year ended December 31, 1999.

     Batesville Acquisition -- In August 1998, the Company acquired an approximate 52% interest in an 800 megawatt, gas-fired electric generating facility (the "Batesville Facility") under construction in Batesville, Mississippi (the "Batesville Acquisition"). The Company has committed to provide an equity contribution to the project subsidiary of approximately $54 million upon the earliest to occur of (i) the incurrence of construction costs after all project financing has been expended, (ii) an event of default under the project subsidiary's financing arrangements or (iii) June 30, 2001. This equity commitment is supported by a $54 million letter of credit provided under the Company's corporate credit facility. The Company expects the Batesville Facility, which will be operated by the Company, to commence commercial operation in summer 2000. Electricity generated by the Batesville Facility will be sold under long-term power purchase agreements with two investment-grade utilities.

     The Batesville acquisition was originally accounted for under the equity method of accounting, as the Company originally deemed its approximate 52% interest to be temporary. As of December 31, 1999, the Company has reassessed its ownership, and has determined that it will maintain an approximate 51% interest in the project. As such, the Company has consolidated the net assets of the Batesville Facility in the accompanying consolidated balance sheets at December 31, 1999. The accompanying consolidated statements of income at December 31, 1999 and 1998 recognized earnings from the Batesville facility under the equity method of accounting.

     Bechtel Asset Acquisition -- In October 1998, the Company acquired from Bechtel Generating Company, Inc. ("BGCI") ownership interests in 12 electric generating facilities, comprising a net equity interest of approximately 365 megawatts, and one interstate natural gas pipeline in the United States (the "BGCI Acquisition"). The aggregate acquisition price, including acquisition costs, for the interests in the BGCI assets was approximately $189.7 million. The Company utilized a portion of the net proceeds from the issuance of $255 million of senior notes due 2008 to fund the BGCI Acquisition.

     The BGCI Acquisition has been accounted for using the purchase method of accounting, which resulted in the recognition of a net purchase premium of approximately $66.5 million. The purchase premiums or discounts related to the BGCI Acquisition are being amortized over the remaining lives of the facilities or over the remaining terms of the power purchase agreements. The Company uses the equity method of accounting to account for its ownership interests in eight of these facilities and uses the cost method of accounting for its ownership interests in the other four facilities (see Note 4).

     Subsequent to December 31, 1999, the Company purchased an additional 1% interest in the Logan and Northampton facilities, two of the twelve electric generating facilities included in the BGCI Acquisition. The Company paid approximately $1,650,000 for these additional interests. The Company will continue to account for its 50% interest in the Logan and Northampton facilities using the equity method.

     Indiantown Acquisition -- In June 1999, the Company entered into an agreement to purchase an additional 40% ownership interest in the Indiantown cogeneration facility (the "Indiantown Acquisition"), one of the twelve electric generating facilities included in the BGCI Acquisition, in a three-phase transaction. The Company paid $39.8 million to acquire a 19.9% interest in the facility in June 1999, $36.6 million to acquire a 20% interest in the facility in September 1999 and $0.2 million to acquire a 0.1%

                COGENTRIX ENERGY, INC. AND SUBSIDIARY COMPANIES interest in the facility in November 1999. The Company funded the purchase of these interests with proceeds from credit facilities. These purchases resulted in a premium of approximately $38,000,000. This premium will be amortized over the remaining term of the power purchase agreement. The Company currently has a 50% interest in the Indiantown facility. This investment is accounted for using the equity method of accounting.

     The following unaudited pro forma consolidated results for the Company for the years ended December 31, 1999 and 1998 give effect to the LS Power Acquisition, the BGCI Acquisition and the Indiantown Acquisition as if these transactions had occurred on January 1, 1999 and January 1, 1998, respectively (dollars in thousands, except per share amount).

                                                                     PRO FORMA
                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                                 1999          1998
                                                              ----------    ----------
Revenues....................................................   $452,891      $453,566
Net Income..................................................   $ 43,942      $ 37,336
Earnings per Share..........................................   $ 155.82      $ 132.40

4. INVESTMENTS IN UNCONSOLIDATED POWER PROJECTS

  Birchwood Power Partners, L.P.

     The Company owns a 50% interest in Birchwood Power Partners, L.P. ("Birchwood Power"), a partnership which owns a 220-megawatt, coal fired cogeneration facility (the "Birchwood Facility") which sells electricity to a utility and provides thermal energy to a 36-acre greenhouse under long-term contracts. The Birchwood Facility is operated by an affiliate of The Southern Company under a long-term operations and maintenance agreement. The Company has 50% representation on Birchwood Power's management committee, which must approve all material transactions of Birchwood Power. The Company is accounting for its investment in Birchwood Power under the equity method. The Company's share of net income of Birchwood Power is recorded net of the amortization of the $36.4 million premium paid to purchase the Company's 50% share interest in Birchwood Power. This premium is being amortized on a straight-line basis over the estimated useful life of the Birchwood Facility. The Company recognized approximately $3,509,000, $3,714,000 and $1,412,000 in income from unconsolidated investments in power projects, net of premium amortization, in the accompanying consolidated statements of income for the years ended December 31, 1999, 1998 and 1997, respectively, related to its investment in Birchwood Power. The following table presents summarized financial information for Birchwood Power as of December 31, 1999 and 1998 and for the years ended December 31, 1999, 1998 and 1997 (dollars in thousands):

                                                                1999        1998
                                                              --------    --------
BALANCE SHEET DATA:
  Current assets............................................  $ 48,805    $ 48,416
  Noncurrent assets.........................................   333,318     344,374
                                                              --------    --------
     Total assets...........................................  $382,123    $392,790
                                                              ========    ========
  Current liabilities.......................................  $  9,882    $  7,952
  Noncurrent liabilities....................................   323,598     329,428
  Partners' capital.........................................    48,643      55,410
                                                              --------    --------
                                                              $382,123    $392,790
                                                              ========    ========

                COGENTRIX ENERGY, INC. AND SUBSIDIARY COMPANIES

                                                             1999      1998      1997
                                                            -------   -------   -------
INCOME STATEMENT DATA:
  Operating revenues......................................  $75,582   $71,908   $69,275
  Operating income........................................   36,399    36,863    35,087
  Net income..............................................    9,740     9,747     6,451

  BGCI Assets

     The Company acquired interests in 12 electric generating facilities from BGCI on October 20, 1998 (the "BGCI assets") (see Note 3). The following table presents the Company's ownership interests at December 31, 1999 in the BGCI assets that are accounted for under the equity method:

                                                                      PERCENT    NET EQUITY
                                                                     OWNERSHIP    INTEREST
                                                           PLANT     INTEREST     IN PLANT
PROJECT                                                  MEGAWATTS   ACQUIRED    MEGAWATTS
-------                                                  ---------   ---------   ----------
Logan..................................................     218       49.0%        106.8
Northampton............................................     110        49.0         53.9
Indiantown.............................................     380        50.0        190.0
Carney's Point.........................................     262        10.0         26.2
Panther Creek..........................................      83        12.2         10.1
Scrubgrass.............................................      85        20.0         17.0
Gilberton..............................................      82        19.6         16.1
Morgantown.............................................      62        15.0          9.3

     The Company recognized approximately $21,954,000 and $2,760,000 in income from unconsolidated investments in power projects in the accompanying consolidated statements of income for the year ended December 31, 1999 and for the period from October 20, 1998 to December 31, 1998 related to its investment in the projects acquired from BGCI. The following table presents summarized combined financial data of the unconsolidated power projects acquired from BGCI being accounted for under the equity method as of December 31, 1999 and 1998 and for the year ended December 31, 1999 and for the period from October 20, 1998 to December 31, 1998 (dollars in thousands):

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 1999         1998
                                                              ----------   ----------
BALANCE SHEET DATA:
  Current assets............................................  $  157,396   $  131,178
  Noncurrent assets.........................................   2,988,277    2,827,875
                                                              ----------   ----------
     Total assets...........................................  $3,145,673   $2,959,053
                                                              ==========   ==========
  Current liabilities.......................................  $  205,667   $  137,205
  Noncurrent liabilities....................................   2,523,826    2,398,944
  Partners' capital.........................................     416,180      422,904
                                                              ----------   ----------
                                                              $3,145,673   $2,959,053
                                                              ==========   ==========

                                                                             FOR THE PERIOD
                                                      FOR THE YEAR ENDED   OCTOBER 20, 1998 TO
                                                      DECEMBER 31, 1999     DECEMBER 31, 1998
                                                      ------------------   -------------------
INCOME STATEMENT DATA:
  Operating revenues................................       $624,010              $96,622
  Operating income..................................        365,429               51,948
  Net income........................................         56,818               15,071

                COGENTRIX ENERGY, INC. AND SUBSIDIARY COMPANIES

5. INVESTMENT IN OTHER UNCONSOLIDATED AFFILIATES

     The Company makes investments in other joint venture partnerships whose purpose is to develop power projects. The Company utilizes the equity method of accounting for those partnerships in which it holds an ownership interest between 20% and 50%. The Company recognized approximately $208,000, $307,000, and $471,000 in equity losses for the years ended December 31, 1999, 1998 and 1997, respectively, related to its investments in these partnerships. These losses are reflected in equity in loss of affiliates in the accompanying consolidated statements of income.

     The Company entered into an agreement with Agro Power Development, Inc. a developer and operator of greenhouse facilities, ("Agro") to make investments in partnerships which develop, construct and operate greenhouses which produce tomatoes. The Company obtained a 50% interest in four limited partnerships which had a combined 107 acres of production capacity in operation. In December 1998, the Company entered into an agreement to sell its 50% interest in the partnerships to EcoScience Corporation ("EcoScience"), the parent of Agro. In return for its 50% interest, the Company received 1,000,000 shares of common stock of EcoScience and a note receivable from EcoScience (the "EcoScience Note") in the amount of approximately $20.6 million. The original note receivable from EcoScience accrued interest at 11.25% per annum with principal and interest due on March 15, 1999, (see below), and was secured by a pledge of all of the outstanding stock of Agro. The Company recognized a gain of $2.1 million related to the fair market value of common stock received from the sale of the greenhouse partnerships. This gain is included in investment and other income in the accompanying consolidated statement of income for the year ended December 31, 1998. As of December 31, 1999, the Company has recorded an unrealized holding loss on the EcoScience common stock, which has been included in accompanying consolidated financial statements.

     On March 15, 1999, the Company agreed to extend the due date for principal and interest on the EcoScience Note to June 30, 1999. In exchange for this extension, the Company received an extension fee of $1 million in the form of a promissory note from EcoScience, which bears the same terms as the original note. As of December 31, 1999 and 1998, the Company had a recorded investment in the EcoScience Note of $21,600,000 and $20,600,000, respectively. The Company has an allowance for credit losses related to the entire balance of its recorded investment in the EcoScience Note of approximately $14,400,000 and $11,800,000 at December 31, 1999 and 1998, respectively. Currently, the Company is recording interest income only as cash is received. The Company recognized and received no interest on this note for the year ended December 31, 1999. The Company would have recognized gross interest income of approximately $2,400,000 for the year ended December 31, 1999 if EcoScience would have been current in their interest payments.

     Subsequent to December 31, 1999, the Company entered into an agreement to exchange the EcoScience Note and all outstanding interest due for a promissory note in the amount of $15,900,000. The promissory note bears interest at 5% per year, and is due in five annual installments of $3,180,000, beginning on December 1, 2003 until December 1, 2007. In consideration for this exchange, EcoScience authorized and issued 333,333 shares of Series A Preferred Stock of EcoScience to the Company.

     Prior to the sale of the greenhouse partnerships, the Company accounted for its investment in these partnerships under the equity method, and recognized approximately $2,967,000, and $1,067,000 in equity losses in the accompanying consolidated statements of income for the years ended December 31, 1998 and 1997, respectively.

                COGENTRIX ENERGY, INC. AND SUBSIDIARY COMPANIES

6. LONG-TERM DEBT

     The following long-term debt was outstanding as of December 31, 1999 and 1998, respectively (dollars in thousands):

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 1999         1998
                                                              ----------   ----------
PROJECT FINANCING DEBT:
HOPEWELL FACILITY:
     Note payable to banks..................................  $   51,000   $   67,000
PORTSMOUTH FACILITY:
     Note payable to banks..................................      41,649       43,129
ROCKY MOUNT FACILITY:
     Note payable to financial institution..................     120,182      123,422
RINGGOLD FACILITY:
     Note payable to banks..................................      10,995       13,440
RICHMOND FACILITY:
     Commercial paper notes payable, net of unamortized
      issue discount of $745 and $350, respectively, and
      tax-exempt bonds......................................     171,848      185,814
ELIZABETHTOWN, LUMBERTON AND KENANSVILLE FACILITIES:
     Notes payable to banks.................................       6,824       16,964
ROXBORO AND SOUTHPORT FACILITIES:
     Note payable to banks..................................      52,608       73,400
COTTAGE GROVE AND WHITEWATER FACILITIES:
     Bonds payable, due 2010 and 2016, including unamortized
      fair market value adjustment related to purchase of
      facilities of $20,386 and $21,345.....................     352,386      353,345
BATESVILLE FACILITY:
     Bonds payable, due 2014 and 2025.......................     326,000           --
JENKS FACILITY:
     Construction note payable to banks.....................      70,531           --
CEA CREDIT FACILITY.........................................      66,400           --
OTHER.......................................................         960        1,139
                                                              ----------   ----------
Total Project Financing Debt................................   1,271,383      877,653
SENIOR NOTES (including net unamortized gain (loss) on hedge transactions of $(18,246) and $(20,048), respectively and
  net bond issuance premium of $750 and $835,
  respectively).............................................     337,504      335,786
                                                              ----------   ----------
Total Long-Term Debt........................................   1,608,887    1,213,439
Less: Current portion.......................................     (90,114)     (86,255)
                                                              ----------   ----------
Long-term portion...........................................  $1,518,773   $1,127,184
                                                              ==========   ==========

     Information related to each of these borrowings is as follows:

HOPEWELL FACILITY:

     The Hopewell Facility's project debt agreement was amended in February 1998 resulting in an extension of the final maturity of the note payable by six months to December 31, 2002. The amended terms of the loan agreement increased outstanding borrowings by $34.6 million, the proceeds of which (net of transaction costs) were paid as a distribution to the partners in that project. The amended note payable accrues interest at an annual rate equal to the applicable LIBOR rate, as chosen by the Company, plus an additional margin of 1.00% (7.15% at December 31, 1999). The amended note payable also provides for a

                COGENTRIX ENERGY, INC. AND SUBSIDIARY COMPANIES

$5 million letter of credit to secure the project's obligation to pay debt service. Cogentrix Energy, Inc. has indemnified the lenders of the note payable for any cash deficits the Hopewell Facility could experience as a result of incurring certain costs, subject to a cap of $10.6 million.

     An extraordinary loss of $2.4 million was recorded in the first quarter of 1998 related to the write-off of unamortized deferred financing costs from the original project debt and a swap termination fee on an interest rate swap agreement hedging the original project debt. The Company's share of this extraordinary loss of approximately $700,000, net of a tax benefit of approximately $500,000 and $1.2 million of minority interest, is shown in the accompanying consolidated statements of income.

PORTSMOUTH FACILITY:

     The Portsmouth Facility's project debt agreement was amended in December 1997, resulting in the extension of the final maturity of the loan by three months to December 31, 2002. The amended terms of the loan agreement also increased the outstanding credit commitment from the project lenders to $43.5 million in the form of a revolving credit facility. As of December 31, 1999, the balance outstanding under the credit facility is approximately $41,600,000 of which $20,400,000 was outstanding under the revolving credit facility. The amended terms of the loan agreement provide for interest to accrue at an annual rate equal to the applicable LIBOR rate, as chosen by the Company, plus an additional margin of 1.0% (7.15% at December 31, 1999). The banks' outstanding credit commitment under the loan agreement is reduced quarterly, with interest payable the earlier of the maturity of the applicable LIBOR term or quarterly through December 2002. The loan agreement also provides for a $6 million letter of credit to secure the project's obligations to pay debt service. Cogentrix Energy, Inc. has indemnified the lenders of the senior credit facility for any cash deficits the Portsmouth Facility could experience as a result of incurring certain costs, subject to a cap of $30 million.

     An extraordinary loss of $2,458,000 was recorded in the year ended December 31, 1997 related to the write-off of unamortized deferred financing costs from the original senior loan of $1,395,000 and net swap termination fees of $1,063,000 related to interest rate swap agreements hedging the original project debt. This extraordinary loss is shown net of a tax benefit of $956,000 in the accompanying consolidated statement of operations.

ROCKY MOUNT FACILITY:

     The note payable to financial institution consists of a $120,182,000 senior loan which accrues interest at a fixed annual rate of 7.58%. Payment of principal and interest is due quarterly through December 2013.

RINGGOLD FACILITY (SEE NOTE 15):

     The note payable to banks consists of a senior loan which accrues interest at an annual rate equal to the applicable LIBOR rate, as chosen by the Company, plus 1.35% per annum (7.36% at December 31, 1999). Interest is payable at the earlier of the maturity of the applicable LIBOR term or quarterly in arrears. Payments of principal under the senior loan are due semiannually through April 2004.

     In January 1998, the Company signed an agreement with Pennsylvania Electric Company ("Penelec") to terminate the project subsidiary's power purchase agreement (the "Penelec Termination Agreement"). The Penelec Termination Agreement was the result of a request for proposals from the utility to buy-back or restructure power sales agreements issued to all major operating independent power producers in Penelec's territory in April 1997. The Penelec Termination Agreement provides for a payment to the project subsidiary of approximately $20.4 million, which will be sufficient to retire all of the project subsidiary's outstanding debt. The buy-back of the power purchase agreement is subject to the issuance of a satisfactory final order by the Pennsylvania Public Utility Commission, which is not subject to appeal,

                COGENTRIX ENERGY, INC. AND SUBSIDIARY COMPANIES granting Penelec the authority to fully recover from its customers the consideration paid under the buyout agreement. Management does not expect the termination of this project subsidiary's power purchase agreement, if it occurs, to have an adverse impact on the Company's consolidated results of operations or financial position.

RICHMOND FACILITY:

     Commercial paper notes outstanding are supported by an irrevocable, direct-pay letter of credit provided by a syndicate of banks (the "Banks"). The maximum amount of commercial paper notes supported by the letter of credit is $124,600,000 as of December 31, 1999. The annual interest rate incurred is the yield on the commercial paper notes plus a 1.25% to 1.50% per annum fee (weighted average rate of 7.27% at December 31, 1999) paid to the Banks for providing the letter of credit.

     Tax-exempt industrial development bonds (the "Bonds") have been issued to support the purchase of certain pollution control and solid waste disposal equipment for the Facility ($48 million outstanding at December 31, 1999 and 1998). Principal and interest payments on the Bonds are supported by an irrevocable, direct-pay letter of credit provided by the Banks. The annual interest rate is the yield on the Bonds plus a 1.25% to 1.50% per annum fee (5.6% at December 31, 1999). The letters of credit described above are part of one credit facility (the "Credit Facility"). The Credit Facility provides for commitment reductions through September 2007.

ELIZABETHTOWN, LUMBERTON AND KENANSVILLE FACILITIES:

     The project debt on the Elizabethtown, Lumberton and Kenansville Facilities consists of a senior note payable that accrues interest at an annual rate equal to the applicable LIBOR rate, as chosen by the Company, plus 1% (7.21% at December 31, 1999). Principal is payable quarterly with interest payable at the earlier of the maturity of the applicable LIBOR term or quarterly through September 2000. The senior credit facility also provides for a $3.3 million letter of credit to secure the project's obligations to pay debt service.

ROXBORO AND SOUTHPORT FACILITIES:

     The project debt agreement for the Roxboro and Southport Facilities consists of a senior note payable that accrues interest at an annual rate equal to the applicable LIBOR rate, as chosen by the Company, plus 1% through September 2001 and 1.125% thereafter (7.21% at December 31, 1999). Principal is payable quarterly with interest payable at the earlier of the maturity of the applicable LIBOR term or quarterly through June 2002. The senior credit facility also provides for a $6.5 million letter of credit to secure the project's obligations to pay debt service.

COTTAGE GROVE AND WHITEWATER FACILITIES:

     The project debt of the Cottage Grove and Whitewater Facilities consist of the following senior secured bonds (dollars in thousands):

7.19% Senior Secured Bonds due June 30, 2010................  $105,551
8.08% Senior Secured Bonds due December 30, 2016............   226,449
                                                              --------
                                                              $332,000
                                                              ========

     Interest and principal is payable on these bonds semi-annually on June 30 and December 30 of each year. Principal payments commence on June 30, 2000 for the 2010 Bonds and December 30, 2010 for the 2016 Bonds.

                COGENTRIX ENERGY, INC. AND SUBSIDIARY COMPANIES

     In December 1998, Cogentrix Mid-America, Inc., a wholly-owned subsidiary, which holds the Company's interest in the Cottage Grove and Whitewater Facilities, entered into a credit agreement with a bank to provide for a $25 million revolving credit facility available in a form of the issuance of letters of credit to support the debt reserve requirements for the 2010 and 2016 Bonds which vary from $12.9 million to $28.1 million over the term of the Bonds. The credit agreement also provides for direct advances up to the amount of any excess of the $25 million commitment over the then debt service reserve requirement. As of December 31, 1999, letters of credit totalling $14.1 million were issued and outstanding under the credit agreement.

BATESVILLE FACILITY:

     The project debt of the Batesville Facility consists of the following senior secured bonds (dollars in thousands):

7.16% Senior Secured Bonds due January 15, 2014.............  $150,000
8.16% Senior Secured Bonds due June 15, 2025................   176,000
                                                              --------
                                                              $326,000
                                                              ========

     Interest and principal is due on these bonds semi-annually on January 15 and July 15 each year. Principal payments commence on July 15, 2001 for the 2014 Bonds, and July 15, 2014 for the 2025 Bonds.

JENKS FACILITY:

     The construction loan agreement for the Jenks facility consists of a construction note payable up to $350 million to construct an 800-megawatt combined cycle natural gas-fired generating facility. The construction loan will convert to a term loan, due December 2006, upon commencement of commercial operations. The loan agreement provides for interest to accrue at an annual rate equal to the applicable LIBOR rate, as chosen by the Company plus 1.25% to 1.50% per annum. The loan facility also provides for an $8 million letter of credit to secure the project's obligation to pay debt service.

     In accordance with the terms of the project financing agreements, the Company is committed to provide an equity contribution to the project subsidiary of approximately $56.9 million upon the earliest to occur of (a) an event of default under the project subsidiary's financing agreement, (b) the incurrence of construction costs after all project financing has been expended or (c) June 24, 2002. The equity contribution commitment will be reduced by approximately $8.2 million upon the project subsidiary's receipt of a waste water discharge permit. This equity contribution commitment is supported by a letter of credit, which is provided under the corporate credit facility. Subsequent to December 31, 1999, the Company received the waste water discharge permit and the equity contribution commitment was reduced to $48.7 million.

CEA CREDIT FACILITY:

     In September 1999, one of the Company's wholly-owned subsidiaries, Cogentrix Eastern America, Inc., formed to hold the Company's ownership interest in twelve electric generating facilities acquired in the BGCI Acquisition, entered into a $75 million, three-year credit facility. The commitment under this facility reduces to $67.5 million after one year and to $60 million after two years. As of December 31, 1999, advances totaling $66.4 million were outstanding under this facility.

INTEREST RATE PROTECTION AGREEMENTS:

     The Company has entered into interest rate cap and interest rate swap agreements (Note 12) to manage its interest rate risk on its variable-rate project financing debt. The notional amounts of debt

                COGENTRIX ENERGY, INC. AND SUBSIDIARY COMPANIES covered by these agreements as of December 31, 1999 and 1998 were approximately $263,279,000 and $343,112,000, respectively. The agreements effectively change the interest rate on the portion of debt covered by the notional amounts from a weighted average variable rate of 7.2% at December 31, 1999 to a weighted average effective rate of 7.1% at December 31, 1999. These agreements expire at various dates through July 2006.

SENIOR NOTES (SEE NOTE 15):

     On March 15, 1994, Cogentrix Energy, Inc. issued $100 million of registered, unsecured senior notes due 2004 (the "2004 Notes") in a public debt offering. The 2004 Notes were priced at par to yield 8.10%. In February 1994, Cogentrix Energy, Inc. entered into a forward sale of ten-year U.S. Treasury Notes in order to protect against a possible increase in the general level of interest rates prior to the completion of the 2004 Notes offering. This hedge transaction resulted in the recognition of a gain which has been deferred and included as part of the 2004 Notes on the accompanying consolidated balance sheets. This deferred gain will be recognized over the term of the 2004 Notes, reducing the effective rate of interest on the 2004 Notes to 7.5%. The 2004 Notes require annual sinking fund payments beginning in March 2001. The impact of the sinking fund requirements has been reflected in the schedule of future maturities of long-term debt contained herein.

     On October 20, 1998, Cogentrix Energy, Inc. issued $220 million of registered, unsecured 8.75% senior notes due 2008 (the "2008 Notes"). These notes were issued at a discount resulting in an effective rate of approximately 8.82%. On November 25, 1998, the Company issued an additional $35 million of the 2008 Notes at a premium.

     In March 1998, in anticipation of the offering of the 2008 Notes, the Company entered into an interest rate hedge agreement to protect against a possible increase in the general level of interest rates. The settlement costs of approximately $22.1 million related to this hedge agreement were deferred and are recognized over the term of the 2008 Notes, resulting in an overall effective rate of approximately 9.59%.

CORPORATE CREDIT FACILITY (SEE NOTE 15):

     In May 1997, the Company entered into a credit agreement with Australia and New Zealand Banking Group Limited, as agent for a group of lending banks. In October 1998, the Company amended and restated the corporate credit facility to provide for $125 million of revolving credit available through October 2001 in the form of direct advances or the issuance of letters of credit (the "Corporate Credit Facility"). Borrowings bear interest at LIBOR plus an applicable margin based on the credit rating on Cogentrix Energy's 2004 and 2008 Notes. Commitment fees related to the Corporate Credit Facility are currently 50 basis points per annum, payable each quarter on the outstanding unused portion of the Corporate Credit Facility. As of December 31, 1999, the Company has used this credit facility to issue approximately $117 million of letters of credit in connection with investments made in electric-generating plants, and two plants under construction. Subsequent to December 31, 1999, the Corporate Credit Facility was amended to provide for $175 million of revolving credit and to modify the covenants. The revolving credit facility has been extended through October 2002.

     The project financing debt is substantially non-recourse to the Company (as parent). The project financing agreements of the Company's subsidiaries, the indentures for the 2004 and 2008 Senior Notes and the Corporate Credit Facility agreement contain certain covenants which, among other things, place limitations on the payment of dividends, limit additional indebtedness, and restrict the sale of assets. The project financing agreements also require certain cash to be held with a trustee as security for future debt service payments. In addition, the Facilities, as well as the long-term contracts which support them, are pledged as collateral for the Company's obligations under the project financing agreements.

                COGENTRIX ENERGY, INC. AND SUBSIDIARY COMPANIES

     The ability of the Company's subsidiaries to pay dividends and management fees periodically to the Company (as parent) is subject to certain limitations in their respective financing documents. Such limitations generally require that: (i) debt service payments be current, (ii) debt service coverage ratios be met, (iii) all debt service and other reserve accounts be funded at required levels, and (iv) there be no default or event of default under the relevant credit documents. Dividends, when permitted, are declared and paid immediately to the Company at the end of such period.

     The Company's ability to pay dividends to its shareholders is restricted by certain covenants of the Indentures for the 2004 and 2008 Senior Notes and the Corporate Credit Facility agreement. These covenants did not restrict the Company's ability to declare dividends of $8.7 million and $7.4 million to the Company's shareholders for the years ended December 31, 1999 and 1998.

     Future maturities of long-term debt at December 31, 1999, excluding the unamortized issue discounts on commercial paper notes, the net unamortized premium on senior notes, the unamortized balance of the deferred gains and losses on hedge transactions and the unamortized fair market value adjustments are as follows (dollars in thousands):

YEAR ENDED
DECEMBER 31,
------------
2000........................................................  $   90,114
2001........................................................     105,911
2002........................................................     144,949
2003........................................................      54,789
2004........................................................      78,206
Thereafter..................................................   1,132,773
                                                              ----------
                                                              $1,606,742
                                                              ==========

     Cash paid for interest on the Company's long-term debt amounted to $92,228,000, $76,358,000, and $55,339,000 for the years ended December 31, 1999,
1998 and 1997, respectively.

7. SALES TYPE CAPITAL LEASE

     The power purchase agreements acquired by the Company as a result of the LS Power Acquisition have characteristics similar to leases in that the agreements confer to the purchasing utility the right to use specific property, plant and equipment. At the commercial operations date, the partnerships accounted for the power purchase agreements as "sales-type" capital leases in accordance with SFAS No. 13, "Accounting for Leases".

     The components of the net investment in the leases at December 31, 1999 and 1998 are as follows (dollars in thousands):

                                                                 1999         1998
                                                              ----------   ----------
Gross Investment in Leases..................................  $1,097,787   $1,140,909
Unearned Income on Leases...................................    (597,592)    (642,295)
                                                              ----------   ----------
Net Investment in Leases....................................  $  500,195   $  498,614
                                                              ==========   ==========

     Gross investment in leases represents total capacity payments receivable over the terms of the power purchase agreements, net of executory costs, which are considered minimum lease payments in accordance with SFAS No. 13.

                COGENTRIX ENERGY, INC. AND SUBSIDIARY COMPANIES

     Estimated minimum lease payments over the remaining term of the power purchase agreements as of December 31, 1999 are as follows (dollars in thousands):

2000........................................................  $   45,180
2001........................................................      45,187
2002........................................................      47,253
2003........................................................      49,052
2004........................................................      50,957
Thereafter..................................................     860,158
                                                              ----------
          Total.............................................  $1,097,787
                                                              ==========

8. INCOME TAXES

     The provision (benefit) for income taxes for the years ended December 31, 1999, 1998 and 1997, consists of the following (dollars in thousands):

                                                              YEARS ENDED DECEMBER 31,
                                                             --------------------------
                                                              1999      1998      1997
                                                             -------   -------   ------
Current
     Federal...............................................  $   980   $ 6,561   $3,619
     State.................................................    2,663     3,698      252
                                                             -------   -------   ------
                                                               3,643    10,259    3,871
                                                             -------   -------   ------
Deferred
     Federal...............................................   22,402    13,565    3,942
     State.................................................    1,531       617      985
                                                             -------   -------   ------
                                                              23,933    14,182    4,927
                                                             -------   -------   ------
                                                             $27,576   $24,441   $8,798
                                                             =======   =======   ======
Statements of Income Captions
     Tax effect of extraordinary loss......................  $    --   $  (473)  $ (956)
     Provision for income taxes............................   27,576    24,914    9,754
                                                             -------   -------   ------
                                                             $27,576   $24,441   $8,798
                                                             =======   =======   ======

     Reconciliations between the federal statutory income tax rate and the Company's effective income tax rate are as follows:

                                                              YEARS ENDED DECEMBER 31,
                                                              -------------------------
                                                              1999      1998      1997
                                                              -----     -----     -----
Federal statutory tax rate..................................  35.0%     35.0%     35.0%
State income taxes, net of loss carryforwards and federal
  tax impact................................................   4.7       3.4       3.4
Other.......................................................  (0.9)      1.4      (0.9)
                                                              ----      ----      ----
Effective tax rate..........................................  38.8%     39.8%     37.5%
                                                              ====      ====      ====

     The net current and noncurrent components of deferred income taxes reflected in the accompanying consolidated balance sheets as of December 31, 1999 and 1998 are as follows (dollars in thousands):

                                                                DECEMBER 31,
                                                              -----------------
                                                               1999      1998
                                                              -------   -------
Net current deferred tax liability (asset)..................  $   227   $(2,269)
Net noncurrent deferred tax liability.......................   72,980    52,306
                                                              -------   -------
Net deferred tax liability..................................  $73,207   $50,037
                                                              =======   =======

                COGENTRIX ENERGY, INC. AND SUBSIDIARY COMPANIES

     Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (b) operating loss and tax credit carryforwards. Significant components of the Company's net deferred tax liability as of December 31, 1999 and 1998 are as follows (dollars in thousands):

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
Deferred tax liabilities:
  Depreciation/amortization and book/tax basis
     differences............................................  $ 56,436   $ 59,435
  Book/tax timing differences on joint venture interest.....    74,968     34,043
  Other.....................................................    21,663     10,124
                                                              --------   --------
                                                               153,067    103,602
                                                              --------   --------
Deferred tax assets:
  Depreciation/amortization and book/tax basis
     differences............................................    14,687     13,463
  Operating loss carryforwards..............................    20,202      3,852
  Accrued expenses not currently deductible.................     7,220      7,211
  Alternative minimum tax credit carryforwards..............    24,002     22,867
  Other.....................................................    13,749      6,172
                                                              --------   --------
                                                                79,860     53,565
                                                              --------   --------
  Net deferred tax liability................................  $ 73,207   $ 50,037
                                                              ========   ========

     As of December 31, 1999, the Company has net federal operating loss carryforwards available to offset future federal taxable income of approximately $25,082,000 which expire in 2019. The Company also has state net operating loss carryforwards available to offset future state taxable income of approximately $140,431,000 which expire from 2005 to 2019. In addition, the Company has alternative minimum tax credit carryforwards of approximately $24,002,000 which are available to reduce future federal regular income taxes, if any, over an indefinite period.

     Cash paid for income taxes amounted to approximately $2,142,000, $11,367,000, and $12,127,000 for the years ended December 31, 1999, 1998 and
1997, respectively.

9. LEASE COMMITMENTS

     The Company leases an office building and land from Equipment Leasing Partners ("ELP"), a partnership formed by several of the Company's shareholders, with remaining initial lease terms of 3 years and 47 years, respectively. The Company also leases certain equipment from ELP used to transport and handle coal and ash at certain Facilities. Future minimum lease payments under the agreements with ELP and agreements with other equipment providers at December 31, 1999 are as follows (dollars in thousands):

                                                                        OTHER
YEAR ENDED                                                            EQUIPMENT
DECEMBER 31,                                                  ELP     PROVIDERS   TOTAL
------------                                                 ------   ---------   ------
2000.......................................................  $1,575     $182      $1,757
2001.......................................................   1,375       96       1,471
2002.......................................................   1,348       --       1,348
2003.......................................................   1,118       --       1,118
2004.......................................................   1,056       --       1,056
Thereafter.................................................   5,076       --       5,076

                COGENTRIX ENERGY, INC. AND SUBSIDIARY COMPANIES

10. COMMITMENTS AND CONTINGENCIES

     Long-Term Contracts -- The Company has several long-term contractual commitments that comprise a significant portion of its financial obligations. These contractual commitments with original terms varying in length from 10 to 30 years are the basis for a major portion of the revenue and operating expenses recognized by the Company and provide for specific services to be provided at fixed or indexed prices. The major long-term contractual commitments are as follows:

          (i) The Company is required to sell electricity generated by each Facility to a Utility and the Utility is required to purchase this electricity or make capacity payments at pre-established or annually escalating prices.

          (ii) The Company is required to sell and the Steam Purchaser is required to purchase a minimum amount of process steam from each Facility for each contract year. The Steam Purchaser is generally required to purchase its entire steam requirements from the Company. The purchase price of steam under these contracts escalates annually or is fixed and determinable during the term of the contracts.

          (iii) The Company is obligated to purchase and fuel suppliers are required to supply all of the fuel requirements of each Facility. Fuel requirements include the quality and estimated quantity of fuel required to operate each Facility. The price of fuel escalates annually for the term of each contract. In addition, the Company has transportation contracts with various entities to deliver the fuel to each Facility. These contracts also provide for annual escalations throughout the term of the contracts.

     Effective September 1996, the Company amended the power sales agreements on its Lumberton, Elizabethtown, Kenansville, Roxboro and Southport Facilities. These amendments provide the purchasing utility additional rights related to the dispatch of the Facilities and eliminated the purchase options which the utility held related to the Roxboro and Southport Facilities.

     The Company has also amended the power sales agreement on its Portsmouth Facility and Hopewell Facility, effective December 1997 and February 1998, respectively. These amendments provide the purchasing utility additional rights related to the dispatch of these Facilities. The terms of Portsmouth's amended power sales agreement also eliminated Portsmouth's accrued obligation to return previously disallowed capacity payments to the purchasing utility.

     Under the terms of certain contracts with electricity purchasers, the Company is obligated to pay up to $37,350,000 in aggregate liquidated damages to the respective electricity purchasers if the respective facility does not demonstrate certain operating and reliability standards. Banks have issued letters of credit, non recourse to Cogentrix Energy, Inc., in favor of the electricity purchaser which secure the Company's obligations to the electricity purchaser under this provision of the contracts.

     Under certain power sales agreements, the Utility is permitted to reduce future payments or recover certain payments previously made upon the occurrence of certain events, which include a state utility commission prohibiting the Utility from recovering such payments made under such power sales agreement. However, in most cases, the Utility is prohibited from reducing or recovering such payments prior to the maturity date of the original project financing debt.

     Management Incentive Compensation Plans -- The Company has entered into various incentive compensation plans with certain employees which provide for compensation to the employees (during the period of employment) equal to a percentage, as determined by the board of directors, of the Company's income before income taxes or certain subsidiaries' cash flow. The Company incurred expense under these plans of approximately $8,236,000, $5,758,000, and $9,123,000 for the fiscal years ended December 31, 1999, 1998 and 1997, respectively. During the fiscal year ended December 31, 1997, the Company incurred

                COGENTRIX ENERGY, INC. AND SUBSIDIARY COMPANIES

$10.7 million of expenses in connection with the restructuring or termination of these incentive compensation plans.

     Employee Benefit Plans -- The Company sponsors a defined contribution 401(k) savings plan for its full-time employees. The Company matches employees' contributions to the plan up to specified limitations. Company contributions to the plan were approximately $1,664,000, $1,435,000, and $1,483,000 for the fiscal years ended December 31, 1999, 1998 and 1997, respectively.

     The Company has a non-qualified Supplemental Retirement Plan agreement with certain directors and officers. Under the plan, the participants may elect to have up to 35% of their compensation deferred. In addition, the Company will credit the participant's deferral account, up to specified limitations, with an amount equal to the participant deferral. The participants' account balances are distributable upon termination of employment or death. The Company purchases insurance on the participants' lives (cash surrender value of approximately $10,350,000 and $4,853,000 at December 31, 1999 and 1998, respectively) which is used to fully fund the liability under the plan on an annual basis. The Company is owner and beneficiary of the policies.

     Guarantees -- In connection with its non-recourse project financings and certain other subsidiary contracts, the Company and its subsidiary, Cogentrix, Inc. have expressly undertaken certain limited obligations and commitments, most of which will only be effective or will be terminated upon the occurrence of future events. These obligations and commitments include guarantees by Cogentrix, Inc. of a certain subsidiary's obligation capped at $1.5 million and certain subsidiaries' performance under their contracts with one Utility. In addition, Cogentrix Energy, Inc. has indemnified the project lenders of certain subsidiaries for any cash deficits such subsidiaries could experience as a result of incurring certain costs, subject to an aggregate cap of $40.6 million.

     Cogentrix Delaware Holdings, Inc., a wholly-owned subsidiary of Cogentrix Energy, Inc., has guaranteed all of the existing and future senior, unsecured outstanding indebtedness for borrowed money of Cogentrix Energy, Inc. This guarantee, provided for in the credit agreement for the Corporate Credit Facility, expires by its terms in 2002, unless the term of the credit agreement is extended. The agreement under which the guarantee was given provides that the terms or provisions of the guarantee may be waived, amended, supplemented or otherwise modified at any time and from time to time by Cogentrix Delaware Holdings, Inc. and the agent bank for the lenders under the credit agreement.

     Turbine Deposits -- The Company has entered into commitments with a turbine supplier to purchase a specified number of turbines with specified delivery dates. The Company has made approximately $11,205,000 in non-refundable deposits related to these commitments through December 31, 1999. The Company expects to make additional deposits of approximately $82.9 million, of which approximately $75.8 million would be repaid or funded from proceeds of financing the Company anticipates closing.

     Claims and Litigation -- One of the Company's indirect, wholly-owned subsidiaries is party to certain product liability claims related to the sale of coal combustion by-products for use in various construction projects. Management cannot currently estimate the range of possible loss, if any, the Company will ultimately bear as a result of these claims. However, management believes--based on its knowledge of the facts and legal theories applicable to these claims and after consultations with various counsel retained to represent the subsidiary in the defense of such claims--that the ultimate resolution of these claims should not have a material adverse effect on our consolidated financial position or results of operations or on Cogentrix Energy's ability to generate sufficient cash flow to service its outstanding debt.

     In addition to the litigation described above, the Company experiences other routine litigation in the normal course of business. The Company's management is of the opinion that none of this routine litigation will have a material adverse impact on its consolidated financial position or results of operations.

                COGENTRIX ENERGY, INC. AND SUBSIDIARY COMPANIES

11. FUNDS HELD BY TRUSTEES

     The majority of revenue received by the Company is required by the terms of various credit agreements to be deposited in accounts administered by certain banks (the "Trustees"). The Trustees invest funds held in these accounts at the direction of the Company. These accounts are established for the purpose of depositing all receipts and monitoring all disbursements of each Facility. In addition, special accounts are established to provide debt service payments and income taxes. The funds in these accounts are pledged as security under the project financing agreements of each subsidiary.

     Funds held by the Trustees were approximately $118,494,000 and $56,637,000 at December 31, 1999 and 1998, respectively. Debt service account balances are reflected as restricted cash, whereas all other accounts are classified as cash and cash equivalents in the accompanying consolidated balance sheets.

12. FAIR VALUE OF FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISKS

     The Company invests its temporary cash balances in U.S. government obligations, corporate obligations and financial instruments of highly-rated financial institutions. A substantial portion of the Company's accounts receivable are from two major regulated electric utilities and the associated credit risks are limited.

     The carrying values reflected in the accompanying consolidated balance sheets at December 31, 1999 and 1998, approximate the fair values for cash and cash equivalents and variable-rate long-term debt. Investments in certificates of deposit and restricted investments are included in restricted cash and are reported at fair market value, which approximates cost, at December 31, 1999, and 1998. The fair value of the Company's fixed-rate borrowings at December 31, 1999 and 1998 is $30,480,000 lower and $84,194,000 greater than the historical carrying value of $1,133,181,000 and $810,422,000, respectively. In making such calculations, the Company utilized credit reviews, quoted market prices and discounted cash flow analyses, as appropriate.

     The Company is exposed to credit-related losses in the event of non-performance by counterparties to the Company's interest rate protection agreements (see Note 6). The Company does not obtain collateral or other security to support such agreements but continually monitors its positions with, and the credit quality of, the counterparties to such agreements. As of December 31, 1999 and 1998, the net unrealized gain (loss) on the interest rate protection agreements was $2,325,000 and $(6,086,000), respectively.

13. RELATED PARTY TRANSACTIONS

     The Company has notes receivable and advances due from shareholders and an affiliated entity of approximately $1,105,000 and $405,000 as of December 31, 1999 and 1998, respectively. The notes receivable bear interest at various rates, all of which are in excess of the prime rate in effect from time to time, and have specified repayment terms. These notes have been primarily classified as notes receivable in the accompanying consolidated balance sheets.

     The Company leases certain equipment, its principal executive office building and land from an affiliated entity. Payments by the Company under these lease agreements were approximately $1,887,000, $1,694,000, and $1,851,000, for the years ended December 31, 1999, 1998 and 1997, respectively.

     A shareholder, director and former executive officer was a participant in management incentive compensation plans (see Note 10) while employed as an executive officer of the Company and continues to receive incentive compensation annually pursuant to such plans equal to a percentage of net cash flow, as defined, of certain subsidiaries. Total compensation to the shareholder under the consulting agreement and incentive compensation plans was approximately $290,000, $278,000, and $324,000 for the years ended December 31, 1999, 1998 and
1997, respectively.

                COGENTRIX ENERGY, INC. AND SUBSIDIARY COMPANIES

     Subsequent to December 31, 1999, the Company entered into a consulting agreement with a shareholder, director and former executive officer to provide consulting services related to general business matters. The agreement provides for monthly payments of $29,202 through December 31, 2000, monthly payments of $18,251 for January 2001 through December 2001, monthly payments of $15,644 for January 2002 through December 2003 and monthly payments of $10,429 for January 2004 through December 2004.

     Three shareholders, who were also employees of the Company, terminated their participation in certain management incentive compensation plans during the fiscal year ended December 31, 1997 (see Note 10). The Company recognized $3.5 million of expense in the year ended December 31, 1997 related to the termination of the shareholders' participation in these plans.

14. SUBSEQUENT EVENT

RATHDRUM, IDAHO FACILITY

     On March 9, 2000, Rathdrum Power, LLC ("Rathdrum Power") entered into a credit agreement with a bank, as agent for a group of lending banks, and a financial institution which provides up to $126.0 million in borrowings and a $5.0 million debt service reserve letter of credit. Proceeds from the credit agreement will be used to construct an approximate 270 megawatt combined-cycle natural gas-fired generating facility located in Rathdrum, Idaho. Rathdrum Power is owned 51% by a wholly-owned, project subsidiary of the Company and 49% by Avista Power, Inc. The Company has committed to provide an equity contribution to the project subsidiary of approximately $16.7 million upon the earliest to occur of (a) an event of default under the project subsidiary's financing agreement, (b) the incurrence of construction costs after all project financing has been expended, or (c) October 1, 2002. This equity contribution commitment is supported by a letter of credit, which is provided under Cogentrix Energy's corporate credit facility. An indirect, wholly-owned subsidiary of Cogentrix Energy has entered into an engineering, procurement and construction contract (the "EPC Contract") with Rathdrum Power to construct the Rathdrum facility. Cogentrix Energy has guaranteed this subsidiary's obligations under the EPC Contract. The Company expects the Rathdrum facility, which the Company will operate, to begin operation in late 2001. Electricity generated by the Rathdrum facility will be sold under a 25 year power purchase agreement with Avista Turbine Power, Inc. ("Avista Turbine"). In addition, Avista Turbine will supply fuel to the Rathdrum facility.

     The credit agreement provides borrowings up to $49.0 million from the financial institution and $77.0 million from the banks. The financial institution loans accrue interest at 8.56% per annum and have a term equal to the construction period plus 25 years and the bank loans accrue interest at the applicable LIBOR rate plus an applicable margin ranging from 1.25% to 2.25% and will have a term equal to the construction period plus periods up to 18 years.

15. SUBSEQUENT EVENTS (UNAUDITED)

DOMINICAN REPUBLIC FACILITY

     On April 18, 2000, La Compania de Electricidad de San Pedro de Macoris ("Macoris") entered into credit facilities with a group of lending banks and financial institutions which provide up to $232.5 million which will be used to construct an approximate 300 megawatt oil-fired, combined-cycle electric generating facility located in the province of San Pedro de Macoris, Dominican Republic. Macoris is owned 65% by a wholly-owned project subsidiary of the Company, and 35% by Commonwealth Development Corporation of Great Britain. The Company has committed to provide an equity contribution to the project subsidiary of approximately $50.3 million upon the earliest to occur of (a) an event of default under the project subsidiary's credit facility, (b) completion of construction of the Dominican Republic facility, or (c) February 2003. This equity contribution is supported by a letter of credit, which is provided under Cogentrix Energy's corporate credit facility. The Company expects the Dominican Republic facility, which

                COGENTRIX ENERGY, INC. AND SUBSIDIARY COMPANIES the Company will operate, to commence commercial operations in early 2002. Electricity generated by the Dominican Republic facility will be sold under a 20 year power purchase agreement with Corporacion Dominicana de Electricidad ("CDE"). Macoris has entered into an agreement with the government of the Dominican Republic which provides for government assistance and assurances related to, among other things, the obtaining of certain rights, licenses and permits, seaward access, importation of fuel and equipment, foreign currency exchange and transfer of funds. The government has also executed an irrevocable and unconditional guarantee for the full and prompt payment of all of CDE's payment obligations to Macoris under the power purchase agreement.

     The Macoris loans will be provided under the following facilities: a $72.0 million bank loan, accruing interest per annum at the applicable LIBOR rate plus an applicable margin ranging from 1.75% to 2.75% during the 12-year loan life, $83.3 million of fixed rate loans, guaranteed by certain export credit agencies, accruing interest per annum at fixed rates ranging from 7.71% to 7.78% during the 14-year loan lives, a $12.0 million unguaranteed loan accruing interest per annum at either a fixed rate or LIBOR rate, as chosen by the Company, plus an applicable margin during the 8-year life and a $65.0 million institutional loan accruing interest at the 10-year U.S. Treasury rate plus 4% during the 17-year loan life.

STERLINGTON, LOUISIANA FACILITY

     On August 17, 2000, Ouachita Power, LLC ("Ouachita"), an indirect wholly-owned subsidiary of the Company, entered into a credit agreement with a bank, as agent for several banks and other financial institutions which provides up to $460.0 million in borrowings, a credit support letter of credit in the maximum amount of $30.0 million, and a $10.0 million debt service reserve letter of credit. The proceeds of the borrowing will be used to construct an approximate 816 megawatt, combined-cycle, natural gas-fired electric generating facility located near the city of Sterlington, Louisiana. The Company has committed to provide an equity contribution to the project subsidiary of approximately $61.6 million upon the earliest to occur of (a) an event of default under the project financing agreements, (b) the incurrence of construction costs after all project financing has been expended, or (c) June 1, 2002. The equity contribution commitment is supported by a letter of credit, which is provided under Cogentrix Energy's corporate credit facility. The Company expects the Ouachita facility, which the Company will operate, to begin operations in mid-2002. Electricity generated by the facility will be sold under a 15-year power purchase agreement with Dynegy Power Marketing Inc ("Dynegy"). An affiliate of Dynegy will supply fuel to the Ouachita facility.

     The borrowings under the credit agreement accrue interest per annum at an annual rate equal to the applicable LIBOR rate plus 1.25% during the construction period. The construction loans convert to term loans on the earliest to occur of (a) the commencement of commercial operations, or (b) June 1, 2002. The term loans accrue interest per annum at an annual rate equal to the applicable LIBOR rate plus 1.30% to 1.63%. The term loans mature 5 years after the commencement of commercial operations.

RINGGOLD, PENNSYLVANIA FACILITY

     On September 1, 2000, the Company received approximately $18.0 million as consideration for the execution of the Penelec Termination Agreement. A portion of the proceeds were used to retire the entire amount of the project subsidiary's outstanding debt. In conjunction with this termination, the Company discontinued operation of the facility. The Company expects to record a gain of approximately $13.0 million, net of transaction costs.

CORPORATE CREDIT FACILITY AMENDMENT

     During September 2000, the Corporate Credit Facility was amended to increase available commitments from $175.0 million to $250.0 million, to modify certain covenants, to reduce the

                COGENTRIX ENERGY, INC. AND SUBSIDIARY COMPANIES commitment fee to 37.5 basis points per annum when greater than 50% of the available commitments are utilized and to extend the facility through October 2003.

ADDITIONAL SENIOR NOTES DUE 2008

     On September 22, 2000, the Company privately placed a total of $100.0 million of additional 2008 Notes. The Company sold these additional 2008 Notes at a discount resulting in an effective rate of approximately 8.86%.

TURBINE COMMITMENT

     During October 2000, we entered into an agreement with a turbine supplier to purchase a specified number of turbines with specified delivery dates. The Company expects to make deposits of approximately $66.5 million which would be repaid from proceeds of financings the Company anticipates closing.

NEW ACCOUNTING PRONOUNCEMENT

     In December 1999 the SEC issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements". In June 2000 the SEC amended SAB 101 to delay the implementation date until no later than the fourth fiscal quarter of fiscal year beginning after December 15, 1999. SAB 101, which the Company will implement by the fourth quarter of 2000, provides the SEC Staff's views in applying generally accepted accounting principles to selected revenue recognition issues. The Company does not expect the adoption of SAB 101 to have a material impact on its results of operations, financial position or cash flows.

                                                                      SCHEDULE I

                             COGENTRIX ENERGY, INC.

                     CONDENSED BALANCE SHEETS OF REGISTRANT
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                             (DOLLARS IN THOUSANDS)

                                                                1999       1998
                                                              --------   --------
                                     ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $ 35,243   $ 14,884
  Restricted cash...........................................     7,549      7,351
  Accounts receivable.......................................       436      1,313
  Accounts receivable from affiliates, net..................    37,678     20,997
  Other current assets......................................       279        200
                                                              --------   --------
          Total current assets..............................    81,185     44,745
INVESTMENT IN SUBSIDIARIES (ON THE EQUITY METHOD)...........   428,423    408,780
EQUIPMENT, net of accumulated depreciation..................     2,257      2,661
OTHER ASSETS:
  Income tax benefit........................................    77,981     59,020
  Deferred financing costs, net of accumulated
     amortization...........................................     7,991      8,547
  Notes receivable from affiliates..........................     4,891      5,801
  Other.....................................................    30,619      5,934
                                                              --------   --------
          Total other assets................................   121,482     79,302
                                                              --------   --------
          Total Assets......................................  $633,347   $535,488
                                                              ========   ========
                      LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..........................................  $    167   $  7,452
  Accrued liabilities.......................................    65,417     25,346
  Accrued dividends.........................................     8,683      7,398
                                                              --------   --------
          Total current liabilities.........................    74,267     40,196
LONG-TERM LIABILITIES:
  Notes payable to affiliates...............................    76,410     54,528
  Long-term debt............................................   337,504    335,787
  Other.....................................................    22,571     17,114
                                                              --------   --------
          Total long-term liabilities.......................   436,485    407,429
                                                              --------   --------
          Total liabilities.................................   510,752    447,625
                                                              --------   --------
SHAREHOLDERS' EQUITY:
  Common Stock..............................................       130        130
  Accumulated earnings......................................   122,465     87,733
                                                              --------   --------
          Total shareholders' equity........................   122,595     87,863
                                                              --------   --------
          Total Liabilities and Shareholders' Equity........  $633,347   $535,488
                                                              ========   ========

     The accompanying condensed notes to condensed financial statements are an integral part of this schedule.

                                                                      SCHEDULE I

                             COGENTRIX ENERGY, INC.

                  CONDENSED STATEMENTS OF INCOME OF REGISTRANT
              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
                             (DOLLARS IN THOUSANDS)

                                                                1999       1998       1997
                                                              --------   --------   --------
INCOME:
  Development and construction management fees..............  $    618   $  4,471   $  5,329
  Operating management fees.................................    23,618     22,836     20,002
                                                              --------   --------   --------
          Total income......................................    24,236     27,307     25,331
                                                              --------   --------   --------
OPERATING EXPENSES:
  General, administrative and development expenses..........    37,981     34,310     40,765
  Depreciation and amortization.............................     2,115      1,467      1,304
                                                              --------   --------   --------
          Total operating expenses..........................    40,096     35,777     42,069
                                                              --------   --------   --------
OPERATING LOSS..............................................   (15,860)    (8,470)   (16,738)
                                                              --------   --------   --------
OTHER INCOME (EXPENSE):
  Interest expense..........................................   (34,466)   (15,018)   (10,635)
  Investment and other income...............................     1,456        236      2,137
                                                              --------   --------   --------
          Total other expense...............................   (33,010)   (14,782)    (8,498)
                                                              --------   --------   --------
LOSS BEFORE INCOME TAXES....................................   (48,870)   (23,252)   (25,236)
INCOME TAX BENEFIT..........................................    18,962      9,255      9,413
EQUITY IN EARNINGS OF SUBSIDIARIES..........................    73,323     50,986     30,604
                                                              --------   --------   --------
NET INCOME..................................................  $ 43,415   $ 36,989   $ 14,781
                                                              ========   ========   ========

     The accompanying condensed notes to condensed financial statements are an integral part of this schedule.

                                                                      SCHEDULE I

                             COGENTRIX ENERGY, INC.

                CONDENSED STATEMENTS OF CASH FLOWS OF REGISTRANT
              FOR THE YEAR ENDED DECEMBER 31, 1999, 1998 AND 1997
                             (DOLLARS IN THOUSANDS)

                                                                1999       1998       1997
                                                              --------   ---------   -------
NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES.............  $ 94,508   $  78,803   $36,860
                                                              --------   ---------   -------
CASH FLOWS FROM INVESTING ACTIVITIES
  Decrease in restricted investments........................        --         250    19,750
  Equipment additions.......................................      (389)     (2,485)     (201)
  Investments in subsidiaries...............................   (88,193)   (301,077)  (46,239)
                                                              --------   ---------   -------
  Net cash flows used in investing activities...............   (88,582)   (303,312)  (26,690)
                                                              --------   ---------   -------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds (repayment) from notes payable to affiliate,
     net....................................................    21,882      10,123   (10,878)
  Increase in restricted cash...............................      (198)     (4,940)      (22)
  Proceeds from issuance of long term debt..................        --     233,705        --
  Decrease (increase) in notes receivable from affiliates...       910       1,325    (3,612)
  Increase in deferred financing costs......................      (763)     (6,944)     (661)
  Dividends paid............................................    (7,398)     (2,140)   (5,000)
                                                              --------   ---------   -------
  Net cash flows provided by (used in) financing
     activities.............................................    14,433     231,129   (20,173)
                                                              --------   ---------   -------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........    20,359       6,620   (10,003)
CASH AND CASH EQUIVALENTS, beginning of year................    14,884       8,264    18,267
                                                              --------   ---------   -------
CASH AND CASH EQUIVALENTS, end of year......................  $ 35,243   $  14,884   $ 8,264
                                                              ========   =========   =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  CASH DIVIDENDS RECEIVED...................................  $141,873   $  97,605   $59,291
                                                              ========   =========   =======

     The accompanying condensed notes to condensed financial statements are an integral part of this schedule.

                                                                      SCHEDULE I

                             COGENTRIX ENERGY, INC.

             NOTES TO CONDENSED FINANCIAL STATEMENTS OF REGISTRANT

1. SIGNIFICANT ACCOUNTING POLICIES

     These condensed notes should be read in conjunction with the consolidated financial statements and accompanying notes.

     Accounting for Subsidiaries -- Cogentrix Energy, Inc. has accounted for its investment in and earnings of its subsidiaries on the equity method in the condensed financial information.

     Income Taxes -- The benefit for income taxes has been computed based on the Company's consolidated effective income tax rate.

     Change of Fiscal Year -- Effective January 1, 1998, Cogentrix Energy, Inc. changed its fiscal year to commence on January 1 and conclude on December 31 of each year. Cogentrix Energy, Inc.'s fiscal year previously commenced each July 1, concluding on June 30 of the following calendar year. Cogentrix Energy has restated its financial statements for the years ending December 31, 1997 fiscal year to a calendar year basis.

2. LONG-TERM DEBT

  Senior Notes

     On March 15, 1994, Cogentrix Energy, Inc. issued $100 million of registered, unsecured senior notes due 2004 (the "2004 Notes") in a public debt offering. The 2004 Notes were priced at par to yield 8.10%. In February 1994, Cogentrix Energy, Inc. entered into a forward sale of ten-year U.S. Treasury Notes in order to protect against a possible increase in the general level of interest rates prior to the completion of the 2004 Notes offering. This hedge transaction resulted in the recognition of a gain which has been deferred and included as part of the 2004 Notes on the accompanying consolidated balance sheets. This deferred gain will be recognized over the term of the 2004 Notes, reducing the effective rate of interest on the 2004 Notes to 7.5%. The 2004 Notes require annual sinking fund payments beginning in March 2001. The impact of the sinking fund requirements has been reflected in the schedule of future maturities of long-term debt contained herein.

     On October 20, 1998, Cogentrix Energy, Inc. issued $220 million of registered, unsecured 8.75% senior notes due 2008 (the "2008 Notes"). These notes were issued at a discount resulting in an effective rate of approximately 8.824%. On November 25, 1998, the Company issued an additional $35 million of the 2008 Notes at a premium. See Note 15 to the consolidated financial statements for additional discussion.

     In March 1998, in anticipation of the offering of the 2008 Notes, the Company entered into an interest rate hedge agreement to protect against a possible increase in the general level of interest rates. The settlement costs of approximately $22.1 million related to this hedge agreement were deferred and will be recognized over the term of the 2008 Notes resulting in an overall effective rate of approximately 9.59%.

                             COGENTRIX ENERGY, INC.

     Future maturities of long-term debt at December 31, 1999, excluding the unamortized balance of the net deferred hedge loss and excluding the net unamortized premium, are as follows (dollars in thousands):

YEAR ENDED
DECEMBER 31,
------------
2000........................................................  $      0
2001........................................................    20,000
2002........................................................    20,000
2003........................................................    20,000
2004........................................................    20,000
Thereafter..................................................   275,000
                                                              --------
                                                              $355,000
                                                              ========

  Corporate Credit Facility

     In May 1997, the Company entered into a credit agreement with Australia and New Zealand Banking Group Limited, as agent for a group of lending banks. In October 1998, the Company amended and restated the corporate credit facility to provide for $125 million of revolving credit available through October 2002 in the form of direct advances or the issuance of letters of credit (the "Corporate Credit Facility"). Borrowings bear interest at LIBOR plus an applicable margin based on the credit rating on Cogentrix Energy's 2004 and 2008 Notes. Commitment fees related to the Corporate Credit Facility are currently 50 basis points per annum, payable each quarter on the outstanding unused portion of the Corporate Credit Facility. As of December 31, 1999, the Company has used this credit facility to issue approximately $117 million of letters of credit in connection with investments made in electric-generating plants, and two plants under construction. Subsequent to December 31, 1999, the Corporate Credit Facility was amended to provide for $175 million of revolving credit available through October 2002. See Note 15 to the consolidated financial statements for additional discussion.

     Cogentrix Delaware Holdings, Inc., a wholly-owned subsidiary of Cogentrix Energy, has guaranteed all of the existing and future senior, unsecured outstanding indebtedness for borrowed money of Cogentrix Energy. This guarantee, provided for in the credit agreement for the Corporate Credit Facility, expires by its terms in 2002, unless the term of the credit agreement is extended. The agreement under which the guarantee was given provides that the terms or provisions of the guarantee may be waived, amended, supplemented or otherwise modified at any time and from time to time by Cogentrix Delaware Holdings, Inc. and the agent bank for the lenders under the credit agreement.

                                    INDEX TO
           COGENTRIX DELAWARE HOLDINGS, INC. AND SUBSIDIARY COMPANIES
                       CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Report of Independent Public Accountants....................  F-35
Consolidated Balance Sheets at June 30, 2000 (unaudited),
  December 31, 1999 and December 31, 1998...................  F-36
Consolidated Statements of Income for the Six Months Ended
  June 30, 2000 and 1999 (unaudited) and the Years Ended
  December 31, 1999, 1998 and 1997..........................  F-37
Consolidated Statements of Changes in Shareholder's Equity
  for the Years Ended December 31, 1999, 1998 and 1997......  F-38
Consolidated Statements of Cash Flows for the Six Months
  Ended June 30, 2000 and 1999 (unaudited) and the Years
  Ended December 31, 1999, 1998 and 1997....................  F-39
Notes to the Consolidated Financial Statements..............  F-40

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO COGENTRIX DELAWARE HOLDINGS, INC.:

     We have audited the accompanying consolidated balance sheets of Cogentrix Delaware Holdings, Inc. (a Delaware corporation) and subsidiary companies as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cogentrix Delaware Holdings, Inc. and subsidiary companies as of December 31, 1999 and 1998 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

     Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index of financial statements is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                                ARTHUR ANDERSEN LLP

Charlotte, North Carolina,
March 9, 2000.

           COGENTRIX DELAWARE HOLDINGS, INC. AND SUBSIDIARY COMPANIES

                          CONSOLIDATED BALANCE SHEETS
                   JUNE 30, 2000, DECEMBER 31, 1999 AND 1998
                             (DOLLARS IN THOUSANDS)

                                                                                DECEMBER 31,
                                                              JUNE 30,     -----------------------
                                                                2000          1999         1998
                                                             -----------   ----------   ----------
                                                             (UNAUDITED)
                                              ASSETS
CURRENT ASSETS:
  Cash and cash equivalents................................  $   50,277    $   44,914   $   33,027
  Restricted cash..........................................      20,100        74,098       33,253
  Accounts receivable......................................      64,356        60,930       64,637
  Inventories..............................................      22,612        20,137       18,697
  Other current assets.....................................       2,327         1,972        5,018
                                                             ----------    ----------   ----------
          Total current assets.............................     159,672       202,051      154,632
NET INVESTMENT IN LEASES...................................     499,990       500,195      498,614
PROPERTY, PLANT AND EQUIPMENT, net of accumulated
  depreciation of $278,112, $259,710 and $223,481,
  respectively.............................................     417,190       435,681      470,853
LAND AND IMPROVEMENTS......................................       6,324         5,757        3,974
CONSTRUCTION IN PROGRESS...................................     482,513       347,064           --
DEFERRED FINANCING COSTS, net of accumulated amortization
  of $24,577, $20,950 and $12,371, respectively............      43,440        43,324       28,419
NATURAL GAS RESERVES.......................................         416           744        1,557
INVESTMENTS IN UNCONSOLIDATED AFFILIATES...................     334,716       325,504      251,312
PROJECT DEVELOPMENT COSTS..................................         118         1,763           --
NOTE RECEIVABLE FROM PARENT................................     109,897        76,410       57,348
OTHER ASSETS...............................................      53,486        52,326       50,234
                                                             ----------    ----------   ----------
                                                             $2,107,762    $1,990,819   $1,516,943
                                                             ==========    ==========   ==========
                               LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
  Current portion of long-term debt........................  $   90,254    $   90,114   $   86,256
  Accounts payable.........................................      73,230        55,973       27,766
  Payable to Parent........................................       7,969        10,365       15,537
  Income taxes payable to Parent...........................      21,968        16,745       38,511
  Other accrued liabilities................................      27,339        31,837       15,936
                                                             ----------    ----------   ----------
          Total current liabilities........................     220,760       205,034      184,006
LONG-TERM DEBT.............................................   1,261,324     1,181,269      791,397
DEFERRED INCOME TAXES......................................     143,045       129,193       91,460
MINORITY INTERESTS.........................................      68,822        69,608       61,167
OTHER LONG-TERM LIABILITIES................................      14,724        15,300       15,879
                                                             ----------    ----------   ----------
                                                              1,708,675     1,600,404    1,143,909
                                                             ----------    ----------   ----------
COMMITMENTS AND CONTINGENCIES
  (SEE NOTES 9, 13 AND 14)
SHAREHOLDER'S EQUITY:
  Common stock, no par value, 1,000 shares authorized......           1             1            1
  Additional paid-in capital from Parent...................     627,579       610,458      522,381
  Accumulated other comprehensive loss.....................      (1,076)       (1,144)         (15)
  Accumulated deficit......................................    (227,417)     (218,900)    (149,333)
                                                             ----------    ----------   ----------
                                                                399,087       390,415      373,034
                                                             ----------    ----------   ----------
                                                             $2,107,762    $1,990,819   $1,516,943
                                                             ==========    ==========   ==========

        The accompanying notes to consolidated financial statements are an integral part of this consolidated balance sheet.

           COGENTRIX DELAWARE HOLDINGS, INC. AND SUBSIDIARY COMPANIES

                       CONSOLIDATED STATEMENTS OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999 AND THE YEARS ENDED DECEMBER 31,
                              1999, 1998 AND 1997
   (DOLLARS IN THOUSANDS, EXCEPT SHARE AND EARNINGS PER COMMON SHARE AMOUNTS)

                                               SIX MONTHS ENDED
                                                   JUNE 30,            YEAR ENDED DECEMBER 31,
                                              -------------------   ------------------------------
                                                2000       1999       1999       1998       1997
                                              --------   --------   --------   --------   --------
                                                  (UNAUDITED)
OPERATING REVENUE:
  Electric..................................  $159,968   $145,366   $294,185   $293,083   $307,104
  Steam.....................................    14,488     12,911     25,236     25,043     26,123
  Lease.....................................    22,385     22,331     44,697     34,715         --
  Service...................................    26,601     22,894     43,888     34,470         --
  Income from unconsolidated investment in
     power projects, net of premium
     amortization...........................    26,567     10,732     25,464      6,474      1,412
  Other.....................................     8,899     11,092     18,964     15,908     13,264
                                              --------   --------   --------   --------   --------
                                               258,908    225,326    452,434    409,693    347,903
                                              --------   --------   --------   --------   --------
OPERATING EXPENSES:
  Fuel......................................    53,746     35,463     81,835     78,420    118,731
  Cost of service...........................    28,724     26,827     47,226     37,018         --
  Operations and maintenance................    49,410     47,342     93,669     95,152     91,849
  General, administrative and development...       250        374      1,502        515      2,005
  Depreciation and amortization.............    20,840     20,687     41,583     40,988     40,429
                                              --------   --------   --------   --------   --------
                                               152,970    130,693    265,815    252,093    253,014
                                              --------   --------   --------   --------   --------
OPERATING INCOME............................   105,938     94,633    186,619    157,600     94,889
OTHER INCOME (EXPENSE):
  Interest expense..........................   (32,065)   (30,675)   (63,255)   (61,802)   (44,849)
  Investment and other income...............     3,645      2,974     12,523      9,687      9,240
  Equity in net loss of affiliates, net.....        --         --         --     (2,967)    (1,190)
                                              --------   --------   --------   --------   --------
INCOME BEFORE MINORITY INTEREST IN INCOME,
  INCOME TAXES AND EXTRAORDINARY LOSS.......    77,518     66,932    135,887    102,518     58,090
MINORITY INTERESTS IN INCOME................    (5,826)    (6,482)   (14,752)   (12,458)    (4,672)
                                              --------   --------   --------   --------   --------
INCOME BEFORE INCOME TAXES AND EXTRAORDINARY
  LOSS......................................    71,692     60,450    121,135     90,060     53,418
PROVISION FOR INCOME TAXES..................   (27,816)   (24,144)   (48,829)   (35,844)   (20,031)
                                              --------   --------   --------   --------   --------
INCOME BEFORE EXTRAORDINARY LOSS............    43,876     36,306     72,306     54,216     33,387
EXTRAORDINARY LOSS ON EARLY EXTINGUISHMENT
  OF DEBT, NET OF INCOME TAX BENEFIT AND
  MINORITY INTEREST.........................        --         --         --       (743)    (1,502)
                                              --------   --------   --------   --------   --------
NET INCOME..................................  $ 43,876   $ 36,306   $ 72,306   $ 53,473   $ 31,885
                                              ========   ========   ========   ========   ========
EARNINGS PER COMMON SHARE:
     Income before extraordinary loss.......  $ 43,876   $ 36,306   $ 72,306   $ 54,216   $ 33,387
     Extraordinary loss.....................        --         --         --       (743)    (1,502)
                                              --------   --------   --------   --------   --------
                                              $ 43,876   $ 36,306   $ 72,306   $ 53,473   $ 31,885
                                              ========   ========   ========   ========   ========
WEIGHTED AVERAGE COMMON SHARES
     OUTSTANDING............................     1,000      1,000      1,000      1,000      1,000
                                              ========   ========   ========   ========   ========

        The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

           COGENTRIX DELAWARE HOLDINGS, INC. AND SUBSIDIARY COMPANIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
                             (DOLLARS IN THOUSANDS)

                                                                                   ACCUMULATED
                                       ADDITIONAL                                     OTHER
                              COMMON    PAID-IN     COMPREHENSIVE   ACCUMULATED   COMPREHENSIVE
                              STOCK     CAPITAL        INCOME         DEFICIT     INCOME (LOSS)     TOTAL
                              ------   ----------   -------------   -----------   -------------   ---------
Balance, December 31,
  1996......................    $1      $178,875       $    --       $ (83,399)      $    --      $  95,477
Comprehensive income
  Net income................    --            --        31,885          31,885            --             --
  Other comprehensive
     income, net of tax:
     Unrealized holding
       losses during year...    --            --            26              --            26             --
                                                       -------
       Comprehensive
          income:...........                           $31,911                                       31,911
                                                       =======
Capital contributions.......    --        45,194                            --            --         45,194
Dividends paid to Cogentrix
  Energy, Inc...............    --            --                       (53,688)           --        (53,688)
                                --      --------                     ---------       -------      ---------
Balance, December 31,
  1997......................     1       224,069                      (105,202)           26        118,894
Comprehensive income
  Net income................    --            --        53,473          53,473            --             --
  Other comprehensive
     income, net of tax:
     Realized gains included
       in net income........    --            --           (26)             --           (26)            --
     Unrealized holding
       losses during year...    --            --           (15)             --           (15)            --
                                                       -------
       Comprehensive
          income:...........                           $53,432                                       53,432
                                                       =======
Capital contributions.......    --       298,312                            --            --        298,312
Dividends paid to Cogentrix
  Energy, Inc...............    --            --            --         (97,604)           --        (97,604)
                                --      --------                     ---------       -------      ---------
Balance, December 31,
  1998......................     1       522,381                      (149,333)          (15)       373,034
Comprehensive income
  Net income................    --            --        72,306          72,306            --             --
  Other comprehensive loss,
     net of tax:
     Unrealized holding
       losses during year...    --            --        (1,144)             --        (1,144)            --
     Realized gains included
       in net income........    --            --            15              --            15             --
                                                       -------
       Comprehensive
          income:...........                           $71,177                                       71,177
                                                       =======
Capital contributions.......    --        88,077                            --            --         88,077
Dividends paid to Cogentrix
  Energy, Inc...............    --            --                      (141,873)           --       (141,873)
                                --      --------                     ---------       -------      ---------
Balance, December 31,
  1999......................    $1      $610,458                     $(218,900)      $(1,144)     $ 390,415
                                ==      ========                     =========       =======      =========

        The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

           COGENTRIX DELAWARE HOLDINGS, INC. AND SUBSIDIARY COMPANIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999 AND THE YEARS ENDED DECEMBER 31,
                              1999, 1998 AND 1997
                             (DOLLARS IN THOUSANDS)

                                                      SIX MONTHS ENDED
                                                          JUNE 30,              YEAR ENDED DECEMBER 31,
                                                    --------------------   ---------------------------------
                                                      2000        1999       1999        1998        1997
                                                    ---------   --------   ---------   ---------   ---------
                                                        (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income....................................  $  43,876   $ 36,306   $  72,306   $  53,473   $  31,885
    Adjustments to reconcile net income to net
      cash flows provided by operating activities:
      Depreciation and amortization...............     20,840     20,687      41,583      40,988      40,429
      Deferred income taxes.......................     13,807     11,943      40,962      11,083      (7,290)
      Extraordinary loss on early extinguishments
         of debt..................................         --         --          --       2,145       2,458
      Minority interest in income, net of
         dividends................................       (807)     3,028       8,461     (14,494)      1,935
      Equity in net (income) loss of
         unconsolidated affiliates................    (24,383)   (10,290)    (25,464)     (3,507)        126
      Dividends received from unconsolidated
         affiliates...............................     16,833     13,090      26,647      13,669      15,354
      Minimum lease payments received.............     22,590     21,558      43,116      31,500          --
      Amortization of unearned lease income.......    (22,385)   (22,331)    (44,697)    (33,473)         --
      (Increase) decrease in accounts
         receivable...............................     (3,426)    (4,495)      3,968      (6,805)       (552)
      (Increase) decrease in inventories..........     (2,475)     1,321        (627)     (1,029)      4,385
      Increase (decrease) in accounts payable.....     17,257     (4,111)      6,339         209      (6,771)
      Increase (decrease) in accrued
         liabilities..............................     (1,671)    10,531     (26,390)      4,294       5,537
      Increase (decrease) in other, net...........      1,511     (1,353)     (1,884)      8,260      18,622
                                                    ---------   --------   ---------   ---------   ---------
  Net cash flows provided by operating
    activities....................................     81,567     75,884     144,320     106,313     106,118
                                                    ---------   --------   ---------   ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES
      Property, plant and equipment additions.....       (999)      (346)     (3,754)     (5,176)     (2,142)
      Decrease in marketable securities...........         --         --          --      42,118       1,603
      Investments in unconsolidated affiliates....     (1,662)   (39,852)    (76,827)   (180,292)    (61,063)
      Acquisition of facilities, net of cash
         acquired.................................         --         --          --    (155,324)         --
      Construction in progress and project
         development costs........................   (133,804)        --     (52,318)         --          --
      Decrease (increase) in restricted cash......     53,998     (1,075)     12,441      27,771       1,554
                                                    ---------   --------   ---------   ---------   ---------
  Net cash flows used in investing activities.....    (82,467)   (41,273)   (120,458)   (270,903)    (60,048)
                                                    ---------   --------   ---------   ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES
      Proceeds of notes payable and long-term
         debt.....................................    126,439     54,280     191,340     100,400      65,171
      Repayments of notes payable and long-term
         debt.....................................    (46,487)   (43,223)   (122,255)   (143,812)   (118,778)
      Decrease (increase) in note receivable from
         Parent, net..............................    (33,487)   (55,022)    (19,062)    (21,239)     15,818
      Capital contribution from Parent............     17,121     49,849      88,077     298,312      45,194
      Increase in deferred financing costs........     (4,929)       (13)     (8,202)     (1,645)     (1,645)
      Common stock dividends paid to Parent.......    (52,394)   (34,349)   (141,873)    (97,604)    (53,688)
                                                    ---------   --------   ---------   ---------   ---------
  Net cash flows provided by (used in) financing
    activities....................................      6,263    (28,478)    (11,975)    134,412     (47,928)
                                                    ---------   --------   ---------   ---------   ---------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.....................................      5,363      6,133      11,887     (30,178)     (1,858)
CASH AND CASH EQUIVALENTS, beginning of period....     44,914     33,027      33,027      63,205      65,063
                                                    ---------   --------   ---------   ---------   ---------
CASH AND CASH EQUIVALENTS, end of period..........  $  50,277   $ 39,160   $  44,914   $  33,027   $  63,205
                                                    =========   ========   =========   =========   =========

        The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

           COGENTRIX DELAWARE HOLDINGS, INC. AND SUBSIDIARY COMPANIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF BUSINESS

     Cogentrix Delaware Holdings, Inc. ("Holdings") is a Delaware holding company whose subsidiary companies are principally engaged in the business of acquiring, developing, owning and operating independent power generating facilities (individually, a "Facility", or collectively, the "Facilities"). Cogentrix Delaware Holdings, Inc. and subsidiary companies are collectively referred to as the "Company".

     Holdings is a wholly-owned subsidiary of Cogentrix Energy, Inc. (the "Parent") and has guaranteed all of the Parent's existing and future senior unsecured debt for borrowed money (the "Guarantee"). This Guarantee was given to the lenders under the Parent's corporate credit facility and terminates, unless the term of the credit agreement is extended, when the credit agreement for the corporate credit facility terminates in 2002 (see Note 14). As of December 31, 1999, the Parent had $355 million of senior notes outstanding due 2004 and 2008 and had no borrowings outstanding under the corporate credit facility. The Guarantee provides that the terms of the Guarantee may be waived, amended, supplemented or otherwise modified at any time and from time to time by Holdings and the agent bank for the lenders under the credit agreement. The Guarantee is not incorporated in the indenture under which the Parent issued its outstanding senior notes due 2004 and 2008.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     In March 1998, Holdings filed a registration statement to register the Guarantee under the Securities Act of 1933. As a result, Holdings is required by
Section 15(d) of the Securities Exchange Act of 1934 to file with the Commission periodic reports required to be filed pursuant to Section 13 of the Exchange Act in respect of a security registered pursuant to Section 12 of the Exchange Act. The duty to file such reports shall be automatically suspended as to any fiscal year, other than the current fiscal year, if, at the beginning of such fiscal year, the securities of each class enjoying the benefit of the Guarantee are held of record by less than three hundred persons. There are currently fewer than three hundred holders of record of the outstanding 2004 and 2008 Notes, and Holdings expects that its duty to file periodic reports under the Exchange Act will be automatically suspended as of the beginning of the fiscal year ending December 31, 2000.

     Principles of Consolidation and Basis of Presentation -- The accompanying consolidated financial statements include the accounts of Holdings and its subsidiary companies. Wholly-owned and majority owned subsidiaries, including a 50% owned joint venture in which the Company has effective control through majority representation on the board of directors of the managing general partner, are consolidated. Less-than-majority-owned subsidiaries are accounted for using the equity method. Investments in unconsolidated affiliates in which the Company has less than a 20% interest and does not exercise significant influence over operating and financial policies are accounted for under the cost method. All material intercompany transactions and balances among Holdings, its subsidiary companies and its consolidated joint ventures have been eliminated in the accompanying consolidated financial statements.

     Information presented as of June 30, 2000 and for the six months ended June 30, 2000 and 1999 is unaudited. In the opinion of management, however, such information reflects all adjustments, which consist of normal recurring adjustments necessary to present fairly the financial position of the Company as of June 30, 2000, and the results of operations and cash flows for the six months ended June 30, 2000 and 1999. The results of operations for these interim periods are not necessarily indicative of results which may be expected for any other interim period or for the fiscal year as a whole.

     Cash and Cash Equivalents -- Cash and cash equivalents include bank deposits, commercial paper, government securities and certificates of deposit that mature within three months of their purchase.

           COGENTRIX DELAWARE HOLDINGS, INC. AND SUBSIDIARY COMPANIES

Amounts in debt service accounts which might otherwise be considered cash equivalents are treated as current restricted cash.

     Inventories -- Coal inventories consist of the contract purchase price of coal and all transportation costs incurred to deliver the coal to each Facility. Gas inventories represent the cost of natural gas purchased as fuel reserves for a Facility that are forecasted to be consumed during the next fiscal year. Spare parts inventories consist of major equipment and recurring maintenance supplies required to be maintained in order to facilitate routine maintenance activities and minimize unscheduled maintenance outages. As of December 31, 1999 and 1998, fuel and spare parts inventories are comprised of the following (dollars in thousands):

                                                                DECEMBER 31,
                                                              -----------------
                                                               1999      1998
                                                              -------   -------
Coal........................................................  $ 8,469   $ 8,028
Natural gas.................................................    2,875     2,773
Spare parts.................................................    8,138     7,377
Fuel oil....................................................      655       519
                                                              -------   -------
                                                              $20,137   $18,697
                                                              =======   =======

     Coal inventories at certain Facilities are recorded at last-in, first-out ("LIFO") cost, with the remaining Facilities' coal inventories recorded at first-in, first-out ("FIFO") cost. The cost of coal inventories recorded on a LIFO basis was approximately $374,000 and $305,000 less than the cost of these inventories on a FIFO basis as of December 31, 1999 and 1998, respectively. Spare parts inventories are recorded at average cost.

     Property, Plant and Equipment -- Property, plant and equipment is recorded at actual cost. Substantially all property, plant and equipment consists of cogeneration facilities which are depreciated on a straight-line basis over their estimated useful lives (ranging from 9 to 30 years). Other property and equipment is depreciated on a straight-line basis over the estimated economic or service lives of the respective assets (ranging from 3 to 10 years). Maintenance and repairs are charged to expense as incurred. Emergency and rotatable spare parts inventories are included in plant and are depreciated over the useful life of the related components.

     Construction in Progress -- Construction progress payments, engineering costs, insurance costs, wages, interest and other costs relating to construction in progress are capitalized. Construction in progress balances are transferred to property, plant and equipment when the assets are ready for their intended use. Interest is capitalized on projects during the development and construction period. For the year ended December 31, 1999, the Company capitalized $262,000 of interest in connection with the development and construction of power plants. There was no interest capitalized in 1998 or 1997.

     Deferred Financing Costs -- Financing costs, consisting primarily of legal and other direct costs incurred to obtain financing, are deferred and amortized over the financing term.

     Natural Gas Reserves -- Natural gas reserves consist of the cost of natural gas purchased as long-term fuel reserves for a Facility. These reserves are recorded at cost.

     Investments in Affiliates -- Investments in affiliates include investments in unconsolidated entities which own or derive revenues from power projects currently in operation and investments in unconsolidated development joint venture entities. The Company's share of income or loss from investments in operating power projects is included in operating revenues in the accompanying consolidated statements of income. The Company's share of income or loss from investments in development joint venture entities and investments previously held in entities which own and operate greenhouses, is included in other income (expense) in the accompanying consolidated statements of income.

           COGENTRIX DELAWARE HOLDINGS, INC. AND SUBSIDIARY COMPANIES

     Project Development Costs -- The Company capitalizes project development costs once it is determined that it is probable that such costs will be realized through the ultimate construction of a power plant. These costs include professional services, salaries, permits and other costs directly related to the development of a new project. These costs are generally transferred to construction in progress when financing is obtained, or expensed when the Company determines that a particular project will no longer be developed. Capitalized costs are depreciated over the estimated useful life of the project.

     Revenue Recognition -- Revenues from the sale of electricity and steam are recorded based upon output delivered and capacity provided at rates specified under contract terms. Significant portions of the Company's revenues have been derived from certain electric utility customers. Two customers accounted for 47% and 17% of revenues in the year ended December 31, 1999, 50% and 19% of revenues in the year ended December 31, 1998 and 64% and 22% of revenues in the year ended December 31, 1997.

     Interest Rate Protection Agreements -- The Company enters into interest rate protection agreements with major financial institutions to fix or limit the volatility of interest rates on its long-term debt. The differential paid or received is recognized as an adjustment to interest expense. Any premiums associated with interest rate protection agreements are capitalized and amortized to interest expense over the effective term of the agreement. Unamortized premiums are included in other assets in the accompanying consolidated balance sheets.

     Income Taxes -- Deferred income tax assets and liabilities are recognized for the estimated future income tax effects of temporary differences between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets are also established for the estimated future effect of net operating loss and tax credit carryforwards when it is more likely than not that such assets will be realized. Deferred taxes are calculated based on provisions of the enacted tax law.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Comprehensive Income -- The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income", which requires companies to report all changes in equity during a period, except those resulting from investment by owners and distribution to owners, in a financial statement for the period in which they are recognized. The Company has chosen to disclose Comprehensive Income, which encompasses net income and unrealized holding losses during the year in the Consolidated Statement of Shareholders' Equity. Prior years have been restated to conform to the SFAS No. 130 requirements.

     New Accounting Pronouncements -- In April 1998, the American Institute of Certified Public Accounts ("AICPA") issued Statement of Position ("SOP") No. 98-5, "Reporting on the Costs of Start-Up Activities" which is effective for financial statements for fiscal years beginning after December 15, 1998. SOP No. 98-5 requires costs incurred for start-up activities to be expensed as incurred. For purposes of this SOP, start-up activities are defined broadly as those one-time activities related to opening a new facility, conducting business in a new territory, conducting business with a new class of customer or beneficiary, initiating a new process in an existing facility, or commencing a new operation. Start-up activities include activities related to organizing a new entity (commonly referred to as organization costs). The Company adopted SOP No. 98-5 as of January 1, 1999. The adoption of SOP No. 98-5 did not have a material impact on the consolidated financial statements.

     In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting

           COGENTRIX DELAWARE HOLDINGS, INC. AND SUBSIDIARY COMPANIES and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheets as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized in current earnings unless specified hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company formally document, designate, and assess the effectiveness of transactions that receive hedge accounting.

     In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Investments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133." SFAS No. 137 requires the adoption of SFAS No. 133 to be effective for fiscal years beginning after June 15, 2000. Early adoption is allowed.

     The Company has not yet quantified the impacts of adopting SFAS No. 133 on the consolidated financial statements and has not determined the timing or method of adoption of SFAS No. 133. However, SFAS No. 133 could increase volatility in earnings.

     Change of Fiscal Year -- Effective January 1, 1998, the Company changed its fiscal year to commence on January 1 and conclude on December 31 of each year. The Company's fiscal year previously commenced each July 1, concluding on June 30 of the following calendar year. The Company has restated its consolidated financial statements for the 1997 fiscal year to a calendar year basis.

     Reclassifications -- Certain amounts included in the accompanying consolidated financial statements for the fiscal years ended December 31, 1998 and 1997 have been reclassified from their original presentation to conform with the presentation for the year ended December 31, 1999.

3. ACQUISITIONS

     LS Power Acquisition -- In March 1998, the Company acquired from LS Power Corporation (the "LS Power Acquisition") an approximate 74% ownership interest in two partnerships which own and operate electric generating facilities located in Whitewater, Wisconsin (the "Whitewater Facility") and Cottage Grove, Minnesota (the "Cottage Grove Facility"). Each of the Cottage Grove and Whitewater Facilities is a 245-megawatt gas-fired, combined-cycle cogeneration facility. Commercial operations of both of these facilities commenced in the last half of calendar 1997. The Cottage Grove Facility sells capacity and energy to Northern States Power Company under a 30-year power sales contract terminating in 2027. The Whitewater Facility sells capacity and energy to Wisconsin Electric Power Company under a 25-year power sales contract terminating in 2022. Each of the power sales contracts has characteristics similar to a lease in that the agreement gives the purchasing utility the right to use specific property, plant and equipment. As such, each of the power sales contracts is accounted for as a "sales-type" capital lease in accordance with SFAS No. 13, "Accounting for Leases" (see Note 7).

     The aggregate acquisition price for the equity interests in the Cottage Grove and Whitewater Facilities acquired by the Company was approximately $158.0 million. In addition, the Company pre-funded a $16.7 million distribution to the previous owners, which represented unused construction contingency funds and cash flows that were accumulated by the Cottage Grove and Whitewater Facilities prior to January 1, 1998. Cogentrix Energy, Inc. received $15.7 million of this distribution in April 1998 and received the remaining $1 million in 1999. The purchase price was ultimately funded with a portion of the net proceeds of the Parent's 2008 senior notes and corporate cash balances.

     The Company accounted for the LS Power Acquisition using the purchase method of accounting. The purchase price has been allocated to the assets and liabilities acquired based on their fair market values at the date of consummation. An adjustment in the amount of $22.2 million was recorded to reflect the

           COGENTRIX DELAWARE HOLDINGS, INC. AND SUBSIDIARY COMPANIES

Company's portion of the excess of the fair value of the Partnerships' fixed rate debt over its historical carrying value. This fair value adjustment, or debt premium, will be amortized to income over the life of the debt acquired using the effective interest method. The historical book values of the remaining assets and liabilities approximated their fair values at the date of consummation. The excess of the purchase price over the fair value of the net assets acquired was approximately $27.7 million. This excess is included in other assets on the accompanying balance sheets as of December 31, 1999 and 1998, and is being amortized on a straight line basis over the lives of the power purchase agreements for the two facilities. The minority owner's share of each partnership's net assets is included in minority interests on the accompanying consolidated balance sheets as of December 31, 1999 and 1998. The accompanying consolidated statement of income for the year ended December 31, 1998 includes the results of operations of the acquired facilities for the period beginning March 20, 1998 (closing date of the LS Power Acquisition) to December 31, 1998.

     During 1999, the Company and the contractor, with the concurrence of the independent engineer, reached a final agreement regarding the settlement of all outstanding issues and obligations of the Cottage Grove and Whitewater facilities and the contractor pursuant to the construction contracts. The final settlement of the construction contract provided for a payment to the contractor of approximately $4,030,000 from funds available in Cottage Grove's and Whitewater's construction retainage accounts. The contractor has also agreed to extend various warranty periods and perform various repairs and inspections. Cottage Grove and Whitewater, in turn, acknowledged that final acceptance shall have been deemed to have occurred. Upon the release of the remaining construction retainage accounts and settlement of outstanding warranty claims, the Company recorded a gain of approximately $6,257,000 before minority interests in income. The gain is included in other income in the accompanying consolidated statements of income for the year ended December 31, 1999.

     Batesville Acquisition -- In August 1998, the Company acquired an approximate 52% interest in an 800 megawatt, gas-fired electric generating facility (the "Batesville Facility") under construction in Batesville, Mississippi (the "Batesville Acquisition"). The Company has committed to provide an equity contribution to the project subsidiary of approximately $54 million upon the earliest to occur of (i) the incurrence of construction costs after all project financing has been expended, (ii) an event of default under the project subsidiary's financing arrangements or (iii) June 30, 2001. This equity commitment is supported by a $54 million letter of credit provided under the Company's corporate credit facility. The Company expects the Batesville Facility, which will be operated by the Company, to commence commercial operation in summer 2000. Electricity generated by the Batesville Facility will be sold under long-term power purchase agreements with two investment-grade utilities.

     The Batesville acquisition was originally accounted for under the equity method of accounting, as the Company originally deemed its approximate 52% interest to be temporary. As of December 31, 1999, the Company has reassessed its ownership, and has determined that it will maintain an approximate 51% interest in the project. As such, the Company has consolidated the net assets of the Batesville Facility in the accompanying consolidated balance sheet at December 31, 1999. The accompanying consolidated statements of income at December 31, 1999 and 1998 recognized earnings from the Batesville facility under the equity method of accounting.

     Bechtel Asset Acquisition -- In October 1998, the Company acquired from Bechtel Generating Company, Inc. ("BGCI") ownership interests in 12 electric generating facilities, comprising a net equity interest of approximately 365 megawatts, and one interstate natural gas pipeline in the United States (the "BGCI Acquisition"). The aggregate acquisition price, including acquisition costs, for the interests in the BGCI assets was approximately $189.7 million. The Company utilized a portion of the net proceeds from the issuance of $255 million of senior notes due 2008 to fund the BGCI Acquisition.

           COGENTRIX DELAWARE HOLDINGS, INC. AND SUBSIDIARY COMPANIES

     The BGCI Acquisition has been accounted for using the purchase method of accounting, which resulted in the recognition of a net purchase premium of approximately $66.5 million. The purchase premiums or discounts related to the BGCI Acquisition are being amortized over the remaining lives of the facilities or over the remaining terms of the power purchase agreements. The Company uses the equity method of accounting to account for its ownership interests in eight of these facilities and uses the cost method of accounting for its ownership interests in the other four facilities (see Note 4).

     Subsequent to December 31, 1999, the Company purchased an additional 1% interest in the Logan and Northampton facilities, two of the twelve electric generating facilities included in the BGCI Acquisition. The Company paid approximately $1,650,000 for these additional interests. The Company will continue to account for its 50% interest in the Logan and Northampton facilities using the equity method.

     Indiantown Acquisition -- In June 1999, the Company entered into an agreement to purchase an additional 40% ownership interest in the Indiantown cogeneration facility (the "Indiantown Acquisition"), one of the twelve electric generating facilities included in the BGCI Acquisition, in a three-phase transaction. The Company paid $39.8 million to acquire a 19.9% interest in the facility in June 1999, $36.6 million to acquire a 20% interest in the facility in September 1999 and $0.2 million to acquire a 0.1% interest in the facility in November 1999. The Company funded the purchase of these interests with proceeds from credit facilities. These purchases resulted in a premium of approximately $38,000,000. This premium will be amortized over the remaining term of the power purchase agreement. The Company currently has a 50% interest in the Indiantown facility. This investment is accounted for using the equity method of accounting.

     The following unaudited pro forma consolidated results for the Company for the year ended December 31, 1999 and 1998 give effect to the LS Power Acquisition, the BGCI Acquisition and the Indiantown Acquisition as if these transactions had occurred on January 1, 1999 and January 1, 1998, respectively (dollars in thousands, except per share amount).

                                                                     PRO FORMA
                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                                1999           1998
                                                              ---------      ---------
Revenues....................................................  $457,762       $454,566
Net Income..................................................  $ 73,130       $ 54,222
Earnings per Share..........................................  $ 73,130       $ 54,222

4. INVESTMENTS IN UNCONSOLIDATED POWER PROJECTS

BIRCHWOOD POWER PARTNERS, L.P.

     The Company owns a 50% interest in Birchwood Power Partners, L.P. ("Birchwood Power"), a partnership which owns a 200-megawatt, coal-fired cogeneration facility (the "Birchwood Facility") which sells electricity to a utility and provides thermal energy to a 36-acre greenhouse under long-term contracts. The Birchwood Facility is operated by an affiliate of The Southern Company under a long-term operations and maintenance agreement. The Company has 50% representation on Birchwood Power's management committee, which must approve all material transactions of Birchwood Power. The Company is accounting for its investment in Birchwood Power under the equity method. The Company's share of net income of Birchwood Power is recorded net of the amortization of the $36.4 million premium paid to purchase the Company's 50% share interest in Birchwood Power. This premium is being amortized on a straight-line basis over the estimated useful life of the Birchwood Facility. The Company recognized approximately $3,509,000, $3,714,000 and $1,412,000 in income from unconsolidated investments in power projects, net of premium amortization, in the accompanying consolidated statements of income for the years ended December 31, 1999, 1998 and 1997, respectively, related to its investment in Birchwood Power. The

           COGENTRIX DELAWARE HOLDINGS, INC. AND SUBSIDIARY COMPANIES following table presents summarized financial information for Birchwood Power as of December 31, 1999 and 1998 and for the years ended December 31, 1999, 1998 and 1997 (dollars in thousands):

                                                                1999       1998
                                                              --------   --------
BALANCE SHEET DATA:
  Current assets............................................  $ 48,805   $ 48,416
  Noncurrent assets.........................................   333,318    344,374
                                                              --------   --------
     Total assets...........................................  $382,123   $392,790
                                                              ========   ========
  Current liabilities.......................................  $  9,882   $  7,952
  Noncurrent liabilities....................................   323,598    329,428
  Partners' capital.........................................    48,643     55,410
                                                              --------   --------
                                                              $382,123   $392,790
                                                              ========   ========

                                                             1999      1998      1997
                                                            -------   -------   -------
INCOME STATEMENT DATA:
  Operating revenues......................................  $75,582   $71,908   $69,275
  Operating income........................................   36,399    36,863    35,087
  Net income..............................................    9,740     9,747     6,451

BGCI ASSETS

     The Company acquired interests in 12 electric generating facilities from BGCI on October 20, 1998 (the "BGCI assets") (see Note 3). The following table presents the Company's ownership interests at December 31, 1999, in the BGCI assets that are accounted for under the equity method:

                                                                    PERCENT          NET
                                                                   OWNERSHIP   EQUITY INTEREST
                                                         PLANT     INTEREST       IN PLANT
                       PROJECT                         MEGAWATTS   ACQUIRED       MEGAWATTS
                       -------                         ---------   ---------   ---------------
Logan................................................     218       49.0%           106.8
Northampton..........................................     110        49.0            53.9
Indiantown...........................................     380        50.0           190.0
Carneys Point........................................     262        10.0            26.2
Panther Creek........................................      83        12.2            10.1
Scrubgrass...........................................      85        20.0            17.0
Gilberton............................................      82        19.6            16.1
Morgantown...........................................      62        15.0             9.3

     The Company recognized approximately $21,954,000 and $2,760,000 in income from unconsolidated investments in power projects in the accompanying consolidated statements of income for the year ended December 31, 1999 and for the period from October 20, 1998 to December 31, 1998 related to its investment in the projects acquired from BGCI. The following table presents summarized combined financial data for the unconsolidated power projects acquired from BGCI being accounted for under the

           COGENTRIX DELAWARE HOLDINGS, INC. AND SUBSIDIARY COMPANIES equity method as of December 31, 1999 and 1998 and for the year ended December 31, 1999 and for the period from October 20, 1998 to December 31, 1998 (dollars in thousands):

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 1999         1998
                                                              ----------   ----------
BALANCE SHEET DATA:
  Current assets............................................  $  157,396   $  131,178
  Noncurrent assets.........................................   2,988,277    2,827,875
                                                              ----------   ----------
     Total assets...........................................  $3,145,673   $2,959,053
                                                              ==========   ==========
  Current liabilities.......................................  $  205,667   $  137,205
  Noncurrent liabilities....................................   2,523,826    2,398,944
  Equity....................................................     416,180      422,904
                                                              ----------   ----------
                                                              $3,145,673   $2,959,053
                                                              ==========   ==========

                                                                             FOR THE PERIOD
                                                      FOR THE YEAR ENDED   OCTOBER 20, 1998 TO
                                                      DECEMBER 31, 1999     DECEMBER 31, 1998
                                                      ------------------   -------------------
INCOME STATEMENT DATA:
  Operating revenues................................       $624,010              $96,622
  Operating income..................................        365,429               51,948
  Net income........................................         56,818               15,071

5. INVESTMENT IN OTHER UNCONSOLIDATED AFFILIATES

     The Company makes investments in other joint venture partnerships whose purpose is to develop power projects. The Company utilizes the equity method of accounting for those partnerships in which it holds an ownership interest between 20% and 50%. The Company recognized approximately $208,000, $307,000, and $471,000 in equity losses for the years ended December 31, 1999, 1998 and 1997, respectively, related to its investments in these partnerships. These losses are reflected in equity in loss of affiliates in the accompanying consolidated statements of income.

     The Company entered into an agreement with Agro Power Development, Inc. a developer and operator of greenhouse facilities, ("Agro") to make investments in partnerships which develop, construct and operate greenhouses which produce tomatoes. The Company obtained a 50% interest in four limited partnerships which had a combined 107 acres of production capacity in operation. In December 1998, the Company entered into an agreement to sell its 50% interest in the partnerships to EcoScience Corporation ("EcoScience"), the parent of Agro. In return for its 50% interest, the Company received 1,000,000 shares of common stock of EcoScience and a note receivable from EcoScience (the "EcoScience Note") in the amount of approximately $20.6 million. The original note receivable from EcoScience accrued interest at 11.25% per annum with principal and interest due on March 15, 1999, (see below), and was secured by a pledge of all the outstanding stock of Agro. The Company recognized a gain of $2.1 million related to the fair market value of common stock received. This gain is included in investment and other income in the accompanying consolidated statements of income for the year ended December 31, 1998. As of December 31, 1999, the Company has recorded an unrealized holding loss on the EcoScience common stock which has been included in the accompanying consolidated financial statements.

     On March 15, 1999, the Company agreed to extend the due date for principal and interest on the EcoScience Note to June 30, 1999. In exchange for this extension, the Company received an extension fee of $1 million in the form of a promissory note from EcoScience, which bears the same terms as the original note. As of December 31, 1999 and 1998, the Company had a recorded investment in the EcoScience Note of $21,600,000 and $20,600,000, respectively. The Company has an allowance for credit

           COGENTRIX DELAWARE HOLDINGS, INC. AND SUBSIDIARY COMPANIES losses related to the entire balance of its recorded investment in the EcoScience Note of approximately $14,400,000 and $11,800,000 at December 31, 1999 and 1998, respectively. Currently, the Company is recording interest income only as cash is received. The Company recognized and received no interest on this note for the year ended December 31, 1999. The Company would have recognized gross interest income of approximately $2,400,000 for the year ended December 31, 1999 if EcoScience would have been current in their interest payments.

     Subsequent to December 31, 1999, the Company entered into an agreement to exchange the EcoScience Note and all outstanding interest due for a promissory note in the amount of $15,900,000. The promissory note bears interest at 5% per year, and is due in five annual installments of $3,180,000, beginning on December 1, 2003 until December 1, 2007. In consideration for this exchange, EcoScience authorized and issued 333,333 shares of Series A Preferred Stock of EcoScience to the Company.

     Prior to the sale of the greenhouse partnerships, the Company accounted for its investment in these partnerships under the equity method, an recognized approximately $2,967,000, and $1,067,000 in equity losses in the accompanying consolidated statements of income for the years ended December 31, 1998 and 1997, respectively.

           COGENTRIX DELAWARE HOLDINGS, INC. AND SUBSIDIARY COMPANIES

6. LONG-TERM DEBT

     The following long-term debt was outstanding as of December 31, 1999 and 1998, respectively (dollars in thousands):

                                                                  DECEMBER 31,
                                                              ---------------------
                                                                 1999        1998
                                                              ----------   --------
LONG-TERM DEBT:
HOPEWELL FACILITY:
     Note payable to banks..................................  $   51,000   $ 67,000
PORTSMOUTH FACILITY:
     Note payable to banks..................................      41,649     43,129
ROCKY MOUNT FACILITY:
     Note payable to financial institution..................     120,182    123,422
RINGGOLD FACILITY:
     Note payable to banks..................................      10,995     13,440
RICHMOND FACILITY:
     Commercial paper notes payable, net of unamortized
      issue discount of $745 and $350, respectively, and
      tax-exempt bonds......................................     171,848    185,814
ELIZABETHTOWN, LUMBERTON AND KENANSVILLE FACILITIES:
     Notes payable to banks.................................       6,824     16,964
ROXBORO AND SOUTHPORT FACILITIES:
     Note payable to banks..................................      52,608     73,400
COTTAGE GROVE AND WHITEWATER FACILITIES:
     Bonds payable, due 2010 and 2016, including unamortized
      fair market value adjustment related to purchase of
      facilities of $20,386 and $21,345.....................     352,386    353,345
BATESVILLE FACILITY:
     Bonds payable, due 2014 and 2025.......................     326,000         --
JENKS FACILITY:
     Construction note payable to banks.....................      70,531         --
CEA CREDIT FACILITY.........................................      66,400         --
OTHER.......................................................         960      1,139
                                                              ----------   --------
Total Long-Term Debt........................................   1,271,383    877,653
Less: Current portion.......................................     (90,114)   (86,256)
                                                              ----------   --------
Long-term portion...........................................  $1,181,269   $791,397
                                                              ==========   ========

     Information related to each of these borrowings is as follows:

HOPEWELL FACILITY:

     The Hopewell Facility's project debt agreement was amended in February 1998 resulting in an extension of the final maturity of the note payable by six months to December 31, 2002. The amended terms of the loan agreement increased outstanding borrowings by $34.6 million, the proceeds of which (net of transaction costs) were paid as a distribution to the partners in that project. The amended note payable accrues interest at an annual rate equal to the applicable LIBOR rate, as chosen by the Company, plus an additional margin of 1.00% (7.15% at December 31, 1999). The amended note payable also provides for a $5 million letter of credit to secure the project's obligation to pay debt service. Cogentrix Energy, Inc. has indemnified the lenders of the note payable for any cash deficits the Hopewell Facility could experience as a result of incurring certain costs, subject to a cap of $10.6 million.

           COGENTRIX DELAWARE HOLDINGS, INC. AND SUBSIDIARY COMPANIES

     An extraordinary loss of $2.4 million was recorded in the first quarter of 1998 related to the write-off of unamortized deferred financing costs from the original project debt and a swap termination fee on an interest rate swap agreement hedging the original project debt. The Company's share of this extraordinary loss of approximately $700,000, net of a tax benefit of approximately $500,000 and minority interest of $1.2 million, is shown in the accompanying consolidated statements of income.

PORTSMOUTH FACILITY:

     The Portsmouth Facility's project debt agreement was amended in December 1997, resulting in the extension of the final maturity of the loan by three months to December 31, 2002. The amended terms of the loan agreement also increased the outstanding credit commitment from the project lenders to $43.5 million in the form of a revolving credit facility. As of December 31, 1999, the balance outstanding under the credit facility is approximately $41,600,000, of which $20,400,000 was outstanding under the revolving credit facility. The amended terms of the loan agreement provide for interest to accrue at an annual rate equal to the applicable LIBOR rate, as chosen by the Company, plus an additional margin of 1.0% (7.15% at December 31, 1999). The banks' outstanding credit commitment under the loan agreement is reduced quarterly, with interest payable the earlier of the maturity of the applicable LIBOR term or quarterly through December 2002. The loan agreement also provides for a $6 million letter of credit to secure the project's obligations to pay debt service. Cogentrix Energy, Inc. has indemnified the lenders of the senior credit facility for any cash deficits the Portsmouth Facility could experience as a result of incurring certain costs, subject to a cap of $30 million.

     An extraordinary loss of $2,458,000 was recorded in the year ended December 31, 1997 related to the write-off of unamortized deferred financing costs from the original senior loan of $1,395,000 and net swap termination fees of $1,063,000 related to interest rate swap agreements hedging the original project debt. This extraordinary loss is shown net of a tax benefit of $956,000 in the accompanying consolidated statement of income.

ROCKY MOUNT FACILITY:

     The note payable to financial institution consists of a $120,182,000 senior loan which accrues interest at a fixed annual rate of 7.58%. Payment of principal and interest is due quarterly through December 2013.

RINGGOLD FACILITY (SEE NOTE 14):

     The note payable to banks consists of a senior loan which accrues interest at an annual rate equal to the applicable LIBOR rate, as chosen by the Company, plus 1.35% per annum (7.36% at December 31, 1999). Interest is payable at the earlier of the maturity of the applicable LIBOR term or quarterly in arrears. Payments of principal under the senior loan are due semiannually through April 2004.

     In January 1998, the Company signed an agreement with Pennsylvania Electric Company ("Penelec") to terminate its power purchase agreement (the "Penelec Termination Agreement"). The Penelec Termination Agreement was the result of a request for proposals from the utility to buy-back or restructure power sales agreements issued to all major operating independent power producers in Penelec's territory in April 1997. The Penelec Termination Agreement provides for a payment to the project subsidiary of approximately $20.4 million, which will be sufficient to retire all of the project subsidiary's outstanding debt. The buy-back of the power purchase agreement is subject to the issuance of a satisfactory final order by the Pennsylvania Public Utility Commission, which is not subject to appeal, granting Penelec the authority to fully recover from its customers the consideration paid under the buyout agreement. Management does not expect the termination of this project subsidiary's power purchase agreement, if it occurs, this event to have an adverse impact on the Company's consolidated results of operations or financial position.

           COGENTRIX DELAWARE HOLDINGS, INC. AND SUBSIDIARY COMPANIES

RICHMOND FACILITY:

     Commercial paper notes outstanding are supported by an irrevocable, direct-pay letter of credit provided by a syndicate of banks (the "Banks"). The maximum amount of commercial paper notes supported by the letter of credit is $124,600,000 as of December 31, 1999. The annual interest rate incurred is the yield on the commercial paper notes plus a 1.25% to 1.50% per annum fee (weighted average rate of 7.27% at December 31, 1999) paid to the Banks for providing the letter of credit.

     Tax-exempt industrial development bonds (the "Bonds") have been issued to support the purchase of certain pollution control and solid waste disposal equipment for the Facility ($48 million outstanding at December 31, 1999 and 1998). Principal and interest payments on the Bonds are supported by an irrevocable, direct-pay letter of credit provided by the Banks. The annual interest rate is the yield on the Bonds plus a 1.25% to 1.50% per annum fee (5.6% at December 31, 1999). The letters of credit described above are part of one credit facility (the "Credit Facility"). The Credit Facility provides for commitment reductions through September 2007.

ELIZABETHTOWN, LUMBERTON AND KENANSVILLE FACILITIES:

     The project debt on the Elizabethtown, Lumberton and Kenansville Facilities consists of a senior note payable that accrues interest at an annual rate equal to the applicable LIBOR rate, as chosen by the Company, plus 1% (7.21% at December 31, 1999). Principal is payable quarterly with interest payable at the earlier of the maturity of the applicable LIBOR term or quarterly through September 2000. The senior credit facility also provides for a $3.3 million letter of credit to secure the project's obligations to pay debt service.

ROXBORO AND SOUTHPORT FACILITIES:

     The project debt agreement for the Roxboro and Southport Facilities consists of a senior note payable that accrues interest at an annual rate equal to the applicable LIBOR rate, as chosen by the Company, plus 1% through September 2001 and 1.125% thereafter (7.21% at December 31, 1999). Principal is payable quarterly with interest payable at the earlier of the maturity of the applicable LIBOR term or quarterly through June 2002. The senior credit facility also provides for a $6.5 million letter of credit to secure the project's obligations to pay debt service.

COTTAGE GROVE AND WHITEWATER FACILITIES:

     The project debt of the Cottage Grove and Whitewater Facilities consist of the following senior secured bonds (dollars in thousands):

7.19% Senior Secured Bonds due June 30, 2010................  $105,551
8.08% Senior Secured Bonds due December 30, 2016............   226,449
                                                              --------
                                                              $332,000
                                                              ========

     Interest and principal is payable on these bonds semi-annually on June 30 and December 30 of each year. Principal payments commence on June 30, 2000 for the 2010 Bonds and December 30, 2010 for the 2016 Bonds.

     In December 1998, Cogentrix Mid-America, Inc., a wholly-owned subsidiary, which holds the Company's interest in the Cottage Grove and Whitewater Facilities entered into a credit agreement with a bank to provide for a $25 million revolving credit facility available in a form of the issuance of letters of credit to support the debt reserve requirements for the 2010 and 2016 Bonds which vary from $12.9 million to $28.1 million over the term of the Bonds. The credit agreement also provides for direct advances

           COGENTRIX DELAWARE HOLDINGS, INC. AND SUBSIDIARY COMPANIES up to the amount of any excess of the $25 million commitment over the then debt service reserve requirement. As of December 31, 1999, letters of credit totalling $14.1 million were issued and outstanding under the credit agreement.

BATESVILLE FACILITY:

     The project debt of the Batesville Facility consist of the following senior secured bonds (dollars in thousands):

7.16% Senior Secured Bonds due January 15, 2014.............  $150,000
8.16% Senior Secured Bonds due June 15, 2025................   176,000
                                                              --------
                                                              $326,000
                                                              ========

     Interest and principal is due on these bonds semi-annually on January 15 and July 15 each year. Principal payments commence on July 15, 2001 for the 2014 Bonds, and July 15, 2014 for the 2025 Bonds.

JENKS FACILITY:

     The construction loan agreement for the Jenks facility consists of a construction note payable up to $350 million to construct an 800 megawatt, combined cycle, natural gas-fired generating facility. The construction loan will convert to a term loan, due December 2006, upon commencement of commercial operations. The loan agreement provides for interest to accrue at an annual rate equal to the applicable LIBOR rate, as chosen by the Company, plus 1.25% to 2.25% per annum. The loan facility also provides for an $8 million letter of credit to secure the project's obligation to pay debt service.

     In accordance with the terms of the project financing agreements, the Company is committed to provide an equity contribution to the project subsidiary of approximately $56.9 million upon the earliest to occur of (a) an event of default under the project subsidiary's financing agreement, (b) the incurrence of construction costs after all project financing has been expended or (c) June 24, 2002. The equity contribution commitment will be reduced by approximately $8.2 million upon the project subsidiary's receipt of a waste water discharge permit. This equity contribution commitment is supported by a letter of credit, which is provided under the corporate credit facility. Subsequent to December 31, 1999, the project subsidiary received the waste water discharge permit and the equity contribution was reduced to $48.7 million.

CEA CREDIT FACILITY:

     In September 1999, one of the Company's wholly-owned subsidiaries, Cogentrix Eastern America, Inc., formed to hold the Company's ownership interest in twelve electric generating facilities acquired in the BGCI Acquisition, entered into a $75 million, three-year credit facility. The commitment under this facility reduces to $67.5 million after one year and to $60 million after two years. As of December 31, 1999, advances totaling $66.4 million were outstanding under this facility.

INTEREST RATE PROTECTION AGREEMENTS:

     The Company has entered into interest rate cap and interest rate swap agreements (see Note 11) to manage its interest rate risk on its variable-rate project financing debt. The notional amounts of debt covered by these agreements as of December 31, 1999 and 1998 were approximately $263,279,000 and $343,112,000, respectively. The agreements effectively change the interest rate on the portion of debt covered by the notional amounts from a weighted average variable rate of 7.2% at December 31, 1999 to a weighted average effective rate of 7.1% at December 31, 1999. These agreements expire at various dates through July 2006.

           COGENTRIX DELAWARE HOLDINGS, INC. AND SUBSIDIARY COMPANIES

     The project financing debt is substantially non-recourse to Holdings. The project financing agreements of the subsidiaries place limitations on the payment of dividends, limit additional indebtedness, and restrict the sale of assets. The project financing agreements also require certain cash to be held with a trustee as security for future debt service payments. In addition, the Facilities, as well as the long-term contracts which support them, are pledged as collateral for the Company's obligations under the project financing agreements.

     The ability of the subsidiaries to pay dividends and management fees periodically to Holdings is subject to certain limitations in their respective financing documents. Such limitations generally require that: (i) debt service payments be current, (ii) debt service coverage ratios be met, (iii) all debt service and other reserve accounts be funded at required levels, and (iv) there be no default or event of default under the relevant credit documents. Dividends, when permitted, are declared and paid immediately to Holdings at the end of such period.

     Future maturities of long-term debt at December 31, 1999, net of unamortized issue discounts on commercial paper notes, are as follows (dollars in thousands):

YEAR ENDED
DECEMBER 31,
------------
2000........................................................   $   90,114
2001........................................................       85,911
2002........................................................      124,949
2003........................................................       34,789
2004........................................................       38,206
Thereafter..................................................      877,773
                                                               ----------
                                                               $1,251,742
                                                               ==========

     Cash paid for interest on the Company's long-term debt amounted to $61,032,000, $66,899,000, and $44,708,000 for the years ended December 31, 1999,
1998 and 1997, respectively.

7. SALES TYPE CAPITAL LEASE

     The power purchase agreements acquired by the Company as a result of the LS Power Acquisition have characteristics similar to leases in that the agreements confer to the purchasing utility the right to use specific property, plant and equipment. At the commercial operations date, the partnerships accounted for the power purchase agreements as "sales-type" capital leases in accordance with SFAS No. 13, "Accounting for Leases".

     The components of the net investment in the leases at December 31, 1999 and 1998 are as follows (dollars in thousands):

                                                                 1999         1998
                                                              ----------   ----------
Gross Investment in Leases..................................  $1,097,787   $1,140,909
Unearned Income on Leases...................................    (597,592)    (642,295)
                                                              ----------   ----------
Net Investment in Leases....................................  $  500,195   $  498,614
                                                              ==========   ==========

     Gross investment in leases represents total capacity payments receivable over the terms of the power purchase agreements, net of executory costs, which are considered minimum lease payments in accordance with SFAS No. 13.

           COGENTRIX DELAWARE HOLDINGS, INC. AND SUBSIDIARY COMPANIES

     Estimated minimum lease payments over the remaining term of the power purchase agreements as of December 31, 1999 are as follows (dollars in thousands):

2000........................................................  $   45,180
2001........................................................      45,187
2002........................................................      47,253
2003........................................................      49,052
2004........................................................      50,957
Thereafter..................................................     860,158
                                                              ----------
          Total.............................................  $1,097,787
                                                              ==========

8. INCOME TAXES

     The Company files a consolidated federal tax return with the Parent, but records its income tax provisions on a separate-entity basis for financial reporting purposes. Deferred income tax assets and liabilities are recognized for the estimated future income tax effect of temporary differences between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets are also established for the estimated future effect of net operating loss and tax credit carryforwards when it is more likely than not that such assets will be realized. Deferred taxes are calculated based on provisions of the enacted tax law.

     Reconciliations between the federal statutory income tax rate and Holdings' effective income tax rate are as follows:

                                                                  YEARS ENDED
                                                                  DECEMBER 31,
                                                              --------------------
                                                              1999    1998    1997
                                                              ----    ----    ----
Federal statutory tax rate..................................  35.0%   35.0%   35.0%
State income taxes, net of loss carryforwards and federal
  tax impact................................................   4.7     3.4     3.4
Other.......................................................   0.6     1.4    (0.9)
                                                              ----    ----    ----
Effective tax rate..........................................  40.3%   39.8%   37.5%
                                                              ====    ====    ====

     The net current and noncurrent components of deferred income taxes reflected in the accompanying consolidated balance sheets as of December 31, 1999 and 1998 are as follows (dollars in thousands):

                                                                 DECEMBER 31,
                                                              ------------------
                                                                1999      1998
                                                              --------   -------
Net current deferred tax liability (asset)..................  $    788   $(1,757)
Net noncurrent deferred tax liability.......................   129,193    91,460
                                                              --------   -------
Net deferred tax liability..................................  $129,981   $89,703
                                                              ========   =======

           COGENTRIX DELAWARE HOLDINGS, INC. AND SUBSIDIARY COMPANIES

9. COMMITMENTS AND CONTINGENCIES

     Parent Debt Guaranteed by the Holdings -- Holdings has guaranteed all of the Parent's existing and future senior unsecured debt for borrowed money. This guarantee was given to the lenders under the Parent's corporate credit facility and terminates, unless the term of the credit agreement is extended, when the credit agreement for the corporate credit facility terminates in 2002 (see Notes 1 and 14). The agreement under which the guarantee was given provides that the terms or provisions of the guarantee may be waived, amended, supplemented or otherwise modified at any time and from time to time by Holdings and the agent bank for the lenders under the Parent's corporate facility. The Parent's senior unsecured debt is as follows:

     SENIOR NOTES (SEE NOTE 14)

          On March 15, 1994, the Parent issued $100 million of registered, unsecured senior notes due 2004 (the "2004 Notes") in a public debt offering. The 2004 Notes were priced at par to yield 8.10%. The Senior Notes require annual sinking fund payments beginning in March 2001.

          On October 20, 1998, the Parent issued $220 million of registered, unsecured 8.75% senior notes due 2008 (the "2008 Notes"). These notes were issued at a discount resulting in an effective rate of approximately 8.82%. On November 25, 1998, the Company issued an additional $35 million of the 2008 Notes at a premium resulting in an effective rate of approximately 7.95%.

     CORPORATE CREDIT FACILITY (SEE NOTE 14)

          In May 1997, the Parent entered into a credit agreement with Australia and New Zealand Banking Group Limited, as agent for a group of lending banks. In October 1998, the Parent amended and restated the corporate credit facility to provide for $125 million of revolving credit available through October 2002 in the form of direct advances or the issuance of letters of credit (the "Corporate Credit Facility"). As of December 31, 1999, the Parent has used this credit facility to issue approximately $117 million of letters of credit in connection with investments made in electric-generating plants, and two plants under construction. Subsequent to December 31, 1999, the Corporate Credit Facility was amended to provide for $175 million of revolving credit and to modify the covenants. The revolving credit facility has been extended through October 2002.

     Long-Term Contracts -- The Company has several long-term contractual commitments that comprise a significant portion of its financial obligations. These contractual commitments with original terms varying in length from 10 to 30 years are the basis for a major portion of the revenue and operating expenses recognized by the Company and provide for specific services to be provided at fixed or indexed prices. The major long-term contractual commitments are as follows:

     (i) The Company is required to sell electricity generated by each Facility to a Utility and the Utility is required to purchase this electricity or make capacity payments at pre-established or annually escalating prices.

     (ii) The Company is required to sell and the Steam Purchaser is required to purchase a minimum amount of process steam from each Facility for each contract year. The Steam Purchaser is generally required to purchase its entire steam requirements from the Company. The purchase price of steam under these contracts escalates annually or is fixed and determinable during the term of the contracts.

     (iii) The Company is obligated to purchase and fuel suppliers are required to supply all of the fuel requirements of each Facility. Fuel requirements include the quality and estimated quantity of fuel required to operate each Facility. The price of fuel escalates annually for the term of each contract.

           COGENTRIX DELAWARE HOLDINGS, INC. AND SUBSIDIARY COMPANIES

     In addition, the Company has transportation contracts with various entities to deliver the fuel to each Facility. These contracts also provide for annual escalations throughout the term of the contracts.

     Effective September 1996, the Company amended the power sales agreements on its Lumberton, Elizabethtown, Kenansville, Roxboro and Southport Facilities. These amendments provide the purchasing utility additional rights related to the dispatch of the Facilities and eliminated the purchase options which the utility held related to the Roxboro and Southport Facilities.

     The Company has also amended the power sales agreement on its Portsmouth Facility and Hopewell Facility, effective December 1997 and February 1998, respectively. These amendments provide the purchasing utility additional rights related to the dispatch of these Facilities. The terms of Portsmouth's amended power sales agreement also eliminated Portsmouth's accrued obligation to return previously disallowed capacity payments to the purchasing utility.

     Under the terms of certain contracts with electricity purchasers, the Company is obligated to pay up to $37,350,000 in aggregate liquidated damages to the respective electricity purchasers if the respective facility does not demonstrate certain operating and reliability standards. Banks have issued letters of credit, non-recourse to us and our Parent, in favor of electricity purchasers which secure the Company's obligations to the electricity purchasers under this provision of the contracts.

     Under certain power sales agreements, the Utility is permitted to reduce future payments or recover certain payments previously made upon the occurrence of certain events, which include a state utility commission prohibiting the Utility from recovering such payments made under such power sales agreement. However, in most cases, the Utility is prohibited from reducing or recovering such payments prior to the maturity date of the original project financing debt.

     Guarantees -- In connection with its substantially non-recourse project financings and certain other subsidiary contracts, the Parent and its subsidiary, Cogentrix, Inc. have expressly undertaken certain limited obligations and commitments, most of which will only be effective or will be terminated upon the occurrence of future events. These obligations and commitments include guarantees by Cogentrix, Inc. of a certain subsidiary's obligation capped at $1.5 million and certain subsidiaries' performance under their contracts with one Utility.

     Claims and Litigation -- One of the Company's indirect, wholly-owned subsidiaries is party to certain product liability claims related to the sale of coal combustion by-products for use in various construction projects. Management cannot currently estimate the range of possible loss, if any, the Company will ultimately bear as a result of these claims. However, the Company's management believes -- based on its knowledge of the facts and legal theories applicable to these claims and after consultations with various counsel retained to represent the subsidiary in the defense of such claims -that the ultimate resolution of these claims should not have a material adverse effect on the Company's consolidated financial position or results of operations.

     In addition to the litigation described above, the Company experiences other routine litigation in the normal course of business. The Company's management is of the opinion that none of this routine litigation will have a material adverse impact on its consolidated financial position or results of operations.

10. FUNDS HELD BY TRUSTEES

     The majority of revenue received by the Company is required by the terms of various credit agreements to be deposited in accounts administered by certain banks (the "Trustees"). The Trustees invest funds held in these accounts at the direction of the Company. These accounts are established for the purpose of depositing all receipts and monitoring all disbursements of each Facility. In addition, special

           COGENTRIX DELAWARE HOLDINGS, INC. AND SUBSIDIARY COMPANIES accounts are established to provide debt service payments and income taxes. The funds in these accounts are pledged as security under the project financing agreements of each subsidiary.

     Funds held by the Trustees were approximately $110,945,000 and $47,188,000 at December 31, 1999 and 1998, respectively. Debt service account balances are reflected as restricted cash, whereas all other accounts are classified as cash and cash equivalents in the accompanying consolidated balance sheets.

11. FAIR VALUE OF FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISKS

     The Company invests its temporary cash balances in U.S. government obligations, corporate obligations and financial instruments of highly-rated financial institutions. A substantial portion of the Company's accounts receivable are from two major regulated electric utilities and the associated credit risks are limited.

     The carrying values reflected in the accompanying consolidated balance sheets at December 31, 1999 and 1998, approximate the fair values for cash and cash equivalents and variable-rate long-term debt. Investments in certificates of deposit and restricted investments are included in restricted cash and are reported at fair market value, which approximates cost, at December 31, 1999 and 1998. The fair value of the Company's fixed-rate borrowings at December 31, 1999 and 1998 is $17,989,000 and $62,613,000 greater than the historical carrying value of $778,181,000 and $518,035,000, respectively. In making such calculations, the Company utilized credit reviews, quoted market prices and discounted cash flow analyses, as appropriate.

     The Company is exposed to credit-related losses in the event of non-performance by counterparties to the Company's interest rate protection agreements (see Note 6). The Company does not obtain collateral or other security to support such agreements but continually monitors its positions with, and the credit quality of, the counterparties to such agreements. As of December 31, 1999 and 1998, the net unrealized gain (loss) on the interest rate protection agreements was $2,325,000 and $(6,086,000), respectively.

12. RELATED PARTY TRANSACTIONS

     The Company has had transactions in the normal course of business with various affiliate corporations including the Parent. The Company had notes receivable due from Parent of $76,410,000 and $57,348,000 as of December 31, 1999 and 1998, respectively. These notes accrue interest at the prime rate and principal and interest are due upon demand. The Company also had note payables due to the Parent of $4,815,000 and $6,010,000 as of December 31, 1999 and 1998, respectively. These notes consist primarily of working capital loans which accrue interest at the prime rate. Principal and interest of these notes are due upon demand.

13. SUBSEQUENT EVENT

RATHDRUM, IDAHO FACILITY

     On March 9, 2000, Rathdrum Power, LLC ("Rathdrum Power") entered into a credit agreement with a bank, as agent for a group of lending banks, and a financial institution which provides up to $126.0 million in borrowings and a $5.0 million debt service reserve letter of credit. Proceeds from the credit agreement will be used to construct an approximate 270 megawatt combined-cycle natural gas-fired generating facility located in Rathdrum, Idaho. Rathdrum Power is owned 51% by a wholly-owned project subsidiary of the Company and 49% by Avista Power, Inc. The Company has committed to provide an equity contribution to the project subsidiary of approximately $16.7 million upon the earliest to occur of (a) an event of default under the project subsidiary's financing agreement, (b) the incurrence of construction costs after all project financing has been expended, or (c) October 1, 2002. This equity contribution commitment is supported by a letter of credit, which is provided under the Parent's corporate

           COGENTRIX DELAWARE HOLDINGS, INC. AND SUBSIDIARY COMPANIES credit facility. An indirect, wholly-owned subsidiary of Holdings has entered into an engineering, procurement and construction contract (the "EPC Contract") with Rathdrum Power to construct the Rathdrum facility. The Parent has guaranteed this subsidiary's obligations under the EPC Contract. Holding's expects the Rathdrum facility, which the Company will operate, to begin operation in late 2001. Electricity generated by the Rathdrum facility will be sold under a 25-year power purchase agreement with Avista Turbine Power, Inc. ("Avista Turbine"). In addition, Avista Turbine will supply fuel to the Rathdrum facility.

     The credit agreement provides borrowings up to $49.0 million from the financial institution and $77.0 million from the banks. The financial institution loans accrue interest at 8.56% per annum and have a term equal to the construction period plus 25 years and the bank loans accrue interest at the applicable LIBOR rate plus an applicable margin ranging from 1.25% to 2.25% and will have a term equal to the construction period plus periods up to 18 years. At March 31, 2000, $26.9 million of bank loans were outstanding.

14. SUBSEQUENT EVENTS (UNAUDITED)

STERLINGTON, LOUISIANA FACILITY

     On August 17, 2000, Ouachita Power, LLC ("Ouachita"), an indirect, wholly-owned subsidiary of the Company, entered into a credit agreement with a bank, as agent for several banks and other financial institutions which provides up to $460.0 million in borrowings, a credit support letter of credit in the maximum amount of $30.0 million, and a $10.0 million debt service reserve letter of credit. The proceeds of the borrowing will be used to construct an 816 megawatt, combined-cycle, natural gas-fired electric generating facility located near the city of Sterlington, Louisiana. Ouachita is owned 100% by a project subsidiary of Holdings. The Company has committed to provide an equity contribution to the project subsidiary of approximately $61.6 million upon the earliest to occur of (a) an event of default under the project financing agreements, (b) the incurrence of construction costs after all project financing has been expended, or (c) June 1, 2002. The equity contribution commitment is supported by a letter of credit, which is provided under the Parent's corporate credit facility. Holdings expects the Ouachita facility, which the Company will operate, to begin operations in mid-2002. Electricity generated by the facility will be sold under a 15-year power purchase agreement with Dynegy Power Marketing Inc ("Dynegy"). An affiliate of Dynegy will supply fuel to the Ouachita facility.

     The borrowings under the credit agreement accrue interest per annum at an annual rate equal to the applicable LIBOR rate plus 1.25% during the construction period. The construction loans convert to term loans on the earliest to occur of (a) the commencement of commercial operations, or (b) June 1, 2002. The term loans accrue interest per annum at an annual rate equal to the applicable LIBOR rate plus 1.30% to 1.63%. The term loans mature 5 years after the commencement of commercial operations.

RINGGOLD, PENNSYLVANIA FACILITY

     On September 1, 2000, the Company received approximately $18.0 million as consideration for the execution of the Penelec Termination Agreement. A portion of the proceeds were used to retire the entire amount of the project subsidiary's outstanding debt. In conjunction with this termination, the Company discontinued operation of the facility. The Company expects to record a gain of approximately $13.0 million, net of transaction costs.

PARENT CORPORATE CREDIT FACILITY AMENDMENT

     During September 2000, the Corporate Credit Facility was amended to increase available commitments from $175.0 million to $250.0 million, to modify certain covenants, to reduce the

           COGENTRIX DELAWARE HOLDINGS, INC. AND SUBSIDIARY COMPANIES commitment fee to 37.5 basis points per annum when greater than 50% of the available commitments are utilized and to extend the facility through October 2003.

PARENT 2008 NOTES

     On September 22, 2000, the Parent privately placed a total of $100.0 million of additional 2008 Notes. The Parent sold these 2008 Notes at a discount resulting in an effective rate of approximately 8.86%.

NEW ACCOUNTING PRONOUNCEMENT

     In December 1999 the SEC issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements". In June 2000 the SEC amended SAB 101 to delay the implementation date until no later than the fourth fiscal quarter of fiscal year beginning after December 15, 1999. SAB 101, which the Company will implement by the fourth quarter of 2000, provides the SEC Staff's views in applying generally accepted accounting principles to selected revenue recognition issues. The Company does not expect the adoption of SAB 101 to have a material impact on its results of operations, financial position or cash flows.

                                                                      SCHEDULE I

                       COGENTRIX DELAWARE HOLDINGS, INC.

                     CONDENSED BALANCE SHEETS OF REGISTRANT
                           DECEMBER 31, 1999 AND 1998
                             (DOLLARS IN THOUSANDS)

                                                                1999        1998
                                                              ---------   ---------
                                      ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $     580   $  12,535
  Accounts receivable.......................................      8,473      16,216
                                                              ---------   ---------
          Total current assets..............................      9,053      28,751
INVESTMENT IN SUBSIDIARIES (ON THE EQUITY METHOD)...........    151,303     (63,664)
OTHER ASSETS:
  Notes receivable from affiliates..........................    229,789     412,760
  Other.....................................................     23,842      12,638
                                                              ---------   ---------
          Total other assets................................    253,631     425,398
                                                              ---------   ---------
          Total Assets......................................  $ 413,987   $ 390,485
                                                              =========   =========
                       LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
  Accounts payable..........................................         --          79
                                                              ---------   ---------
          Total current liabilities.........................         --          79
LONG-TERM LIABILITIES:
  Deferred income taxes.....................................     23,570      17,372
                                                              ---------   ---------
          Total liabilities.................................     23,570      17,451
                                                              ---------   ---------
SHAREHOLDER'S EQUITY:
  Common stock..............................................          1           1
  Additional paid-in capital................................    610,458     522,381
  Accumulated comprehensive loss............................     (1,144)        (15)
  Accumulated deficit.......................................   (218,898)   (149,333)
                                                              ---------   ---------
          Total shareholder's equity........................    390,417     373,034
                                                              ---------   ---------
Total liabilities and shareholder's equity..................  $ 413,987   $ 390,485
                                                              =========   =========

     The accompanying condensed notes to condensed financial statements are an integral part of this schedule.

                                                                      SCHEDULE I

                      COGENTRIX OF DELAWARE HOLDINGS, INC.

                  CONDENSED STATEMENTS OF INCOME OF REGISTRANT
              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
                             (DOLLARS IN THOUSANDS)

                                                               1999      1998      1997
                                                              -------   -------   -------
OPERATING REVENUE...........................................  $    --   $    --   $    --
OPERATING EXPENSES:
  General, administrative and development expenses..........      (21)      (69)     (126)
                                                              -------   -------   -------
OPERATING LOSS..............................................      (21)      (69)     (126)
                                                              -------   -------   -------
OTHER INCOME:
  Investment and other income...............................   15,998    22,234    10,472
                                                              -------   -------   -------
          Total other income................................   15,998    22,234    10,472
                                                              -------   -------   -------
INCOME BEFORE INCOME TAXES..................................   15,977    22,165    10,346
INCOME TAX PROVISION........................................   (6,199)   (9,056)   (4,138)
EQUITY IN EARNINGS OF SUBSIDIARIES..........................   62,528    40,364    25,677
                                                              -------   -------   -------
NET INCOME..................................................  $72,306   $53,473   $31,885
                                                              =======   =======   =======

     The accompanying condensed notes to condensed financial statements are an integral part of this schedule.

                                                                      SCHEDULE I

                       COGENTRIX DELAWARE HOLDINGS, INC.

                CONDENSED STATEMENTS OF CASH FLOWS OF REGISTRANT
              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
                             (DOLLARS IN THOUSANDS)

                                                                1999        1998       1997
                                                              ---------   ---------   -------
NET CASH FLOW PROVIDED BY OPERATING
  ACTIVITIES................................................  $  81,198   $  53,632   $43,380
                                                              ---------   ---------   -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Investments in subsidiaries...............................   (222,330)       (526)  (10,204)
                                                              ---------   ---------   -------
     Net cash used in investing activities..................   (222,330)       (526)  (10,204)
                                                              ---------   ---------   -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Decrease (increase) in notes receivable from affiliates...    182,971    (291,492)  (20,800)
  Contributed capital from Parent...........................     88,077     298,312    45,194
  Dividends paid to Parent..................................   (141,871)    (97,604)  (53,689)
                                                              ---------   ---------   -------
     Net cash flows provided by (used in) financing
       activities...........................................    129,177     (90,784)  (29,295)
                                                              ---------   ---------   -------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS..........................................    (11,955)    (37,678)    3,881
CASH AND CASH EQUIVALENTS, beginning of period..............     12,535      50,213    46,332
                                                              ---------   ---------   -------
CASH AND CASH EQUIVALENTS, end of period....................  $     580   $  12,535   $50,213
                                                              =========   =========   =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION -- CASH DIVIDENDS RECEIVED....................  $  69,890   $  58,780   $30,648
                                                              =========   =========   =======

     The accompanying condensed notes to condensed financial statements are an integral part of this schedule.

                                                                      SCHEDULE I

                       COGENTRIX DELAWARE HOLDINGS, INC.

             NOTES TO CONDENSED FINANCIAL STATEMENTS OF REGISTRANT

1. SIGNIFICANT ACCOUNTING POLICIES

     These condensed notes should be read in conjunction with the consolidated financial statements, and accompanying notes.

     Accounting for Subsidiaries -- Cogentrix Delaware Holdings, Inc. ("Holdings") has accounted for its investment in and earnings of its subsidiaries on the equity method in the condensed financial information.

     Income Taxes -- The benefit for income taxes has been computed based on the Company's consolidated effective income tax rate.

     Change of Fiscal Year -- Effective January 1, 1998, Cogentrix Energy, Inc. (the "Parent") changed its fiscal year to commence on January 1 and conclude on December 31 of each year. Cogentrix Energy, Inc.'s fiscal year previously commenced each July 1, concluding on June 30 of the following calendar year. Cogentrix Energy has restated its financial statements for the years ending December 31, 1997 fiscal year to a calendar year basis.

2. GUARANTEE OF PARENT DEBT

     Holdings has guaranteed all of the existing and future senior, unsecured outstanding indebtedness for borrowed money of the Parent. This guarantee, provided for in the credit agreement for the Corporate Credit Facility, expires by its terms in 2002, unless the term of the credit agreement is extended. The agreement under which the guarantee was given provides that the terms or provisions of the guarantee may be waived, amended, supplemented or otherwise modified at any time and from time to time by Holdings and the agent bank for the lenders under the credit agreement. The Parent's senior, unsecured outstanding indebtedness is as follows:

     SENIOR NOTES

          On March 15, 1994, Cogentrix Energy, Inc. issued $100 million of registered, unsecured senior notes due 2004 (the "2004 Notes") in a public debt offering. The 2004 Notes were priced at par to yield 8.10%. The 2004 Notes require annual sinking fund payments beginning in March 2001.

          On October 20, 1998, Cogentrix Energy, Inc. issued $220 million of registered, unsecured 8.75% senior notes due 2008 (the "2008 Notes"). These notes were issued at a discount resulting in an effective rate of approximately 8.824%. On November 25, 1998, the Company issued an additional $35 million of the 2008 Notes at a premium resulting in an effective rate of approximately 7.95%. See Note 14 to the consolidated financial statements for additional discussion.

     CORPORATE CREDIT FACILITY

          In May 1997, the Parent entered into a credit agreement with Australia and New Zealand Banking Group Limited, as agent for a group of lending banks. In October 1998, the Company amended and restated the corporate credit facility to provide for $125 million of revolving credit available through October 2002 in the form of direct advances or the issuance of letters of credit (the "Corporate Credit Facility"). As of December 31, 1999, the Company has used this credit facility to issue approximately $117 million of letters of credit in connection with investments made in electric-generating plants, and two plants under construction. Subsequent to December 31, 1999, the Corporate Credit Facility was amended to provide for $175 million of revolving credit and to modify the covenants. The revolving credit facility has been extended through October 2002. See Note 14 to the consolidated financial statements for additional discussion.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY COGENTRIX ENERGY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF COGENTRIX ENERGY SINCE THE DATE AS OF WHICH INFORMATION IS GIVEN IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.


                                   COGENTRIX

                                  ENERGY, INC.

                                 EXCHANGE OFFER

                       FOR $100,000,000 OUTSTANDING 8.75%

                             SENIOR NOTES DUE 2008

                                (COGENTRIX LOGO)

                                  ------------

                                   PROSPECTUS


                             Dated November 8, 2000


                                  ------------


     EACH BROKER-DEALER THAT RECEIVES EXCHANGE NOTES FOR ITS OWN ACCOUNT PURSUANT TO THIS EXCHANGE OFFER MUST ACKNOWLEDGE THAT IT WILL DELIVER A PROSPECTUS IN CONNECTION WITH ANY RESALE OF THOSE EXCHANGE NOTES. THE LETTER OF TRANSMITTAL STATES THAT BY SO ACKNOWLEDGING AND BY DELIVERING A PROSPECTUS, A BROKER-DEALER WILL NOT BE DEEMED TO ADMIT THAT IT IS AN "UNDERWRITER" WITHIN THE MEANING OF THE SECURITIES ACT. THIS PROSPECTUS AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, MAY BE USED BY A BROKER-DEALER IN CONNECTION WITH RESALES OF EXCHANGE NOTES RECEIVED IN EXCHANGE FOR OUTSTANDING NOTES WHERE SUCH EXCHANGE NOTES WERE ACQUIRED BY SUCH BROKER-DEALER AS A RESULT OF MARKET-MAKING ACTIVITIES OR OTHER TRADING ACTIVITIES. COGENTRIX ENERGY HAS AGREED THAT, STARTING ON DECEMBER 8, 2000 AND ENDING ON THE CLOSE OF BUSINESS ON DECEMBER 8, 2001, IT WILL MAKE THIS PROSPECTUS AVAILABLE TO ANY BROKER-DEALER FOR USE IN CONNECTION WITH ANY SUCH RESALE. SEE "PLAN OF DISTRIBUTION."


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Cogentrix Energy, Inc.

     Cogentrix Energy is a North Carolina corporation Section 55-2-02 of the North Carolina Business Corporation Act (the "Business Corporation Act") enables a corporation in its articles of incorporation to eliminate or limit, with certain exceptions, the personal liability of a director for monetary damages for breach of duty as a director. No such provision is effective to eliminate or limit a director's liability for (i) acts or omissions that the director at the time of the breach knew or believed to be clearly in conflict with the best interests of the corporation, (ii) improper distributions described in Section 55-8-33 of the Business Corporation Act, (iii) any transaction from which the director derived an improper personal benefit or (iv) acts or omissions occurring prior to the date the exculpatory provision became effective. Cogentrix Energy's articles of incorporation limit the personal liability of its directors to the fullest extent permitted by the Business Corporation Act.

     Sections 55-8-50 through 55-8-58 of the Business Corporation Act permit a corporation to indemnify its directors and officers under either or both a statutory or nonstatutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director or officer of the corporation who was, is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative, because of the fact that such person was a director or officer of the corporation, or is or was serving at the request of such corporation as a director, officer, agent or employee of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses, including attorneys' fees, incurred in connection with a proceeding; provided that no such indemnification may be granted unless such director or officer (1) conducted himself or herself in good faith, (2) reasonably believed that (A) any action taken in his or her official capacity with the corporation was in the best interests of the corporation and (B) in all other cases, his or her conduct was at least not opposed to the corporation's best interests, and (3) in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In accordance with Section 55-8-55 of the Business Corporation Act, the determination of whether a director has met the requisite standard of conduct for the type of indemnification set forth above is made by the board of directors, a committee of directors, special legal counsel or the shareholders. A corporation may not indemnify a director under the statutory scheme in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding in which a director was adjudged liable on the basis of having received an improper personal benefit.

     In addition to, and notwithstanding the conditions of and limitations on indemnification described above under the statutory scheme, Section 55-8-57 of the Business Corporation Act permits a corporation in its articles of incorporation or bylaws or by contract or resolution to indemnify or agree to indemnify any of its directors or officers against liability and expenses, including attorneys' fees, in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation. Pursuant to this nonstatutory scheme, Cogentrix Energy's bylaws provide for indemnification to the fullest extent permitted by law of (1) any person who at any time serves or has served as an officer, serving in a capacity of vice president or any more senior officer, or a director of Cogentrix Energy, (2) any person who serves or has served in such capacity at the request of Cogentrix Energy for another corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan or
(3) any other persons as the directors of Cogentrix Energy may determine; provided such persons have not engaged in activities known or believed by the person who undertook them to be clearly in conflict with Cogentrix Energy's best interests when they occurred.

     Sections 55-8-52 and 55-8-56 of the Business Corporation Act require a corporation, unless its articles of incorporation provide otherwise, to indemnify against reasonable expenses incurred by a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was, or was threatened to be made, a party. Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification in view of all the relevant circumstances as provided in Sections 55-8-54 and 55-8-56 of the Business Corporation Act.

     In addition, Section 55-8-57 of the Business Corporation Act authorizes a corporation to purchase and maintain insurance on behalf of an individual who is or was a director or officer of the corporation against certain liabilities incurred by such persons, whether or not the corporation is otherwise authorized by the Business Corporation Act to indemnify such party.

     Cogentrix Energy maintains a directors and officers insurance policy which, subject to certain exceptions, insures the officers and directors of Cogentrix Energy from any claim arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of Cogentrix Energy.

     Cogentrix Delaware Holdings, Inc.

     Cogentrix Delaware Holdings is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") permits a corporation to indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding, whether criminal or civil, brought by a third party if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     In addition, Section 102 of the Delaware Law provides that a corporation may include in its certificate of incorporation a provision eliminating or limiting the personal liability of directors for monetary damages for breach of fiduciary duty, provided that such provision shall not eliminate or limit the liability of a director: (1) for any breach of the director's duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith that involve intentional misconduct or a knowing violation of the law; (3) conduct in violation of Section 174 of the Delaware Law (which section relates to unlawful distributions); or (4) for any transaction from which the director derived an improper personal benefit.

     Cogentrix Delaware Holdings' certificate of incorporation provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of Cogentrix Delaware Holdings or, while serving as a director or officer of Cogentrix Delaware Holdings, is or was serving at the request of Cogentrix Delaware Holdings as a director or officer, among others, of another corporation or of a partnership, joint venture, trust or other enterprise, including, service with respect to employee benefit plans, whether the basis of the proceeding is alleged action in an official capacity as a director or officer of Cogentrix Delaware Holdings or in any other capacity while serving as a director or officer of Cogentrix

Delaware Holdings, shall be indemnified and held harmless by Cogentrix Delaware Holdings to the fullest extent authorized by Delaware Law. Additionally, the officers and directors of Cogentrix Delaware Holdings are to be indemnified against all expense, liability and loss (including, without limitation, attorneys' fees) reasonably incurred or suffered by the person and the indemnification shall continue as to a person who has ceased to be a director or officer of Cogentrix Delaware Holdings and shall inure to the benefit of his or her heirs, executors and administrators. Under its certificate of incorporation, Cogentrix Delaware Holdings is to indemnify any person seeking indemnification in connection with a proceeding initiated by the person only if the proceeding was authorized by the board of directors of Cogentrix Delaware Holdings. The right to indemnification conferred in Cogentrix Delaware Holdings' certificate of incorporation is a contract right and includes the right to be paid by Cogentrix Delaware Holdings the expense incurred in defending any such proceeding in advance of its final disposition.

     Cogentrix Delaware Holdings' bylaws also provide that it shall indemnify to the fullest extent authorized by Delaware Law and the certificate of incorporation any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer, among others, of Cogentrix Delaware Holdings or any of its predecessors or serves or served any other enterprise as a director or officer, among others, at the request of Cogentrix Delaware Holdings or any of its predecessors.

     Cogentrix Delaware Holdings' certificate of incorporation allows Cogentrix Delaware Holdings to maintain insurance, at its expense, to protect any director and officer, among others, against any expense, liability or loss whether or not Cogentrix Delaware Holdings would have the power to indemnify the person against the expense, liability or loss under Delaware Law.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) EXHIBITS


DESIGNATION OF
   EXHIBIT                         DESCRIPTION OF EXHIBIT
--------------                     ----------------------
   2.1          Purchase Agreement, dated as of March 6, 1998, between
                Cogentrix Energy, Inc. and Bechtel Generating Company, Inc.
                (10.2). (*)(13)
   2.1(a)       Amendment No. 1, dated October 14, 1998, to Purchase
                Agreement, dated March 6, 1998, between Cogentrix Energy,
                Inc., a North Carolina corporation ("Buyer"), and Bechtel
                Generating Company, Inc., a Delaware corporation ("Seller").
                (21)
   2.2          Securities Purchase Agreement, dated March 6, 1998, by and among LS Power Corporation, a Delaware corporation, Granite
                Power Partners, L.P., a Delaware Limited partnership
                (collectively, the "Sellers"), Cogentrix Mid-America, Inc., a Delaware corporation, Cogentrix Cottage Grove, LLC, a
                Delaware limited liability Company, and Cogentrix
                Whitewater, LLC, a Delaware limited liability company
                (collectively, the "Purchasers") and Cogentrix Energy, Inc.
                (2). (12)
   3.1          Articles of Incorporation of Cogentrix Energy, Inc. (3.1).
                (1)
   3.2          Amended and Restated Bylaws of Cogentrix Energy, Inc., as
                amended (3.2). (11)
   4.1          Indenture, dated as of March 15, 1994, between Cogentrix
                Energy, Inc. and First Union National Bank of North
                Carolina, as Trustee, including form of 8.10% 2004 Senior
                Note (4.1). (3)
   4.2          Indenture, dated as of October 20, 1998, between Cogentrix
                Energy, Inc. and First Union National Bank, as Trustee,
                including form of 8.75% Senior Note (4.2). (14)
   4.3          First Supplemental Indenture, dated as of October 20, 1998, between Cogentrix Energy, Inc. and First Union National
                Bank, as Trustee (4.3). (14)
   4.4          Registration Agreement, dated as of September 22, 2000, by and among Cogentrix Energy, Inc., Salomon Smith Barney Inc.
                and CIBC World Markets Corp.+

DESIGNATION OF
   EXHIBIT                         DESCRIPTION OF EXHIBIT
--------------                     ----------------------
   4.5          Amendment No. 1 to the First Supplemental Indenture, dated as of November 25, 1998, between Cogentrix Energy, Inc. and
                First Union National Bank, as Trustee (4.6). (15)
   5.1          Opinion of Moore & Van Allen, PLLC.+
  10.1          Power Purchase and Operating Agreement, dated as of July 21,
                1986, between Cogentrix of Virginia, Inc. and Virginia
                Electric and Power Company, as amended (assigned to and
                assumed by Cogentrix Virginia Leasing Corporation)
                (Portsmouth Facility) (10.7). (1)
  10.1(a)       Third Amendment and Restatement of the Power Purchase and
                Operating Agreement, dated December 5, 1997, between
                Cogentrix Virginia Leasing Corporation and Virginia Electric
                and Power Company (Portsmouth Facility) (10.7(a)). (11)
  10.2          Power Purchase and Operating Agreement, dated as of January
                24, 1989, between Cogentrix of Rocky Mount, Inc. and
                Virginia Electric and Power Company, doing business in North
                Carolina as North Carolina Power, as amended (Rocky Mount
                Facility) (10.8). (1)
  10.3          Power Purchase and Operating Agreement, dated as of January
                24, 1989, between Cogentrix of Richmond, Inc. (formerly
                named Cogentrix of Petersburg, Inc.) and Virginia Electric and Power Company, as amended. (Richmond Facility, Unit I)
                (10.10). (1)
  10.4          Power Purchase and Operating Agreement, dated as of January
                24, 1989, between WV Hydro, Inc. and Virginia Electric and
                Power Company, as amended (assigned to and assumed by
                Cogentrix of Richmond, Inc.) (Richmond Facility, Unit II)
                (10.11). (1)
  10.5          Steam Purchase Agreement, dated as of December 31, 1985,
                between Cogentrix Virginia Leasing Corporation and
                Hoechst-Celanese Corporation (successor to Virginia
                Chemicals Inc.) (Portsmouth Facility) (10.19). (*)(2)
  10.6          Steam Purchase Agreement, dated as of November 15, 1988,
                between Cogentrix of Rocky Mount, Inc. and Abbott
                Laboratories, as amended (Rocky Mount Facility) (10.20).
                (*)(2)
  10.7          Steam Purchase Agreement, dated as of May 18, 1990, between
                Cogentrix of Richmond, Inc. and E.I. du Pont de Nemours and
                Company, as amended (Richmond Facility) (10.22). (*)(2)
  10.8          Coal Sales Agreement, dated as of December 15, 1986, among
                AgipCoal Sales USA, Inc. (formerly named Enoxy Coal Sales,
                Inc.), AgipCoal USA, Inc. (formerly named Enoxy Coal, Inc.)
                and Cogentrix Virginia Leasing Corporation (Portsmouth
                Facility) (10.27). (*)(2)
  10.8(a)       First Amendment to Coal Sales Agreement, dated September 29,
                1995, by and between Arch Coal Sales Company, Inc., and
                Cogentrix Virginia Leasing Corporation (Portsmouth Facility)
                (10.1). (6)
  10.8(b)       Second Amendment, dated as of April 20, 1999, to Coal Sales
                Agreement, dated as of December 15, 1986, by and between
                Cogentrix Virginia Leasing Corporation and Arch Coal Sales
                Company (Portsmouth Facility) (10.1). (*)(25)
  10.9          Coal Sales Agreement, dated as of October 1, 1989, among
                Agip Coal Sales USA, Inc., Laurel Creek Co., Inc. and
                Cogentrix of Rocky Mount, Inc., as amended (Rocky Mount
                Facility) (10.28). (*)(2)
  10.10         Coal Sales Agreement, dated as of February 15, 1990, among
                Electric Fuels Corporation, Kentucky May Coal Company, Inc.
                and Cogentrix of Richmond, Inc., as amended (Richmond
                Facility, Unit I) (10.31). (*)(2)

DESIGNATION OF
   EXHIBIT                         DESCRIPTION OF EXHIBIT
--------------                     ----------------------
  10.10(a)      Fourth Amendment to Coal Sales Agreement, dated as of July
                1, 1998, among Electric Fuels Corporation, Kentucky May Coal
                Company, Inc. and Cogentrix of Richmond, Inc. (Richmond
                Facility, Unit I) (10.10(a)). (*)(22)
  10.11         Coal Sales Agreement, dated as of January 1, 1990, between
                Coastal Coal Sales, Inc., and Cogentrix of Richmond, Inc.,
                as amended (Richmond Facility, Unit II) (10.32). (*)(2)
  10.12         Railroad Transportation Contract, dated as of December 22,
                1986, between Cogentrix Virginia Leasing Corporation, and
                Norfolk Southern Railway Company, as amended (Portsmouth
                Facility) (10.39). (*)(2)
  10.13         Barge Transportation Contract, dated as of December 23,
                1986, between Cogentrix Virginia Leasing Corporation and
                McAllister Brothers, Inc., as amended (Portsmouth Facility)
                (10.40). (1)
  10.14         Railroad Transportation Contract, dated as of September 26,
                1989, between Cogentrix of Rocky Mount, Inc. and CSX
                Transportation, Inc., as amended (Rocky Mount Facility)
                (10.41). (*)(2)
  10.14(a)      Fourth Amendment, dated as of August 23, 1995, to the
                Railroad Transportation Contract, dated as of September 26,
                1989, between Cogentrix of Rocky Mount, Inc. and CSX
                Transportation, Inc. (Rocky Mount Facility) (10.41(a)). (5)
  10.14(b)      Fifth Amendment, dated as of January 1, 1996, to the
                Railroad Transportation Contract, dated as of September 26,
                1989, between Cogentrix of Rocky Mount, Inc. and CSX
                Transportation, Inc. (Rocky Mount Facility) (10.41(b)). (8)
  10.14(c)      Amendment No. 6 to Contract CSXT-C-03951, dated as of
                January 1, 1997, between Cogentrix of Rocky Mount, Inc. and
                CSX Transportation, Inc. (Rocky Mount Facility) (10.9). (9)
  10.14(d)      Amendment No. 7 to Contract CSXT-C-03951, dated as of July
                1, 1997, between Cogentrix of Rocky Mount, Inc. and CSX
                Transportation, Inc. (Rocky Mount Facility) (10.47(d)). (10)
  10.14(e)      Amendment No. 8 to Contract CSXT-C-03951, dated as of
                January 1, 1999, between Cogentrix of Rocky Mount, Inc. and
                CSX Transportation, Inc. (Rocky Mount Facility) (10.14(e)).
                (22)
  10.15         Railroad Transportation Contract, dated as of March 1, 1990, between Cogentrix of Richmond, Inc. and CSX Transportation,
                Inc., as amended (Richmond Facility, Unit I) (10.42). (*)(2)
  10.15(a)      Third Amendment to Railroad Transportation Contract, filed with the ICC on December 13, 1994, between Cogentrix of
                Richmond, Inc. and CSX Transportation, Inc. (Richmond
                Facility, Unit I) (10.4). (4)
  10.16         Railroad Transportation Contract, dated as of March 1, 1990, between Cogentrix of Richmond, Inc. and CSX Transportation,
                Inc., as amended (Richmond Facility, Unit II) (10.43).
                (*)(2)
  10.16(a)      Fourth Amendment to Railroad Transportation Contract, filed with the ICC on December 13, 1994, between Cogentrix of
                Richmond, Inc. and CSX Transportation, Inc. (Richmond
                Facility, Unit II) (10.5). (4)
  10.16(b)      Fifth Amendment to Railroad Transportation Contract,
                effective as of November 16, 1995, between Cogentrix of
                Richmond, Inc. and CSX Transportation, Inc. (Richmond
                Facility, Unit II) (10.43(b)). (*)(8)
  10.16(c)      Amendment No. 6 to Railroad Transportation Contract,
                effective on June 9, 1998, between Cogentrix of Richmond,
                Inc. and CSX Transportation, Inc. (Richmond Facility).
                (*)(14)

DESIGNATION OF
   EXHIBIT                         DESCRIPTION OF EXHIBIT
--------------                     ----------------------
  10.17         Third Amended and Restated Loan Agreement, dated as of
                December 22, 1997, among Cogentrix Virginia Leasing
                Corporation, the lenders party thereto and Credit Lyonnais, as the Agent, Issuing Bank and a Lender (Portsmouth
                Facility) (10.54). (11)
  10.17(a)      Amendment No. 1 to the Third Amended and Restated Loan
                Agreement dated as of December 22, 1997 between Cogentrix
                Virginia Leasing Company and several banks and other
                financial institutions (Portsmouth Facility) (10.2). (25)
  10.18         Amended and Restated Construction and Term Loan Agreement,
                dated as of December 1, 1993, among Cogentrix of Rocky
                Mount, Inc., the Tranche B Lenders party thereto, and The
                Prudential Insurance Company of America, as Credit Facility
                Agent (Rocky Mount Facility) (10.52). (1)
  10.18(a)      First Amendment, dated as of March 31, 1996, to the Amended and Restated Construction and Term Loan Agreement, dated as of December 1, 1993, among Cogentrix of Rocky Mount, Inc., the Tranche B Lenders party thereto, and The Prudential
                Insurance Company of America, as Credit Facility Agent
                (Rocky Mount Facility) (10.4). (7)
  10.18(b)      Second Amendment, dated as of May 31, 1996, to the Amended and Restated Construction and Term Loan Agreement, dated as of December 1, 1993, among Cogentrix of Rocky Mount, Inc., the Tranche B Lenders party thereto, and The Prudential
                Insurance Company of America, as Credit Facility Agent
                (Rocky Mount Facility) (10.48(b)). (8)
  10.18(c)      Third Amendment, dated as of December 1, 1997, to the
                Amended and Restated Construction and Term Loan Agreement,
                dated as of December 1, 1993, among Cogentrix of Rocky
                Mount, Inc, the Tranche B Lenders party thereto, and The
                Prudential Insurance Company of America, as Credit Facility
                Agent (Rocky Mount Facility) (10.55(c)). (11)
  10.19         Amended and Restated Subordinated Note dated April 22, 1994 of Cogentrix of Pennsylvania, Inc. payable to Cogentrix
                Delaware Holdings, Inc. (10.57). (11)
  10.20         Amended and Restated Reimbursement and Loan Agreement, dated as of June 28, 2000, by and among Cogentrix of Richmond,
                Inc. and BNP Paribas (Richmond Facility) (10.1). (28)
  10.21         Indenture of Trust, dated as of December 1, 1990, between
                the Industrial Development Authority of the City of
                Richmond, Virginia and Sovran Bank, N.A., as Trustee,
                including First and Second Supplemental Indentures of Trust
                (Richmond Facility) (10.56). (1)
  10.22         Sale Agreement, dated as of December 1, 1990, between the
                Industrial Development Authority of the City of Richmond,
                Virginia and Cogentrix of Richmond, Inc., including First
                and Second Supplemental Sale Agreements (Richmond Facility)
                (10.57). (1)
  10.23         Third Amended and Restated Security Deposit Agreement, dated as of December 22, 1997, among Cogentrix Virginia Leasing
                Corporation, Credit Lyonnais, as Agent and Issuing Bank, and
                First Union National Bank, as Security Agent (Portsmouth
                Facility) (10.68). (11)
  10.24         Amended and Restated Security Deposit Agreement, dated as of
                December 1, 1993, among Cogentrix of Rocky Mount, Inc., The
                Prudential Insurance Company of America, as Credit Facility
                Agent and First Union National Bank of North Carolina, as
                Security Agent (Rocky Mount Facility) (10.65). (1)
  10.25         Amended and Restated Security Deposit Agreement, dated as of
                June 28, 2000, among Cogentrix of Richmond, Inc., BNP
                Paribas, as Agent, and First Union National Bank, as
                Security Agent and Securities Intermediary (Richmond
                Facility) (10.2). (28)
  10.26         Third Amended and Restated Pledge Agreement, dated as of
                December 22, 1997, made by Cogentrix, Inc., as Pledgor, and
                Credit Lyonnais, as Agent (Portsmouth Facility) (10.79).
                (11)

DESIGNATION OF
   EXHIBIT                         DESCRIPTION OF EXHIBIT
--------------                     ----------------------
  10.27         Ground Lease and Easement, dated as of December 15, 1986,
                between Virginia Chemicals, Inc., as Lessor and Cogentrix
                Virginia Leasing Corporation, as Lessee (Portsmouth
                Facility) (10.94). (1)
  10.28         Ground Lease, dated as of December 13, 1990, between
                Cogentrix of Richmond, Inc., as Lessee, and E.I. du Pont de
                Nemours and Company, as Lessor (Richmond Facility) (10.95).
                (1)
  10.29         Amended and Restated Land Lease Agreement, dated as of
                February 18, 1988, among Arrowpoint Associates Limited
                Partnership, as Landlord, and Cogentrix, Inc., CI
                Properties, Inc. and Equipment Leasing Partners, as Tenant,
                as amended (assigned to and assumed by Equipment Leasing
                Partners, with Cogentrix, Inc., as guarantor) (Corporate
                Headquarters) (10.96). (1)
  10.30         Amended and Restated Lease Agreement, dated as of April 30,
                1993, among Equipment Leasing Partners, as Landlord,
                Cogentrix, Inc., as Tenant, and CI Properties, Inc., as
                amended (Corporate Headquarters) (10.97). (1)
  10.31         Letter Agreement, dated May 25, 1989, among Cogentrix, Inc.,
                Cogentrix of Richmond, Inc. (formerly named Cogentrix of
                Petersburg, Inc.), and WV Hydro, Inc., as amended (Richmond
                Facility) (10.98). (1)
  10.32         Consulting Agreement, dated as of September 27, 1991,
                between Robert W. Lewis and Cogentrix, Inc., as amended
                (assigned to and assumed by Cogentrix Energy, Inc.) (10.99).
                (1)
  10.33         Consulting Agreement, dated as of September 30, 1993,
                between Cogentrix, Inc. and W.E. Garrett (assigned to and
                assumed by Cogentrix Energy, Inc.) (10.100). (1)
  10.34         Consulting Agreement, dated as of March 19, 1998, between
                Cogentrix Energy and John A. Tillinghast (10.34). (29)
  10.35         Form of Profit-Sharing Plan (I) (10.102). (1)
  10.36         Form of Profit-Sharing Plan (II) (10.103). (1)
  10.37         Executive Incentive Bonus Plan (10.104). (2)
  10.38         Facility Cash Flow Incentive Compensation Agreement with
                Robert W. Lewis (10.105). (1)
  10.39         Adoption of Stock Transfer Agreement dated as of December
                30, 1993 among Cogentrix Energy, Inc., Cogentrix Inc., David
                J. Lewis, Robert W. Lewis and James E. Lewis (10.111). (1)
  10.40         Employment Agreement, dated as of August 11, 2000, between
                David J. Lewis and Cogentrix Energy, Inc.+
  10.41         Amended and Restated Employment Agreement, dated as of May
                1, 1997 and amended on August 14, 2000, between Mark F.
                Miller and Cogentrix Energy, Inc.+
  10.42         Employment Agreement, dated as of January 1, 1994, between
                Dennis W. Alexander and Cogentrix Energy, Inc. (10.110).
                (11)
  10.43         Executive Employment Agreement, dated as of January 1, 1999,
                Cogentrix Energy, Inc. and James R. Pagano (10.42). (22)
  10.44         Supplemental Retirement Savings Plan (10.132). (5)
  10.44(a)      Amendments to Cogentrix Energy, Inc. Supplemental Retirement
                Savings Plan. (10.3) (26)
  10.45         Trust Under Supplemental Retirement Savings Plan, dated
                April 17, 1995, by and between Cogentrix Energy, Inc. and
                Wachovia Bank of North Carolina, N.A. of Winston Salem,
                North Carolina, as Trustee (10.133). (5)

DESIGNATION OF
   EXHIBIT                         DESCRIPTION OF EXHIBIT
--------------                     ----------------------
  10.46         Third Amended and Restated Credit Agreement among Cogentrix
                Energy, Inc. and the Several Lenders from time to time
                parties thereto and Australia and New Zealand Banking Group
                Limited as Coordinating Lead Arranger, the Bank of Nova
                Scotia and CitiBank N.A. as Lead Arrangers, and Australia
                and New Zealand Banking Group Limited as Agent and Issuing
                Bank, dated as of September 14, 2000.+
  10.47         Third Amended and Restated Guarantee, dated as of September
                14, 2000, made by Cogentrix Delaware Holdings, Inc., the
                Guarantor, in favor of the Borrower Creditors.+
  10.48         Amended and Restated Limited Partnership Agreement, dated as of June 30, 1995, among LSP-Cottage Grove, Inc., Granite
                Power Partners, L.P., and TPC Cottage Grove, Inc. (17)
  10.48(a)      Amendment No. 1 to the Cottage Grove Partnership Agreement.
                (18)
  10.48(b)      Consent, Waiver and Amendment No. 2, dated March 20, 1998, to the Amended and Restated Limited Partnership Agreement of
                LSP-Cottage Grove, L.P. (20)
  10.48(c)      Third Amendment, dated December 11, 1998, to the Amended and
                Restated Limited Partnership Agreement of LSP-Cottage Grove,
                L.P. (23)
  10.49         Amended and Restated Partnership Agreement, dated as of June
                30, 1995, among LSP-Whitewater I, Inc., Granite Power
                Partners, L.P. and TPC Whitewater, Inc. (17)
  10.49(a)      Consent, Waiver and Amendment No. 1, dated March 20, 1998, to the Amended and Restated Limited Partnership Agreement of
                LSP-Whitewater Limited Partnership. (20)
  10.49(b)      Second Amendment, dated December 11, 1998, to the Amended
                and Restated Limited Partnership Agreement of LSP-Whitewater
                Limited Partnership. (23)
  10.50         Power Purchase Agreement, dated as of May 9, 1994, between
                Northern States Power Company and LSP-Cottage Grove, L.P.
                (17)
  10.51         Power Purchase Agreement, dated as of December 21, 1993,
                between Wisconsin Electric Power Company and LSP-Whitewater
                Limited Partnership. (17)
  10.51(a)      Amendment to Power Purchase Agreement, dated as of February
                10, 1994, between Wisconsin Electric Power Company and
                LSP-Whitewater Limited Partnership. (17)
  10.51(b)      Second Amendment to Power Purchase Agreement, dated as of
                October 5, 1994, between Wisconsin Electric Power Company
                and LSP-Whitewater Limited Partnership. (17)
  10.51(c)      Third Amendment to Power Purchase Agreement, dated as of May
                5, 1995, between Wisconsin Electric Power Company and
                LSP-Whitewater Limited Partnership. (17)
  10.51(d)      Fourth Amendment to Power Purchase Agreement, dated March
                18, 1997, between Wisconsin Electric Power Company and
                LSP-Whitewater Limited Partnership. (19)
  10.51(e)      Fifth Amendment to Power Purchase Agreement, dated February
                26, 1998, between Wisconsin Electric Power Company and
                LSP-Whitewater Limited Partnership. (20)
  10.52         Operations and Maintenance Agreement by and between
                LSP-Whitewater Limited Partnership as Owner and
                LSP-Whitewater I, Inc. as Operator dated as of April 15,
                1999 (10.1). (*)(24)
  10.53         Operations and Maintenance Agreement by and between
                LSP-Cottage Grove, L.P. as Owner and LSP-Cottage Grove, Inc.
                as Operator dated as of April 15, 1999 (10.2). (*)(24)
  10.54         Steam Purchase Contract, effective as of January 1, 1999, by and between Celanese Chemical, Inc. and Cogentrix Virginia
                Leasing Corporation (Portsmouth Facility) (10.3). (*)(25)
  10.55         Steam Purchase Contract, effective as of January 1, 1999, by and between BASF Corporation and Cogentrix Virginia Leasing
                Corporation (Portsmouth Facility) (10.4). (*)(25)

DESIGNATION OF
   EXHIBIT                         DESCRIPTION OF EXHIBIT
--------------                     ----------------------
  10.56         Credit Agreement, dated as of September 8, 1999, between
                Cogentrix Eastern America, Inc. and Dresdner Bank, AG, as
                administrative agent (10.1). (26)
  10.56(a)      First Amendment, dated as of December 17, 1999, to the
                Credit Agreement, dated as of September 8, 1999, between
                Cogentrix Eastern America, Inc. and Dresdner Bank, AG, as
                administrative agent. (10.58(a)). (29)
  10.57         Pledge Agreement, dated as of September 8, 1999, between
                Cogentrix Delaware Holdings, Inc. and Dresdner Bank, AG, as
                administrative agent (10.2). (26)
  10.58         Consulting Agreement, dated as of January 1, 2000, between
                James E. Lewis and Cogentrix Energy, Inc. (10.60). (29)
  10.59         Guarantee, dated as of June 30, 1999, between Cogentrix
                Energy, Inc. in favor of Rathdrum Power, LLC (10.1). (27)
  10.59(a)      First Amendment to Guarantee dated as of March 8, 2000
                between Cogentrix Energy, Inc. and Rathdrum Power, LLC
                (10.1a). (27)
  10.60         Guaranty by Cogentrix Energy, Inc. and La Compania de
                Electricidad de San Pedro de Macoris, dated as of April 7,
                2000 (10.3). (28)
  10.61         Cogentrix Contingent Equity Guarantee, dated as of April 7,
                2000, by and between Cogentrix Energy, Inc. in favor of La
                Compania de Electricidad de San Pedro de Macoris and The
                Bank of Nova Scotia Trust Company of New York (10.4). (28)
  12.1          Statement Regarding Computation of Ratio of Earnings to
                Fixed Charges.+
  21.1          Direct and Indirect Subsidiaries of Cogentrix Energy, Inc.+
  23.1          Consent of Moore & Van Allen PLLC (contained in the opinion filed as Exhibit 5.1)+
  23.1(a)       Consent of Arthur Andersen LLP, Independent Public
                Accountants.+
  24.1          Power of Attorney of Directors and Officers of Cogentrix
                Energy, Inc. (contained on the signature page of
                registration statement).+
  24.2          Power of Attorney of Directors and Officers of Cogentrix
                Delaware Holdings, Inc. (contained on the signature page of registration statement).+
  99.1          Form of Letter of Transmittal.+
  99.2          Form of Notice of Guaranteed Delivery.+


---------------


  +  previously filed as an exhibit to this registration statement

 (*) Certain portions of this exhibit have been omitted pursuant to previously approved requests for confidential treatment.
 (1) Incorporated by reference to Registration Statement on Form S-1 (File No. 33-74254) filed January 19, 1994. The number designating the exhibit on the exhibit index to such previously-filed report is enclosed in parentheses at the end of the description of the exhibit above.
 (2) Incorporated by reference to Amendment No. 2 to Registration Statement on Form S-1 (File No. 33-74254) filed March 7, 1994. The number designating the exhibit on the exhibit index to such previously-filed report is enclosed in parentheses at the end of the description of the exhibit above.
 (3) Incorporated by reference to the Form 10-K (File No. 33-74254) filed September 28, 1994. The number designating the exhibit on the exhibit index to such previously-filed report is enclosed in parentheses at the end of the description of the exhibit above.
 (4) Incorporated by reference to the Form 10-Q (File No. 33-74254) filed February 14, 1995. The number designating the exhibit on the exhibit index to such previously-filed report is enclosed in parentheses at the end of the description of the exhibit above.

 (5) Incorporated by reference to the Form 10-K (File No. 33-74254) filed September 28, 1995. The number designating the exhibit on the exhibit index to such previously-filed report is enclosed in parentheses at the end of the description of the exhibit above.
 (6) Incorporated by reference to the Form 10-Q (File No. 33-74254) filed November 14, 1995. The number designating the exhibit on the exhibit index to such previously-filed report is enclosed in parentheses at the end of the description of the exhibit above.
 (7) Incorporated by reference to the Form 10-Q (File No. 33-74254) filed May 3, 1996. The number designating the exhibit on the exhibit index to such previously-filed report is enclosed in parentheses at the end of the description of the exhibit above.
 (8) Incorporated by reference to the Form 10-K (File No. 33-74254) filed October 10, 1996. The number designating the exhibit on the exhibit index to such previously-filed report is enclosed in parentheses at the end of the description of the exhibit above.
 (9) Incorporated by reference to the Form 10-Q (File No. 33-74254) filed February 14, 1997. The number designating the exhibit on the exhibit index to such previously-filed report is enclosed in parentheses at the end of the description of the exhibit above.
(10) Incorporated by reference to the Form 10-K (File No. 33-74254) filed September 29, 1997. The number designating the exhibit on the exhibit index to such previously-filed report is enclosed in parentheses at the end of the description of the exhibit above.
(11) Incorporated by reference to the Form 10-K (File No. 33-74254) filed March 30, 1998. The number designating the exhibit on the exhibit index to such previously-filed report is enclosed in parentheses at the end of the description of the exhibit above.
(12) Incorporated by reference to the Form 8-K (File No. 33-74254) filed April 6, 1998. The number designating the exhibit on the exhibit index to such previously-filed report is enclosed in parentheses at the end of the description of the exhibit above.
(13) Incorporated by reference to the Form 10-Q (File No. 33-74254) filed May 15, 1998. The number designating the exhibit on the exhibit index to such previously-filed report is enclosed in parentheses at the end of the description of the exhibit above.
(14) Incorporated by reference to the Registration Statement on Form S-4 (File No. 33-67171) filed November 12, 1998. The number designating the exhibit on the exhibit index to such previously file report is enclosed in parentheses at the end of the description of the exhibit above.
(15) Incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 33-67171) filed January 27, 1999. The number designating the exhibit on the exhibit index to such previously file report is enclosed in parentheses at the end of the description of the exhibit above.
(16) Incorporated by reference to Amendment No. 3 to the Registration Statement on Form S-4 (File No. 33-67171) filed March 15, 1999 by Cogentrix Energy, Inc. and Cogentrix Delaware Holdings, Inc. The number designating the exhibit on the exhibit index to such previously file report is enclosed in parentheses at the end of the description of the exhibit above.
(17) Incorporated by reference to the Registration Statement on Form S-4 (File No. 33-95928) filed on August 16, 1995, as amended, or to the Form 10-K filed for the fiscal year ended December 31, 1995 by LS Power Funding Corporation, LSP-Cottage Grove, L.P. and LSP-Whitewater Limited Partnership.
(18) Incorporated by reference to the Form 10-Q (File No. 33-95928) filed August 12, 1996 by LS Power Funding Corporation, LSP-Cottage Grove, L.P. and LSP-Whitewater Limited Partnership.
(19) Incorporated by reference to the Form 10-Q (File No. 33-95928) filed May 14, 1997 by LS Power Funding Corporation, LSP-Cottage Grove, L.P. and LSP-Whitewater Limited Partnership.
(20) Incorporated by reference to the Form 10-K (File No. 33-95928) filed April 15, 1998 by LS Power Funding Corporation, LSP-Cottage Grove, L.P. and LSP-Whitewater Limited Partnership.
(21) Incorporated by reference to the Form 8-K (File No. 33-74254) filed November 4, 1998. The number designating the exhibit on the exhibit index to such previously-filed report is enclosed in parentheses at the end of the description of the exhibit above.

(22) Incorporated by reference to the Form 10-K (File No. 33-74254) filed March 31, 1999. The number designating the exhibit on the exhibit index to such previously-filed report is enclosed in parentheses at the end of the description of the exhibit above.
(23) Incorporated by reference to the Form 10-K (File No. 33-95928) filed March 31, 1999 by LS Power Funding Corporation, LSP-Cottage Grove, L.P. and LSP-Whitewater Limited Partnership.
(24) Incorporated by reference to the Form 10-Q (File No. 33-95928) filed May 17, 1999 by LS Power Funding Corporation, LSP-Cottage Grove, L.P. and LSP-Whitewater Limited Partnership. The number designating the exhibit on the exhibit index to such previously filed report is enclosed in parentheses at the end of the description of the exhibit above.
(25) Incorporated by reference to the Form 10-Q (File No. 33-74254) filed August 16, 1999. The number designating the exhibit on the exhibit index to such previously filed report is enclosed in parentheses at the end of the description of the exhibit above.
(26) Incorporated by reference to the Form 10-Q (File No. 33-74254) filed November 15, 1999. The number designating the exhibit on the exhibit index to such previously filed report is enclosed in parentheses at the end of the description of the exhibit above.
(27) Incorporated by reference to the Form 10-Q (File No. 33-74254) filed May 15, 2000. The number designating the exhibit on the exhibit index to such previously filed report is enclosed in parentheses at the end of the description of the exhibit above.
(28) Incorporated by reference to the Form 10-Q (File No. 33-74254) filed August 14, 2000. The number designating the exhibit on the exhibit index to such previously filed report is enclosed in parentheses at the end of the description of the exhibit above.
(29) Incorporated by reference to the Form 10-K (File No. 33-74254) filed March 30, 2000. The number designating the exhibit on the exhibit index to such previously filed report is enclosed in parentheses at the end of the description of the exhibit above.

     (b) FINANCIAL STATEMENT SCHEDULES

     The following financial statement schedules are included in Part II of the Registration Statement:

          None.

     Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or the notes thereto.

ITEM 22.  UNDERTAKINGS

     (1) Each undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (3) The undersigned registrants hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuers undertake that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (4) The registrants undertake that every prospectus: (i) that is filed pursuant to paragraph (3) immediately preceding or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement, relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (6) The undersigned registrants hereby undertake to supply by means of a post-effective amendment, all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this amendment to its registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on November 7, 2000.


                                          COGENTRIX ENERGY, INC.


                                          By:    /s/ THOMAS F. SCHWARTZ
                                              ----------------------------------
                                                     Thomas F. Schwartz
                                               Group Senior Vice President --
                                                  Chief Financial Officer



     Pursuant to the requirements of the Securities Act, this amendment to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----
              /s/ GEORGE T. LEWIS, JR.*                Chairman Emeritus and            November 7, 2000
-----------------------------------------------------    Director
                George T. Lewis, Jr.

                 /s/ DAVID J. LEWIS*                   Chairman of the Board, Chief     November 7, 2000
-----------------------------------------------------    Executive Officer and
                   David J. Lewis                        Director

                 /s/ MARK F. MILLER*                   President, Chief Operating       November 7, 2000
-----------------------------------------------------    Officer and Director
                   Mark F. Miller

                                                       Vice Chairman and Director
-----------------------------------------------------
                   James E. Lewis

              /s/ DENNIS W. ALEXANDER*                 Group Senior Vice President,     November 7, 2000
-----------------------------------------------------    General Counsel, Secretary
                 Dennis W. Alexander                     and Director

                                                       Director
-----------------------------------------------------
                   Betty G. Lewis

                /s/ ROBERT W. LEWIS*                   Director                         November 7, 2000
-----------------------------------------------------
                   Robert W. Lewis

                  /s/ W.E. GARRETT*                    Director                         November 7, 2000
-----------------------------------------------------
                    W.E. Garrett

              /s/ JOHN A. TILLINGHAST*                 Director                         November 7, 2000
-----------------------------------------------------
                 John A. Tillinghast

               /s/ THOMAS F. SCHWARTZ                  Group Senior Vice                November 7, 2000
-----------------------------------------------------    President -- Chief
                 Thomas F. Schwartz                      Financial Officer
                                                         (Principal Accounting
                                                         Officer)

*By:          /s/ THOMAS F. SCHWARTZ
     ------------------------------------------------
                 Thomas F. Schwartz
                  Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this amendment to its registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on November 7, 2000.


                                          COGENTRIX DELAWARE HOLDINGS, INC.

                                          By:    /s/ THOMAS F. SCHWARTZ
                                            ------------------------------------
                                                     Thomas F. Schwartz
                                                   President and Director
                                            (Principal Executive and Accounting
                                                           Officer)


     Pursuant to the requirements of the Securities Act, this amendment to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
               /s/ THOMAS F. SCHWARTZ                  President and Director         November 7, 2000
-----------------------------------------------------    (Principal Executive and
                 Thomas F. Schwartz                      Accounting Officer)

               /s/ DAVID P. FONTELLO*                  Director                       November 7, 2000
-----------------------------------------------------
                  David P. Fontello

                /s/ JOHN W. O'CONNOR*                  Vice President and Director    November 7, 2000
-----------------------------------------------------
                  John W. O'Connor

             *By: /s/ THOMAS F. SCHWARTZ
  ------------------------------------------------
                 Thomas F. Schwartz
                  Attorney-in-fact